PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED OCTOBER 25, 2004)

                                  $723,375,100
                                  (APPROXIMATE)

                 CWABS ASSET-BACKED CERTIFICATES TRUST 2005-BC2
                                     ISSUER

                                   CWABS, INC.
                                    DEPOSITOR

                                [INSERT GRAPHIC]
                                     SELLER

                       COUNTRYWIDE HOME LOANS SERVICING LP
                                 MASTER SERVICER

                   ASSET-BACKED CERTIFICATES, SERIES 2005-BC2
 DISTRIBUTIONS ARE PAYABLE ON THE 25TH DAY OF EACH MONTH, BEGINNING IN MAY 2005

The following classes of certificates are being offered pursuant to this prospectus supplement and the accompanying prospectus.

_______________________
CONSIDER CAREFULLY THE       -------------------------------------------------------------------------------------------------------
RISK FACTORS BEGINNING                    ORIGINAL
ON PAGE S-11 IN THIS                    CERTIFICATE           PASS-
PROSPECTUS SUPPLEMENT                    PRINCIPAL           THROUGH       PRICE TO    UNDERWRITING   PRINCIPAL       PROCEEDS TO
AND ON PAGE 5 IN THE          CLASS      BALANCE(1)           RATE          PUBLIC       DISCOUNT     PROCEEDS %      DEPOSITOR(5)
PROSPECTUS.                  -------------------------------------------------------------------------------------------------------
                              1-A-1     $267,840,000       Variable(2)    100.00000%     0.07500%     99.92500%     $267,639,120.00
The certificates             -------------------------------------------------------------------------------------------------------
represent obligations         1-A-2     $ 66,960,000       Variable(2)    100.00000%     0.07500%     99.92500%     $ 66,909,780.00
of the trust fund only       -------------------------------------------------------------------------------------------------------
and do not represent          2-A-1     $180,895,000       Variable(2)    100.00000%     0.12500%     99.87500%     $180,668,881.25
an interest in or            -------------------------------------------------------------------------------------------------------
obligation of CWABS,          2-A-2     $ 80,140,000       Variable(2)    100.00000%     0.16667%     99.83333%     $ 80,006,433.31
Inc., Countrywide Home       -------------------------------------------------------------------------------------------------------
Loans, Inc.,                  2-A-3     $ 31,915,000       Variable(2)    100.00000%     0.33333%     99.66667%     $ 31,808,616.68
Countrywide Home Loans       -------------------------------------------------------------------------------------------------------
Servicing LP or any of         A-R      $        100           (3)           (4)            (4)          (4)               (4)
their affiliates.            -------------------------------------------------------------------------------------------------------
                               M-1      $ 25,500,000       Variable(2)    100.00000%     0.50000%     99.50000%     $ 25,372,500.00
This prospectus              -------------------------------------------------------------------------------------------------------
supplement may be used         M-2      $ 23,625,000       Variable(2)    100.00000%     0.66667%     99.33333%     $ 23,467,499.99
to offer and sell the        -------------------------------------------------------------------------------------------------------
offered certificates           M-5      $ 11,625,000       Variable(2)    100.00000%     1.08333%     98.91667%     $ 11,499,062.50
only if accompanied by       -------------------------------------------------------------------------------------------------------
the prospectus.                M-6      $ 10,875,000       Variable(2)    100.00000%     1.16667%     98.83333%     $ 10,748,125.00
_______________________      -------------------------------------------------------------------------------------------------------
                               M-7      $  9,750,000       Variable(2)    100.00000%     1.33333%     98.66667%     $  9,620,000.00
                             -------------------------------------------------------------------------------------------------------
                               M-8      $  6,750,000       Variable(2)    100.00000%     1.66667%     98.33333%     $  6,637,500.00
                             -------------------------------------------------------------------------------------------------------
                                B       $  7,500,000       Variable(2)    100.00000%     2.08333%     97.91667%     $  7,343,750.00
                             -------------------------------------------------------------------------------------------------------

---------------
(1) This amount is subject to a permitted variance in the aggregate of plus or minus 10%.
(2) The pass-through rates on the certificates (other than the Class A-R Certificates) may adjust monthly, will be subject to increase after the optional termination date and will be subject to an interest rate cap, in each case as described in this prospectus supplement under "DESCRIPTION OF THE CERTIFICATES-- DISTRIBUTIONS-- DISTRIBUTIONS OF INTEREST."
(3)  The Class A-R Certificates will not bear interest.
(4) The Class A-R Certificates will not be purchased by the underwriter and are being transferred to Countrywide Home Loans, Inc. as partial consideration for the sale of the mortgage loans. SEE "METHOD OF DISTRIBUTION" IN THIS PROSPECTUS SUPPLEMENT.
(5)  Before deducting expenses estimated to be $670,000.

THE CERTIFICATES

o The certificates represent interests in a pool of fixed and adjustable rate, credit blemished mortgage loans secured by first and second liens on one- to four-family residential properties as described in this prospectus supplement.
o The Class M-1, Class M-2, Class M-5, Class M-6, Class M-7, Class M-8 and Class B Certificates, together with the Class M-3 Certificates and Class M-4 Certificates which are not offered under this prospectus supplement (sometimes collectively referred to as "SUBORDINATED CERTIFICATES") are subordinated to the other classes of offered certificates (which other classes of certificates are sometimes called "SENIOR CERTIFICATES"). Subordination provides a form of credit enhancement for the senior certificates. In addition, among the subordinated certificates, certificates with lower priority are subordinated to classes with higher priority as described in this prospectus supplement.

OPTIONAL TERMINATION
o The master servicer has the option to purchase the assets of the trust fund on any distribution date on or after the first distribution date on which the principal balance of the mortgage loans and any related foreclosed real estate owned by the trust fund as of such date has declined to or below 10% of the aggregate principal balance as of the cut-off date of the mortgage loans delivered to the trust fund on the closing date.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                       COUNTRYWIDE SECURITIES CORPORATION

                                 April 22, 2005

                                TABLE OF CONTENTS

                              PROSPECTUS SUPPLEMENT


SUMMARY......................................................................S-3
RISK FACTORS................................................................S-11
THE MORTGAGE POOL...........................................................S-22
SERVICING OF THE MORTGAGE LOANS.............................................S-31
DESCRIPTION OF THE CERTIFICATES.............................................S-37
YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS...............................S-74
USE OF PROCEEDS.............................................................S-95
MATERIAL FEDERAL INCOME TAX CONSEQUENCES....................................S-95
OTHER TAXES.................................................................S-97
ERISA CONSIDERATIONS........................................................S-97
METHOD OF DISTRIBUTION......................................................S-98
LEGAL MATTERS..............................................................S-100
RATINGS....................................................................S-100
INDEX OF DEFINED TERMS.....................................................S-101

                                   PROSPECTUS

Important Notice About Information in This Prospectus and
Accompanying Prospectus Supplement.............................................4
Risk Factors...................................................................5
The Trust Fund................................................................16
Use of Proceeds...............................................................22
The Depositor.................................................................22
Loan Program..................................................................22
Description of the Securities.................................................25
Credit Enhancement............................................................41
Yield and Prepayment Considerations...........................................46
The Agreements................................................................49
Certain Legal Aspects of the Loans............................................63
Material Federal Income Tax Consequences......................................77
Other Tax Considerations......................................................98
ERISA Considerations..........................................................99
Legal Investment.............................................................102
Method of Distribution.......................................................103
Legal Matters................................................................104
Financial Information........................................................104
Rating.......................................................................104
Index of Defined Terms.......................................................106

                                     SUMMARY

         THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS DOCUMENT AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU NEED TO CONSIDER WHEN MAKING YOUR INVESTMENT DECISION. TO UNDERSTAND ALL OF THE TERMS OF AN OFFERING OF THE CERTIFICATES READ THIS ENTIRE DOCUMENT AND THE ACCOMPANYING PROSPECTUS CAREFULLY.


ISSUER OR TRUST FUND

CWABS Asset-Backed Certificates Trust 2005-BC2

THE CERTIFICATES

     Asset-Backed Certificates, Series 2005-BC2, represent an undivided beneficial ownership interest in a trust fund. The trust fund consists primarily of a pool of fixed and adjustable rate, credit blemished mortgage loans that are secured by first and second liens on one- to four-family residential properties and certain other property and assets described in this prospectus supplement.

SEE "DESCRIPTION OF THE CERTIFICATES--GENERAL" IN THIS PROSPECTUS SUPPLEMENT.

DEPOSITOR

     CWABS, Inc. is a Delaware corporation and a limited purpose finance subsidiary of Countrywide Financial Corporation, a Delaware corporation.

SEE "THE DEPOSITOR" IN THE PROSPECTUS.

SELLERS

     Countrywide Home Loans, Inc. will be the seller of a portion of the mortgage loans. The remainder of the mortgage loans will be sold directly to the depositor by one or more special purpose entities that were established by Countrywide Financial Corporation which, in turn, acquired those mortgage loans directly from Countrywide Home Loans, Inc.

SEE "SERVICING OF THE MORTGAGE LOANS -- COUNTRYWIDE HOME LOANS" IN THIS PROSPECTUS SUPPLEMENT.

MASTER SERVICER

     Countrywide Home Loans Servicing LP.

SEE "SERVICING OF THE MORTGAGE LOANS -- THE MASTER SERVICER" IN THIS PROSPECTUS SUPPLEMENT.

TRUSTEE AND CORRIDOR CONTRACT ADMINISTRATOR

     The Bank of New York, a New York banking corporation.

SEE "DESCRIPTION OF THE CERTIFICATES--THE TRUSTEE" IN THIS PROSPECTUS
SUPPLEMENT.

POOLING AND SERVICING AGREEMENT

     The pooling and servicing agreement among the sellers, the master servicer, the depositor and the trustee under which the trust fund will be formed.

CUT-OFF DATE

     For any mortgage loan, the later of April 1, 2005 and the origination date of such mortgage loan. When used in this prospectus supplement with respect to any mortgage loan, the phrase "cut-off date" means the related cut-off date for that mortgage loan.

DUE PERIOD

     The second day of the month preceding a distribution date through the first day of the month in which such distribution date occurs.

CLOSING DATE

     On or about April 29, 2005.

STATISTICAL CALCULATION INFORMATION

     The statistical information presented in this prospectus supplement concerning the mortgage loans relates to a statistical calculation pool, which is smaller than the final mortgage pool is expected to be. Certain mortgage loans in the statistical calculation pool may prepay in full or may be determined not to meet the eligibility requirements for the final mortgage pool and as a result may not be included in the final mortgage pool, and additional mortgage loans may be included in the final mortgage pool.

     The mortgage loans will be divided into two separate groups. Each such group of mortgage loans is referred to as a "loan group." Loan group 1 will consist of fixed and adjustable rate mortgage loans made to borrowers with blemished credit histories that have principal balances at origination not in excess of Fannie Mae's or Freddie Mac's conforming loan limits. Loan group 2 will consist of fixed and adjustable rate mortgage loans made to borrowers with blemished credit histories that have principal balances at origination that may or may not conform to the loan limits of Fannie Mae and Freddie Mac.

     The information presented in this prospectus supplement with respect to the statistical calculation pool is, unless otherwise specified, based on the scheduled principal balances as of April 1, 2005, which is the statistical calculation date. The aggregate principal balance of the statistical calculation pool as of the statistical calculation date is referred to as the statistical calculation pool principal balance. As of the statistical calculation date, the statistical calculation pool principal balance was approximately $774,278,186.

     Unless otherwise noted, all statistical percentages in this prospectus supplement are measured by the statistical calculation pool principal balance.

     The following tables summarize the characteristics of the mortgage loans in loan group 1 as of the statistical calculation date:

Number of Mortgage Loans........................2,663
Aggregate Principal Balance..............$424,520,540
Average Principal Balance....................$159,414
Range of Principal Balances.........$8,029 - $498,297
Aggregate Principal Balance of
     Adjustable Rate Mortgage Loans......$356,744,582
Aggregate Principal Balance of
     Fixed Rate Mortgage Loans............$67,775,957
Range of Mortgage Rates..............4.700% - 11.250%
Weighted Average Mortgage Rate.................7.107%
Range of Original Terms (months)............120 - 360
Weighted Average Original
     Term (months)................................358
Range of Remaining Terms (months)...........119 - 360
Weighted Average Remaining Term (months)..........354
Range of Original Loan-to-Value
         Ratios.......................9.92% - 100.00%
Weighted Average Original Loan-to-Value Ratio..77.19%
Weighted Average Credit Bureau
     Risk Score...................................610
Mortgage Loans with Prepayment
     Penalties at Origination..................82.01%
First Liens....................................99.88%
Second Liens....................................0.12%
Types of Mortgaged Properties
Single-family residences (detached)............78.22%
Planned unit developments (detached)............9.47%
2 family dwellings..............................5.16%
Condominiums....................................4.29%
3 family dwellings..............................1.83%
4 family dwellings..............................0.75%
Highrise Condominium............................0.23%
Single-family residences (attached).............0.05%
Located in California..........................35.40%
Located in Florida..............................9.14%
Located in Illinois.............................7.87%
Located in Maryland.............................4.49%
Located in Virginia.............................4.27%
CHARACTERISTICS OF ADJUSTABLE RATE
     MORTGAGE LOANS
Range of Gross Margins................4.500% - 8.840%
Weighted Average Gross Margin..................6.466%
Range of Months to First
     Adjustment Date...........................1 - 57
Weighted Average Months to First
     Adjustment Date...............................22
Range of Initial Periodic Rate Caps...1.000% - 3.000%
Weighted Average Initial Periodic Rate
     Cap.......................................2.919%
Range of Subsequent Periodic Rate
     Caps.............................1.000% - 2.000%
Weighted Average Subsequent
     Periodic Rate Cap.........................1.581%
Range of Maximum Mortgage
     Rates..........................10.700% - 16.000%
Weighted Average Maximum Mortgage
     Rate.....................................13.728%
Range of Minimum Mortgage
     Rates............................4.700% - 9.000%
Weighted Average Minimum
     Mortgage Rate.............................7.131%

     The following tables summarize the characteristics of the mortgage loans in loan group 2 as of the statistical calculation date:

Number of Mortgage Loans........................1,471
Aggregate Principal Balance..............$349,757,647
Average Principal Balance....................$237,769
Range of Principal Balances........$14,499 - $705,476
Aggregate Principal Balance of
     Adjustable Rate Mortgage
     Loans...............................$299,785,899
Aggregate Principal Balance of
     Fixed Rate Mortgage Loans............$49,971,747
Range of Mortgage Rates..............4.700% - 13.090%
Weighted Average Mortgage Rate.................6.921%
Range of Original Terms (months)............180 - 360
Weighted Average Original
     Term (months)................................359
Range of Remaining Terms (months)...........164 - 360
Weighted Average Remaining Term (months)..........353

Range of Original Loan-to-Value
        Ratios.......................24.20% - 100.00%
Weighted Original Average Loan-to-Value Ratio..80.82%
Weighted Average Credit Bureau
     Risk Score...................................634
Mortgage Loans with Prepayment
     Penalties at Origination..................84.03%
First Liens....................................98.55%
Second Liens....................................1.45%
Types of Mortgaged Properties
Single-family residences (detached)............72.90%
Planned unit developments (detached)...........13.41%
Condominiums....................................5.54%
2 family dwellings..............................4.35%
3 family dwellings..............................1.70%
4 family dwellings..............................0.89%
Highrise Condominium............................0.82%
Manufactured....................................0.24%
Planned unit developments (attached)............0.17%
Located in California..........................52.27%
Located in Florida..............................7.04%
Located in Illinois.............................5.13%
Located in Virginia.............................4.47%
Located in New York.............................4.04%
CHARACTERISTICS OF ADJUSTABLE RATE
     MORTGAGE LOANS
Range of Gross Margins................4.500% - 8.740%
Weighted Average Gross Margin..................6.288%
Range of Months to First
     Adjustment Date...........................1 - 56
Weighted Average Months to First
     Adjustment Date...............................20
Range of Initial Periodic Rate Caps...1.000% - 3.000%
Weighted Average Initial Periodic Rate
     Cap.......................................2.876%
Range of Subsequent Periodic Rate
     Caps.............................1.000% - 2.000%
Weighted Average Subsequent
     Periodic Rate Cap.........................1.646%
Range of Maximum Mortgage
     Rates..........................10.700% - 16.740%
Weighted Average Maximum Mortgage
     Rate.....................................13.578%
Range of Minimum Mortgage
     Rates............................4.700% - 9.740%
Weighted Average Minimum
     Mortgage Rate.............................6.892%

SEE "THE MORTGAGE POOL" IN THIS PROSPECTUS SUPPLEMENT.

ADJUSTABLE RATE MORTGAGE LOANS

     As described in this prospectus supplement under "The Mortgage Pool" the interest rates for the adjustable rate mortgage loans will generally adjust semi-annually, subject to certain caps and floors, as described in this prospectus supplement.

     Approximately 1.83%, 65.52%, 14.91% and 1.09% of the statistical calculation pool mortgage loans in loan group 1 are mortgage loans that initially have a fixed rate of interest for one, two, three and five years, respectively, following their origination, and thereafter have an adjustable rate of interest for the remaining life of the loan. Approximately 4.12%, 71.10%, 8.54% and 1.37% of the statistical calculation pool mortgage loans in loan group 2 are mortgage loans that initially have a fixed rate of interest for one, two, three and five years, respectively, following their origination, and thereafter have an adjustable rate of interest for the remaining life of the loan, each as described under "THE MORTGAGE POOL--ADDITIONAL INFORMATION REGARDING THE ADJUSTABLE RATE MORTGAGE LOANS" in this prospectus supplement.

SEE "THE MORTGAGE POOL" IN THIS PROSPECTUS SUPPLEMENT.

DESCRIPTION OF THE CERTIFICATES

         GENERAL

     The trust fund will issue the Class 1-A-1, Class 1-A-2, Class 2-A-1, Class 2-A-2, Class 2-A-3, Class A-R, Class M-1, Class M-2, Class M-5, Class M-6, Class M-7, Class M-8 and Class B Certificates, which are offered by this prospectus supplement. The trust fund will also issue the Class M-3, Class M-4, Class P and Class C Certificates, which are not offered by this prospectus supplement.

     Any information contained in this prospectus supplement with respect to the Class M-3, Class M-4, Class P and Class C Certificates is provided only to permit a better understanding of the offered certificates.

     Generally, the Class 1-A-1 Certificates and Class 1-A-2 Certificates will be backed by the cashflows from the group 1 mortgage loans, and the Class 2-A-1, Class 2-A-2 and Class 2-A-3 Certificates will be backed by the cashflows from the group 2 mortgage loans. The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class B Certificates will be backed by the cashflows from both loan groups.

     The original certificate principal balances, pass-though rates and last scheduled distribution dates for the senior and subordinated certificates are as follows:

                   ORIGINAL                           LAST
                  CERTIFICATE         PASS-         SCHEDULED
                   PRINCIPAL         THROUGH       DISTRIBUTION
    CLASS          BALANCE(1)          RATE          DATE(3)
-----------       ------------      -----------    ------------
Class 1-A-1       $267,840,000      Variable(2)     May 2035
Class 1-A-2       $ 66,960,000      Variable(2)     May 2035
Class 2-A-1       $180,895,000      Variable(2)     June 2028
Class 2-A-2       $ 80,140,000      Variable(2)    November 2033
Class 2-A-3       $ 31,915,000      Variable(2)     May 2035
Class A-R         $        100         (4)          May 2005
Class M-1         $ 25,500,000      Variable(2)     April 2035
Class M-2         $ 23,625,000      Variable(2)     April 2035
Class M-3(5)      $ 13,875,000      Variable(2)     March 2035
Class M-4(5)      $ 12,750,000      Variable(2)     March 2035
Class M-5         $ 11,625,000      Variable(2)    February 2035
Class M-6         $ 10,875,000      Variable(2)    January 2035
Class M-7         $  9,750,000      Variable(2)    December 2034
Class M-8         $  6,750,000      Variable(2)    October 2034
Class B           $  7,500,000      Variable(2)     July 2034

---------------------

(1) The original certificate principal balance of the certificates will be subject to a permitted variance on the aggregate of plus or minus 10%, depending on the amount of mortgage loans actually delivered on the closing date.

(2) The pass-through rates on the senior and subordinated certificates (other than the Class A-R Certificates) will be variable rates that may adjust monthly, will be subject to increase after the optional termination date and will be subject to an interest rate cap, in each case as described in this prospectus supplement under "DESCRIPTION OF THE CERTIFICATES --DISTRIBUTIONS --DISTRIBUTIONS OF INTEREST."

(3) Each date was determined as described under "YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS" in this prospectus supplement.

(4) The Class A-R Certificates will not bear interest. The Class A-R Certificates will not be purchased by the underwriter and are being transferred to Countrywide Home Loans, Inc. as partial consideration for the sale of the mortgage loans. SEE "METHOD OF DISTRIBUTION" IN THIS PROSPECTUS SUPPLEMENT.

(5)      Not offered under this prospectus supplement.

RECORD DATE

     The record date for the senior and subordinated certificates (other than the Class A-R Certificates) is the business day immediately preceding a distribution date, and with respect to the Class A-R Certificates or any certificates that are no longer book-entry certificates, the last business day of the month preceding the month of a distribution date.

DENOMINATIONS

     The offered certificates will be issued in minimum denominations of $20,000 and multiples of $1,000 in excess thereof, except that one certificate of each class of offered certificates (other than the Class A-R Certificates) may be issued in a denomination that is not an integral multiple of $1,000, and the Class A-R Certificates will be issued as two certificates in the denominations specified in the pooling and servicing agreement.

REGISTRATION OF CERTIFICATES

     The offered certificates (other than the Class A-R Certificates) will initially be issued in book-entry form. Persons acquiring beneficial ownership interests in the offered certificates (other than the Class A-R Certificates) may elect to hold their beneficial interests through The Depository Trust Company, in the United States, or Clearstream, Luxembourg or the Euroclear System, in Europe.

     The Class A-R Certificates will be issued in fully registered certificated form. The Class A-R Certificates will be subject to certain restrictions on transfer described in this prospectus supplement and as more fully provided for in the pooling and servicing agreement.

SEE "DESCRIPTION OF THE CERTIFICATES--BOOK-ENTRY CERTIFICATES" IN THIS PROSPECTUS SUPPLEMENT.

PASS-THROUGH RATES

     The pass-through rates for the senior and subordinated certificates, other than the Class A-R Certificates, are variable rates that may change from distribution date to distribution date. On any distribution date, the pass-through rate for each class of senior and subordinated certificates, other than the Class A-R Certificates, will be a per annum rate equal to the lesser of:

o    One-Month LIBOR plus the pass-through margin for such class, and

o the net rate cap, calculated as described under "DESCRIPTION OF THE CERTIFICATES--DISTRIBUTIONS-- DISTRIBUTIONS OF INTEREST" in this prospectus supplement.

SEE "DESCRIPTION OF THE CERTIFICATES--DISTRIBUTIONS-- DISTRIBUTIONS OF INTEREST" AND "--CALCULATION OF ONE-MONTH LIBOR" IN THIS PROSPECTUS SUPPLEMENT.

     If on any distribution date, the pass-through rate for a class of senior or subordinated certificates (other than the Class A-R Certificates) is based on the net rate cap, the holder of the applicable certificates will be entitled to receive the resulting shortfall first from payments, if any, allocated to the trust fund pursuant to the corridor contract administration agreement described below and second from remaining excess cash flow (if any) to the extent described herein.

SEE "DESCRIPTION OF THE CERTIFICATES--DISTRIBUTIONS" IN THIS PROSPECTUS SUPPLEMENT.

DISTRIBUTION DATES

     The trustee will make distributions on the 25th day of each calendar month. If the 25th day of a month is not a business day, then the trustee will make distributions on the next business day. The first distribution date is scheduled for May 25, 2005.

INTEREST PAYMENTS

     On each distribution date, holders of the senior and subordinated certificates, other than Class A-R Certificates, will be entitled to receive:

o the interest that has accrued on the certificates at the related pass-through rate during the related accrual period on the certificate principal balance immediately prior to the applicable distribution date; and

o    any interest due on a prior distribution date that was not paid.

     The "accrual period" for the senior and subordinated certificates (other than the Class A-R Certificates) will be the period from and including the preceding distribution date (or from and including the closing date, in the case of the first distribution date) to and including the day prior to the current distribution date.

     The trustee will calculate interest on the senior and subordinated certificates (other than the Class A-R Certificates) based on a 360-day year and the actual number of days elapsed during the related accrual period.

     There are certain circumstances that could reduce the amount of interest paid to you.

SEE "DESCRIPTION OF THE CERTIFICATES--DISTRIBUTIONS-- DISTRIBUTIONS OF INTEREST" IN THIS PROSPECTUS SUPPLEMENT.

PRINCIPAL PAYMENTS

     On each distribution date, certificateholders will receive a distribution of principal on their certificates to the extent of principal payments and recoveries on the mortgage loans. Monthly principal distributions will generally include principal payments on the mortgage loans.

     Certificateholders should review the priority of payments described under "DESCRIPTION OF THE CERTIFICATES--DISTRIBUTIONS."

CREDIT ENHANCEMENT

     Credit enhancement is intended to provide limited protection to certain holders of offered certificates against shortfalls in payments received on the mortgage loans. This transaction employs the following forms of credit enhancement:

OVERCOLLATERALIZATION

     When excess interest payments received in respect of the mortgage loans are used to reduce principal owed on the senior and subordinated certificates, the aggregate principal balance of the mortgage loans is expected to become greater than the principal balance of the senior and subordinated certificates. If this occurs, the senior and subordinated certificates will be "overcollateralized," and on any distribution date, the amount of any such overcollateralization will be available to absorb losses from liquidated mortgage loans, if such losses are not otherwise covered. The required level of overcollateralization may change over time.

     The mortgage loans in the mortgage pool are expected to generate more interest than is needed to pay interest on the certificates because the weighted average interest rate of the mortgage loans is expected to be higher than (a) the weighted average pass-through rate on the certificates plus (b) the trust fund expense fees. Any interest payments received in respect of the mortgage loans in the mortgage pool in excess of the amount that is needed to pay interest on the certificates and the trust fund expense fees will be used to reduce the total principal balance of the senior and subordinated certificates, creating overcollateralization until a required level of overcollateralization has been achieved.

     The initial overcollateralization target will be approximately 1.95% of the aggregate principal balance of the mortgage loans as of the cut-off date. Initially, the amount of overcollateralization will be zero. There can be no assurance that excess interest will be sufficient to build, maintain or restore the overcollateralization to the required level.

SEE "DESCRIPTION OF THE CERTIFICATES-- OVERCOLLATERALIZATION PROVISIONS" IN THIS PROSPECTUS SUPPLEMENT.

SUBORDINATION

     The issuance of senior certificates and subordinated certificates by the trust fund is designed to increase the likelihood that senior certificateholders will receive regular payments of interest and principal. The Class 1-A-1, Class 1-A-2, Class 2-A-1, Class 2-A-2, Class 2-A-3 and Class A-R Certificates constitute the "senior certificates", the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates constitute the "mezzanine certificates" and the Class B Certificates, together with the mezzanine certificates, constitute the "subordinated certificates."

     The certificates that have been designated as senior certificates will have a payment priority over the certificates that are designated as subordinated certificates. Within the classes of subordinated certificates, the classes of mezzanine certificates with lower numerical class designations will have a priority over classes of mezzanine certificates with higher numerical class designations, and each class of mezzanine certificates will have a priority over the Class B Certificates.

     Subordination is designed to provide the holders of certificates having a higher payment priority with protection against most losses realized when the remaining unpaid principal balance on a mortgage loan exceeds the amount of proceeds recovered upon the liquidation of that mortgage loan. In general, this loss protection is accomplished by allocating realized losses among the subordinated certificates, beginning with the subordinated certificates with the lowest payment priority. In addition, any realized losses on loan group 1 remaining after allocation among the classes of subordinated certificates will be allocated to the Class 1-A-2 Certificates.

SEE "DESCRIPTION OF THE CERTIFICATES--DISTRIBUTIONS" IN THIS PROSPECTUS SUPPLEMENT.

CORRIDOR CONTRACTS

     Countrywide Home Loans, Inc. has entered into three interest rate corridor contracts which it will assign to The Bank of New York, as corridor contract administrator, on the closing date, and Countrywide Home Loans, Inc., the corridor contract administrator and the trustee will enter into a corridor contract administration agreement pursuant to which the corridor contract administrator will allocate any payments received under each corridor contract between corridor contract counterparty and Countrywide Home Loans, Inc. On or prior to the related corridor contract termination date, amounts allocated to the trustee in respect of each corridor contract will be available to cover any net rate carryover on the related certificates (other than the Class A-R Certificates) resulting from the application of the net rate cap to the applicable pass-through rate. Allocations of payments received under each corridor contract and distributions to the related certificates of amounts allocated to the trustee will be made as described in "DESCRIPTION OF THE CERTIFICATES--CORRIDOR CONTRACTS." Any amounts allocated to the trustee in respect of the corridor contracts for a distribution date that are not used to cover net rate carryover on such certificates will generally be paid to the holder of the Class C Certificates on that distribution date.

SEE "DESCRIPTION OF THE CERTIFICATES--CORRIDOR CONTRACT" IN THIS PROSPECTUS SUPPLEMENT.

ADVANCES

     The master servicer will make cash advances with respect to delinquent payments of principal and interest on the mortgage loans to the extent that the master servicer reasonably believes that such cash advances can be repaid from future payments on the related mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

SEE "SERVICING OF THE MORTGAGE LOANS" IN THIS PROSPECTUS SUPPLEMENT.

OPTIONAL TERMINATION

     The master servicer may purchase all of the remaining assets of the trust fund on any distribution date on or after the aggregate principal balance of the mortgage loans and any foreclosed real estate owned by the trust fund declines to or below 10% of the aggregate principal balance as of the cut off date of the mortgage loans delivered to the trust fund on the closing date. Any such purchase by the master servicer will result in the early retirement of the certificates.

SEE "DESCRIPTION OF THE CERTIFICATES--OPTIONAL TERMINATION" IN THIS PROSPECTUS SUPPLEMENT.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     For federal income tax purposes, the trust fund (other than the reserve fund and the amounts allocated to the trust fund pursuant to the corridor contract administration agreement) will comprise multiple real estate mortgage investment conduits, organized in a tiered REMIC structure. The senior and subordinated certificates (excluding any payments received from a reserve fund) (other than the Class A-R Certificates), Class C Certificates and Class P Certificates will represent beneficial ownership of REMIC "regular interests" in a REMIC identified in the pooling and servicing agreement.

     The Class A-R Certificates will represent the beneficial ownership of the sole class of "residual interests" in each REMIC. Some classes of certificates may be issued with original issue discount for federal income tax purposes.

     The senior and subordinated certificates (other than the Class A-R Certificates) will also represent the beneficial interest in the right to receive payments from a reserve fund pursuant to the pooling and servicing agreement.

SEE "MATERIAL FEDERAL INCOME TAX CONSEQUENCES" IN THIS PROSPECTUS SUPPLEMENT AND IN THE PROSPECTUS.

LEGAL INVESTMENT CONSIDERATIONS

     None of the offered certificates will be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

SEE "LEGAL INVESTMENT" IN THE PROSPECTUS.

ERISA CONSIDERATIONS

     It is expected that the offered certificates (other than the Class A-R Certificates) will be eligible for purchase by a plan under the Underwriter Exemption if certain conditions are satisfied. Transfer of the Class A-R Certificates to a plan or entity purchasing with assets of a plan are restricted as set forth under "ERISA Considerations" in this prospectus supplement.

SEE "ERISA CONSIDERATIONS" IN THIS PROSPECTUS SUPPLEMENT AND IN THE PROSPECTUS.

CERTIFICATE RATINGS

     The classes of offered certificates will not be offered unless the senior certificates and subordinated certificates receive the respective ratings at least as high as those set forth below from Standard & Poor's Ratings Services, a Division of The McGraw-Hill Companies, Inc. and Moody's Investors Service, Inc.

                                 S&P'S            MOODY'S
                CLASS            RATING            RATING
             -----------      ------------      -----------
                1-A-1             AAA               Aaa
                1-A-2             AAA               Aaa
                2-A-1             AAA               Aaa
                2-A-2             AAA               Aaa
                2-A-3             AAA               Aaa
                 A-R              AAA               Aaa
                 M-1              AA+               Aa1
                 M-2               AA               Aa2
                 M-3               AA               Aa3
                 M-4              AA-                A1
                 M-5               A+                A2
                 M-6               A                 A3
                 M-7               A-               Baa1
                 M-8              BBB+              Baa2
                  B               BBB               Baa3

     A rating is not a recommendation to buy, sell or hold securities. Any of these ratings may be lowered or withdrawn at any time by the applicable rating agency.

SEE "RATINGS" IN THIS PROSPECTUS SUPPLEMENT AND "RISK FACTORS--RATING OF THE SECURITIES" AND "RATING" IN THE PROSPECTUS.




SOME STATEMENTS CONTAINED IN OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS CONSIST OF FORWARD-LOOKING STATEMENTS RELATING TO FUTURE ECONOMIC PERFORMANCE OR PROJECTIONS AND OTHER FINANCIAL ITEMS. THESE STATEMENTS CAN BE IDENTIFIED BY THE USE OF FORWARD-LOOKING WORDS SUCH AS "MAY," "WILL," "SHOULD," "EXPECTS," "BELIEVES," "ANTICIPATES," "ESTIMATES," OR OTHER COMPARABLE WORDS. FORWARD-LOOKING STATEMENTS ARE SUBJECT TO A VARIETY OF RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER FROM THE PROJECTED RESULTS. THOSE RISKS AND UNCERTAINTIES INCLUDE, AMONG OTHERS, GENERAL ECONOMIC AND BUSINESS CONDITIONS, REGULATORY INITIATIVES AND COMPLIANCE WITH GOVERNMENTAL REGULATIONS, CUSTOMER PREFERENCES AND VARIOUS OTHER MATTERS, MANY OF WHICH ARE BEYOND OUR CONTROL. BECAUSE WE CANNOT PREDICT THE FUTURE, WHAT ACTUALLY HAPPENS MAY BE VERY DIFFERENT FROM WHAT WE PREDICT IN OUR FORWARD-LOOKING STATEMENTS.

                                  RISK FACTORS

         THE FOLLOWING INFORMATION, WHICH YOU SHOULD CAREFULLY CONSIDER, IDENTIFIES CERTAIN SIGNIFICANT SOURCES OF RISK ASSOCIATED WITH AN INVESTMENT IN THE OFFERED CERTIFICATES. YOU SHOULD ALSO CAREFULLY CONSIDER THE INFORMATION SET FORTH UNDER "RISK FACTORS" IN THE PROSPECTUS.


THE MORTGAGE LOANS WERE UNDERWRITTEN TO
    STANDARDS WHICH DO NOT CONFORM TO
    THE STANDARDS OF FANNIE MAE OR
    FREDDIE MAC WHICH MAY RESULT IN
    LOSSES ON THE MORTGAGE
    LOANS...............................  The underwriting standards pursuant to which the mortgage loans were
                                          originated are more flexible than the
                                          standards generally used by banks for
                                          borrowers with non-blemished credit
                                          histories with regard to the
                                          borrower's credit standing and
                                          repayment ability. Borrowers who
                                          qualify for such loans generally would
                                          not qualify for loans conforming to
                                          Fannie Mae and Freddie Mac
                                          underwriting guidelines as they
                                          generally have impaired credit
                                          histories, which may include a record
                                          of major derogatory credit items such
                                          as outstanding judgments or prior
                                          bankruptcies. On a case by case basis,
                                          the originator may determine that,
                                          based upon compensating factors, a
                                          prospective borrower not strictly
                                          qualifying under its applicable
                                          underwriting risk category guidelines
                                          warrants an underwriting exception. It
                                          is expected that a significant number
                                          of the mortgage loans will have been
                                          originated based on such underwriting
                                          exceptions.

                                          The underwriting standards do not
                                          prohibit a mortgagor from obtaining,
                                          at the time of origination of the
                                          originator's first lien mortgage loan,
                                          additional financing which is
                                          subordinate to that first lien
                                          mortgage loan, which subordinate
                                          financing would reduce the equity the
                                          mortgagor would otherwise have in the
                                          related mortgaged property as
                                          indicated in the originator's
                                          loan-to-value ratio determination for
                                          the originators' first lien.

                                          As a result of the originators'
                                          underwriting standards, the mortgage
                                          loans in the mortgage pool are likely
                                          to experience rates of delinquency,
                                          foreclosure and bankruptcy that are
                                          higher, and that may be substantially
                                          higher, than those experienced by
                                          mortgage loans underwritten in a more
                                          traditional manner.

                                          Furthermore, changes in the values of
                                          mortgaged properties may have a
                                          greater effect on the delinquency,
                                          foreclosure, bankruptcy and loss
                                          experience of the mortgage loans in
                                          the mortgage pool than on mortgage
                                          loans originated in a more traditional
                                          manner. No assurance can be given that
                                          the values of the related mortgaged
                                          properties have remained or will
                                          remain at the levels in effect on the
                                          dates of origination of the related
                                          mortgage loans. SEE "THE

                                          MORTGAGE POOL--UNDERWRITING STANDARDS"
                                          IN THIS PROSPECTUS SUPPLEMENT.

THE SUBORDINATED CERTIFICATES HAVE A
    GREATER RISK OF LOSS THAN SENIOR
    CERTIFICATES AND SUBORDINATION MAY
    NOT BE SUFFICIENT TO PROTECT SENIOR
    CERTIFICATES FROM LOSSES............  When certain classes of certificates provide credit enhancement for other
                                          classes of certificates this is
                                          sometimes referred to as
                                          "subordination." The subordination
                                          feature is intended to enhance the
                                          likelihood that senior
                                          certificateholders will receive
                                          regular payments of interest and
                                          principal. For purposes of this
                                          prospectus supplement, "subordinated
                                          classes" means:

                                          o   with respect to the senior
                                              certificates, the Class M-1, Class
                                              M-2, Class M-3, Class M-4, Class
                                              M-5, Class M-6, Class M-7, Class
                                              M-8 and Class B Certificates;

                                          o   with respect to the Class M-1
                                              Certificates, the Class M-2, Class
                                              M-3, Class M-4, Class M-5, Class
                                              M-6, Class M-7, Class M-8 and
                                              Class B Certificates;

                                          o   with respect to the Class M-2
                                              Certificates, the Class M-3, Class
                                              M-4, Class M-5, Class M-6, Class
                                              M-7, Class M-8 and Class B
                                              Certificates;

                                          o   with respect to the Class M-3
                                              Certificates, the Class M-4, Class
                                              M-5, Class M-6, Class M-7, Class
                                              M-8 and Class B Certificates;

                                          o   with respect to the Class M-4
                                              Certificates, the Class M-5, Class
                                              M-6, Class M-7, Class M-8 and
                                              Class B Certificates;

                                          o   with respect to the Class M-5
                                              Certificates, the Class M-6, Class
                                              M-7, Class M-8 and Class B
                                              Certificates;

                                          o   with respect to the Class M-6
                                              Certificates, the Class M-7, Class
                                              M-8 and Class B Certificates;

                                          o   with respect to the Class M-7
                                              Certificates, the Class M-8
                                              Certificates and Class B
                                              Certificates; and

                                          o   with respect to the Class M-8
                                              Certificates, the Class B
                                              Certificates.

                                          Credit enhancement in the form of
                                          subordination will be provided for the
                                          senior certificates, first, by the
                                          right of the holders of the senior
                                          certificates to receive certain
                                          payments of principal and interest
                                          prior to the subordinated classes and,
                                          second, by the allocation of realized
                                          losses to the subordinated classes.
                                          This form of credit enhancement is
                                          provided by using collections on the
                                          mortgage loans otherwise payable to
                                          the holders of the subordinated
                                          classes
                                          to pay amounts due on the more senior
                                          classes. Excess cash flow and
                                          collections otherwise payable to the
                                          subordinated classes will comprise the
                                          sole source of funds from which such
                                          credit enhancement is provided to the
                                          senior certificates. Realized losses
                                          are allocated to the subordinated
                                          certificates, beginning with the
                                          subordinated certificates with the
                                          lowest payment priority, until the
                                          principal balance of that subordinated
                                          class has been reduced to zero. This
                                          means that realized losses on the
                                          mortgage loans not covered by excess
                                          interest or any overcollateralization
                                          will first be allocated to the Class B
                                          Certificates until the principal
                                          balance of the Class B Certificates
                                          has been reduced to zero. Subsequent
                                          realized losses will be allocated to
                                          the next most junior class of
                                          subordinated certificates, until the
                                          principal balance of that class of
                                          subordinated certificates has been
                                          reduced to zero. If there are any
                                          realized losses remaining on loan
                                          group 1 after such allocation to the
                                          subordinated certificates, the
                                          remaining realized losses will be
                                          applied to the Class 1-A-2
                                          Certificates. Accordingly, if the
                                          aggregate principal balance of the
                                          subordinated classes were to be
                                          reduced to zero, delinquencies and
                                          defaults on the mortgage loans would
                                          reduce the amount of funds available
                                          for monthly distributions to holders
                                          of certain classes of the senior
                                          certificates.

                                          You should fully consider the risks of
                                          investing in a subordinated
                                          certificate, including the risk that
                                          you may not fully recover your initial
                                          investment as a result of realized
                                          losses. In addition, investors in
                                          senior certificates should consider
                                          the risk that the subordination of the
                                          subordinated classes may not be
                                          sufficient to protect the senior
                                          certificates from losses.

                                          SEE "DESCRIPTION OF THE CERTIFICATES"
                                          IN THIS PROSPECTUS SUPPLEMENT.

EXCESS INTEREST FROM THE MORTGAGE
LOANS MAY NOT PROVIDE ADEQUATE
CREDIT ENHANCEMENT......................  The mortgage loans in the mortgage pool are expected to generate more
                                          interest than is needed to pay
                                          interest on the certificates because
                                          the weighted average interest rate on
                                          the mortgage loans is expected to be
                                          higher than the weighted average
                                          pass-through rate on the certificates
                                          plus trust expense fees. If the
                                          mortgage loans generate more interest
                                          than is needed to pay interest on the
                                          certificates, such "excess interest"
                                          will be used to make additional
                                          principal payments on the senior and
                                          subordinated certificates. The use of
                                          excess interest to make additional
                                          principal payments on the senior and
                                          subordinated certificates will reduce
                                          the total principal balance of such
                                          certificates below the aggregate
                                          principal balance of the mortgage
                                          loans, thereby creating
                                          "overcollateralization."
                                          Overcollateralization is intended to
                                          provide limited protection to
                                          certificateholders by absorbing losses
                                          from
                                          liquidated mortgage loans. However, we
                                          cannot assure you that enough excess
                                          interest will be generated on the
                                          mortgage loans in the mortgage pool to
                                          build, maintain or restore the
                                          required level of
                                          overcollateralization.

                                          The excess interest available on any
                                          distribution date will be affected by
                                          the actual amount of interest
                                          received, collected or recovered in
                                          respect of the mortgage loans during
                                          the preceding month. Such amount will
                                          be influenced by changes in the
                                          weighted average of the mortgage rates
                                          resulting from prepayments and
                                          liquidations of the mortgage loans as
                                          well as from adjustments of the
                                          mortgage rates on adjustable rate
                                          mortgage loans. Because the index used
                                          to determine the mortgage rates on the
                                          adjustable rate mortgage loans is
                                          different from the index used to
                                          determine the pass-through rates on
                                          the senior and subordinated
                                          certificates (other than the Class A-R
                                          Certificates) and because the fixed
                                          rate loans do not adjust, it is
                                          possible that the pass-through rate on
                                          one or more classes of the offered
                                          certificates (other than the Class A-R
                                          Certificates) may be higher than the
                                          interest rates on the mortgage loans.
                                          In that event, it may be necessary to
                                          apply all or a portion of the
                                          available excess interest to make
                                          required payments of interest on the
                                          senior and subordinated certificates
                                          (other than the Class A-R
                                          Certificates). As a result, excess
                                          interest may be unavailable for any
                                          other purpose.

                                          If the protection afforded by
                                          overcollateralization is insufficient,
                                          then the holders of the senior and
                                          subordinated certificates could
                                          experience a loss on their investment.

RISK REGARDING MORTGAGE RATES...........  The pass-through rate on each class of senior and subordinated certificates
                                          (other than the Class A-R
                                          Certificates) may adjust monthly and
                                          is generally based on one-month LIBOR.
                                          The mortgage rates on the adjustable
                                          rate mortgage loans generally adjust
                                          semi-annually based on six-month
                                          LIBOR, which is referred to as a
                                          mortgage index, and are subject to a
                                          maximum mortgage rate. However, with
                                          respect to approximately 84.03% and
                                          85.71%, by principal balance, of the
                                          statistical calculation pool mortgage
                                          loans in loan group 1 and loan group
                                          2, respectively, the related interest
                                          rates are initially fixed for a period
                                          of one, two, three or five years after
                                          origination before they begin to
                                          adjust, and with respect to
                                          approximately 15.97% and 14.29% by
                                          principal balance, of the statistical
                                          calculation pool mortgage loans in
                                          loan group 1 and loan group 2,
                                          respectively, the related interest
                                          rates are fixed for the term of such
                                          mortgage loan. Because the mortgage
                                          index may respond to different
                                          economic and market factors than
                                          one-month LIBOR and because in some
                                          instances the interest rate on a
                                          mortgage loan is fixed either for a
                                          period of time or for the life of that
                                          mortgage loan, there is not
                                          necessarily a correlation between the
                                          interest rates on such mortgage loans
                                          and the pass-through rates of the
                                          certificates. For example, it is
                                          possible that the interest rates on
                                          certain of the adjustable rate
                                          mortgage loans may decline while the
                                          pass-through rates on the senior and
                                          subordinated certificates (other than
                                          the Class A-R Certificates) are stable
                                          or rising. In addition, although it is
                                          possible that both the mortgage rates
                                          on the adjustable rate mortgage loans
                                          and certificate pass-through rates may
                                          decline or increase during the same
                                          period, because of the difference
                                          between interest rate adjustment
                                          periods and pass-through rate
                                          adjustment periods, mortgage rates on
                                          the adjustable rate mortgage loans may
                                          decline or increase more slowly than
                                          the certificate pass-through rates.

                                          This absence of a correlation between
                                          movement in the mortgage rates and the
                                          certificate pass-through rates may
                                          reduce the interest payable on the
                                          senior and subordinated certificates
                                          (other than the Class A-R
                                          Certificates) because of the
                                          imposition of a pass-through rate cap
                                          called the "net rate cap." In
                                          addition, prepayments of mortgage
                                          loans with relatively higher mortgage
                                          rates may also reduce the net rate cap
                                          and consequently reduce the
                                          pass-through rate for one or more
                                          classes of senior or subordinated
                                          certificates. It is intended that the
                                          amount by which a certificateholder's
                                          interest payment has been reduced by
                                          operation of the net rate cap will be
                                          paid first from payments, if any,
                                          allocated to the trust fund pursuant
                                          to the corridor contract
                                          administration agreement described in
                                          this prospectus supplement, and second
                                          from remaining excess cash flow (if
                                          any) as described in this prospectus
                                          supplement. However, we cannot assure
                                          you that such funds will be available,
                                          or sufficient, to make any such
                                          payments.

DEFAULTS ON SECOND LIEN FIXED RATE        No more than approximately 0.12% and
MORTGAGE LOANS COULD RESULT IN            1.45% of the mortgage loans to be
PAYMENT DELAY OR LOSS ON THE              included in loan group 1 and loan
OFFERED CERTIFICATES....................  group 2, respectively, will be secured by second mortgages on residential
                                          properties. In the case of
                                          liquidations, mortgage loans secured
                                          by second mortgages are entitled to
                                          proceeds that remain from the sale of
                                          the related mortgaged property after
                                          any related first lien mortgage loan
                                          and prior statutory liens have been
                                          repaid in full and any related
                                          foreclosure costs have been paid. If
                                          those proceeds are insufficient to
                                          satisfy the mortgage loans secured by
                                          second mortgages and prior liens and
                                          costs in the aggregate, the trust fund
                                          and to the extent the amount of
                                          overcollateralization (if any) is
                                          insufficient, you will bear:

                                          o   the risk of delay in distributions
                                              while any deficiency judgment
                                              against the borrower is sought,
                                              and

                                          o   the risk of loss if the deficiency
                                              judgment cannot be obtained or is
                                              not realized upon.

                                          SEE "CERTAIN LEGAL ASPECTS OF THE
                                          LOANS" IN THE PROSPECTUS.

RISK RELATING TO DISTRIBUTION
PRIORITY OF THE CLASS1-A
CERTIFICATES............................  With respect to the Class 1-A
                                          Certificates, as set forth in this
                                          prospectus supplement under
                                          "Description of the
                                          Certificates--Distributions,"
                                          principal distributions will be made
                                          either on a PRO RATA basis among the
                                          classes of Class 1-A Certificates
                                          and/or in a sequential manner among
                                          the classes of Class 1-A Certificates,
                                          in some cases, based on a trigger. To
                                          the extent that principal
                                          distributions are allocated
                                          sequentially among the classes of
                                          Class 1-A Certificates, the weighted
                                          average lives of the classes of Class
                                          1-A Certificates receiving principal
                                          distributions later will be longer
                                          than would otherwise be the case if
                                          distributions of principal were to be
                                          allocated on a PRO RATA basis to such
                                          classes. In addition, as a result of a
                                          sequential allocation of principal,
                                          the holders of the Class 1-A
                                          Certificates receiving principal
                                          distributions later will have a
                                          greater risk of losses on the related
                                          mortgage loans, adversely affecting
                                          the yields to maturity on such
                                          certificates. Since a group 1
                                          sequential trigger event may be in
                                          effect on one or more Distribution
                                          Dates but not on other Distribution
                                          Dates, the priority of principal
                                          distributions on the classes of Class
                                          1-A Certificates may change from one
                                          Distribution Date to another. See
                                          "Description of the
                                          Certificates--Principal" for more
                                          information.

CASH FLOW CONSIDERATIONS AND RISKS
  COULD CAUSE PAYMENT DELAYS AND
  LOSSES ...............................  There could be substantial delays in the liquidation of defaulted mortgage
                                          loans and corresponding delays in your
                                          receiving your portion of the proceeds
                                          of a liquidation. These delays could
                                          continue for several years.
                                          Furthermore, an action to obtain a
                                          deficiency judgment is regulated by
                                          statutes and rules, and the
                                          availability, and amount of a
                                          deficiency judgment may be limited by
                                          law. In the event of a default by a
                                          borrower, these restrictions may
                                          impede the ability of the master
                                          servicer to foreclose on or to sell
                                          the mortgaged property or to obtain a
                                          deficiency judgment. In addition
                                          liquidation expenses (such as legal
                                          and appraisal fees, real estate taxes
                                          and maintenance and preservation
                                          expenses) will reduce the amount of
                                          security for the mortgage loans and,
                                          in turn, reduce the proceeds payable
                                          to certificateholders.

                                          In the event that:

                                          o   the mortgaged properties fail to
                                              provide adequate security for the
                                              related mortgage loans,

                                          o   overcollateralization (if any) is
                                              insufficient to cover shortfalls,
                                              and

                                          o   the subordination of certain
                                              classes are insufficient to
                                              cover such shortfalls, you could
                                              lose all or a portion of the money
                                              you paid for the certificates.

YIELD AND REINVESTMENT COULD BE
   ADVERSELY AFFECTED BY
   UNPREDICTABILITY OF PREPAYMENTS......  No one can accurately predict the level of prepayments that the trust
                                          fund will experience. The trust fund's
                                          prepayment experience may be affected
                                          by many factors, including, without
                                          limitation:

                                          o   general economic conditions;

                                          o   the level of prevailing interest
                                              rates;

                                          o   the provision in a majority of the
                                              adjustable rate mortgage loans
                                              that fixes the mortgage rate for a
                                              substantial period of time after
                                              origination before it is subject
                                              to adjustment;

                                          o   the availability of alternative
                                              financing;

                                          o   the applicability of prepayment
                                              charges; and

                                          o   homeowner mobility.

                                          In addition, substantially all of the
                                          mortgage loans contain due-on-sale
                                          provisions and the master servicer
                                          intends to enforce those provisions,
                                          unless the master servicer is not
                                          permitted by applicable law to do so,
                                          or the master servicer, in a manner
                                          consistent with reasonable commercial
                                          practice, permits the purchaser of the
                                          mortgaged property in question to
                                          assume the related mortgage loan.

                                          SEE "THE MORTGAGE POOL" AND "YIELD,
                                          PREPAYMENT AND MATURITY
                                          CONSIDERATIONS" IN THIS PROSPECTUS
                                          SUPPLEMENT AND "CERTAIN LEGAL ASPECTS
                                          OF THE LOANS--DUE-ON-SALE CLAUSES" IN
                                          THE PROSPECTUS FOR A DESCRIPTION OF
                                          CERTAIN PROVISIONS OF THE MORTGAGE
                                          LOANS THAT MAY AFFECT THE PREPAYMENT
                                          EXPERIENCE ON THE MORTGAGE LOANS.

                                          The weighted average lives of the
                                          offered certificates will be sensitive
                                          to the rate and timing of principal
                                          payments (including prepayments and
                                          liquidation proceeds) on the mortgage
                                          loans, which may fluctuate
                                          significantly from time to time.

                                          In addition, a substantial majority of
                                          the mortgage loans in each loan group
                                          will require the payment of a
                                          prepayment charge in connection with
                                          certain prepayments made during a
                                          certain period (generally not
                                          exceeding five years) following
                                          origination of the related mortgage
                                          loan. The prepayment charges, if
                                          enforced by the master servicer,
                                          may affect the rate of prepayments on
                                          the mortgage loans.

                                          You should note that:

                                          o   generally, if you purchase your
                                              certificates at a discount and
                                              principal is repaid on the
                                              mortgage loans slower than you
                                              anticipate, then your yield may be
                                              lower than you anticipate;

                                          o   generally, if you purchase your
                                              certificates at a premium and
                                              principal is repaid on the
                                              mortgage loans faster than you
                                              anticipate, then your yield may be
                                              lower than you anticipate;

                                          o   your yield will also be sensitive
                                              to:

                                          (1) the levels of one-month LIBOR and
                                              six-month LIBOR,

                                          (2) the timing of adjustment of the
                                              pass-through rate on your
                                              certificate as it relates to the
                                              timing of adjustment of the
                                              interest rates on the adjustable
                                              rate mortgage loans,

                                          (3) the level of the mortgage index
                                              relating to the adjustable rate
                                              mortgage loans, and

                                          (4) other limitations on the
                                              pass-through rate of such
                                              certificate (other than the Class
                                              A-R Certificates), as described
                                              further in this prospectus
                                              supplement; and

                                          o   you bear the reinvestment risks
                                              resulting from a faster or slower
                                              rate of principal payments than
                                              you expected.

                                          SEE "YIELD, PREPAYMENT AND MATURITY
                                          CONSIDERATIONS" IN THIS PROSPECTUS
                                          SUPPLEMENT.

DISTRIBUTION TO AND RIGHTS OF INVESTORS
     COULD BEADVERSELY AFFECTED BY
     THE BANKRUPTCY OR INSOLVENCY OF
     CERTAIN PARTIES....................  The sellers will treat its transfer of the mortgage loans to the depositor as
                                          a sale of the mortgage loans. However,
                                          if a seller becomes bankrupt, the
                                          trustee in bankruptcy of such seller
                                          may argue that the mortgage loans were
                                          not sold but were only pledged to
                                          secure a loan to such seller. If that
                                          argument is made, you could experience
                                          delays or reduction in payments on the
                                          certificates. If that argument is
                                          successful, the bankruptcy trustee
                                          could elect to sell the mortgage loans
                                          and pay down the certificates early.
                                          Thus, you could lose the right to
                                          future payments of interest, and might
                                          suffer reinvestment losses in a lower
                                          interest rate environment.

                                          In addition, if the master servicer
                                          becomes bankrupt, a bankruptcy trustee
                                          or receiver may have the power to
                                          prevent the trustee from appointing a
                                          successor master servicer. Any related
                                          delays in servicing could result in
                                          increased delinquencies or losses on
                                          the mortgage loans.

GEOGRAPHIC CONCENTRATION OF MORTGAGED
     PROPERTIES IN CALIFORNIA INCREASES
     THE RISK THAT CERTIFICATE YIELDS
     COULD BE IMPAIRED..................  Approximately 35.40% and 52.27% of the
                                          statistical calculation pool mortgage
                                          loans in loan group 1 and loan group
                                          2, respectively, by principal balance
                                          as of the statistical calculation
                                          date, are secured by mortgaged
                                          properties that are located in the
                                          State of California. Property in
                                          California may be more susceptible
                                          than homes located in other parts of
                                          the country to certain types of
                                          uninsurable hazards, such as
                                          earthquakes, floods, mudslides and
                                          other natural disasters. In addition:

                                          o   economic conditions in California
                                              (which may or may not affect real
                                              property values) may affect the
                                              ability of borrowers to repay
                                              their loans on time;

                                          o   declines in the California
                                              residential real estate market may
                                              reduce the values of properties
                                              located in California, which would
                                              result in an increase in the
                                              loan-to-value ratios; and

                                          o   any increase in the market value
                                              of properties located in
                                              California would reduce the
                                              loan-to-value ratios and could,
                                              therefore, make alternative
                                              sources of financing available to
                                              the borrowers at lower interest
                                              rates, which could result in an
                                              increased rate of prepayment of
                                              the mortgage loans.

YOU MAY HAVE DIFFICULTY RESELLING
     CERTIFICATES.......................  The underwriter intends to make a secondary market in the classes of
                                          offered certificates purchased by it,
                                          but the underwriter has no obligation
                                          to do so. We cannot assure you that a
                                          secondary market will develop or, if
                                          it develops, that it will continue.
                                          Consequently, you may not be able to
                                          sell your certificates readily or at
                                          prices that will enable you to realize
                                          your desired yield. The market values
                                          of the offered certificates are likely
                                          to fluctuate. Fluctuations may be
                                          significant and could result in
                                          significant losses to you.

                                          The secondary markets for asset-backed
                                          securities have experienced periods of
                                          illiquidity and can be expected to do
                                          so in the future. Illiquidity can have
                                          a severely adverse effect on the
                                          prices of certificates that are
                                          especially sensitive to prepayment,
                                          credit or interest rate risk, or that
                                          have been structured to meet the
                                          investment requirements of limited
                                          categories of investors.

VIOLATIONS OF CONSUMER PROTECTION LAWS
     MAY ADVERSELY AFFECT YOU...........  Applicable state or local laws generally regulate interest rates and
                                          other charges and require specific
                                          disclosures. In addition, other state
                                          laws, public policy and general
                                          principles of equity relating to the
                                          protection of consumers, unfair and
                                          deceptive practices and debt
                                          collection practices may apply to the
                                          origination, servicing and collection
                                          of the mortgage loans.

                                          The mortgage loans are also subject to
                                          federal laws, including:

                                          (1) the federal Truth in Lending Act
                                              and Regulation Z promulgated under
                                              the Truth in Lending Act, which
                                              require particular disclosures to
                                              the borrowers regarding the terms
                                              of the mortgage loans;

                                          (2) the Equal Credit Opportunity Act
                                              and Regulation B promulgated under
                                              the Equal Credit Opportunity Act,
                                              which prohibits discrimination on
                                              the basis of age, race, color,
                                              sex, religion, marital status,
                                              national origin, receipt of public
                                              assistance or the exercise of any
                                              right under the Consumer Credit
                                              Protection Act, in the extension
                                              of credit; and

                                          (3) the Fair Credit Reporting Act,
                                              which regulates the use and
                                              reporting of information related
                                              to the borrower's credit
                                              experience.

                                          Depending on the provisions of the
                                          applicable law and the specific facts
                                          and circumstances involved, violations
                                          of these laws, policies and principles
                                          may limit the ability of the servicer
                                          to collect all or part of the
                                          principal of or interest on the
                                          mortgage loans, may be entitle the
                                          borrower to a refund of amounts
                                          previously paid and, in addition,
                                          could subject the trust fund, as owner
                                          of the mortgage loans, to damages and
                                          administrative enforcement.

SERVICING TRANSFER MAY RESULT IN
     INCREASE IN DELINQUENCIES AND
     LOSSES.............................  At the time of their delivery to the trust fund, a portion of the mortgage
                                          loans will be serviced by the
                                          respective originators. The master
                                          servicer expects to assume servicing
                                          responsibilities with respect to these
                                          mortgage loans no later than June 1,
                                          2005. Following those transfers of
                                          servicing, the rate and severity of
                                          delinquencies, defaults and losses on
                                          the mortgage loans may increase, and
                                          may increase significantly, at least
                                          for some transition period of time. If
                                          that were to happen and available
                                          credit enhancement is insufficient to
                                          cover any loss, you might experience a
                                          loss on your certificate. We cannot
                                          assure you as to the severity or
                                          duration of any disruptions due to
                                          transfers of servicing.

RECENT EVENTS...........................  The economic impact of the United
                                          States' military operations in Iraq,
                                          Afghanistan and certain other parts of
                                          the world, as well as the possibility
                                          of any terrorist attacks, domestically
                                          and abroad, is uncertain, but could
                                          have a material effect on general
                                          economic conditions, consumer
                                          confidence, and market liquidity. No
                                          assurance can be given as to the
                                          effect of these events on the rate of
                                          delinquencies and losses on the
                                          mortgage loans and servicing decisions
                                          with respect thereto. Any adverse
                                          impact on the mortgage loans or
                                          servicing as a result of these events
                                          would be borne by the holders of the
                                          offered certificates.

                                          These continued military operations
                                          also increase the likelihood of
                                          shortfalls in interest collections
                                          under the Servicemembers Civil Relief
                                          Act (referred to herein as the "Relief
                                          Act") or similar state laws. The
                                          Relief Act provides relief to
                                          borrowers who enter active military
                                          service and to borrowers in reserve
                                          status who are called to active duty
                                          after the origination of their
                                          mortgage loan. The Relief Act provides
                                          generally that these borrowers may not
                                          be charged interest on a mortgage loan
                                          in excess of 6% per annum during the
                                          period of the borrower's active duty.
                                          These shortfalls are not required to
                                          be paid by the borrower at any future
                                          time, will not be advanced by the
                                          master servicer and will reduce the
                                          amount of interest funds available for
                                          distribution to the senior and
                                          subordinated certificates in the order
                                          and priority described under the
                                          heading "DESCRIPTION OF THE
                                          CERTIFICATES--DISTRIBUTIONS--
                                          DISTRIBUTIONS OF INTEREST." In
                                          addition, the Relief Act imposes
                                          limitations that would impair the
                                          ability of the master servicer to
                                          foreclose on an affected loan during
                                          the borrower's period of active duty
                                          status, and, under some circumstances,
                                          during an additional period
                                          thereafter.

                                THE MORTGAGE POOL

GENERAL

         Set forth below and in Annex A hereto is certain statistical information based on scheduled principal balances as of April 1, 2005 which is the "STATISTICAL CALCULATION DATE" concerning a pool of mortgage loans that CWABS, Inc. believes is representative of the mortgage loans to be included in the Trust Fund (such pool, the "STATISTICAL CALCULATION POOL" and such mortgage loans, the "STATISTICAL CALCULATION POOL MORTGAGE LOANS").A detailed description (the "DETAILED DESCRIPTION") of the pool of conventional credit blemished mortgage loans (the "MORTGAGE LOANS") included in the Trust Fund at the Closing Date (such pool, the "MORTGAGE POOL") will be available to purchasers of the Offered Certificates at or before, and will be filed on Form 8-K with the Securities and Exchange Commission within fifteen days after delivery of the Certificates. The Detailed Description will specify the aggregate Stated Principal Balance of the Mortgage Loans included in the Mortgage Pool as of the Cut-off Date (such aggregate Stated Principal Balance, the "CUT-OFF DATE POOL PRINCIPAL Balance").The "CUT-OFF DATE" for any Mortgage Loan will be the later of April 1, 2005 and the origination date for such Mortgage Loan.

         The Detailed Description will also include, among other things, the following information regarding the Mortgage Loans:

         (1)    the Mortgage Rate borne by each Mortgage Loan as of the Cut-off
                Date,

         (2)    the Loan-to-Value Ratios of the Mortgage Loans,

         (3) the remaining months to stated maturity of the Mortgage Loans as of the Cut-off Date,

         (4)    the type of properties securing the Mortgage Loans,

         (5)    the geographical distribution of the Mortgage Loans by state,

         (6)    the occupancy types of the Mortgage Loans and

         (7)    the loan purposes of the Mortgage Loans.

         In addition, the Detailed Description will include information relating solely to certain features of the Mortgage Loans that are Adjustable Rate Mortgage Loans (as defined below).The "MORTGAGE RATE" is the interest rate borne by a Mortgage Loan.

         The "STATISTICAL CALCULATION DATE POOL PRINCIPAL BALANCE" is approximately $774,278,186 which is equal to the aggregate Stated Principal Balance of the Statistical Calculation Pool Mortgage Loans as of the Statistical Calculation Date.

         The Statistical Calculation Pool consists of 4,134 Mortgage Loans. Each Mortgage Loan in the Trust Fund will be assigned to one of two mortgage loan groups ("LOAN GROUP 1" or "LOAN GROUP 2" and each a "LOAN GROUP"), comprised of Mortgage Loans that bear interest at adjustable rates (such adjustable rate Mortgage Loans, the "ADJUSTABLE RATE MORTGAGE LOANS"), and at fixed rates (such fixed rate Mortgage Loans, the "FIXED RATE MORTGAGE LOANS"). Loan Group 1 will consist of Fixed Rate and Adjustable Rate Mortgage Loans having principal balances at origination not in excess of Fannie Mae's or Freddie Mac's conforming loan limits. Loan Group 2 will consist of Fixed Rate and Adjustable Rate Mortgage Loans having principal balances at origination that may or may not conform to the conforming loan limits of Fannie Mae and Freddie Mac. CWABS, Inc. (the "DEPOSITOR") believes that the information set forth herein with respect to the Statistical Calculation Pool as presently constituted is representative of the characteristics of the Mortgage Pool as will be constituted at the Closing Date, although some characteristics of the Mortgage Loans in the Mortgage Pool may vary. See "--Statistical Calculation Pool" below. Unless otherwise indicated, information presented below and in Annex A hereto expressed as a percentage

(other than rates of interest) are approximate percentages based on the Statistical Calculation Date Pool Principal Balance.

         All of the Mortgage Loans to be included in the Trust Fund will be evidenced by promissory notes (the "MORTGAGE NOTES"). The Mortgage Notes are secured by first and second lien deeds of trust, security deeds or mortgages on one- to four-family residential properties (the "MORTGAGED PROPERTIES") which, in the case of the Statistical Calculation Pool Mortgage Loans, are located in 48 states.

         The Mortgage Loans will provide for the amortization of the amount financed over a series of monthly payments and will provide for payments due on various days of each month. The Mortgage Loans to be included in the Trust Fund were previously purchased by Countrywide Home Loans from not less than 10 originators and will have been originated generally in accordance with underwriting criteria for credit blemished mortgage loans described herein under "--Underwriting Standards." After their purchase by Countrywide Home Loans, some of the Mortgage Loans were sold to affiliates of Countrywide Financial Corporation (Countrywide Home Loans and each such affiliate may be referred to in the prospectus supplement as a "SELLER" and together they may be referred to as the "SELLERS"). In general, credit blemished mortgage loans are mortgage loans made to borrowers with prior credit difficulties. As of the Closing Date, no Mortgage Loan will be 30 or more days delinquent.

         Scheduled monthly payments made by the Mortgagors on the Mortgage Loans ("SCHEDULED PAYMENTS") either earlier or later than the scheduled due dates thereof will not affect the amortization schedule or the relative application of such payments to principal and interest. The Mortgage Notes generally will provide for a fifteen (15) day grace period for monthly payments during which no late payment fees are assessed.

         Any Mortgage Loan may be prepaid in full or in part at any time; however, approximately 82.01% and 84.03% of the Statistical Calculation Pool Mortgage Loans in Loan Group 1 and Loan Group 2, respectively, by principal balance as of the Statistical Calculation Date provide for the payment by the borrower of a prepayment charge. In general, a prepayment charge will apply and be enforced if, during the first five years from the date of origination of such Mortgage Loan, the borrower prepays such Mortgage Loan in full. The prepayment charge is generally equal to six months' advance interest calculated on the basis of the rate in effect at the time of such prepayment on the amount prepaid in excess of the percentage of the original balance of such Mortgage Loan specified in the related Mortgage Note, although the Mortgage Notes related to certain of the Mortgage Loans may provide for a different method for calculating the prepayment charges. All prepayment charges will be allocated to the Class P Certificates as provided in the Pooling and Servicing Agreement and will not available for distributions on the Offered Certificates. As of July 1, 2003, the Alternative Mortgage Parity Act of 1982 (the "PARITY ACT"), which regulates the ability of the Originator to impose prepayment charges, was amended, and as a result, the Originator will be required to comply with state and local laws in originating mortgage loans with prepayment charge provisions with respect to loans originated on or after July 1, 2003. The Depositor makes no representations as to the effect that the prepayment charges, decisions by the Master Servicer with respect to the waiver thereof and the recent amendment of the Parity Act, may have on the prepayment performance of the Mortgage Loans. However, the OTS's ruling does not retroactively affect loans originated before July 1, 2003. See "Certain Legal Aspects of the Loans-Enforceability of Prepayment and Late Payment Fees" in the prospectus.

         ADDITIONAL INFORMATION REGARDING THE ADJUSTABLE RATE MORTGAGE LOANS. Each of the Adjustable Rate Mortgage Loans will have a Mortgage Rate which is subject to adjustment on the first day of the months specified in the related Mortgage Note (each such date, an "ADJUSTMENT DATE") to equal the sum, rounded to the nearest 0.125%, of:

                  (1) the average of the London interbank offered rates for six-month U.S. dollar deposits in the London market, generally as set forth in either The Wall Street Journal or some other source generally accepted in the residential mortgage loan origination business and specified in the related Mortgage Note, or, if such rate ceases to be published in The Wall Street Journal or becomes unavailable for any reason, then based upon a new index selected by the Master Servicer based on comparable information, in each case, as most recently announced as of either 45 days prior to, or the first business day of the month immediately preceding the month of, such Adjustment Date (the "MORTGAGE Index"), and

                  (2) a fixed percentage amount specified in the related Mortgage Note (the "GROSS MARGIN");

provided, however, that the Mortgage Rate for substantially all of the Adjustable Rate Mortgage Loans will not increase or decrease by more than a fixed percentage on any Adjustment Date (the "PERIODIC RATE CAP").

         A "ONE-YEAR HYBRID MORTGAGE LOAN," a "TWO-YEAR HYBRID MORTGAGE LOAN," a "THREE-YEAR HYBRID MORTGAGE Loan" and a "FIVE-YEAR HYBRID MORTGAGE LOAN" have fixed Mortgage Rates for approximately 12, 24, 36 and 60 months, respectively, after the origination thereof before such fixed Mortgage Rates become subject to adjustment based on the Mortgage Index described in clause 1 in the immediately preceding paragraph. Approximately 1.83%, 65.52%, 14.91% and 1.09% of the Statistical Calculation Pool Mortgage Loans in Loan Group 1 by principal balance as of the Statistical Calculation Date are One-Year Hybrid Mortgage Loans, Two-Year Hybrid Mortgage Loans, Three-Year Hybrid Mortgage Loans and Five-Year Hybrid Mortgage Loans, respectively. Approximately 14.12%, 71.10%, 8.54% and 1.37% of the Statistical Calculation Pool Mortgage Loans in Loan Group 2 by principal balance as of the Statistical Calculation Date are One-Year Hybrid Mortgage Loans, Two-Year Hybrid Mortgage Loans, Three-Year Hybrid Mortgage Loans and Five-Year Hybrid Mortgage Loans, respectively.

         Effective with the first payment due on an Adjustable Rate Mortgage Loan after each related Adjustment Date, the monthly payment will be adjusted to an amount which will fully amortize the outstanding principal balance of the Mortgage Loan over its remaining term.

         LOAN-TO-VALUE RATIO. The "ORIGINAL LOAN-TO-VALUE RATIO" of a Mortgage Loan is equal to:

                  (1) the principal balance of such Mortgage Loan at the date of origination, plus, in the case of a second lien Mortgage Loan, the outstanding principal balance of the related first lien Mortgage Loan, divided by

                  (2) the Collateral Value of the related Mortgaged Property.

         The "COLLATERAL VALUE" of a Mortgaged Property subject to a purchase money mortgage is the lesser of:

                  (1) the appraised value at the time of the origination of the related Mortgage Loan, and

                  (2) the sales price of such Mortgaged Property at such time of origination.

         With respect to a Mortgage Loan the proceeds of which were used to refinance an existing mortgage loan, the Collateral Value is the appraised value of the Mortgaged Property based upon the appraisal obtained at the time of refinancing.

         STATED PRINCIPAL BALANCE. "STATED PRINCIPAL BALANCE" means, for any Mortgage Loan and (1) the Cut-off Date, the unpaid principal balance of the Mortgage Loan as of such date (before any adjustment to the amortization schedule for any moratorium or similar waiver or grace period), after giving effect to any partial prepayments and Liquidation Proceeds received prior to such date and to the payment of principal due on or prior to such date and irrespective of any delinquency in payment by the related mortgagor or (2) any Distribution Date, the Stated Principal Balance of the Mortgage Loan as of its Cut-off Date, minus the sum of (i) the principal portion of scheduled payments due with respect to the Mortgage Loan on or prior to the end of the most recent Due Period that were received by the Master Servicer on or prior to the related Determination Date or were advanced by the Master Servicer on or prior to the most recent Master Servicer Advance Date, (ii) principal prepayments with respect to the Mortgage Loans received on or prior to the end of the most recent Prepayment Period and (iii) Liquidation Proceeds received by the Master Servicer prior to the end of the most recent Due Period to the extent applied as recoveries of principal with respect to the Mortgage Loan. When used with respect to the Mortgage Pool, Stated Principal Balance means the aggregate Stated Principal Balances of all Mortgage Loans in the Mortgage Pool.

ASSIGNMENT OF THE MORTGAGE LOANS

         Pursuant to the pooling and servicing agreement dated as of April 1, 2005 (the "POOLING AND SERVICING AGREEMENT"), among the Depositor, the Master Servicer, the Sellers and The Bank of New York, as trustee (the "TRUSTEE"), the Depositor on the Closing Date will sell, transfer, assign, set over and otherwise convey without recourse to the Trustee in trust for the benefit of the Certificateholders all right, title and interest of the Depositor in and to each Mortgage Loan and all right, title and interest in and to all other assets included in the Trust Fund, including all principal and interest received on or with respect to the Mortgage Loans after the Cut-off Date, exclusive of any scheduled principal due on or prior to the Cut-off Date and any interest accruing prior to the Cut-off Date.

         In connection with such transfer and assignment of the Mortgage Loans, the Depositor will deliver the following documents to the Trustee (collectively constituting the "TRUSTEE'S MORTGAGE FILE") with respect to each Mortgage Loan:

                  (1) the original Mortgage Note, endorsed by the applicable Seller or the originator of the Mortgage Loan, without recourse in the following form: "Pay to the order of ____________ without recourse" with all intervening endorsements that show a complete chain of endorsement from the originator to the applicable Seller,

                  (2) the original recorded Mortgage,

                  (3) a duly executed assignment of the Mortgage to "Asset-Backed Certificates, Series 2005-BC2, CWABS, Inc., by The Bank of New York, a New York banking corporation, as trustee under the Pooling and Servicing Agreement dated as of April 1, 2005, without recourse", in recordable form, as described in the Pooling and Servicing Agreement,

                  (4) the original recorded assignment or assignments of the Mortgage together with all interim recorded assignments of such Mortgage,

                  (5) the original or copies of each assumption, modification, written assurance or substitution agreement, if any, and

                  (6) the original or duplicate original lender's title policy and all riders thereto or in the event such original title policy has not been received from the insurer, such original or duplicate original lender's title policy and all riders thereto shall be delivered within one year of the Closing Date.

         Notwithstanding the foregoing, in lieu of providing the documents described in clauses (3) and (4) above, the Depositor may, at its discretion, provide evidence that the related Mortgage is held through the MERS(R) System. In addition, the Mortgages for some or all of the Mortgage Loans in the Trust Fund that are not already held through the MERS(R) System may, at the discretion of the Master Servicer, in the future be held through the MERS(R) System. For any Mortgage held through the MERS(R) System, the Mortgage is recorded in the name of Mortgage Electronic Registration Systems, Inc., or MERS(R), as nominee for the owner of the Mortgage Loan, and subsequent assignments of the Mortgage were, or in the future may be, at the discretion of the Master Servicer, registered electronically through the MERS(R) System. For each of these Mortgage Loans, MERS(R) serves as mortgagee of record on the Mortgage solely as a nominee in an administrative capacity on behalf of the Trustee, and does not have any interest in the Mortgage Loan.

         Pursuant to the Pooling and Servicing Agreement, the Depositor will be required to deliver (or cause delivery of) the Trustee's Mortgage Files:

                  (A) not later than the Closing Date, with respect to at least 50% of the Mortgage Loans in each loan group;

                  (B) not later than twenty days after the Closing Date, with respect to at least an additional 40% of the Mortgage Loans; and

                  (C) not later than thirty days after the Closing Date, with respect to the remaining 10% of the Mortgage Loans.

         Assignments of the Mortgage Loans to the Trustee (or its nominee) will be recorded in the appropriate public office for real property records, except in states (such as California) as to which an opinion of counsel is delivered to the effect that such recording is not required to protect the Trustee's interests in the Mortgage Loan against the claim of any subsequent transferee or any successor to or creditor of the Depositor or the applicable Seller. As to any Mortgage Loan, the recording requirement exception described in the preceding sentence is applicable only so long as the related Trustee Mortgage File is maintained in the possession of the Trustee in one of the states to which such exception applies. In the event any such assignment is delivered to the Trustee in blank and the related Trustee Mortgage File is released by the Trustee pursuant to applicable provisions of the Pooling and Servicing Agreement, the Trustee shall complete such assignment as provided in subparagraph (2) above prior to any such release. In the event such recording is required to protect the interest of the Trustee in the Mortgage Loans, the Master Servicer is required to cause to be submitted each previously unrecorded assignment for recording. Countrywide Home Loans is responsible for recording the assignments to the Trust for all mortgaged properties located in the State of California. The Trustee will be responsible for recording the assignments to the Trust for all properties located in all other states. Countrywide Home Loans will be responsible for all costs associated with the recordation of all assignments.

         The Trustee will review the Mortgage Loan documents on or prior to the Closing Date (or promptly after the Trustee's receipt of any document permitted to be delivered after the Closing Date), and the Trustee will hold such documents in trust for the benefit of the holders of the Certificates. After review of such Mortgage Loan Documents, if any document is found to be missing or defective in any material respect, the Trustee or the Trustee is required to notify the Master Servicer and Countrywide Home Loans in writing. If Countrywide Home Loans cannot or does not cure such omission or defect within 90 days of its receipt of notice from the Trustee, Countrywide Home Loans is required to repurchase the related Mortgage Loan from the Trust Fund at a price (the "PURCHASE PRICE") equal to 100% of the Stated Principal Balance thereof plus accrued and unpaid interest thereon, at a rate equal to the applicable Mortgage Rate to the first day of the month in which the Purchase Price is to be distributed to holders of the Certificates plus any costs attributable to violations of any predatory lending laws. Rather than repurchase the Mortgage Loan as provided above, Countrywide Home Loans may remove such Mortgage Loan (a "DELETED MORTGAGE LOAN") from the Trust Fund and substitute in its place another Mortgage Loan of like kind (a "REPLACEMENT MORTGAGE LOAN"); however, such substitution is only permitted within two years after the Closing Date, and may not be made unless an opinion of counsel is provided to the effect that such substitution would not disqualify any REMIC election made by the Trust Fund or result in a prohibited transaction tax under the Code. Any Replacement Mortgage Loan generally will, on the date of substitution, among other characteristics set forth in the Pooling and Servicing Agreement:

                  (1) have a Stated Principal Balance, after deduction of the principal portion of the scheduled payment due in the month of substitution only, not in excess of, and not less than 90% of, the Stated Principal Balance of the Deleted Mortgage Loan at the time of substitution (the amount of any shortfall to be deposited by Countrywide Home Loans in the Certificate Account not later than the succeeding Determination Date and held for distribution to the holders of the Certificates on the related Distribution Date),

                  (2) if the Deleted Mortgage Loan that is being replaced is an Adjustable Rate Mortgage Loan, have a Maximum Mortgage Rate specified in its related Mortgage Note (such rate, the "MAXIMUM MORTGAGE RATE") not more than 1% per annum higher or lower than the Maximum Mortgage Rate of the Deleted Mortgage Loan,

                  (3) if the Deleted Mortgage Loan that is being replaced is an Adjustable Rate Mortgage Loan, have a minimum Mortgage Rate specified in its related Mortgage Note (such rate, the "MINIMUM

         MORTGAGE RATE") not more than 1% per annum higher or lower than the Minimum Mortgage Rate of the Deleted Mortgage Loan,

                  (4) if the Deleted Mortgage Loan that is being replaced is an Adjustable Rate Mortgage Loan, have the same Mortgage Index, Periodic Rate Cap and period between adjustment dates as the Deleted Mortgage Loan and a Gross Margin not more than 1% per annum higher or lower than that of the Deleted Mortgage Loan,

                  (5) have the same or higher credit quality characteristics than that of the Deleted Mortgage Loan,

                  (6) be accruing interest at a rate not more than 1% per annum higher or lower than that of the Deleted Mortgage Loan,

                  (7) have a Loan-to-Value Ratio no higher than that of the Deleted Mortgage Loan,

                  (8) have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan,

                  (9) not permit conversion of the Mortgage Rate from a fixed rate to a variable rate or vice versa,

                  (10) provide for a prepayment charge on terms substantially similar to those of the prepayment charge, if any, of the Deleted Mortgage Loan,

                  (11) constitute the same occupancy type and lien priority as the Deleted Mortgage Loan, and

                  (12) comply with all of the representations and warranties set forth in the Pooling and Servicing Agreement as of the date of substitution.

         This cure, repurchase or substitution obligation constitutes the sole remedy available to the Certificateholders, the Trustee or the Depositor for omission of, or a material defect in, a Mortgage Loan document.

UNDERWRITING STANDARDS

         The information set forth in this section with regard to the underwriting standards of the originators of the Mortgage Loans (each an "ORIGINATOR") has been provided to the Depositor or compiled from information provided to the Depositor by the Originators. None of the Depositor, the Trustee, the Sellers, the Master Servicer, the Underwriter or any of their respective affiliates has made any independent investigation of this information or has made or will make any representation as to the accuracy or completeness of this information.

         The Mortgage Loans will be acquired by the Depositor from the Sellers. The Mortgage Loans were originated by Countrywide Home Loans or acquired from various other Originators. Originators which have originated more than 20% of the Mortgage Loans (measured by aggregate Stated Principal Balance of the Mortgage Loans) are limited to Encore Credit Corp. and Decision One, which originated 64.62% and 24.08% of the Mortgage Loans (measured by aggregate Stated Principal Balance of the Statistical Calculation Pool Mortgage Loans), respectively.

         Encore Credit Corp., a wholly-owned subsidiary of ECC Capital Corporation (in such capacity "ENCORE") is a nationwide mortgage banking company engaged in the business of originating, purchasing, selling and, through agreements with Option One Mortgage Corporation and HomEq Servicing Corporation, performing interim servicing for mortgage loans secured primarily by one to four-family residences that generally do not conform to the underwriting guidelines typically applied by banks and other lending institutions that originate loans that conform to the underwriting guidelines generally required by Fannie Mae, Freddie Mac or other government sponsored programs, particularly with respect to a prospective borrower's credit history and debt-to-income ratio. These mortgage loans are generally referred to as non-conforming or subprime mortgage loans. Encore was incorporated in October 2001 and commenced lending operations in March 2002. As of December 31, 2004, Encore had over 1,100 employees and operated its mortgage lending business through a network of approximately 7,000 approved mortgage lenders and brokers, through which Encore originates mortgage loans. The network consists of independent mortgage lenders and brokers located in 49 states and the District of Columbia where Encore is licensed to engage in its mortgage lending business. Encore's principal executive offices are located at 1833 Alton Parkway, Irvine, California 92606, and its main telephone number is (949) 856-8300.

         The Mortgage Loans will have been originated in accordance with the underwriting guidelines of the Originators for credit blemished mortgage loans, which will be referred to in this prospectus supplement as the underwriting guidelines. Generally, under the underwriting guidelines, the Originator reviews the applicant's source of income, calculates the amount of income from sources indicated on the loan application or similar documentation, reviews the credit history of the applicant, calculates the debt service-to-income ratio to determine the applicant's ability to repay the loan, reviews the type and use of the property being financed and reviews the property. The underwriting guidelines generally require that mortgage loans be underwritten in a standardized procedure which complies with applicable federal and state laws and regulations and requires the Originator's underwriters to be satisfied that the value of the property being financed, as indicated by an appraisal and a review of the appraisal currently supports the outstanding loan balance.

         The underwriting guidelines of the Originators are more flexible than the standards generally acceptable to Freddie Mac and Fannie Mae with regard to the borrower's credit standing and repayment ability. While more flexible, the underwriting guidelines still place significant reliance on a borrower's ability to repay; however the Originator generally may require lower loan-to-value ratios than for loans underwritten to Freddie Mac and Fannie Mae standards. Borrowers who qualify generally have payment histories and debt-to-income ratios which would not satisfy Freddie Mac and Fannie Mae underwriting guidelines and may have a record of major derogatory credit items such as outstanding judgments or prior bankruptcies. On a case-by-case basis, exceptions to the underwriting guidelines are made where compensating factors exist. Compensating factors usually include low loan-to-value ratio, low debt-to-income ratio, stable employment, length of time in the same residence, cash reserves and/or reduction in monthly debt service. It is expected that a significant portion of the Mortgage Loans in the mortgage pool will represent these exceptions.

         The underwriting guidelines are primarily intended to assess the value of the mortgaged property and to evaluate the adequacy of the mortgaged property as collateral for the Mortgage Loan. In addition to the foregoing, the Originator considers, among other things, a mortgagor's credit history, repayment ability and debt service-to-income ratio, as well as the type and use of the mortgaged property. The Mortgage Loans, in most cases, bear higher rates of interest than mortgage loans that are originated in accordance with Fannie Mae and Freddie Mac standards, which is likely to result in rates of delinquencies and foreclosures that are higher, and that may be substantially higher, than those experienced by portfolios of mortgage loans underwritten in a more traditional manner.

         Each applicant completes an application which includes information with respect to the applicant's liabilities, income, credit history, employment history and personal information. The Mortgage Loans may have been underwritten using a full, limited or stated income documentation program. The underwriting guidelines generally require a credit report on each applicant from a credit reporting company. The report typically contains information relating to matters such as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcies, repossessions or judgments. In evaluating the credit quality of a borrower, the Originator typically utilizes the Credit Bureau Risk Score of that borrower. The "CREDIT BUREAU RISK SCORE" is a statistical credit score generated by models developed by a third party and made available to mortgage lenders through three national credit bureaus. The models were derived by analyzing data on consumers in order to establish patterns which are believed to be indicative of the borrower's probability of default. The Credit Bureau Risk Score is based on a borrower's historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of client history, types of credit, and bankruptcy experience. Credit Bureau Risk Scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. Credit Bureau Risk Scores, however, were not developed specifically for use in connection with mortgage loans, but for consumer loans in general. Therefore, a Credit Bureau Risk Score does not take into consideration the effect of mortgage loan characteristics on the probability of repayment by the borrower.

         The property that is to secure a mortgage loan generally is appraised by a qualified independent appraiser. These appraisers inspect and appraise the subject property and verify that the property is in acceptable condition. Following each appraisal, the appraiser prepares a report which typically includes a market value analysis based on recent sales of comparable homes in the area and, when deemed appropriate, replacement cost analysis based on the current cost of constructing a similar home. Generally, all appraisals are required to conform to the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standards Board of the Appraisal Foundation and are generally on forms acceptable to Fannie Mae and Freddie Mac. The underwriting guidelines generally require a review of the appraisal by a qualified employee of the Originator or by an appraiser retained by the Originator.

         As a result of the Originators' underwriting criteria, changes in the values of mortgaged properties may have a greater effect on the delinquency, foreclosure and loss experience on the Mortgage Loans than these changes would be expected to have on mortgage loans that are originated in a more traditional manner. No assurance can be given that the values of the related mortgaged properties have remained or will remain at the levels in effect on the dates of origination of the Mortgage Loans. In addition, there can be no assurance that the value of a mortgaged property estimated in any appraisal or review is equal to the actual value of that mortgaged property at the time of that appraisal or review.

         RE-UNDERWRITING OF MORTGAGE LOANS BY COUNTRYWIDE HOME LOANS

         Countrywide Home Loans reviewed the Mortgage Loans to determine whether they were underwritten generally in accordance with the related Originator's underwriting guidelines or reasonable exceptions thereto. In the course of such review, Countrywide Home Loans assigned to each Mortgage Loan a credit grade category which the Countrywide Home Loans employs in its own underwriting guidelines for credit blemished mortgage loans to grade the likelihood that the mortgagor will satisfy the repayment conditions of the mortgage loans. In general, Countrywide Home Loans assigns a credit grade category by evaluating a borrower's consumer credit history, mortgage history, time since bankruptcy, and time since foreclosure or notice of default. The credit grade categories establish guidelines for determining maximum allowable loan-to-value ratios, debt-to-income ratios and loan amounts for a given mortgage loan. A summary of the Countrywide Home Loans credit grade categories is set forth below. Because the credit grade categories were developed by Countrywide Home Loans for use in its own origination programs and because Countrywide Home Loans imposes additional restrictions on loan-to-value ratios, debt-to-income ratios, and loan amounts depending on, but not limited to, the occupancy status of the mortgaged property, the type of mortgaged property and the documentation program, the assignment of a credit grade category to a Mortgage Loan was in part a subjective decision. Accordingly, the characteristics of a Mortgage Loan may not match in all respects the characteristics of the credit grade category assigned to it by Countrywide Home Loans.

Credit Grade Category: "A"
LOAN-TO-VALUE RATIO: Maximum of 100%
DEBT-TO-INCOME RATIO: Maximum of 50%
LOAN AMOUNT: Maximum of $1,000,000
CONSUMER CREDIT HISTORY: Credit Bureau Risk Score must be greater than or equal to 580, or 600 for loan amounts of $600,000 or greater. If no Credit Bureau Risk Score is available, Countrywide Home Loans evaluates the borrower's consumer credit history through alternative means in accordance with its underwriting criteria for credit blemished mortgage loans. If the Credit Bureau Risk Score is inaccurate, as evidenced by objective criteria provided to Countrywide Home Loans by independent third parties, then no more than 4 delinquencies of 30 days in the past 12 months.
MORTGAGE HISTORY: No more than 1 non-consecutive delinquency of 30 days during the past 12 months.
BANKRUPTCY: At least 2 years since discharge/dismissal of Chapter 7, 11 or 12, and 2 years since filing or dismissal of Chapter 13.

FORECLOSURE/NOTICE OF DEFAULT (NOD): At least 3 years since foreclosure/NOD released.

Credit Grade Category: "A-"
LOAN-TO-VALUE RATIO: Maximum of 90%
DEBT-TO-INCOME RATIO: Maximum of 50%
LOAN AMOUNT: Maximum of $500,000
CONSUMER CREDIT HISTORY: Credit Bureau Risk Score must be greater than or equal to 560. If no Credit Bureau Risk Score is available, Countrywide Home Loans evaluates the borrower's consumer credit history through alternative means in accordance with its underwriting criteria for credit blemished mortgage loans. If the Credit Bureau Risk Score is inaccurate, as evidenced by objective criteria provided to Countrywide Home Loans by independent third parties, then no more than 6 delinquencies of 30 days, and 2 delinquencies of 60 days in the past 12 months.
MORTGAGE HISTORY: No more than 2 non-consecutive delinquencies of 30 days during the past 12 months.
BANKRUPTCY: At least 2 years since discharge or dismissal of Chapter 7, 11 or 12, and 2 years since filing or dismissal of Chapter 13.
FORECLOSURE/NOTICE OF DEFAULT (NOD): At least 3 years since foreclosure/NOD released.

Credit Grade Category: "B"
LOAN-TO-VALUE RATIO: Maximum of 85%
DEBT-TO-INCOME RATIO: Maximum of 50%
LOAN AMOUNT: Maximum of $400,000
CONSUMER CREDIT HISTORY: Credit Bureau Risk Score must be greater than or equal to 540. If no Credit Bureau Risk Score is available, Countrywide Home Loans evaluates the borrower's consumer credit history through alternative means in accordance with its underwriting criteria for credit blemished mortgage loans. If the Credit Bureau Risk Score is inaccurate, as evidenced by objective criteria provided to Countrywide Home Loans by independent third parties, then no more than 10 delinquencies of 30 days, 4 delinquencies of 60 days, and 2 delinquencies of 90 days or more in the past 12 months.
MORTGAGE HISTORY: No more than 4 non-consecutive delinquencies of 30 days during the past 12 months, or no more than 2 non-consecutive delinquencies of 30 days and 1 delinquency of 60 days in the past 12 months.
BANKRUPTCY: At least 1 year since discharge or dismissal of Chapter 7, 11 or 12 and 1 year since filing or dismissal of Chapter 13.
FORECLOSURE/NOTICE OF DEFAULT (NOD): At least 2 years since foreclosure/NOD released.

Credit Grade Category: "C"
LOAN-TO-VALUE RATIO: Maximum of 80%
DEBT-TO-INCOME RATIO: Maximum of 50%
LOAN AMOUNT: Maximum of $350,000
CONSUMER CREDIT HISTORY: The preferred minimum Credit Bureau Risk Score is 520. If no Credit Bureau Risk Score is available, Countrywide Home Loans evaluates the borrower's consumer credit history through alternative means in accordance with its underwriting criteria for credit blemished mortgage loans. If the Credit Bureau Risk Score is inaccurate, as evidenced by objective criteria provided to Countrywide Home Loans by independent third parties, then no more than 8 delinquencies of 60 days, and 4 delinquencies of 90 days or more in the past 12 months.
MORTGAGE HISTORY: No more than 1 delinquency of 90 days during the past 12 months.
BANKRUPTCY: At least 1 year since discharge or dismissal of Chapter 7, 11 or 12 and 1 year since filing or dismissal of Chapter 13.
FORECLOSURE/NOTICE OF DEFAULT (NOD): At least 1 year since foreclosure/NOD released.

Credit Grade Category: "C-"
LOAN-TO-VALUE RATIO: Maximum of 70%
DEBT-TO-INCOME RATIO: Maximum of 50%
LOAN AMOUNT: Maximum of $300,000
CONSUMER CREDIT HISTORY: The preferred minimum Credit Bureau Risk Score is 500. If no Credit Bureau Risk Score is available, Countrywide Home Loans evaluates the borrower's consumer credit history through alternative means in accordance with its underwriting criteria for credit blemished mortgage loans. If the Credit Bureau Risk Score is inaccurate, as evidenced by objective criteria provided to Countrywide Home Loans by independent third parties, then no more than 12 delinquencies of 60 days, and 8 delinquencies of 90 days or more in the past 12 months.
MORTGAGE HISTORY: No more than 2 delinquencies of 90 days during the past 12 months.
BANKRUPTCY: Chapter 13 must be discharged, dismissed, or paid-off through escrow at funding. Chapter 7 must be discharged or dismissed at least 1 day prior to funding.
FORECLOSURE/NOTICE OF DEFAULT (NOD): None at time of funding.

Credit Grade Category: "D"
LOAN-TO-VALUE RATIO: Maximum of 65%
DEBT-TO-INCOME RATIO: Maximum of 45%
LOAN AMOUNT: Maximum of $250,000
CONSUMER CREDIT HISTORY: The preferred minimum Credit Bureau Risk Score is 500. If no Credit Bureau Risk Score is available, Countrywide Home Loans evaluates the borrower's consumer credit history through alternative means in accordance with its underwriting criteria for credit blemished mortgage loans. If the Credit Bureau Risk Score is inaccurate, as evidenced by objective criteria provided to Countrywide Home Loans by independent third parties, then no more than 12 delinquencies of 60 days, and 8 delinquencies of 90 days or more in the past 12 months.
MORTGAGE HISTORY: Open Notice of Default is acceptable must be cured at time of funding.
BANKRUPTCY: Chapter 13 Bankruptcy must be discharged/dismissed, or paid-off through escrow at funding. Chapter 7 Bankruptcy must be discharged or dismissed at least 1 day prior to funding.
FORECLOSURE/NOTICE OF DEFAULT (NOD): Notice of default is acceptable but must be cured at time of funding.

                         SERVICING OF THE MORTGAGE LOANS

GENERAL

         Countrywide Home Loans Servicing LP ("COUNTRYWIDE SERVICING" or the "MASTER SERVICER") will act as Master Servicer and will service the Mortgage Loans in accordance with the terms set forth in the Pooling and Servicing Agreement. The Master Servicer may perform any of its obligations under the Pooling and Servicing Agreement through one or more subservicers. Notwithstanding any such subservicing arrangement, the Master Servicer will remain liable for its servicing duties and obligations under the Pooling and Servicing Agreement as if the Master Servicer alone were servicing the Mortgage Loans. As of the Closing Date, the Originators will service a portion of the Mortgage Loans until servicing is transferred, which is expected to occur no later than June 1, 2005.

THE MASTER SERVICER

         The principal executive offices of Countrywide Servicing are located at 7105 Corporate Drive, Plano, Texas 75024. Countrywide Servicing is a Texas limited partnership directly owned by Countrywide GP, Inc. and Countrywide LP, Inc., each a Nevada corporation and a direct wholly owned subsidiary of Countrywide Home Loans, Inc., a New York corporation ("COUNTRYWIDE HOME LOANS). Countrywide GP, Inc. owns a 0.1% interest in Countrywide Servicing and is the general partner. Countrywide LP, Inc. owns a 99.9% interest in Countrywide Servicing and is a limited partner.

         Countrywide Home Loans established Countrywide Servicing in February 2000 to service mortgage loans originated by Countrywide Home Loans that would otherwise have been serviced by Countrywide Home Loans. In January and February, 2001, Countrywide Home Loans transferred to Countrywide Servicing all of its rights and obligations relating to mortgage loans serviced on behalf of Freddie Mac and Fannie Mae, respectively. In October 2001, Countrywide Home Loans transferred to Countrywide Servicing all of its rights and obligations relating to the bulk of its non-agency loan servicing portfolio (other than the servicing of home equity lines of credit), including with respect to those mortgage loans (other than home equity lines of credit) formerly serviced by Countrywide Home Loans and securitized by CWABS, Inc. While Countrywide Home Loans expects to continue to directly service a portion of its loan portfolio, it is expected that the servicing rights for most newly originated Countrywide Home Loans mortgage loans will be transferred to Countrywide Servicing upon sale or securitization of the related mortgage loans. Countrywide Servicing is engaged in the business of servicing mortgage loans and will not originate or acquire loans, an activity that will continue to be performed by Countrywide Home Loans. In addition to acquiring mortgage servicing rights from Countrywide Home Loans, it is expected that Countrywide Servicing will service mortgage loans for non-Countrywide Home Loans affiliated parties as well as subservice mortgage loans on behalf of other master servicers.

         In connection with the establishment of Countrywide Servicing, certain employees of Countrywide Home Loans became employees of Countrywide Servicing. Countrywide Servicing has engaged Countrywide Home Loans as a subservicer to perform certain loan servicing activities on its behalf.

         Countrywide Servicing is an approved mortgage loan servicer for Fannie Mae, Freddie Mac, Ginnie Mae, HUD and VA and is licensed to service mortgage loans in each state where a license is required. Its loan servicing activities are guaranteed by Countrywide Financial and/or Countrywide Home Loans when required by the owner of the mortgage loans. As of December 31, 2004, Countrywide Servicing had a net worth of approximately $11.91 billion.

         In its capacity as Master Servicer, Countrywide Servicing will be responsible for servicing the Mortgage Loans in accordance with the terms set forth in the Pooling and Servicing Agreement. Countrywide Servicing may perform any of its obligations under the Pooling and Servicing Agreement through one or more subservicers. Notwithstanding any subservicing arrangement, Countrywide Servicing will remain liable for its servicing duties and obligations under the Pooling and Servicing Agreement as if Countrywide Servicing alone were servicing the Mortgage Loans.

COUNTRYWIDE HOME LOANS

         Countrywide Home Loans is a direct wholly owned subsidiary of Countrywide Financial Corporation, a Delaware corporation ("COUNTRYWIDE FINANCIAL"). The principal executive offices of Countrywide Home Loans are located at 4500 Park Granada, Calabasas, California 91302. Countrywide Home Loans is engaged primarily in the mortgage banking business, and as such, originates, purchases, sells and services mortgage loans. Countrywide Home Loans originates mortgage loans through a retail branch system and through mortgage loan brokers and correspondents nationwide. Mortgage loans originated by Countrywide Home Loans are principally first-lien, fixed or adjustable rate mortgage loans secured by single-family residences. Except as otherwise indicated, reference in the remainder of this offering memorandum to "Countrywide Home Loans" should be read to include Countrywide Home Loans and its consolidated subsidiaries, including Countrywide Servicing.

         Countrywide Home Loans services substantially all of the mortgage loans it originates or acquires. In addition, Countrywide Home Loans has purchased in bulk the rights to service mortgage loans originated by other lenders. Countrywide Home Loans has in the past and may in the future sell to other mortgage bankers a portion of its portfolio of loan servicing rights. As of December 31, 2004, Countrywide Home Loans provided servicing for mortgage loans with an aggregate principal balance of approximately $838.322 billion, substantially all of which are being serviced for unaffiliated persons. As of December 31, 2004, Countrywide Home Loans provided servicing for approximately $86.11 billion in credit blemished mortgage loans.

LOAN SERVICING

         The Master Servicer has established standard policies for the servicing and collection of mortgages. Servicing includes, but is not limited to:

                  (a) collecting, aggregating and remitting mortgage loan payments;

                  (b) accounting for principal and interest;

                  (c) holding escrow (impound) funds for payment of taxes and insurance;

                  (d) making inspections as required of the mortgaged properties;

                  (e) preparation of tax related information in connection with the mortgage loans;

                  (f) supervision of delinquent mortgage loans; (g) loss mitigation efforts;

                  (h) foreclosure proceedings and, if applicable, the disposition of mortgaged properties; and

                  (i) generally administering the mortgage loans, for which it receives servicing fees.

         Billing statements with respect to mortgage loans are mailed monthly by the Master Servicer. The statement details all debits and credits and specifies the payment due. Notice of changes in the applicable loan rate are provided by the Master Servicer to the mortgagor with such statements.

COLLECTION PROCEDURES

         CREDIT BLEMISHED MORTGAGE LOANS. When a mortgagor fails to make a payment on a credit blemished mortgage loan, the Master Servicer attempts to cause the deficiency to be cured by corresponding with the mortgagor. In most cases, deficiencies are cured promptly. Pursuant to the Master Servicer's credit blemished servicing procedures, the Master Servicer generally mails to the mortgagor a notice of intent to foreclose after the loan becomes 31 days past due (two payments due but not received) and, generally within 59 days thereafter, if the loan remains delinquent, institutes appropriate legal action to foreclose on the mortgaged property. Foreclosure proceedings may be terminated if the delinquency is cured. Mortgage loans to borrowers in bankruptcy proceedings may be restructured in accordance with law and with a view to maximizing recovery of such loans, including any deficiencies.

         Once foreclosure is initiated by the Master Servicer, a foreclosure tracking system is used to monitor the progress of the proceedings. The system includes state specific parameters to monitor whether proceedings are progressing within the time frame typical for the state in which the mortgaged property is located. During the foreclosure proceeding, the Master Servicer determines the amount of the foreclosure bid and whether to liquidate the mortgage loan.

         If foreclosed, the mortgaged property is sold at a public or private sale and may be purchased by Countrywide Home Loans. After foreclosure, the Master Servicer may liquidate the mortgaged property and charge-off the loan balance which was not recovered through liquidation proceeds.

         Servicing and charge-off policies and collection practices with respect to credit blemished mortgage loans may change over time in accordance with, among other things, the Master Servicer's business judgment, changes in the servicing portfolio and applicable laws and regulations.

FORECLOSURE AND DELINQUENCY EXPERIENCE

         CREDIT BLEMISHED QUALITY MORTGAGE LOANS. The following table summarizes the delinquency and foreclosure experience, respectively, on the dates indicated, of credit blemished mortgage loans originated or acquired and serviced by Countrywide Home Loans. A credit blemished mortgage loan is characterized as delinquent if the borrower has not paid the monthly payment due within one month of the related due date. The delinquency and foreclosure percentages may be affected by the size and relative lack of seasoning of the servicing portfolio because many of such loans were not outstanding long enough to give rise to some or all of the periods of delinquency indicated in the chart below. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount, or severity of delinquency or losses on the Mortgage Loans, and no assurances can be given that the delinquency or foreclosure experience presented in the table below will be indicative of such experience on such Mortgage Loans. The sum of the columns below may not equal the total indicated due to rounding.

         For purposes of the following table:

         o the period of delinquency is based on the number of days payments are contractually past due;

         o certain total percentages and dollar amounts may not equal the sum of the percentages and dollar amounts indicated in the columns due to differences in rounding;

         o the "FORECLOSURE RATE" is the dollar amount of mortgage loans in foreclosure as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated; and

         o the "BANKRUPTCY RATE" is the dollar amount of mortgage loans for which the related borrower has declared bankruptcy as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated.

                                       DELINQUENCY AND FORECLOSURE EXPERIENCE

                               AS OF DECEMBER 31, 2000               AS OF DECEMBER 31, 2001
                         PRINCIPAL BALANCE      PERCENTAGE      PRINCIPAL BALANCE     PERCENTAGE
Total Portfolio           $10,618,065,421.51      100.00%      $16,113,058,684.95       100.00%
Delinquency Percentage
30-59 Days                   $864,838,690.77        8.14%      $ 1,437,602,151.97         8.92%
60-89 Days                    297,082,364.46        2.80           440,975,276.56         2.74
90+ Days                      131,030,594.44        1.23           186,062,549.32         1.15
                              --------------       -----       ----------------         ------
    Sub-Total              $1,292,951,649.67       12.18%      $ 2,064,639,977.85        12.81%
                           -----------------       ------      -----------------        -------
Foreclosure Rate             $329,284,407.33        3.10%      $   670,195,427.54         4.16%
Bankruptcy Rate              $147,276,258.29        1.39%      $   381,462,318.31         2.37%


                                          DELINQUENCY AND FORECLOSURE EXPERIENCE

                               AS OF DECEMBER 31, 2002                AS OF DECEMBER 31, 2003
                          PRINCIPAL BALANCE     PERCENTAGE      PRINCIPAL BALANCE      PERCENTAGE
Total Portfolio          $22,769,082,711.09       100.00%      $39,058,523,423.20       100.00%
Delinquency Percentage
30-59 Days                $1,591,562,076.96         6.99%      $ 2,409,274,879.48         6.17%
60-89 Days                   541,119,231.96          2.38          728,740,335.77         1.87
90+ Days                     226,171,736.77          0.99          210,424,049.89         0.54
                             --------------        ------      ------------------       ------
    Sub-Total             $2,358,853,045.69        10.36%      $ 3,348,439,265.14         8.57%
                          -----------------        ------      ------------------       -------
Foreclosure Rate            $633,348,957.76         2.78%      $   692,149,703.63         1.77%
Bankruptcy Rate             $551,267,050.86         2.42%      $   609,395,518.03         1.56%


                     DELINQUENCY AND FORECLOSURE EXPERIENCE

                             AS OF DECEMBER 31, 2004
                          PRINCIPAL BALANCE PERCENTAGE

Total Portfolio          $86,105,709,592.36       100.00%
Delinquency Percentage
30-59 Days                $5,511,694,342.31         6.40%
60-89 Days                 1,737,804,023.07         2.02
90+ Days                     652,867,195.37         0.76
                             --------------         ----
     Sub-Total            $7,902,365,560.75         9.18%
                          -----------------         -----
Foreclosure Rate          $1,327,051,535.23         1.54%
Bankruptcy Rate             $781,916,352.86         0.91%


         Historically, a variety of factors, including the appreciation of real estate values, have limited the loss and delinquency experience on credit blemished mortgage loans. There can be no assurance that factors beyond the control of Countrywide Home Loans, such as national or local economic conditions or a downturn in the real estate markets of its lending areas, will not result in increased rates of delinquencies and foreclosure losses in the future.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

         The Master Servicer will be paid a monthly fee from interest collected with respect to each Mortgage Loan (as well as from any liquidation proceeds from a Liquidated Mortgage Loan that are applied to accrued and unpaid interest) equal to one-twelfth of the Stated Principal Balance thereof multiplied by the Servicing Fee Rate (such product, the "SERVICING FEE"). The "SERVICING FEE RATE" for each Mortgage Loan will equal 0.500% per annum. The amount of the monthly Servicing Fee is subject to adjustment with respect to Mortgage Loans that are prepaid in full, as described herein under "--ADJUSTMENT TO SERVICING FEE IN CONNECTION WITH CERTAIN PREPAID MORTGAGE LOANS." The Master Servicer is also entitled to receive, as additional servicing compensation, amounts in respect of interest paid on Principal Prepayments received during the portion of a Prepayment Period from the related Due Date to the end of such Prepayment Period ("PREPAYMENT INTEREST EXCESS"), all late payment fees, assumption fees and other similar charges (other than prepayment charges) and all reinvestment income earned on amounts on deposit in the Certificate Account and Distribution Account. The Master Servicer is obligated to pay certain ongoing expenses associated with the Mortgage Loans and incurred by the Trustee in connection with its respective responsibilities under the Pooling and Servicing Agreement.

ADJUSTMENT TO SERVICING FEE IN CONNECTION WITH CERTAIN PREPAID MORTGAGE LOANS

         When a borrower prepays all or a portion of a Mortgage Loan between scheduled monthly payment dates ("DUE DATES"), the borrower pays interest on the amount prepaid only to the date of prepayment. Principal Prepayments which are received during that portion of the Prepayment Period from the related Due Date in such Prepayment Period to the end of such Prepayment Period reduce the Scheduled Payment of interest for such Due Date but are included in a distribution that occurs on or prior to the distribution of such Scheduled Payment, and accordingly no shortfalls in interest otherwise distributable to holders of the Certificates results. Conversely, Principal Prepayments received from that portion of the Prepayment Period from the beginning of such Prepayment Period to the related Due Date in such Prepayment Period reduce the Scheduled Payment of interest for the following Due Date and are included in a distribution that occurs on or after the distribution of such Scheduled Payment, and accordingly an interest shortfall (a "PREPAYMENT INTEREST SHORTFALL") could result. In order to mitigate the effect of any such shortfall in interest distributions to holders of the Certificates on any Distribution Date, one-half of the amount of the Servicing Fee otherwise payable to the Master Servicer for such month will, to the extent of such shortfall, be deposited by the Master Servicer in the Certificate Account for distribution to the holders of the Certificates entitled thereto on such Distribution Date. Any such deposit by the Master Servicer (the "COMPENSATING INTEREST") will be reflected in the distributions to holders of the Certificates entitled thereto made on the Distribution Date on which the Principal Prepayments received would be distributed.

ADVANCES

         Subject to the following limitations, on the Business Day prior to each Distribution Date, the Master Servicer will be required to advance its own funds, or funds in the Certificate Account that are not required to be distributed on such Distribution Date, in an amount equal to the aggregate of payments of principal and interest on the Mortgage Loans (with the Mortgage Rate adjusted to a rate equal to the Mortgage Rate minus the Servicing Fee Rate (as so adjusted, the "NET MORTGAGE RATE")) that were due on the related Due Date and delinquent on the related Determination Date, together with an amount equivalent to interest (adjusted to the Net Mortgage Rate) deemed due on each Mortgage Loan as to which the related Mortgaged Property has been acquired by the Master Servicer through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan ("REO PROPERTY"), such latter amount to be calculated after taking into account any rental income from such Mortgaged Property (any such advance, an "ADVANCE" and the date of any such Advance, as described herein, a "MASTER SERVICER ADVANCE DATE").

         Advances are intended to maintain a regular flow of scheduled interest and principal payments on the Offered Certificates rather than to guarantee or insure against losses. The Master Servicer is obligated to make Advances to the extent that such Advances are, in its judgment, reasonably recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related Mortgage Loan. If the Master Servicer determines on any Determination Date to make an Advance, such Advance will be included with the distribution to holders of the Certificates on the related Distribution Date. Any failure by the Master Servicer to make an Advance as required under the Pooling and Servicing Agreement will constitute an event of default thereunder, in which case the Trustee, as successor master servicer, or such other entity as may be appointed as successor master servicer, will be obligated to make any such Advance in accordance with the terms of the Pooling and Servicing Agreement.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

         The Certificates (defined below) will be issued pursuant to the Pooling and Servicing Agreement. Set forth below are summaries of the material terms and provisions pursuant to which the Certificates will be issued. The following summaries are subject to, and are qualified in their entirety by reference to, the provisions of the Pooling and Servicing Agreement. When particular provisions or terms used in the Pooling and Servicing Agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference.

         The CWABS, Inc., Asset-Backed Certificates, Series 2005-BC2 (the "CERTIFICATES") will consist of:

         o Class 1-A-1, Class 1-A-2, Class 2-A-1, Class 2-A-2, Class 2-A-3 and Class A-R Certificates (collectively, the "SENIOR CERTIFICATES");

         o    Class M-1 Certificates;

         o    Class M-2 Certificates;

         o    Class M-3 Certificates;

         o    Class M-4 Certificates;

         o    Class M-5 Certificates;

         o    Class M-6 Certificates;

         o    Class M-7 Certificates;

         o Class M-8 Certificates; (collectively with the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates, the "MEZZANINE CERTIFICATES");

         o Class B Certificates (together with the Mezzanine Certificates, the "SUBORDINATED CERTIFICATES");

         o    Class P Certificates; and

         o    Class C Certificates.

         The Certificates other than the Class M-3, Class M-4, Class P and Class C Certificates are referred to as the "OFFERED CERTIFICATES." The Class M-3, Class M-4, Class P and Class C Certificates are not offered by this prospectus supplement. The Class A-R Certificates are also sometimes referred to as the "RESIDUAL CERTIFICATES." As used herein, the "CERTIFICATE PRINCIPAL BALANCE" for any class of Certificates (other than the Class C Certificates) is the aggregate outstanding principal balance of all Certificates of such class; provided that, the Certificate Principal Balance of the class of Certificates with the highest payment priority to which Realized Losses have been allocated will be increased by the amount of any Subsequent Recoveries on the Mortgage Loans not previously allocated, but not by more than the amount of Realized Losses previously allocated to reduce the Certificate Principal Balance of that class. Distributions of principal and interest on the Class 1-A-1 Certificates and

Class 1-A-2 Certificates (together, the "CLASS 1-A CERTIFICATES.") will be based primarily on amounts available for distribution in respect of the Mortgage Loans in Loan Group 1, and distributions of principal and interest on the Class 2-A-1, Class 2-A-2 and Class 2-A-3 Certificates (collectively, the "CLASS 2-A CERTIFICATES.") will be based primarily on amounts available for distribution in respect of the Mortgage Loans in Loan Group 2. Distributions of principal and interest to the Class 1-A Certificates will be made first from the Mortgage Loans in Loan Group 1, and distributions of principal and interest to the Class 2-A Certificates will be made first from the Mortgage Loans in Loan Group 2. Distributions of principal and interest on the Subordinated Certificates (and the Class P Certificates and Class C Certificates, to the extent provided in the pooling and servicing agreement) will be based on amounts available for distribution in respect of the Mortgage Loans in both Loan Group 1 and Loan Group 2.

         The Offered Certificates (other than the Class A-R Certificates) will be issued in book-entry form as described below. The Offered Certificates (other than the Class A-R Certificates) will be issued in minimum dollar denominations of $20,000 and integral multiples of $1,000 in excess thereof, except that one Certificate of each Class of Offered Certificates (other than the Class A-R Certificates) may be issued in a denomination that is not an integral multiple of $1,000, and the Class A-R Certificates will be issued as two certificates in the denominations specified in the Pooling and Servicing Agreement.

BOOK-ENTRY CERTIFICATES

         The Offered Certificates, other than the Class A-R Certificates, will be book-entry Certificates (the "BOOK-ENTRY CERTIFICATES"). The Class A-R Certificates will be issued as two certificates in fully registered certificated form. Persons acquiring beneficial ownership interests in the Certificates ("CERTIFICATE OWNERS") may elect to hold their Certificates through the Depository Trust Company ("DTC") in the United States, or Clearstream, Luxembourg (as defined herein) or the Euroclear System ("EUROCLEAR"), in Europe, if they are participants of such systems, or indirectly through organizations which are participants in such systems. The Book-Entry Certificates will be issued in one or more certificates which equal the aggregate principal balance of the Offered Certificates (other than the Class A-R Certificates) and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream, Luxembourg's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank will act as depositary for Clearstream, Luxembourg and Chase will act as depositary for Euroclear (in such capacities, individually the "RELEVANT DEPOSITARY" and collectively the "EUROPEAN DEPOSITARIES"). Beneficial interests in the Book-Entry Certificates may be held in minimum denominations representing Certificate Principal Balances of $20,000 and integral multiples of $1,000 in excess thereof, except that one investor of each Class of Book-Entry Certificates may hold a beneficial interest therein that is not an integral multiple of $1,000. Except as described below, no person acquiring a Book-Entry Certificate (each, a "BENEFICIAL OWNER") will be entitled to receive a physical certificate representing such Certificate (a "DEFINITIVE CERTIFICATE"). Unless and until Definitive Certificates are issued, it is anticipated that the only Certificateholder of the Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be Certificateholders as that term is used in the Pooling and Servicing Agreement. Certificate Owners are only permitted to exercise their rights indirectly through the participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations ("PARTICIPANTS") and DTC.

         The beneficial owner's ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "FINANCIAL INTERMEDIARY") that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC participant and on the records of Clearstream, Luxembourg or Euroclear, as appropriate).

         Certificate Owners will receive all distributions of principal of, and interest on, the Certificates from the Trustee through DTC and DTC participants. While the Book-Entry Certificates are outstanding (except under the circumstances described below) under the rules, regulations and procedures creating and affecting DTC and its operations (the "RULES"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Book-Entry Certificates and is required to receive and transmit distributions of principal of, and interest on, such Certificates. Participants and organizations which have indirect access to the DTC system, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("INDIRECT PARTICIPANTS"), with whom Certificate Owners have accounts with respect to Book-Entry Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess certificates, the Rules provide a mechanism by which Certificate Owners will receive distributions and will be able to transfer their interest.

         Certificate Owners will not receive or be entitled to receive certificates representing their respective interests in the Book-Entry Certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Certificate Owners who are not Participants may transfer ownership of Book-Entry Certificates only through Participants and Indirect Participants by instructing such Participants and Indirect Participants to transfer Book-Entry Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Certificates, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Book-Entry Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Certificate Owners.

         Because of time zone differences, credits of securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a Participant will be made during, subsequent securities settlement processing and dated the business day following, the DTC settlement date. Such credits or any transactions in such securities, settled during such processing will be reported to the relevant Euroclear or Clearstream, Luxembourg Participants on such business day. Cash received in Clearstream, Luxembourg or Euroclear, as a result of sales of securities by or through a Clearstream, Luxembourg Participant or Euroclear Participant to a DTC Participant, will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures, relating to the Book-Entry Certificates, SEE "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--TAX TREATMENT OF FOREIGN INVESTORS" IN THE PROSPECTUS AND "GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES--MATERIAL U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS" IN ANNEX I HERETO.

         Transfers between Participants will occur in accordance with DTC rules. Transfers between Clearstream, Luxembourg and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

         Cross-market transfers between persons holding securities directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg Participants or Euroclear Participants, on the other, will be effected by DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterpart in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream, Luxembourg and Euroclear Participants may not deliver instructions directly to the European Depositaries.

         DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the rules, regulations and procedures governing DTC and DTC participants as in effect from time to time.

         Clearstream Banking, societe anonyme, 67 Bd Grande-Duchesse Charlotte, L-2967 Luxembourg ("CLEARSTREAM, LUXEMBOURG") was incorporated in 1970 as "Clearstream, Luxembourg S.A.", a company with limited liability under Luxembourg law (a societe anonyme). Clearstream, Luxembourg S.A. subsequently changed its name to Cedelbank. On January 10, 2000, Cedelbank's parent company, Clearstream, Luxembourg International, societe anonyme ("CI") merged its clearing, settlement and custody business with that of Deutsche Borse Clearing AG ("DBC"). The merger involved the transfer by CI of substantially all of its assets and liabilities (including its shares in CB) to a new Luxembourg company, New Clearstream, Luxembourg International, societe anonyme ("NEW CI")which is 50% owned by CI and 50% owned by DBC's parent company Deutsche Borse AG. The shareholders of these two entities are banks, securities dealers and financial institutions. Clearstream, Luxembourg International currently has 92 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than 5 percent of Clearstream, Luxembourg International's stock.

         Further to the merger, the Board of Directors of New Clearstream, Luxembourg International decided to re-name the companies in the group in order to give them a cohesive brand name. The new brand name that was chosen is "CLEARSTREAM" with effect from January 14, 2000. New CI has been renamed "CLEARSTREAM INTERNATIONAL, SOCIETE ANONYME." On January 18, 2000, Cedelbank was renamed "CLEARSTREAM BANKING, SOCIETE ANONYME" and Clearstream, Luxembourg Global Services was renamed "CLEARSTREAM SERVICES, SOCIETE ANONYME."

         On January 17, 2000, DBC was renamed "CLEARSTREAM BANKING AG." This means that there are now two entities in the corporate group headed by Clearstream International which share the name "CLEARSTREAM BANKING," the entity previously named "CEDELBANK" and the entity previously named "DEUTSCHE BORSE CLEARING AG".

         Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream, Luxembourg in any of 36 currencies, including United States Dollars. Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier, "CSSF," which supervises Luxembourg banks. Clearstream, Luxembourg's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg's U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg. Clearstream, Luxembourg has established an electronic bridge with Euroclear Bank S.A./N.V. as the Operator of the Euroclear System (the "EUROCLEAR OPERATOR") in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and the Euroclear Operator.

         Euroclear was created in 1968 to hold securities for participants of Euroclear ("EUROCLEAR Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above.

         Euroclear is operated by the Brussels, Belgium office of the Euroclear Operator, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "COOPERATIVE"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

         The Euroclear Operator has a banking license from the Belgian Banking and Finance Commission. This license authorizes the Euroclear Operator to carry out banking activities on a global basis.

         Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "TERMS AND CONDITIONS"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

         Distributions on the Book-Entry Certificates will be made on each Distribution Date by the Trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing such payments to the beneficial owners of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the Book-Entry Certificates that it represents.

         Under a book-entry format, beneficial owners of the Book-Entry Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede & Co. Distributions with respect to Book-Entry Certificates held through Clearstream, Luxembourg or Euroclear will be credited to the cash accounts of Clearstream, Luxembourg Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. SEE "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--TAX TREATMENT OF FOREIGN INVESTORS" AND "MISCELLANEOUS TAX ASPECTS--BACKUP WITHHOLDING" IN THE PROSPECTUS. Because DTC can only act on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge Book-Entry Certificates to persons or entities that do not participate in the depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary market since certain potential investors may be unwilling to purchase Certificates for which they cannot obtain physical certificates.

         Monthly and annual reports on the Trust Fund provided by the Master Servicer to Cede & Co., as nominee of DTC, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting DTC or the Relevant Depositary, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Certificates of such beneficial owners are credited.

         DTC has advised the Depositor and the Trustee that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the Pooling and Servicing Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. Clearstream, Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a holder of an Offered Certificate under the Pooling and Servicing Agreement on behalf of a Clearstream, Luxembourg or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Book-Entry Certificates which conflict with actions taken with respect to other Book-Entry Certificates.

         Definitive Certificates will be issued to beneficial owners of the Book-Entry Certificates, or their nominees, rather than to DTC, only if (a) DTC or the Depositor advises the Trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depositary, with respect to the Book-Entry Certificates and the Depositor or the Trustee is unable to locate a qualified successor or (b) after the occurrence of an Event of Default (as defined herein), beneficial owners having not less than 51% of the Voting Rights (as defined herein) evidenced by the Offered Certificates advise the Trustee and DTC through the Financial Intermediaries and the DTC participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of beneficial owners of such Class.

         Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the Trustee will issue Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as holders of the Certificates under the Pooling and Servicing Agreement.

         Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Book-Entry Certificates among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

DEPOSITS TO THE CERTIFICATE ACCOUNT

         The Master Servicer will establish and initially maintain a certificate account (the "CERTIFICATE Account") for the benefit of the Trustee on behalf of the Certificateholders. On a daily basis and within two Business Days after receipt, the Master Servicer will deposit or cause to be deposited into the Certificate Account the following payments and collections received or made or to be applied by it subsequent to the Cut-off Date, including all principal and interest received with respect to the Mortgage Loans after the Cut-off Date (exclusive of any scheduled principal due on or prior to the Cut-off Date and any interest accruing prior to the Cut-off Date):

                  (1) all payments on account of principal, including Principal Prepayments, on the Mortgage Loans;

                  (2) all payments on account of interest (other than interest accruing on the Mortgage Loans prior to the related Cut-off Date and due on or prior to the related Cut-off Date) on the Mortgage Loans, net of the related Servicing Fee and Prepayment Interest Excess;

                  (3) all proceeds of any insurance policies (to the extent such proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with the Master Servicer's normal servicing procedures), other than proceeds that represent reimbursement of the Master Servicer's costs and expenses incurred in connection with presenting claims under the related insurance policies ("INSURANCE PROCEEDS"), all other net proceeds received in connection with the partial or complete liquidation of Mortgage Loans (whether through trustee's sale, foreclosure sale or otherwise) or in connection with any condemnation or partial release of a Mortgaged Property, together with the net proceeds received with respect to any Mortgaged Properties acquired by the Master Servicer by foreclosure or deed in lieu of foreclosure in connection with defaulted Mortgage Loans (other than the amount of such net proceeds representing any profit realized by the Master Servicer in connection with the disposition of any such properties) (together with Insurance Proceeds, "LIQUIDATION PROCEEDS") and any unexpected recoveries, net of reimbursable expenses, with respect to Mortgage Loans that have been previously liquidated and that resulted in a Realized Loss ("SUBSEQUENT RECOVERIES");

                  (4) all Compensating Interest paid by the Master Servicer;

                  (5) any amount required to be deposited by the Master Servicer in connection with any losses on investment of funds in the Certificate Account;

                  (6) any amounts required to be deposited by the Master Servicer with respect to any deductible clause in any blanket hazard insurance policy maintained by the Master Servicer in lieu of requiring each mortgagor to maintain a primary hazard insurance policy;

                  (7) all amounts required to be deposited in connection with shortfalls in the principal amount of Replacement Mortgage Loans; and

                  (8) all Advances.

WITHDRAWALS FROM THE CERTIFICATE ACCOUNT

         The Master Servicer may from time to time withdraw funds from the Certificate Account prior to the related Distribution Account Deposit Date for the following purposes:

                  (1) to pay to the Master Servicer the Servicing Fee to the extent not previously paid to or withheld by the Master Servicer (subject to reduction as described above under "SERVICING OF THE MORTGAGE LOANS--ADJUSTMENT TO SERVICING FEE IN CONNECTION WITH PREPAID MORTGAGE LOANS") and, as additional servicing compensation to the Master Servicer, assumption fees, late payment charges, net earnings on or investment income with respect to funds in or credited to the Certificate Account;

                  (2) to reimburse the Master Servicer for Advances, such right of reimbursement with respect to any Mortgage Loan pursuant to this clause (2) being limited to amounts received that represent late recoveries of payments of principal and/or interest on the related Mortgage Loan (or Insurance Proceeds or Liquidation Proceeds with respect thereto) with respect to which such Advance was made;

                  (3) to reimburse the Master Servicer for any Advances previously made that the Master Servicer has determined to be nonrecoverable;

                  (4) to reimburse the Master Servicer from Insurance Proceeds for expenses incurred by the Master Servicer and covered by the related insurance policies;

                  (5) to pay the Master Servicer any unpaid Servicing Fees and to reimburse it for any unreimbursed ordinary and necessary out-of-pocket costs and expenses incurred by the Master Servicer in the performance of its master servicing obligations, such right of reimbursement pursuant to this clause (5) being limited to amounts received representing late recoveries of the payments of such costs and expenses (or Liquidation Proceeds, purchase proceeds or repurchase proceeds with respect thereto);

                  (6) to pay to Countrywide Home Loans or the Master Servicer, as applicable, with respect to each Mortgage Loan or Mortgaged Property acquired in respect thereof that has been purchased by Countrywide Home Loans or the Master Servicer from the Trust Fund pursuant to the Pooling and Servicing Agreement, all amounts received thereon and not taken into account in determining the related Stated Principal Balance of such repurchased Mortgage Loan;

                  (7) to reimburse Countrywide Home Loans, the Master Servicer or the Depositor for fees and expenses incurred and reimbursable pursuant to the Pooling and Servicing Agreement;

                  (8) to withdraw any amount deposited in the Certificate Account and not required to be deposited therein; and

                  (9) to clear and terminate the Certificate Account upon termination of the Pooling and Servicing Agreement.

         In addition, not later than 1:00 p.m. Pacific Time on the Business Day immediately preceding each Distribution Date (the "DISTRIBUTION ACCOUNT DEPOSIT DATE"), the Master Servicer shall withdraw from the Certificate Account and remit to the Trustee the amount of the Interest Remittance Amount and the Principal Remittance Amount for the mortgage loans, to the extent on deposit, and the Trustee shall deposit such amount in the Distribution Account, as described below.

         The "INTEREST REMITTANCE AMOUNT" with respect to each Loan Group is equal to:

                  (a) the sum, without duplication, of:

                           (1) all scheduled interest collected during the
                  related Due Period, less the related Servicing Fee;

                           (2) interest payments on any Principal Prepayment
                  received during the related Prepayment Period other than Prepayment Interest Excess;

                           (3) all Advances relating to interest;

                           (4) all Compensating Interest;

                           (5) Liquidation Proceeds (to the extent such
                  Liquidation Proceeds relate to interest); and

                           (6) any Seller Shortfall Interest Payment for the May
                  2005 Distribution Date,

         LESS

                  (b) all non-recoverable Advances relating to interest and certain expenses reimbursed during the related Due Period,

in each case with respect to the Mortgage Loans in such Loan Group.

         A "SELLER SHORTFALL INTEREST PAYMENT" with respect to the May 2005 Distribution Date, is a payment in an amount equal to 30 days' interest on the Stated Principal Balance of each Mortgage Loan that does not have a scheduled payment of interest due in the related Due Period at the Net Mortgage Rate for such Mortgage Loan.

         The "PRINCIPAL REMITTANCE AMOUNT" with respect to each Loan Group is equal to:

                  (a) the sum, without duplication, of:

                           (1) the scheduled principal collected during the
                  related Due Period or advanced on or before the related Master Servicer Advance Date;

                           (2) prepayments collected in the related Prepayment
                  Period;

                           (3) the Stated Principal Balance of each Mortgage
                  Loan that was repurchased by Countrywide Home Loans or purchased by the Master Servicer;

                           (4) the amount, if any, by which the aggregate unpaid
                  principal balance of any Replacement Mortgage Loans is less than the aggregate unpaid principal balance of any Deleted Mortgage Loans delivered Countrywide Home Loans in connection with a substitution of a Mortgage Loan; and

                           (5) all Liquidation Proceeds and Subsequent
                  Recoveries collected during the related Due Period (to the extent such Liquidation Proceeds and Subsequent Recoveries relate to principal),

         LESS

                  (b) all non-recoverable Advances relating to principal and certain expenses reimbursed during the related Due Period,

in each case with respect to the Mortgage Loans in such Loan Group.

         A "DUE PERIOD" with respect to any Distribution Date is the period beginning on the second day of the calendar month preceding the calendar month in which such Distribution Date occurs and ending on the first day in the month in which such Distribution Date occurs.

         A "PREPAYMENT PERIOD" with respect to any Distribution Date, is the period beginning with the opening of business on the sixteenth day of the calendar month preceding the month in which such Distribution Date occurs (or, with respect to the first Distribution Date, the period from April 1, 2005) and ending on the close of business on the fifteenth day of the month in which such Distribution Date occurs.

         A "DETERMINATION DATE" with respect to any Distribution Date, is the 15th day of the month of such Distribution Date or, if such 15th day is not a Business Day, the immediately preceding Business Day.

DEPOSITS TO THE DISTRIBUTION ACCOUNT

         The Trustee will establish and maintain a distribution account (the "DISTRIBUTION ACCOUNT") on behalf of the Certificateholders. The Trustee will, promptly upon receipt, deposit in the Distribution Account and retain therein:

                  (1) the aggregate amount remitted by the Master Servicer to the Trustee; and

                  (2) any amount required to be deposited by the Master Servicer in connection with any losses on investment of funds in the Distribution Account.

WITHDRAWALS FROM THE DISTRIBUTION ACCOUNT

         The Trustee will withdraw funds from the Distribution Account for distribution to the Certificateholders as described below under "--DISTRIBUTIONS" and may from time to time make withdrawals from the Distribution Account:

                  (1) to pay the Trustee Fee to the Trustee;

                  (2) to pay to the Master Servicer, as additional servicing compensation, earnings on or investment income with respect to funds in or credited to the Distribution Account;

                  (3) to withdraw any amount deposited in the Distribution Account and not required to be deposited therein; and

                  (4) to clear and terminate the Distribution Account upon the termination of the Pooling and Servicing Agreement.

DISTRIBUTIONS

         GENERAL. The Trustee will make distributions on the Certificates on each Distribution Date to the persons in whose names such Certificates are registered at the close of business on the Record Date. For any Distribution Date, the "RECORD DATE" is (i) the Business Day preceding such Distribution Date in the case of the Senior and Subordinated Certificates (other than the Class A-R Certificates) unless such Certificates are no longer Book-Entry Certificates, in which case the Record Date will be the last Business Day of the month preceding the month of such Distribution Date and (ii) the last Business Day of the month preceding the month of such Distribution Date in the case of the Class A-R Certificates.

         A "DISTRIBUTION DATE" is the 25th day of each month, or if such day is not a Business Day, on the first Business Day thereafter, commencing in May 2005.

         A "BUSINESS DAY" is any day other than:

         o    a Saturday or Sunday; or

         o a day on which banking institutions in the state of New York or California are required or authorized by law to be closed.

         Distributions will be made by check mailed to the address of the person entitled thereto as it appears on the Certificate Register or, in the case of any Certificateholder that holds 100% of a Class of Certificates or who holds a Class of Certificates with an aggregate initial Certificate Principal Balance of $1,000,000 or more and that has so notified the Trustee in writing in accordance with the Pooling and Servicing Agreement, by wire transfer in immediately available funds to the account of such Certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the Certificates will be made only upon presentation and surrender of such Certificates at the Corporate Trust Office of the Trustee. On each Distribution Date, a holder of a Certificate will receive such holder's Percentage Interest of the amounts required to be distributed with respect to the applicable Class of Certificates. The "PERCENTAGE INTEREST" evidenced by a Certificate will equal the percentage derived by dividing the denomination of such Certificate by the aggregate denominations of all Certificates of the applicable Class.

         On each Distribution Date, the Trustee will withdraw all prepayment charges deposited into the Distribution Account and distribute them to the Class P Certificates.

         DISTRIBUTIONS OF INTEREST. On each Distribution Date, the interest distributable with respect to each class of Senior and Subordinated Certificates (other than the Class A-R Certificates) is the interest which has accrued thereon at the then applicable Pass-Through Rate during the applicable Accrual Period on the Certificate Principal Balance of that class immediately prior to the applicable Distribution Date. For any Distribution Date, the "ACCRUAL PERIOD" for the Senior and Subordinated Certificates (other than the Class A-R Certificates) is the period from and including the preceding Distribution Date (or from and including the Closing Date in the case of the first Distribution
Date) to and including the day prior to the current Distribution Date. The Class A-R Certificates will not accrue any interest and therefore have no Accrual Period.

         All calculations of interest on the Senior and Subordinated Certificates (other than the Class A-R Certificates) will be made on the basis of a 360-day year and the actual number of days elapsed in the applicable Accrual Period.

         On each Distribution Date, the Interest Funds for such Distribution Date are required to be distributed in the following order of priority, until such Interest Funds have been fully distributed:

                  (1)      concurrently

                           (a) from the Interest Funds for Loan Group 1 (and after the distribution of Interest Funds from Loan Group 2 as provided in clause (b) below, from Interest Funds for Loan Group 2), to each Class of the Class 1-A Certificates, pro rata, based on their respective entitlements, the Current Interest and any Interest Carry Forward Amount for such Class, and

                           (b) from the Interest Funds for Loan Group 2 (and after the distribution of Interest Funds from Loan Group 1 as provided in clause (a) above, from Interest Funds for Loan Group 1), to each Class of the Class 2-A Certificates, pro rata, based on their respective entitlements, the Current Interest and any Interest Carry Forward Amount for such Class;

                  (2) from Interest Funds for both Loan Groups, to the Class M-1 Certificates, the Current Interest for such Class;

                  (3) from Interest Funds for both Loan Groups, to the Class M-2 Certificates, the Current Interest for such Class;

                  (4) from Interest Funds for both Loan Groups, to the Class M-3 Certificates, the Current Interest for such Class;

                  (5) from Interest Funds for both Loan Groups, to the Class M-4 Certificates, the Current Interest for such Class;

                  (6) from Interest Funds for both Loan Groups, to the Class M-5 Certificates, the Current Interest for such Class;

                  (7) from Interest Funds for both Loan Groups, to the Class M-6 Certificates, the Current Interest for such Class;

                  (8) from Interest Funds for both Loan Groups, to the Class M-7 Certificates, the Current Interest for such Class;

                  (9) from Interest Funds for both Loan Groups, to the Class M-8 Certificates, the Current Interest for such Class;

                  (10) from Interest Funds for both Loan Groups, to the Class B Certificates, the Current Interest for such Class; and

                  (11) any remainder as part of the Excess Cashflow as described under "--OVERCOLLATERALIZATION PROVISIONS" below.

         The "INTEREST FUNDS" are equal to (1) the Interest Remittance Amount LESS (2) the Trustee Fee.

         "CURRENT INTEREST" with respect to each Class of Senior and Subordinated Certificates (other than the Class A-R Certificates) and each Distribution Date is the interest accrued at the applicable Pass-Through Rate for the applicable Accrual Period on the Certificate Principal Balance of such Class immediately prior to that Distribution Date.

         "INTEREST CARRY FORWARD AMOUNT" with respect to each Class of Senior and Subordinated Certificates (other than the Class A-R Certificates) and each Distribution Date is THE EXCESS OF:

                  (a) Current Interest for such Class with respect to prior Distribution Dates,

         OVER

                  (b) the amount actually distributed to such Class with respect to interest on such prior Distribution Dates.

         The "PASS-THROUGH RATE" for each Class of Senior and Subordinated Certificates (other than the Class A-R Certificates) for any Accrual Period will be a per annum rate equal to the lesser of:

                  (1) One-Month LIBOR (calculated as described below under "--CALCULATION OF ONE-MONTH LIBOR") plus the Pass-Through Margin for such Class, and

                  (2) the Net Rate Cap for such Class.

         The "ADJUSTED NET MORTGAGE RATE" with respect to each Mortgage Loan is equal to the Mortgage Rate less the related Expense Fee Rate.

         The "EXPENSE FEE RATE" is the rate at which the Expense Fee accrues on the principal balance of each Mortgage Loan. The "EXPENSE FEE" consists of the Servicing Fee and the Trustee Fee. The "TRUSTEE FEE" is the fee payable to the Trustee as described in the Pooling and Servicing Agreement. As of the Statistical Calculation Date, the weighted average Expense Fee Rate is expected to equal approximately 0.509% per annum.

         The "NET RATE CAP" is, for any Distribution Date, (i) with respect to the Class 1-A Certificates, the weighted average Adjusted Net Mortgage Rate of the Mortgage Loans in Loan Group 1 (the "GROUP 1 NET WAC"), (ii) with respect to the Class 2-A Certificates, the weighted average Adjusted Net Mortgage Rate of the Mortgage Loans in Loan Group 2 (the "GROUP 2 NET WAC"), and (iii) with respect to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class B Certificates, the weighted average of the Group 1 Net WAC and Group 2 Net WAC (weighted (x) in the case of the Group 1 Net WAC on the positive difference (if any) of the Stated Principal Balance of the Mortgage Loans in Loan Group 1 over the outstanding aggregate Certificate Principal Balance of the Class 1-A Certificates and (y) in the case of the Group 2 Net WAC on the positive difference (if any) of the Stated Principal Balance of the Mortgage Loans in Loan Group 2 over the outstanding aggregate Certificate Principal Balance of the Class 2-A Certificates), in the case of each of (i),
(ii) and (iii) above, adjusted to an effective rate reflecting the calculation of interest on the basis of the actual number of days elapsed during the related Interest Accrual Period and a 360-day year.

         The "PASS-THROUGH MARGIN" for each Class of Certificates (other than the Class C, Class P and Class A-R Certificates) is as follows:

                                                 (1)               (2)
                                           --------------     --------------
              Class 1-A-1................      0.200%             0.400%
              Class 1-A-2................      0.250%             0.500%
              Class 2-A-1................      0.090%             0.180%
              Class 2-A-2................      0.200%             0.400%
              Class 2-A-3................      0.320%             0.640%
              Class M-1..................      0.430%             0.645%
              Class M-2..................      0.450%             0.675%
              Class M-3..................      0.490%             0.735%
              Class M-4..................      0.610%             0.915%
              Class M-5..................      0.640%             0.960%
              Class M-6..................      0.680%             1.020%
              Class M-7..................      1.250%             1.875%
              Class M-8..................      1.350%             2.025%
              Class B....................      1.750%             2.625%

------------
(1) For the accrual period for each Distribution Date on or prior to the Optional Termination Date.
(2)  For each other accrual period.



         The "NET RATE CARRYOVER" for a Class of Senior or Subordinated Certificates (other than the Class A-R Certificates) on any Distribution Date is the excess of:

                  (1) the amount of interest that such Class would have accrued for such Distribution Date had the Pass-Through Rate for that Class not been calculated based on the related Net Rate Cap,

         OVER

                  (2) the amount of interest accrued on such Class for such Distribution Date based on the related Net Rate Cap,

         plus the unpaid portion of any such excess from prior Distribution Dates (and interest accrued thereon at the then applicable Pass-Through Rate, without giving effect to the related Net Rate Cap).

         DISTRIBUTIONS OF PRINCIPAL. On each Distribution Date, the Principal Distribution Amount for such Distribution Date with respect to each Loan Group is required to be distributed as follows until such Principal Distribution Amount has been fully distributed:

                  (1) For each Distribution Date prior to the Stepdown Date or on which a Trigger Event is in effect:

                           (A) concurrently, (i) from the Principal Distribution
                  Amount for Loan Group 1, sequentially (a) to the Class A-R Certificates until the Certificate Principal Balance thereof is reduced to zero and (b) concurrently, to the Class 1-A-1 Certificates and Class 1-A-2 Certificates, pro rata, based on their respective Certificate Principal Balances, until the Certificate Principal Balance of each such Class is reduced to zero; provided, however, that if a Group 1 Sequential Trigger Event is in effect, sequentially to the Class 1-A-1 Certificates and Class 1-A-2

                  Certificates, in that order, in each case until the Certificate Principal Balance thereof has been reduced to zero and (ii) from the Principal Distribution Amount for Loan Group 2, sequentially, to the Class 2-A-1, Class 2-A-2, and Class 2-A-3, Certificates, in that order, until the Certificate Principal Balance of each such Class is reduced to zero; provided, however, that (x) after the Certificate Principal Balances of the Class 1-A Certificates have been reduced to zero, the Principal Distribution Amount remaining from both Loan Groups will be applied sequentially to the Class 2-A-1, Class 2-A-2, and Class 2-A-3 Certificates, in that order, until the Certificate Principal Balance of each such Class is reduced to zero and (y) after the Certificate Principal Balances of the Class 2-A Certificates have been reduced to zero, the Principal Distribution Amount remaining from both Loan Groups will be applied to the Class 1-A-1 Certificates and Class 1-A-2 Certificates concurrently, pro rata, based on their respective Certificate Principal Balances, until the Certificate Principal Balance of each such Class is reduced to zero; provided, however, that if a Group 1 Sequential Trigger Event is in effect, sequentially to the Class 1-A-1 Certificates and Class 1-A-2 Certificates, in that order, in each case until the Certificate Principal Balance thereof has been reduced to zero;

                           (B) the remaining Principal Distribution Amount for
                  both Loan Groups, to the Class M-1 Certificates, until the Certificate Principal Balance thereof is reduced to zero;

                           (C) the remaining Principal Distribution Amount for
                  both Loan Groups, to the Class M-2 Certificates, until the Certificate Principal Balance thereof is reduced to zero;

                           (D) the remaining Principal Distribution Amount for
                  both Loan Groups, to the Class M-3 Certificates, until the Certificate Principal Balance thereof is reduced to zero;

                           (E) the remaining Principal Distribution Amount for
                  both Loan Groups, to the Class M-4 Certificates, until the Certificate Principal Balance thereof is reduced to zero;

                           (F) the remaining Principal Distribution Amount for
                  both Loan Groups, to the Class M-5 Certificates, until the Certificate Principal Balance thereof is reduced to zero;

                           (G) the remaining Principal Distribution Amount for
                  both Loan Groups, to the Class M-6 Certificates, until the Certificate Principal Balance thereof is reduced to zero;

                           (H) the remaining Principal Distribution Amount for
                  both Loan Groups, to the Class M-7 Certificates, until the Certificate Principal Balance thereof is reduced to zero;

                           (I) the remaining Principal Distribution Amount for
                  both Loan Groups, to the Class M-8 Certificates, until the Certificate Principal Balance thereof is reduced to zero;

                           (J) the remaining Principal Distribution Amount for
                  both Loan Groups, to the Class B Certificates, until the Certificate Principal Balance thereof is reduced to zero; and

                           (K) any remainder as part of the Excess Cashflow to
                  be allocated as described under "-- OVERCOLLATERALIZATION PROVISIONS" below.

                  (2) For each Distribution Date on or after the Stepdown Date and so long as a Trigger Event is not in effect:

                           (A) concurrently, (i) the Class 1-A Principal
                  Distribution Amount will be distributed concurrently to the Class 1-A-1 Certificates and Class 1-A-2 Certificates, pro rata based on their respective Certificate Principal Balances, until the Certificate Principal Balance of each such Class is reduced to zero and (ii) the Class 2-A Principal Distribution Amount will be distributed sequentially, to the Class 2-A-1, Class 2-A-2 and Class 2-A-3 Certificates, in that order, until the Certificate Principal Balance of each such Class is reduced to zero; provided, however, that (x) after the aggregate Certificate Principal Balance of the Class 1-A Certificates has been reduced to zero, the remaining Class 1-A Principal Distribution Amount will be applied sequentially to the Class 2-A-1, Class 2-A-2 and Class 2-A-3 Certificates in that order, until the Certificate Principal Balance of each such Class is reduced to zero and (y) after the aggregate Certificate Principal Balance of the Class 2-A Certificates have been reduced to zero, the remaining Class 2-A Principal Distribution Amount will be applied to the Class 1-A-1 Certificates and Class 1-A-2 Certificates concurrently, pro rata, based on their respective Certificate Principal Balances, until the Certificate Principal Balance of each such Class is reduced to zero;

                           (B) to the Class M-1 Certificates, the Class M-1
                  Principal Distribution Amount until the Certificate Principal Balance thereof is reduced to zero;

                           (C) to the Class M-2 Certificates, the Class M-2
                  Principal Distribution Amount until the Certificate Principal Balance thereof is reduced to zero;

                           (D) to the Class M-3 Certificates, the Class M-3
                  Principal Distribution Amount until the Certificate Principal Balance thereof is reduced to zero;

                           (E) to the Class M-4 Certificates, the Class M-4
                  Principal Distribution Amount until the Certificate Principal Balance thereof is reduced to zero;

                           (F) to the Class M-5 Certificates, the Class M-5
                  Principal Distribution Amount until the Certificate Principal Balance thereof is reduced to zero;

                           (G) to the Class M-6 Certificates, the Class M-6
                  Principal Distribution Amount until the Certificate Principal Balance thereof is reduced to zero;

                           (H) to the Class M-7 Certificates, the Class M-7
                  Principal Distribution Amount until the Certificate Principal Balance thereof is reduced to zero;

                           (I) to the Class M-8 Certificates, the Class M-8
                  Principal Distribution Amount until the Certificate Principal Balance thereof is reduced to zero;

                           (J) to the Class B Certificates, the Class B
                  Principal Distribution Amount until the Certificate Principal Balance thereof is reduced to zero; and

                           (K) any remainder as part of the Excess Cashflow to
                  be allocated as described under "--OVERCOLLATERALIZATION PROVISIONS" below.

         "PRINCIPAL DISTRIBUTION AMOUNT" with respect to each Distribution Date and a Loan Group is the sum of:

                  (1) the Extra Principal Distribution Amount for such Loan Group for such Distribution Date, and

                  (2) the Principal Remittance Amount for such Loan Group for such Distribution Date,

                           MINUS

                  (3) the amount of any related Overcollateralization Reduction Amount for that Distribution Date.

         A "GROUP 1 SEQUENTIAL TRIGGER EVENT" is in effect on any Distribution Date if, before the 37th Distribution Date, the aggregate amount of Realized Losses on the Mortgage Loans in Loan Group 1 divided by the aggregate Principal Balance of the Mortgage Loans in Loan Group 1 as of the Cut-off Date exceeds 2.75%, or if, on or after the 37th Distribution Date, a Trigger Event is in effect.

         "CLASS A PRINCIPAL DISTRIBUTION TARGET AMOUNT" for any Distribution Date will equal the excess of:

                  (1) the aggregate Certificate Principal Balance of the Class 1-A Certificates and Class 2-A Certificates immediately prior to such Distribution Date, over

                  (2) the lesser of (x) 63.50% of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date after giving effect to distributions to be made on that Distribution Date and (y) the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date after giving effect to distributions to be made on that Distribution Date minus the OC Floor.

         "CLASS 1-A PRINCIPAL DISTRIBUTION AMOUNT" for any Distribution Date will equal the product of (x) the Class A Principal Distribution Target Amount and (y) a fraction, the numerator of which is the Class 1-A Principal Distribution Target Amount and the denominator of which is the sum of the Class 1-A Principal Distribution Target Amount and Class 2-A Principal Distribution Target Amount.

         "CLASS 1-A PRINCIPAL DISTRIBUTION TARGET AMOUNT" for any Distribution Date will equal the excess of:

                  (1) the aggregate Certificate Principal Balance of the Class 1-A Certificates immediately prior to such Distribution Date, over

                  (2) the lesser of (x) 63.50% of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 1 for such Distribution Date after giving effect to distributions to be made on that Distribution Date and (y) the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 1 for such Distribution Date after giving effect to distributions to be made on that Distribution Date minus 0.50% of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 1 as of the Cut-off Date.

         "CLASS 2-A PRINCIPAL DISTRIBUTION AMOUNT" for any Distribution Date will equal the product of (x) the Class A Principal Distribution Target Amount and (y) a fraction, the numerator of which is the Class 2-A Principal Distribution Target Amount and the denominator of which is the sum of the Class 1-A Principal Distribution Target Amount and Class 2-A Principal Distribution Target Amount.

         "CLASS 2-A PRINCIPAL DISTRIBUTION TARGET AMOUNT" for any Distribution Date will equal the excess of:

                  (1) the aggregate Certificate Principal Balance of the Class 2-A Certificates immediately prior to such Distribution Date, over

                  (2) the lesser of (x) 63.50% of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 2 for such Distribution Date after giving effect to distributions to be made on that Distribution Date and (y) the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 2 for such Distribution Date after giving effect to distributions to be made on that Distribution Date minus 0.50% of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 2 as of the Cut-off Date.

         "CLASS M-1 PRINCIPAL DISTRIBUTION AMOUNT" for any Distribution Date is the excess of:

                  (1) the sum of:

                           (a) the aggregate Certificate Principal Balance of
                  the senior certificates (after taking into account distributions of the Class 1-A Principal Distribution Amount and Class 2-A Principal Distribution Amount for such Distribution Date) and

                           (b) the Certificate Principal Balance of the Class
                  M-1 Certificates immediately prior to such Distribution Date

         OVER

                  (2) the lesser of (x) 70.30% of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date after giving effect to distributions to be made on that Distribution Date and (y) the aggregate Stated Principal Balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date minus the OC Floor;

provided, however, that if the Class M-1 Certificates are the only class of certificates outstanding on such Distribution Date they will be entitled to receive the entire Principal Distribution Amount until the Certificate Principal Balance is reduced to zero.

         "CLASS M-2 PRINCIPAL DISTRIBUTION AMOUNT" for any Distribution Date is the excess of:

                  (1) the sum of:

                           (a) the aggregate Certificate Principal Balance of
                  the senior certificates (after taking into account distributions of the Class 1-A Principal Distribution Amount and Class 2-A Principal Distribution Amount for such Distribution Date);

                           (b) the Certificate Principal Balance of the Class
                  M-1 Certificates (after taking into account distribution of the Class M-1 Principal Distribution Amount for such Distribution Date); and

                           (c) the Certificate Principal Balance of the Class
                  M-2 Certificates immediately prior to such Distribution Date

         OVER

                  (2) the lesser of (x) 76.60% of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date after giving effect to distributions to be made on that Distribution Date and (y) the aggregate Stated Principal Balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date minus the OC Floor;

provided, however, that if the Class M-2 Certificates are the only class of certificates outstanding on such Distribution Date they will be entitled to receive the entire Principal Distribution Amount until the Certificate Principal Balance is reduced to zero.

         "CLASS M-3 PRINCIPAL DISTRIBUTION AMOUNT" for any Distribution Date is the excess of:

                  (1) the sum of:

                           (a) the aggregate Certificate Principal Balance of
                  the senior certificates (after taking into account distributions of the Class 1-A Principal Distribution Amount and Class 2-A Principal Distribution Amount for such Distribution Date);

                           (b) the Certificate Principal Balance of the Class
                  M-1 Certificates (after taking into account distribution of the Class M-1 Principal Distribution Amount for such Distribution Date);

                           (c) the Certificate Principal Balance of the Class
                  M-2 Certificates (after taking into account distribution of the Class M-2 Principal Distribution Amount for such Distribution Date); and

                           (d) the Certificate Principal Balance of the Class
                  M-3 Certificates immediately prior to such Distribution Date;

         OVER

                  (2) the lesser of (x) 80.30% of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date after giving effect to distributions to be made on that Distribution Date and (y) the aggregate Stated Principal Balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date minus the OC Floor;

provided, however, that if the Class M-3 Certificates are the only class of certificates outstanding on such Distribution Date they will be entitled to receive the entire Principal Distribution Amount until the Certificate Principal Balance is reduced to zero.

         "CLASS M-4 PRINCIPAL DISTRIBUTION AMOUNT" for any Distribution Date is the excess of:

                  (1) the sum of:

                           (a) the aggregate Certificate Principal Balance of
                  the senior certificates (after taking into account distributions of the Class 1-A Principal Distribution Amount and Class 2-A Principal Distribution Amount for such Distribution Date);

                           (b) the Certificate Principal Balance of the Class
                  M-1 Certificates (after taking into account distribution of the Class M-1 Principal Distribution Amount for such Distribution Date);

                           (c) the Certificate Principal Balance of the Class
                  M-2 Certificates (after taking into account distribution of the Class M-2 Principal Distribution Amount for such Distribution Date);

                           (d) the Certificate Principal Balance of the Class
                  M-3 Certificates (after taking into account distribution of the Class M-3 Principal Distribution Amount for such Distribution Date); and

                           (e) the Certificate Principal Balance of the Class
                  M-4 Certificates immediately prior to such Distribution Date;

         OVER

                  (2) the lesser of (x) 83.70% of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date after giving effect to distributions to be made on that Distribution Date and (y) the aggregate Stated Principal Balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date minus the OC Floor;

provided, however, that if the Class M-4 Certificates are the only class of certificates outstanding on such Distribution Date they will be entitled to receive the entire Principal Distribution Amount until the Certificate Principal Balance is reduced to zero.

         "CLASS M-5 PRINCIPAL DISTRIBUTION AMOUNT" for any Distribution Date is the excess of:

                  (1) the sum of:

                           (a) the aggregate Certificate Principal Balance of
                  the senior certificates (after taking into account distributions of the Class 1-A Principal Distribution Amount and Class 2-A Principal Distribution Amount for such Distribution Date);

                           (b) the Certificate Principal Balance of the Class
                  M-1 Certificates (after taking into account distribution of the Class M-1 Principal Distribution Amount for such Distribution Date);

                           (c) the Certificate Principal Balance of the Class
                  M-2 Certificates (after taking into account distribution of the Class M-2 Principal Distribution Amount for such Distribution Date);

                           (d) the Certificate Principal Balance of the Class
                  M-3 Certificates (after taking into account distribution of the Class M-3 Principal Distribution Amount for such Distribution Date);

                           (e) the Certificate Principal Balance of the Class
                  M-4 Certificates (after taking into account distribution of the Class M-4 Principal Distribution Amount for such Distribution Date); and

                           (f) the Certificate Principal Balance of the Class
                  M-5 Certificates immediately prior to such Distribution Date;

         OVER

                  (2) the lesser of (x) 86.80% of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date after giving effect to distributions to be made on that Distribution Date and (y) the aggregate Stated Principal Balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date minus the OC Floor;

provided, however, that if the Class M-5 Certificates are the only class of certificates outstanding on such Distribution Date they will be entitled to receive the entire Principal Distribution Amount until the Certificate Principal Balance is reduced to zero.

         "CLASS M-6 PRINCIPAL DISTRIBUTION AMOUNT" for any Distribution Date is the excess of:

                  (1) the sum of:

                           (a) the aggregate Certificate Principal Balance of
                  the senior certificates (after taking into account distributions of the Class 1-A Principal Distribution Amount and Class 2-A Principal Distribution Amount for such Distribution Date);

                           (b) the Certificate Principal Balance of the Class
                  M-1 Certificates (after taking into account distribution of the Class M-1 Principal Distribution Amount for such Distribution Date);

                           (c) the Certificate Principal Balance of the Class
                  M-2 Certificates (after taking into account distribution of the Class M-2 Principal Distribution Amount for such Distribution Date);

                           (d) the Certificate Principal Balance of the Class
                  M-3 Certificates (after taking into account distribution of the Class M-3 Principal Distribution Amount for such Distribution Date);

                           (e) the Certificate Principal Balance of the Class
                  M-4 Certificates (after taking into account distribution of the Class M-4 Principal Distribution Amount for such Distribution Date);

                           (f) the Certificate Principal Balance of the Class
                  M-5 Certificates (after taking into account distribution of the Class M-5 Principal Distribution Amount for such Distribution Date); and

                           (g) the Certificate Principal Balance of the Class
                  M-6 Certificates immediately prior to such Distribution Date;

         OVER

                  (2) the lesser of (x) 89.70% of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date after giving effect to distributions to be made on that Distribution Date and (y) the aggregate Stated Principal Balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date minus the OC Floor;

provided, however, that if the Class M-6 Certificates are the only class of certificates outstanding on such Distribution Date they will be entitled to receive the entire Principal Distribution Amount until the Certificate Principal Balance is reduced to zero.

         "CLASS M-7 PRINCIPAL DISTRIBUTION AMOUNT" for any Distribution Date is the excess of:

                  (1) the sum of:

                           (a) the aggregate Certificate Principal Balance of
                  the senior certificates (after taking into account distributions of the Class 1-A Principal Distribution Amount and Class 2-A Principal Distribution Amount for such Distribution Date);

                           (b) the Certificate Principal Balance of the Class
                  M-1 Certificates (after taking into account distribution of the Class M-1 Principal Distribution Amount for such Distribution Date);

                           (c) the Certificate Principal Balance of the Class
                  M-2 Certificates (after taking into account distribution of the Class M-2 Principal Distribution Amount for such Distribution Date);

                           (d) the Certificate Principal Balance of the Class
                  M-3 Certificates (after taking into account distribution of the Class M-3 Principal Distribution Amount for such Distribution Date);

                           (e) the Certificate Principal Balance of the Class
                  M-4 Certificates (after taking into account distribution of the Class M-4 Principal Distribution Amount for such Distribution Date);

                           (f) the Certificate Principal Balance of the Class
                  M-5 Certificates (after taking into account distribution of the Class M-5 Principal Distribution Amount for such Distribution Date);

                           (g) the Certificate Principal Balance of the Class
                  M-6 Certificates (after taking into account distribution of the Class M-6 Principal Distribution Amount for such Distribution Date); and

                           (h) the Certificate Principal Balance of the Class
                  M-7 Certificates immediately prior to such Distribution Date;

         OVER

                  (2) the lesser of (x) 92.30% of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date after giving effect to distributions to be made on that Distribution Date and (y) the aggregate Stated Principal Balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date minus the OC Floor;

provided, however, that if the Class M-7 Certificates are the only class of certificates outstanding on such Distribution Date they will be entitled to receive the entire Principal Distribution Amount until the Certificate Principal Balance is reduced to zero.

         "CLASS M-8 PRINCIPAL DISTRIBUTION AMOUNT" for any Distribution Date is the excess of:

                  (1) the sum of:

                           (a) the aggregate Certificate Principal Balance of
                  the senior certificates (after taking into account distributions of the Class 1-A Principal Distribution Amount and Class 2-A Principal Distribution Amount for such Distribution Date);

                           (b) the Certificate Principal Balance of the Class
                  M-1 Certificates (after taking into account distribution of the Class M-1 Principal Distribution Amount for such Distribution Date);

                           (c) the Certificate Principal Balance of the Class
                  M-2 Certificates (after taking into account distribution of the Class M-2 Principal Distribution Amount for such Distribution Date);

                           (d) the Certificate Principal Balance of the Class
                  M-3 Certificates (after taking into account distribution of the Class M-3 Principal Distribution Amount for such Distribution Date);

                           (e) the Certificate Principal Balance of the Class
                  M-4 Certificates (after taking into account distribution of the Class M-4 Principal Distribution Amount for such Distribution Date);

                           (f) the Certificate Principal Balance of the Class
                  M-5 Certificates (after taking into account distribution of the Class M-5 Principal Distribution Amount for such Distribution Date);

                           (g) the Certificate Principal Balance of the Class
                  M-6 Certificates (after taking into account distribution of the Class M-6 Principal Distribution Amount for such Distribution Date);

                           (h) the Certificate Principal Balance of the Class
                  M-7 Certificates (after taking into account distribution of the Class M-7 Principal Distribution Amount for such Distribution Date); and

                           (i) the Certificate Principal Balance of the Class
                  M-8 Certificates immediately prior to such Distribution Date;

         OVER

                  (2) the lesser of (x) 94.10% of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date after giving effect to distributions to be made on that Distribution Date and (y) the aggregate Stated Principal Balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date minus the OC Floor;

provided, however, that if the Class M-8 Certificates are the only class of certificates outstanding on such Distribution Date they will be entitled to receive the entire Principal Distribution Amount until the Certificate Principal Balance is reduced to zero.

         "CLASS B PRINCIPAL DISTRIBUTION AMOUNT" for any Distribution Date is the excess of:

                  (1) the sum of:

                           (a) the aggregate Certificate Principal Balance of
                  the senior certificates (after taking into account distributions of the Class 1-A Principal Distribution Amount and Class 2-A Principal Distribution Amount for such Distribution Date);

                           (b) the Certificate Principal Balance of the Class
                  M-1 Certificates (after taking into account distribution of the Class M-1 Principal Distribution Amount for such Distribution Date);

                           (c) the Certificate Principal Balance of the Class
                  M-2 Certificates (after taking into account distribution of the Class M-2 Principal Distribution Amount for such Distribution Date);

                           (d) the Certificate Principal Balance of the Class
                  M-3 Certificates (after taking into account distribution of the Class M-3 Principal Distribution Amount for such Distribution Date);

                           (e) the Certificate Principal Balance of the Class
                  M-4 Certificates (after taking into account distribution of the Class M-4 Principal Distribution Amount for such Distribution Date);

                           (f) the Certificate Principal Balance of the Class
                  M-5 Certificates (after taking into account distribution of the Class M-5 Principal Distribution Amount for such Distribution Date);

                           (g) the Certificate Principal Balance of the Class
                  M-6 Certificates (after taking into account distribution of the Class M-6 Principal Distribution Amount for such Distribution Date);

                           (h) the Certificate Principal Balance of the Class
                  M-7 Certificates (after taking into account distribution of the Class M-7 Principal Distribution Amount for such Distribution Date);

                           (i) the Certificate Principal Balance of the Class
                  M-8 Certificates (after taking into account distribution of the Class M-8 Principal Distribution Amount for such Distribution Date); and

                           (j) the Certificate Principal Balance of the Class B
                  Certificates immediately prior to such Distribution Date;

         OVER

                  (2) the lesser of (x) 96.10% of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date after giving effect to distributions to be made on that Distribution Date and (y) the aggregate Stated Principal Balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date minus the OC Floor;

provided, however, that if the Class B Certificates are the only class of certificates outstanding on such Distribution Date they will be entitled to receive the entire Principal Distribution Amount until the Certificate Principal Balance is reduced to zero.

         "EXTRA PRINCIPAL DISTRIBUTION AMOUNT" with respect to any Distribution Date and Loan Group, is the lesser of (x) the Overcollateralization Deficiency Amount for such Distribution Date multiplied by a fraction, the numerator of which is the Principal Remittance Amount for such Loan Group and the denominator of which is the Principal Remittance Amount for both Loan Groups and (y) the Loan Group Excess Cashflow Allocation Amount for such Distribution Date available for payment thereof in the priority set forth in this prospectus supplement.

         "LOAN GROUP EXCESS CASHFLOW ALLOCATION AMOUNT" with respect to any Distribution Date and Loan Group, is the product of Excess Cashflow for such Distribution Date multiplied by a fraction, the numerator of which is the Principal Remittance Amount for such Loan Group for such Distribution Date and the denominator of which is the sum of the Principal Remittance Amount for both Loan Groups.

          "OVERCOLLATERALIZATION DEFICIENCY AMOUNT" with respect to any Distribution Date equals the amount, if any, by which the Overcollateralization Target Amount exceeds the Overcollateralized Amount for such Distribution Date (after giving effect to distributions in respect of the Principal Remittance Amount for such Distribution Date).

         "OVERCOLLATERALIZATION TARGET AMOUNT" means (a) on each Distribution Date prior to the Stepdown Date, 1.95% of the Cut-off Date Pool Principal Balance, and (b) on and after the Stepdown Date, an amount equal to 3.90% of the aggregate Stated Principal Balance of the Mortgage Loans in the Mortgage Pool for the current Distribution Date, subject to a minimum amount equal to the OC Floor; provided, however, that if on any Distribution Date, a Trigger Event is in effect, the Overcollateralization Target Amount will be the Overcollateralization Target Amount on the Distribution Date immediately preceding such Distribution Date.

         "OVERCOLLATERALIZED AMOUNT" for any Distribution Date is the amount, if any, by which (x) the aggregate Stated Principal Balance of the Mortgage Loans exceeds (y) the aggregate Certificate Principal Balance of the classes of Senior and Subordinated Certificates as of such Distribution Date (after giving effect to distributions of the Principal Remittance Amount to be made on such Distribution Date).

         "OVERCOLLATERALIZATION REDUCTION AMOUNT" for any Distribution Date for which the Excess Overcollateralization Amount is, or would be, after taking into account all other distributions to be made on that Distribution Date, greater than zero, an amount equal to the lesser of (i) the Excess Overcollateralization Amount for that Distribution Date and (ii) the Principal Remittance Amount for that Distribution Date.

         "EXCESS OVERCOLLATERALIZATION AMOUNT" for any Distribution Date, is the excess, if any, of the Overcollateralized Amount on that Distribution Date over the Overcollateralization Target Amount.

         "OC FLOOR" for any Distribution Date is an amount equal to 0.50% of the Cut-off Date Pool Principal Balance.

         "UNPAID REALIZED LOSS AMOUNT" means for any class of Subordinated Certificates or the Class 1-A-2 Certificates, the portion of the aggregate Applied Realized Loss Amount previously allocated to that class remaining unpaid from prior Distribution Dates, as reduced by the amount of the increase in the related Certificate Principal Balance due to the receipt of Subsequent Recoveries.

         "STEPDOWN DATE" is the later to occur of:

                  (1)      the Distribution Date in May 2008; and

                  (2) the first Distribution Date on which the aggregate Certificate Principal Balance of the Class 1-A Certificates and Class 2-A Certificates (after calculating anticipated distributions on such Distribution Date) is less than or equal to 63.50% of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date.

         A "TRIGGER EVENT," with respect to a Distribution Date on or after the Stepdown Date consists of either a Delinquency Trigger Event with respect to that Distribution Date or a Cumulative Loss Trigger Event with respect to that Distribution Date.

         A "DELINQUENCY TRIGGER EVENT" with respect to each Distribution Date on or after the Stepdown Date, exists if the Rolling Delinquency Percentage equals or exceeds the product of 42.00% and the Senior Enhancement Percentage.

         The "ROLLING DELINQUENCY PERCENTAGE" with respect to a Distribution Date on or after the Stepdown Date is equal to the average, over the past three months, of a fraction (expressed as a percentage),

                           (a) the numerator of which is the aggregate Stated
                  Principal Balance for such Distribution Date of all Mortgage Loans 60 or more days delinquent as of the last day of the preceding month (including Mortgage Loans in bankruptcy, foreclosure and REO Properties) and
                           (b) the denominator of which is the aggregate Stated
                  Principal Balance of the Mortgage Loans for such Distribution Date.

         The "SENIOR ENHANCEMENT PERCENTAGE," with respect to each Distribution Date on or after the Stepdown Date is equal to a fraction (expressed as a percentage):

                  (1) the numerator of which is the excess of:

                           (a) the aggregate Stated Principal Balance of the
                  Mortgage Loans for the preceding Distribution Date over

                           (b) (i) before the Certificate Principal Balances of
                  the Class 1-A-1, Class 1-A-2, Class 2-A-1, Class 2-A-2, and Class 2-A-3 Certificates have been reduced to zero, the aggregate Certificate Principal Balance of the Class 1-A-1, Class 1-A-2, Class 2-A-1, Class 2-A-2 and Class 2-A-3 Certificates, or (ii) after the Certificate Principal Balances of the Class 1-A-1, Class 1-A-2, Class 2-A-1, Class 2-A-2 and Class 2-A-3 Certificates have been reduced to zero, the Certificate Principal Balance of the most senior Class of Certificates outstanding as of the preceding Master Servicer Advance Date and

                  (2) the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans for the preceding Distribution Date.

         A "CUMULATIVE LOSS TRIGGER EVENT" with respect to a Distribution Date on or after the Stepdown Date exists if the aggregate amount of Realized Losses on the Mortgage Loans from (and including) the Cut-off Date for each Mortgage Loan to (and including) the last day of the related Due Period (reduced by the aggregate amount of Subsequent Recoveries received through the last day of that Due Period) exceeds the applicable percentage, for such Distribution Date, of the Cut-off Date Principal Balance of the Mortgage Loans, as set forth below:


Distribution Date                                      Percentage
-----------------                                      ----------
May 2008 -- April 2009......  2.75% with respect to May 2008, plus an additional
                              1/12th of 1.25% for each month thereafter until April 2009
May 2009 -- April 2010......  4.00% with respect to May 2009, plus an additional
                              1/12th of 1.25% for each month thereafter until April 2010
May 2010 -- April 2011......  5.25% with respect to May 2010, plus an additional
                              1/12th of 0.75% for each month thereafter until April 2011
May 2011 and thereafter.....  6.00%

         CLASS P CERTIFICATES. The Class P Certificates will have an initial Certificate Principal Balance of $100 and will not bear interest. The Class P Certificates will be entitled to all prepayment charges received in respect of the Mortgage Loans and such amounts will not be available for distribution to the holders of the Offered Certificates.

         RESIDUAL CERTIFICATES. The Class A-R Certificates will remain outstanding for so long as the Trust Fund will exist, whether or not they are receiving current distributions of principal or interest. In addition to distributions of interest and principal as described above, on each Distribution Date, the holders of the Class A-R Certificates, as provided in the Pooling and Servicing Agreement, will be entitled to receive any Available Funds remaining after payment of interest and principal on the Senior Certificates and interest and principal on the Subordinated Certificates, as described above, and distributions to the Class C Certificates.

         A "REALIZED LOSS" with respect to any Distribution Date and any Liquidated Mortgage Loan is the excess of the Stated Principal Balance of that Mortgage Loan over the Liquidation Proceeds, if any, received in connection with such liquidation during the month in which such liquidation occurs, to the extent applied as recoveries of principal of the Liquidated Mortgage Loan.

OVERCOLLATERALIZATION PROVISIONS

         The weighted average Adjusted Net Mortgage Rate for the Mortgage Loans is generally expected to be higher than the weighted average of the Pass-Through Rates on the Senior and Subordinated Certificates (other than the Class A-R Certificates, which accrue no interest). As a result, interest collections on the Mortgage Loans are expected to exceed the amount of interest payable to the holders of the Senior and Subordinated Certificates and the related fees and expenses payable by the trust fund. The Excess Cashflow, if any, will be applied on each Distribution Date as a payment of principal on the class or classes of Senior and Subordinated Certificates then entitled to receive distributions in respect of principal, but only to the limited extent hereafter described. The "EXCESS CASHFLOW" with respect to any Distribution Date is the sum of (i) the amount remaining after the distribution of interest to Certificateholders pursuant to clauses (1) - (10) in "DISTRIBUTIONS--DISTRIBUTIONS OF INTEREST" for such Distribution Date, (ii) the amount remaining after the distribution of principal to Certificateholders, as set forth in clauses (1)(A) - (1)(J) or
(2)(A) - (2)(J), as applicable, in "DISTRIBUTIONS--DISTRIBUTIONS OF PRINCIPAL" for such Distribution Date and (iii) the Overcollateralization Reduction Amount, if any, for such Distribution Date.

         With respect to any Distribution Date, any Excess Cashflow and each Corridor Contract Payment Amount will be paid to the classes of certificates as follows:

         1. from Excess Cashflow from both Loan Groups, to the holders of the class or classes of Senior and Subordinated Certificates (other than the Class A-R Certificates) then entitled to receive distributions in respect of principal, in an amount equal to the Extra Principal Distribution Amount, payable to such holders as part of the Principal Distribution Amount as described under "--DISTRIBUTIONS--DISTRIBUTIONS OF PRINCIPAL" above;

         2. from any remaining Excess Cashflow from both Loan Groups, to the holders of the Class 1-A-2 Certificates in an amount equal to the Unpaid Realized Loss Amount for such Class;

         3. from any remaining Excess Cashflow from both Loan Groups, sequentially to the holders of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class B Certificates, in that order, in an amount equal to any Interest Carry Forward Amount for such Class or Classes;

         4. from any remaining Excess Cashflow from both Loan Groups, sequentially to the holders of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class B Certificates, in that order, in an amount equal to the Unpaid Realized Loss Amounts for such Class or Classes;

         5. (a) from the Class 1-A Corridor Contract Payment Amount, to the Class 1-A-1 Certificates and Class 1-A-2 Certificates, on a pro rata basis, based on the Certificate Principal Balances thereof, to the extent needed to pay any related Net Rate Carryover for each such class; provided that any Class 1-A Corridor Contract Payment Amount remaining after such allocation to pay Net Rate

                  Carryover based on the Certificate Principal Balances of these Certificates will be distributed to each such class of Certificates with respect to which there remains any unpaid Net Rate Carryover (after the distribution based on Certificate Principal Balances), pro rata, based on the amount of such unpaid Net Rate Carryover, until reduced to zero, (b) from the Class 2-A Corridor Contract Payment Amount, to the Class 2-A-1, Class 2-A-2, and Class 2-A-3 Certificates, on a pro rata basis, based on the Certificate Principal Balances thereof, to the extent needed to pay any related Net Rate Carryover for each such class; provided that any Class 2-A Corridor Contract Payment Amount remaining after such allocation to pay Net Rate Carryover based on the Certificate Principal Balances of these Certificates will be distributed to each such class of Certificates with respect to which there remains any unpaid Net Rate Carryover (after the distribution based on Certificate Principal Balances), pro rata, based on the amount of such unpaid Net Rate Carryover, until reduced to zero, and (c) from the Subordinated Corridor Contract Payment Amount, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class B Certificates, on a pro rata basis, based on the Certificate Principal Balances thereof, to the extent needed to pay any related Net Rate Carryover for each such class; provided that any Subordinated Corridor Contract Payment Amount remaining after such allocation to pay Net Rate Carryover based on the Certificate Principal Balances of these Certificates will be distributed to each such class of Certificates with respect to which there remains any unpaid Net Rate Carryover (after the distribution based on Certificate Principal Balances), pro rata, based on the amount of such unpaid Net Rate Carryover, until reduced to zero;

         6. from any remaining Excess Cashflow from both Loan Groups and any remaining Corridor Contract Payment Amounts as provided in clause 5 above, to the Class 1-A-1, Class 1-A-2, Class 2-A-1, Class 2-A-2, Class 2-A-3, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class B Certificates, on a pro rata basis, based on the Certificate Principal Balances thereof, to the extent needed to pay any remaining Net Rate Carryover for each such class; provided that any Excess Cashflow remaining after such allocation to pay Net Rate Carryover based on the Certificate Principal Balances of these Certificates will be distributed to each such class of Certificates with respect to which there remains any unpaid Net Rate Carryover (after the distribution based on Certificate Principal Balances), pro rata, based on the amount of such unpaid Net Rate Carryover, until reduced to zero; and

         7. from any remaining Excess Cashflow and Corridor Contract Payment Amounts, to fund distributions to the holders of the Class C Certificates and Class A-R Certificates, in each case in the amounts specified in the pooling and servicing agreement.

CORRIDOR CONTRACTS

         Countrywide Home Loans has entered into three interest rate corridor transactions with Barclays Bank PLC (the "CORRIDOR CONTRACT COUNTERPARTY") as evidenced by three amended confirmation and agreements between Countrywide Home Loans and the Corridor Contract Counterparty primarily for the benefit of the
(i) Class 1-A-1 Certificates and Class 1-A-2 Certificates (the "CLASS 1-A CORRIDOR CONTRACT"), (ii) Class 2-A-1, Class 2-A-2 and Class 2-A-3 Certificates (the "CLASS 2-A CORRIDOR CONTRACT") and (iii) Subordinated Certificates (the "SUBORDINATED CORRIDOR CONTRACT"; and collectively with the Class 1-A Corridor Contract and the Class 2-A Corridor Contract, the "CORRIDOR CONTRACTS"). The Corridor Contracts were entered into in lieu of negotiating an ISDA Master Agreement and confirmation thereunder, and pursuant to the Corridor Contracts, an ISDA Master Agreement was deemed to have been executed by Countrywide Home Loans and the Corridor Contract Counterparty on the date that each Corridor Contract was executed. On the Closing Date, Countrywide Home Loans will assign its rights under each Corridor Contract to The Bank of New York, as corridor contract administrator (in such capacity, the "CORRIDOR CONTRACT ADMINISTRATOR") and Countrywide Home Loans, the Corridor Contract Administrator and the Trustee will enter into a corridor contract administration agreement (the "CORRIDOR CONTRACT ADMINISTRATION AGREEMENT") pursuant to which the Corridor Contract Administrator will allocate any payments received under each Corridor Contract between the Corridor Contract Counterparty and Countrywide Home Loans as described below. On or prior to the related Corridor Contract Termination Date (as defined below), amounts, if any, received under each Corridor Contract by the Corridor Contract Administrator and allocated to the Trustee for the benefit of the Trust Fund (the "CLASS 1-A CORRIDOR CONTRACT PAYMENT AMOUNT", "CLASS 2-A CORRIDOR CONTRACT PAYMENT AMOUNT" or "SUBORDINATED CORRIDOR CONTRACT PAYMENT AMOUNT", as applicable) will be used to pay Net Rate Carryover as provided in "--OVERCOLLATERALIZATION PROVISIONS" above. Each of the Class 1-A Corridor Contract Payment Amount, Class 2-A Corridor Contract Payment Amount and Subordinated Corridor Contract Payment Amount may be referred to herein as a "CORRIDOR CONTRACT PAYMENT AMOUNT."

         Any Corridor Contract Payment Amount that is not used to pay Net Rate Carryover on the related Senior and Subordinated Certificates (other than the Class A-R Certificates) will be distributed to the holders of the Class C Certificates, unless a Corridor Contract is subject to early termination as described below.

         With respect to any Distribution Date on or prior to the Class 1-A Corridor Contract Termination Date (as defined below), the amount, if any, payable by the Corridor Contract Counterparty under the Class 1-A Corridor Contract will equal the product of (i) the excess, if any, of (x) the lesser of the ceiling rate for such Distribution Date set forth in the table below and One-Month LIBOR (as determined pursuant to the Class 1-A Corridor Contract) over
(y) the strike rate for such Distribution Date set forth in the table below,
(ii) the Class 1-A Corridor Contract Notional Balance for such Distribution Date and (iii) the actual number of days in such Accrual Period, divided by 360.

         Pursuant to the Corridor Contract Administration Agreement, on or prior to each Distribution Date, the Corridor Contract Administrator will allocate any payment received from the Corridor Contract Counterparty with respect to the Class 1-A Corridor Contract and such Distribution Date (other than any termination payment, which will be allocated as described below) first, to the Trustee, up to the amount that would be payable under the Class 1-A Corridor Contract if clause (ii) of the preceding paragraph were equal to the lesser of the Class 1-A Corridor Contract Notional Balance for such Distribution Date and the aggregate Certificate Principal Balance of the related classes of Certificates immediately prior to such Distribution Date (any such amount, a "CLASS 1-A NET CORRIDOR CONTRACT PAYMENT"), and second, to Countrywide Home Loans, any remainder (any such remainder, a "CLASS 1-A EXCESS CORRIDOR CONTRACT PAYMENT"). Class 1-A Excess Corridor Contract Payments will not be available to cover Net Rate Carryover on the Certificates.

         The "CLASS 1-A CORRIDOR CONTRACT NOTIONAL BALANCES," strike rates and ceiling rates under the Class 1-A Corridor Contract are as described in the following table:


                          CLASS 1-A CORRIDOR
                          CONTRACT NOTIONAL
   DISTRIBUTION DATE         BALANCES ($)        STRIKE RATE       CEILING RATE
------------------------  ------------------     -----------       -------------
May 25, 2005............     334,800,000          7.36271%          9.75000%
June 25, 2005...........     328,047,181          6.13491%          9.75000%
July 25, 2005...........     321,645,601          6.35124%          9.75000%
August 25, 2005.........     314,450,708          6.14689%          9.74865%
September 25, 2005......     306,485,799          6.14692%          9.74865%
October 25, 2005........     297,778,635          6.36017%          9.74861%
November 25, 2005.......     288,364,587          6.14695%          9.74865%
December 25, 2005.......     278,399,828          6.36012%          9.74861%
January 25, 2006........     267,981,558          6.18032%          9.74865%
February 25, 2006.......     257,876,270          6.18733%          9.74469%
March 25, 2006..........     248,082,368          6.87660%          9.74412%
April 25, 2006..........     238,589,715          6.18653%          9.74470%
May 25, 2006............     229,388,909          6.40066%          9.74453%
June 25, 2006...........     220,470,843          6.18572%          9.74472%
July 25, 2006...........     211,826,679          6.41252%          9.73080%
August 25, 2006.........     203,448,563          6.20081%          9.72486%
September 25, 2006......     195,327,734          6.20036%          9.72490%

                          CLASS 1-A CORRIDOR
                          CONTRACT NOTIONAL
   DISTRIBUTION DATE         BALANCES ($)        STRIKE RATE       CEILING RATE
------------------------  ------------------     -----------       -------------
October 25, 2006........     187,455,944          6.41546%          9.72411%
November 25, 2006.......     179,824,315          6.20079%          9.72499%
December 25, 2006.......     172,422,708          6.50239%          9.72420%
January 25, 2007........     164,918,958          7.98971%          9.70236%
February 25, 2007.......     153,485,927          7.98719%          9.69420%
March 25, 2007..........     142,626,520          8.85295%          9.68868%
April 25, 2007..........     132,349,752          7.95664%          9.69502%
May 25, 2007............     122,664,302          8.21388%          9.69366%
June 25, 2007...........     114,055,947          7.96134%          9.69589%
July 25, 2007...........     106,387,789          8.68392%          9.16224%
August 25, 2007.........      99,554,084          8.38457%          9.17685%
September 25, 2007......      93,440,054          8.37154%          9.17997%
October 25, 2007........      87,961,474          8.64739%          9.16365%
November 25, 2007.......      83,023,001          8.35209%          9.18472%
December 25, 2007.......      78,251,227          8.71193%          9.16192%
January 25, 2008........      73,637,888          8.84932%          8.84932%
February 25, 2008.......      69,189,899          8.83861%          8.83861%
March 25, 2008..........      64,888,064          9.45272%          9.45272%
April 25, 2008..........      60,727,365          8.81478%          8.81478%
May 25, 2008............      56,703,008          9.10507%          9.10507%
June 25, 2008...........      56,703,008          8.83859%          8.83859%
July 25, 2008...........      56,703,008          9.27237%          9.27237%
August 25, 2008.........      56,703,008          8.95247%          8.95247%
September 25, 2008......      56,703,008          8.93920%          8.93920%
October 25, 2008........      56,703,008          9.23171%          9.23171%
November 25, 2008.......      56,703,008          8.91274%          8.91274%
December 25, 2008.......      56,703,008          9.21918%          9.21918%
January 25, 2009........      56,703,008          8.98744%          8.98744%
February 25, 2009.......      56,703,008          8.97372%          8.97372%
March 25, 2009..........      56,703,008          9.94615%          9.94615%
April 25, 2009..........      55,664,279          8.94504%          8.94504%
May 25, 2009............      53,603,969          9.23662%          9.23662%
June 25, 2009...........      51,951,725          8.91954%          9.27626%
July 25, 2009...........      50,352,998          9.25996%          9.25996%
August 25, 2009.........      48,806,278          8.93889%          9.24465%
September 25, 2009......      47,309,474          8.92379%          9.25209%
October 25, 2009........      45,860,915          9.21390%          9.21390%
November 25, 2009.......      44,458,989          8.89339%          9.26704%
December 25, 2009.......      43,102,133          9.18749%          9.22899%
January 25, 2010........      41,788,725          8.93208%          9.32839%
February 25, 2010.......      40,516,715          8.91851%          9.33636%
March 25, 2010..........      39,285,473          9.88313%          9.88313%
April 25, 2010..........      38,093,630          8.88643%          9.35122%
May 25, 2010............      36,939,874          9.17431%         10.31235%
June 25, 2010...........      35,822,939          8.85748%         10.36865%
July 25, 2010...........      34,741,607          9.18845%         10.36020%
August 25, 2010.........      33,694,749          8.86855%         10.41253%
September 25, 2010......      32,681,166          8.85182%         10.41997%
October 25, 2010........      31,699,752          9.13786%         10.38336%
November 25, 2010.......      30,749,442          8.81818%         10.43496%
December 25, 2010.......      29,829,207          9.10514%         10.40008%

                          CLASS 1-A CORRIDOR
                          CONTRACT NOTIONAL
   DISTRIBUTION DATE         BALANCES ($)        STRIKE RATE       CEILING RATE
------------------------  ------------------     -----------       -------------
January 25, 2011........      28,938,058          8.81343%         10.46477%
February 25, 2011.......      28,075,067          8.79665%         10.47164%
March 25, 2011..........      27,239,271          9.74677%         10.34299%
April 25, 2011..........      26,429,773          8.76198%         10.48670%



         The Class 1-A Corridor Contract is scheduled to remain in effect until the Distribution Date in April 2011 (the "CLASS 1-A CORRIDOR CONTRACT TERMINATION DATE").

         With respect to any Distribution Date on or prior to the Class 2-A Corridor Contract Termination Date, the amount, if any, payable by the Corridor Contract Counterparty under the Class 2-A Corridor Contract will equal the product of (i) the excess, if any, of (x) the lesser of the ceiling rate for such Distribution Date set forth in the table below or One-Month LIBOR (as determined pursuant to the Class 2-A Corridor Contract) over (y) the strike rate for such Distribution Date set forth in the table below, (ii) the Class 2-A Corridor Contract Notional Balance for such Distribution Date, and (iii) the actual number of days in such Accrual Period, divided by 360.

         Pursuant to the Corridor Contract Administration Agreement, on or prior to each Distribution Date, the Corridor Contract Administrator will allocate any payment received from the Corridor Contract Counterparty with respect to the Class 2-A Corridor Contract and such Distribution Date (other than any termination payment, which will be allocated as described below) first, to the Trustee, up to the amount that would be payable under the Class 2-A Corridor Contract if clause (ii) of the preceding paragraph were equal to the lesser of the Class 2-A Corridor Contract Notional Balance for such Distribution Date and the aggregate Certificate Principal Balance of the related classes of Certificates immediately prior to such Distribution Date (any such amount, a "CLASS 2-A NET CORRIDOR CONTRACT PAYMENT"), and second, to Countrywide Home Loans, any remainder (any such remainder, an "EXCESS CLASS 2-A CORRIDOR CONTRACT PAYMENT"). Excess Class 2-A Corridor Contract Payments will not be available to cover Net Rate Carryover on the Certificates.

         The "CLASS 2-A CORRIDOR CONTRACT NOTIONAL BALANCES," strike rate and ceiling rates under the Class 2-A Corridor Contract are as described in the following table:

                             CLASS 2-A CORRIDOR
                                  CONTRACT
MONTH OF DISTRIBUTION DATE   NOTIONAL BALANCES ($)   STRIKE RATE    CEILING RATE
--------------------------   ---------------------   -----------    ------------
May 25, 2005..............        292,950,000         7.14809%        8.75000%
June 25, 2005.............        286,128,149         5.95480%        8.75000%
July 25, 2005.............        279,777,401         6.17316%        8.75000%
August 25, 2005...........        272,744,982         5.96597%        8.75000%
September 25, 2005........        265,059,892         5.96606%        8.75000%
October 25, 2005..........        256,757,628         6.17344%        8.75000%
November 25, 2005.........        247,953,654         5.96645%        8.75000%
December 25, 2005.........        238,737,477         6.22123%        8.75000%
January 25, 2006..........        229,727,990         6.05474%        8.75000%
February 25, 2006.........        220,997,062         6.05481%        8.75000%
March 25, 2006............        212,535,352         6.73040%        8.75000%
April 25, 2006............        204,334,453         6.05494%        8.75000%
May 25, 2006..............        196,386,217         6.26518%        8.75000%
June 25, 2006.............        188,682,752         6.07670%        8.73771%
July 25, 2006.............        181,217,287         6.31361%        8.72894%
August 25, 2006...........        173,982,283         6.10283%        8.72966%
September 25, 2006........        166,966,953         6.10538%        8.72958%
October 25, 2006..........        160,160,942         6.32300%        8.72870%

                             CLASS 2-A CORRIDOR
                                  CONTRACT
MONTH OF DISTRIBUTION DATE   NOTIONAL BALANCES ($)   STRIKE RATE    CEILING RATE
--------------------------   ---------------------   -----------    ------------
November 25, 2006.........        153,542,061         6.23543%        8.72942%
December 25, 2006.........        146,816,404         8.16635%        8.70104%
January 25, 2007..........        136,961,586         8.05398%        8.67260%
February 25, 2007.........        127,177,327         8.04093%        8.67311%
March 25, 2007............        117,924,590         8.91417%        8.91417%
April 25, 2007............        109,212,150         8.01381%        8.66994%
May 25, 2007..............        101,423,864         8.31693%        9.16738%
June 25, 2007.............         94,497,264         8.55772%        8.71868%
July 25, 2007.............         88,335,465         8.88956%        8.88956%
August 25, 2007...........         82,832,383         8.58283%        8.65277%
September 25, 2007........         77,908,186         8.57299%        8.65417%
October 25, 2007..........         73,474,530         8.86245%        8.86245%
November 25, 2007.........         69,226,118         8.59128%        8.62753%
December 25, 2007.........         65,119,281         9.14737%        9.14737%
January 25, 2008..........         61,158,676         8.88510%        8.88510%
February 25, 2008.........         57,329,143         8.87492%        8.87492%
March 25, 2008............         53,626,292         9.49303%        9.49303%
April 25, 2008............         50,045,805         8.85579%        8.85579%
May 25, 2008..............         46,583,539         9.16078%        9.16078%
June 25, 2008.............         46,583,539         8.95450%        8.95450%
July 25, 2008.............         46,583,539         9.26996%        9.26996%
August 25, 2008...........         46,583,539         8.95128%        8.95128%
September 25, 2008........         46,583,539         8.93947%        8.93947%
October 25, 2008..........         46,583,539         9.23510%        9.23510%
November 25, 2008.........         46,583,539         8.92442%        8.92442%
December 25, 2008.........         46,583,539         9.27621%        9.27621%
January 25, 2009..........         46,583,539         8.96530%        8.96530%
February 25, 2009.........         46,583,539         8.95267%        8.95267%
March 25, 2009............         46,583,539         9.92462%        9.92462%
April 25, 2009............         46,583,539         8.92875%        8.92875%
May 25, 2009..............         45,471,439         9.22600%        9.59937%
June 25, 2009.............         44,054,478         8.94949%        9.65442%
July 25, 2009.............         42,683,923         9.24897%        9.60710%
August 25, 2009...........         41,358,075         8.92912%        9.66737%
September 25, 2009........         40,075,407         8.91564%        9.67473%
October 25, 2009..........         38,834,465         9.20851%        9.62978%
November 25, 2009.........         37,633,851         8.90686%        9.69251%
December 25, 2009.........         36,471,491         9.26081%        9.68985%
January 25, 2010..........         35,345,962         8.94536%        9.75307%
February 25, 2010.........         34,256,783         8.93096%        9.76034%
March 25, 2010............         33,202,857         9.89863%        9.89863%
April 25, 2010............         32,182,999         8.90210%        9.77521%
May 25, 2010..............         31,196,070         9.19918%       10.23600%
June 25, 2010.............         30,240,983         8.91866%       10.31928%
July 25, 2010.............         29,316,696         9.21303%       10.28348%
August 25, 2010...........         28,422,138         8.89258%       10.33811%
September 25, 2010........         27,556,314         8.87734%       10.34551%
October 25, 2010..........         26,718,267         9.16587%       10.30649%
November 25, 2010.........         25,907,069         8.85000%       10.35925%
December 25, 2010.........         25,121,838         9.16373%       10.33501%
January 25, 2011..........         24,361,725         8.84787%       10.39165%

                             CLASS 2-A CORRIDOR
                                  CONTRACT
MONTH OF DISTRIBUTION DATE   NOTIONAL BALANCES ($)   STRIKE RATE    CEILING RATE
--------------------------   ---------------------   -----------    ------------
February 25, 2011.........         23,625,865         8.83203%       10.39909%
March 25, 2011............         22,913,454         9.78751%       10.26266%
April 25, 2011............         22,223,712         8.80025%       10.41420%


         The Class 2-A Corridor Contract is scheduled to remain in effect until the Distribution Date in April 2011 (the "CLASS 2-A CORRIDOR CONTRACT TERMINATION DATE").

         With respect to any Distribution Date on or prior to the Subordinated Corridor Contract Termination Date, the amount, if any, payable by the Corridor Contract Counterparty under the Subordinated Corridor Contract will equal the product of (i) the excess, if any, of (x) the lesser of the ceiling rate for such Distribution Date set forth in the table below or One-Month LIBOR (as determined pursuant to the Subordinated Corridor Contract) over (y) the strike rate for such Distribution Date set forth in the table below, (ii) the Subordinated Corridor Contract Notional Balance for such Distribution Date and
(iii) the actual number of days in such Accrual Period, divided by 360.

         Pursuant to the Corridor Contract Administration Agreement, on or prior to each Distribution Date, the Corridor Contract Administrator will allocate any payment received from the Corridor Contract Counterparty with respect to the Class Subordinated Corridor Contract and such Distribution Date (other than any termination payment, which will be allocated as described below) first, to the Trustee, up to the amount that would be payable under the Subordinated Corridor Contract if clause (ii) of the preceding paragraph were equal to the lesser of the Subordinated Corridor Contract Notional Balance for such Distribution Date and the aggregate Certificate Principal Balance of the related classes of Certificates immediately prior to such Distribution Date (any such amount, a "SUBORDINATED NET CORRIDOR CONTRACT PAYMENT"), and second, to Countrywide Home Loans, any remainder (any such remainder, a "SUBORDINATED EXCESS CORRIDOR CONTRACT PAYMENT"). Subordinated Excess Corridor Contract Payments will not be available to cover Net Rate Carryover on the Certificates.

         The "SUBORDINATED CORRIDOR CONTRACT NOTIONAL BALANCES," strike rates and ceiling rates under the Subordinated Corridor Contract are as described in the following table:

                             SUBORDINATED CORRIDOR
                                    CONTRACT
MONTH OF DISTRIBUTION DATE    NOTIONAL BALANCES ($)   STRIKE RATE   CEILING RATE
--------------------------    ---------------------   -----------   ------------
May 25, 2005..............         122,250,000         7.26255%       8.25000%
June 25, 2005.............         122,250,000         6.26076%       8.46002%
July 25, 2005.............         122,250,000         6.05768%       8.03966%
August 25, 2005...........         122,250,000         6.27260%       8.45954%
September 25, 2005........         122,250,000         6.06219%       8.24908%
October 25, 2005..........         122,250,000         6.06225%       8.03861%
November 25, 2005.........         122,250,000         6.27274%       8.45943%
December 25, 2005.........         122,250,000         6.08386%       8.03791%
January 25, 2006..........         122,250,000         6.33382%       8.46147%
February 25, 2006.........         122,250,000         6.12520%       8.24697%
March 25, 2006............         122,250,000         6.12502%       7.56362%
April 25, 2006............         122,250,000         6.80786%       8.93001%
May 25, 2006..............         122,250,000         6.12465%       8.03440%
June 25, 2006.............         122,250,000         6.34743%       8.45410%
July 25, 2006.............         122,250,000         6.15273%       8.01637%
August 25, 2006...........         122,250,000         6.36837%       8.44045%
September 25, 2006........         122,250,000         6.15583%       8.22695%
October 25, 2006..........         122,250,000         6.15849%       8.01250%
November 25, 2006.........         122,250,000         6.43260%       8.44268%
December 25, 2006.........         122,250,000         7.03952%       7.97285%

                             SUBORDINATED CORRIDOR
                                    CONTRACT
MONTH OF DISTRIBUTION DATE    NOTIONAL BALANCES ($)   STRIKE RATE   CEILING RATE
--------------------------    ---------------------   -----------   ------------
January 25, 2007..........         122,250,000         8.29550%       8.46420%
February 25, 2007.........         122,250,000         8.01238%       8.18442%
March 25, 2007............         122,250,000         7.99794%       7.99794%
April 25, 2007............         122,250,000         8.86560%       9.06554%
May 25, 2007..............         122,250,000         7.98761%       8.90694%
June 25, 2007.............         122,250,000         8.52397%       9.25677%
July 25, 2007.............         122,250,000         8.48903%       8.48903%
August 25, 2007...........         122,250,000         8.76844%       8.95681%
September 25, 2007........         122,250,000         8.46599%       8.66822%
October 25, 2007..........         122,250,000         8.45795%       8.45795%
November 25, 2007.........         122,250,000         8.75470%       8.94882%
December 25, 2007.........         122,250,000         8.62040%       8.62040%
January 25, 2008..........         122,250,000         9.16996%       9.16996%
February 25, 2008.........         122,250,000         8.85563%       8.85563%
March 25, 2008............         122,250,000         8.84442%       8.84442%
April 25, 2008............         122,250,000         9.25000%       9.25000%
May 25, 2008..............         122,250,000         8.82857%       8.82857%
June 25, 2008.............         115,009,280         9.19774%       9.19774%
July 25, 2008.............         108,008,017         8.96410%       8.96410%
August 25, 2008...........         101,238,236         9.25000%       9.25000%
September 25, 2008........         94,689,790          8.93933%       8.93933%
October 25, 2008..........         88,355,173          8.92739%       8.92739%
November 25, 2008.........         82,227,159          9.22385%       9.22385%
December 25, 2008.........         76,298,771          8.93978%       8.93978%
January 25, 2009..........         70,563,853          9.28454%       9.28454%
February 25, 2009.........         65,015,965          8.96375%       8.96375%
March 25, 2009............         59,647,970          8.95020%       8.95020%
April 25, 2009............         55,492,526          9.50000%       9.50000%
May 25, 2009..............         53,638,732          8.92570%       9.36532%
June 25, 2009.............         51,844,034          9.23998%      10.02705%
July 25, 2009.............         50,106,464          8.94809%       9.34302%
August 25, 2009...........         48,424,103          9.24047%      10.01526%
September 25, 2009........         46,795,028          8.92005%       9.71661%
October 25, 2009..........         45,217,443          8.90622%       9.36795%
November 25, 2009.........         43,689,615          9.20455%      10.03786%
December 25, 2009.........         42,209,435          8.91557%       9.40553%
January 25, 2010..........         40,775,142          9.24444%      10.10015%
February 25, 2010.........         39,385,272          8.92421%       9.80153%
March 25, 2010............         38,038,868          8.90891%       8.90891%
April 25, 2010............         36,734,463          9.87328%      10.79608%
May 25, 2010..............         35,470,647          8.88132%       9.97302%
June 25, 2010.............         34,246,062          9.19000%      10.65057%
July 25, 2010.............         33,059,395          8.89486%      10.02025%
August 25, 2010...........         31,909,375          9.18386%      10.68280%
September 25, 2010........         30,874,693          8.86349%      10.38590%
October 25, 2010..........         29,828,861          8.84742%      10.04495%
November 25, 2010.........         28,816,341          9.13548%      10.70309%
December 25, 2010.........         27,836,034          8.82928%      10.06769%
January 25, 2011..........         26,886,883          9.13181%      10.73399%
February 25, 2011.........         25,967,858          8.81281%      10.43848%
March 25, 2011............         25,077,944          8.79615%       9.33705%
April 25, 2011............         24,216,177          9.74690%      11.42102%

         The Subordinated Corridor Contract is scheduled to remain in effect until the Distribution Date in April 2011 (the "SUBORDINATED CORRIDOR CONTRACT TERMINATION DATE").

         The Corridor Contracts will be subject to early termination only in limited circumstances. Such circumstances include certain insolvency or bankruptcy events in relation to the Corridor Contract Counterparty or the Trust Fund, the failure by the Corridor Contract Counterparty (after a grace period of one Local Business Day, as defined in each Corridor Contract, after notice of such failure is received by the Corridor Contract Counterparty) to make a payment due under the Corridor Contract and such Corridor Contract becoming illegal or subject to certain kinds of taxation.

         If a Corridor Contract is terminated, future distributions of Net Rate Carryover on the Certificates could be subject to limitation. However, if any such termination occurs, the Corridor Contract Counterparty may owe a termination payment to the Corridor Contract Administrator for allocation to the Trustee with respect to the terminated Corridor Contract, payable in a lump sum, to be held by the Trustee until the related Corridor Contract Termination Date to pay Net Rate Carryover as provided in "--OVERCOLLATERALIZATION PROVISIONS" above. However, if such termination occurs, there can be no assurance that any such termination payment will be owing to the Corridor Contract Administrator for allocation to the Trustee.

         The Certificates do not represent an obligation of the Corridor Contract Counterparty. Holders of the Certificates will not have any right to proceed directly against the Corridor Contract Counterparty in respect of its obligations under the Corridor Contracts.

CALCULATION OF ONE-MONTH LIBOR

         On the second LIBOR Business Day (as defined below) preceding the commencement of each Accrual Period for the Offered Certificates (other than Class A-R Certificates) (each such date, an "INTEREST DETERMINATION Date"), the Trustee will determine the London interbank offered rate for one-month United States dollar deposits ("ONE-MONTH LIBOR") for such Accrual Period on the basis of such rate as it appears on Telerate Screen Page 3750, as of 11:00 a.m. (London time) on such Interest Determination Date. If such rate does not appear on such page (or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be reasonably selected by the Trustee), One-Month LIBOR for the applicable Accrual Period will be the Reference Bank Rate as defined herein. If no such quotations can be obtained and no Reference Bank Rate is available, One-Month LIBOR will be the One-Month LIBOR applicable to the preceding Accrual Period. The "REFERENCE BANK RATE" with respect to any Accrual Period, means the arithmetic mean (rounded upwards, if necessary, to the nearest whole multiple of 0.03125%) of the offered rates for United States dollar deposits for one month that are quoted by the Reference Banks as of 11:00 a.m., New York City time, on the related Interest Determination Date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of all Offered Certificates (other than the Class A-R Certificates) for such Accrual Period, provided that at least two such Reference Banks provide such rate. If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean (rounded upwards, if necessary, to the nearest whole multiple of 0.03125%) of the rates quoted by one or more major banks in New York City, selected by the Trustee, as of 11:00 a.m., New York City time, on such date for loans in U.S. dollars to leading European banks for a period of one month in amounts approximately equal to the Certificate Principal Balance of all Offered Certificates (other than the Class A-R Certificates) for such Accrual Period. As used in this section, "LIBOR BUSINESS DAY" means a day on which banks are open for dealing in foreign currency and exchange in London and New York City; and "REFERENCE BANKS" means leading banks selected by the Trustee and engaged in transactions in Eurodollar deposits in the international Eurocurrency market:

         (1)      with an established place of business in London,

         (2)      which have been designated as such by the Trustee and

         (3) which are not controlling, controlled by, or under common control with, the Depositor, Countrywide Home Loans or the Master Servicer.

         The establishment of One-Month LIBOR on each Interest Determination Date by the Trustee and the Trustee's calculation of the rate of interest applicable to the Offered Certificates (other than the Class A-R Certificates) for the related Accrual Period shall (in the absence of manifest error) be final and binding.

APPLIED REALIZED LOSS AMOUNTS

         If on any Distribution Date, after giving effect to the distributions described above, the aggregate Certificate Principal Balance of the Senior and Subordinated Certificates exceeds the aggregate Stated Principal Balance of the Mortgage Loans, the Certificate Principal Balances of the Subordinated Certificates will be reduced, in inverse order of seniority (beginning with the Class B Certificates) by an amount equal to such excess. After reduction of the Certificate Principal Balances of the Subordinated Certificates to zero, any Realized Losses on the Mortgage Loans in Loan Group I shall be allocated to reduce the Certificate Principal Balance of the Class 1-A-2 Certificates. Any such reduction is an "APPLIED REALIZED LOSS AMOUNT". Applied Realized Loss Amounts, without interest, may be paid at a later date from Excess Cashflow. Interest will accrue for the related class of Subordinated Certificates or Senior Certificates only on the Certificate Principal Balance as so reduced.

REPORTS TO CERTIFICATEHOLDERS

         On each Distribution Date, the Trustee will forward to each Certificateholder, the Master Servicer and the Depositor, or make available on its website (assistance in using the website service can be obtained by calling the trustee's customer service desk at (800) 254-2826), a statement generally setting forth, among other information:

                  (1) the amount of the related distribution to holders of the Certificates allocable to principal, separately identifying:

                           (a) the aggregate amount of any Principal Prepayments included therein, and

                           (b) the aggregate of all scheduled payments of principal included therein;

                  (2) the amount of such distribution to holders of the Offered Certificates (other than the Class A-R Certificates) allocable to interest;

                  (3) the Interest Carry Forward Amounts for each Class of Offered Certificates (other than the Class A-R Certificates) (if any);

                  (4) the aggregate Certificate Principal Balances of each class of Offered Certificates after giving effect to (A) all distributions allocable to principal on such Distribution Date and (B) the allocation of any Applied Realized Loss Amounts for such Distribution Date;

                  (5) the Pool Stated Principal Balance for the following Distribution Date;

                  (6) the amount of the Servicing Fee paid to or retained by the Master Servicer for the related Due Period;

                  (7) the amount due and the amount received by the Trust Fund pursuant to the Corridor Contract Administration Agreement for such Distribution Date;

                  (8) the amount of Advances for each Loan Group and Seller Interest Shortfall Payments included in the distribution on such Distribution Date;

                  (9) the number and aggregate principal amounts of Mortgage Loans in each Loan Group:

                           (a) delinquent (exclusive of Mortgage Loans in foreclosure):

                                    30 to 59 days;

                                    60 to 89 days;

                                    90 or more days, and

                           (b)      in foreclosure and delinquent:

                                    30 to 59 days;

                                    60 to 89 days;

                                    90 or more days,

in each case as of the close of business on the last day of the calendar month preceding such Distribution Date,

                  (10) with respect to any Mortgage Loan that became an REO Property during the preceding calendar month, the loan number and Stated Principal Balance for such Distribution Date of such Mortgage Loan and the date of acquisition thereof;

                  (11) whether a Group 1 Sequential Trigger Event or a Trigger Event is in effect;

                  (12) the total number and principal balance of any REO Properties as of the close of business on the Determination Date preceding such Distribution Date; and

                  (13) any Net Rate Carryover paid and all remaining Net Rate Carryover remaining on each Class of Senior and Subordinated Certificates (other than the Class A-R Certificates) on such Distribution Date.

         In addition, within 60 days after the end of each calendar year, the Trustee will prepare and deliver to each Certificateholder of record during the previous calendar year a statement containing information necessary to enable Certificateholders to prepare their tax returns. Such statements will not have been examined and reported upon by an independent public accountant.

AMENDMENT

         The Pooling and Servicing Agreement may be amended by the Depositor, the Master Servicer, the Sellers and the Trustee, without the consent of Certificateholders, for any of the purposes set forth under "THE AGREEMENTS--AMENDMENT" in the Prospectus. In addition, the Pooling and Servicing Agreement may be amended by the Depositor, the Master Servicer, the Sellers and the Trustee and the holders of a majority in interest of each Class of Certificates adversely affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment may:

                  (1) reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any Certificate without the consent of the holder of such Certificate;

                  (2) adversely affect in any material respect the interests of the holders of any Class of Certificates in a manner other than as described in clause (1) above, without the consent of the holders of Certificates of such Class evidencing, as to such Class, Percentage Interests aggregating 66%; or

                  (3) reduce the aforesaid percentage of aggregate outstanding principal amounts of Certificates of each Class, the holders of which are required to consent to any such amendment, without the consent of the holders of all Certificates of such Class.

OPTIONAL TERMINATION

         The Master Servicer will have the right to purchase all remaining Mortgage Loans and REO Properties in the Trust Fund and thereby effect early retirement of all the Certificates, on any distribution date on or after the first distribution date on which the Stated Principal Balance of the Mortgage Loans and REO Properties in the Trust Fund is less than or equal to 10% of the Cut-off Date Pool Principal Balance (the "OPTIONAL TERMINATION DATE"). In the event such option is exercised by the Master Servicer, the purchase will be made at a price equal to the sum of:

         (1) 100% of the Stated Principal Balance of each Mortgage Loan in the Trust Fund (other than in respect of REO Property) plus accrued interest thereon at the applicable Mortgage Rate, net of the Servicing Fee,

         (2) the appraised value of any REO Property (up to the Stated Principal Balance of the related Mortgage Loan) in the Trust Fund,

         (3) any remaining unpaid costs and damages incurred by the Trust Fund that arises out of a violation of any predatory or abusive lending law that also constitutes an actual breach of the related representation, and

         (4) any unreimbursed out-of-pocket costs and expenses and the principal portion of Advances, in each case previously incurred by the Master Servicer in the performance of its servicing obligations.

         Proceeds from such liquidation will be distributed to the Certificateholders in the priority described above. The proceeds from any such distribution may not be sufficient to distribute the full amount to which each class of Senior and Subordinated Certificates is entitled if the purchase price is based in part on the appraised value of any REO Property and such appraised value is less than the Stated Principal Balance of the related Mortgage Loan. Any repurchase of the Mortgage Loans and REO Properties will result in an early retirement of the Certificates. The Master Servicer may be permitted to assign the right to purchase all remaining Mortgage Loans and REO Properties in the Trust Fund as provided in the Pooling and Servicing Agreement.

OPTIONAL PURCHASE OF DEFAULTED LOANS

         As to any Mortgage Loan which is delinquent in payment by 150 days or more, the Master Servicer may, at its option but subject to certain conditions specified in the Pooling and Servicing Agreement, purchase such Mortgage Loan at a price equal to 100% of the Stated Principal Balance thereof plus accrued interest thereon at the applicable Mortgage Rate from the date through which interest was last paid by the related mortgagor or advanced to the first day of the month in which such amount is to be distributed to Certificateholders.

EVENTS OF DEFAULT

         Events of Default will consist of:

                  (1) any failure by the Master Servicer to deposit in the Certificate Account or the Distribution Account the required amounts or remit to the Trustee any payment (including an Advance required to be made under the terms of the Pooling and Servicing Agreement) which continues unremedied for five Business Days after written notice of such failure shall have been given to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer and the Trustee by the holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates;

                  (2) any failure by the Master Servicer to observe or perform in any material respect any other of its covenants or agreements, or any breach of a representation or warranty made by the Master Servicer, in the Pooling and Servicing Agreement, which in each case, materially and adversely affects the interests of the Certificateholders and continues unremedied for 60 days after the giving of written notice of such failure to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer and the Trustee by the holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates; or

                  (3) insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, and certain actions by or on behalf of the Master Servicer indicating its insolvency or inability to pay its obligations.

RIGHTS UPON EVENT OF DEFAULT

         So long as an Event of Default under the Pooling and Servicing Agreement remains unremedied, the Trustee shall, but only upon the receipt of instructions from the holders of Certificates having not less than 25% of the Voting Rights evidenced by the Certificates, terminate all of the rights and obligations of the Master Servicer under the Pooling and Servicing Agreement and in and to the Mortgage Loans, whereupon the Trustee will succeed to all of the responsibilities and duties of the Master Servicer under the Pooling and Servicing Agreement, including the obligation to make Advances. No assurance can be given that termination of the rights and obligations of the Master Servicer under the Pooling and Servicing Agreement would not adversely affect the servicing of the Mortgage Loans, including the delinquency experience of the Mortgage Loans.

         No Certificateholder, solely by virtue of such holder's status as a Certificateholder, will have any right under the Pooling and Servicing Agreement to institute any proceeding with respect thereto, unless such holder previously has given to the Trustee written notice of the continuation of an Event of Default and unless the holders of Certificates having not less than 25% of the Voting Rights evidenced by the Certificates have made written request to the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity and the Trustee for 60 days has neglected or refused to institute any such proceeding.

VOTING RIGHTS

         As of any date of determination:

         o holders of the Certificates (other than the Class C, Class P and Class A-R Certificates) will be allocated 97% of all Voting Rights, allocated among the Certificates (other than the Class C, Class P and Class A-R Certificates) in proportion to their outstanding Certificate Principal Balances; and

         o holders of the Class C, Class P and Class A-R Certificates will be allocated the remaining Voting Rights, as provided in the Pooling and Servicing Agreement.

         Voting Rights will be allocated among the Certificates of each such Class in accordance with their respective Percentage Interests.

THE TRUSTEE

         The Bank of New York will be the Trustee under the Pooling and Servicing Agreement. The Depositor, Countrywide Home Loans and the Master Servicer may maintain other banking relationships in the ordinary course of business with the Trustee. Certificates may be surrendered at the Corporate Trust Office of the Trustee located at 101 Barclay Street, New York, New York 10286, Attention: Corporate Trust MBS Administration, or at such other addresses as the Trustee may designate from time to time.

RESTRICTIONS ON TRANSFER OF THE CLASS A-R CERTIFICATE

         The Class A-R Certificates will be subject to the restrictions on transfer described in the prospectus under "Material Federal Income Tax Consequences--REMIC Certificates--Tax-Related Restrictions on Transfers of Residual Certificates--Disqualified Organizations,--Noneconomic Residual Certificates and--Foreign Investors," as modified by the restrictions imposed by the final Treasury Regulations described in this prospectus supplement under "Material Federal Income Tax Consequences." The Pooling and Servicing Agreement provides that the Class A-R Certificates (in addition to other ERISA restricted classes of certificates) may not be acquired by an ERISA Plan. See "ERISA Considerations." Each Class A-R Certificate will contain a legend describing the foregoing restrictions.

                  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

GENERAL

         The weighted average life of, and the yield to maturity on each Class of the Senior and Subordinated Certificates generally will be directly related to the rate of payment of principal (including prepayments) of the Mortgage Loans in the related Loan Group with respect to the Senior Certificates or the Mortgage Loans with respect to the Subordinated Certificates. The actual rate of principal prepayments on pools of mortgage loans is influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors and has fluctuated considerably in recent years. In addition, the rate of principal prepayments may differ among pools of mortgage loans at any time because of specific factors relating to the mortgage loans in the particular pool, including, among other things, the age of the mortgage loans, the geographic locations of the properties securing the loans, the extent of the mortgagor's equity in such properties, and changes in the mortgagors' housing needs, job transfers and employment status. Furthermore, as described under "THE MORTGAGE POOL--ASSIGNMENT OF THE MORTGAGE LOANS" with respect to up to 50% of the Mortgage Loans in each Loan Group (the "DELAY DELIVERY MORTGAGE LOANS"), the Depositor may deliver the related Trustee Mortgage Files after the Closing Date. Should the a Seller fail to deliver all or a portion of any such Trustee Mortgage Files to the Depositor or other designee of the Depositor or, at the Depositor's direction, to the Trustee within the time periods described under "THE MORTGAGE POOL--ASSIGNMENT OF THE MORTGAGE LOANS" Countrywide Home Loans will be required to use its best efforts to deliver a Substitute Mortgage Loan for the related Delay Delivery Mortgage Loan or repurchase the related Delay Delivery Mortgage Loan. Any repurchases pursuant to this provision would also have the effect of accelerating the rate of prepayments on the Mortgage Loans. In addition, approximately 82.01% and 84.03% of the Statistical Calculation Pool Mortgage Loans in Loan Group 1 and Loan Group 2, respectively, require the payment of a prepayment charge in connection with certain prepayments, generally during the first five years following origination of the related Mortgage Loan. These charges, if enforced by the Master Servicer, may affect the rate of prepayments on the Mortgage Loans.

         The timing of changes in the rate of prepayments may significantly affect the actual yield to investors who purchase the Certificates at prices other than par, even if the average rate of principal prepayments is consistent with the expectations of investors. In general, the earlier the payment of principal of the mortgage loans the greater the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Certificates may not be offset by a subsequent like reduction (or increase) in the rate of principal prepayments. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase any of the Certificates. The Depositor does not make any representations or warranties as to the rate of prepayment or the factors to be considered in connection with such determinations.

PREPAYMENTS AND YIELDS FOR OFFERED CERTIFICATES

         The extent to which the yield to maturity of the Senior and Subordinated Certificates may vary from the anticipated yield will depend upon the degree to which it is purchased at a discount or premium and, correspondingly, the degree to which the timing of payments thereon is sensitive to prepayments, liquidations and purchases of the Mortgage Loans in the related Loan Group in the case of the Senior Certificates and both Loan Groups in the case of the Subordinated Certificates. In particular, in the case of a Senior or Subordinated Certificate purchased at a discount, an investor should consider the risk that a slower than anticipated rate of principal payments, liquidations and purchases of the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of a Senior or Subordinated Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments, liquidations and purchases of such Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield.

         Approximately 15.97% and 14.29% of the Statistical Calculation Pool Mortgage Loans in Loan Group 1 and Loan Group 2, respectively, are Fixed Rate Mortgage Loans. In general, if prevailing interest rates fall significantly below the interest rates on the Fixed Rate Mortgage Loans, such Mortgage Loans are likely to be subject to higher prepayment rates than if prevailing rates remain at or above the interest rates on such Mortgage Loans. Conversely, if prevailing interest rates rise appreciably above the interest rates on the Fixed Rate Mortgage Loans, such Mortgage Loans are likely to experience a lower prepayment rate than if prevailing rates remain at or below the interest rates on such Mortgage Loans. In the event that Mortgage Loans with higher Mortgage Rates prepay at rates higher than other Mortgage Loans, the applicable Net Rate Cap may be lower than otherwise would be the case. As a result, the interest payable on one or more Classes of the Senior and Subordinated Certificates (other than the Class A-R Certificates) on a Distribution Date could be reduced because of the imposition of the applicable Net Rate Cap.

         Approximately 84.03% and 85.71% of the Statistical Calculation Pool Mortgage Loans in Loan Group 1 and Loan Group 2, respectively, are Adjustable Rate Mortgage Loans. As is the case with the Fixed Rate Mortgage Loans, the Adjustable Rate Mortgage Loans may be subject to a greater rate of principal prepayments in a declining interest rate environment. For example, if prevailing interest rates fall significantly, the Adjustable Rate Mortgage Loans could be subject to higher prepayment rates than if prevailing interest rates remain constant because the availability of fixed rate mortgage loans at lower interest rates may encourage mortgagors to refinance their Adjustable Rate Mortgage Loans to a lower fixed interest rate. Prepayments on the One-Year Hybrid, Two-Year Hybrid, Three-Year Hybrid and Five-Year Hybrid Mortgage Loans may differ as they approach their respective first Adjustment Dates. No assurance can be given as to the level of prepayment that the Mortgage Loans will experience.

         Although the Mortgage Rates on the Adjustable Rate Mortgage Loans are subject to adjustment, such Mortgage Rates adjust less frequently than the Pass-Through Rates on the Senior and Subordinated Certificates (other than the Class A-R Certificates) and adjust by reference to the Mortgage Index. Changes in One-Month LIBOR may not correlate with changes in the Mortgage Index and also may not correlate with prevailing interest rates. It is possible that an increased level of One-Month LIBOR could occur simultaneously with a lower level of prevailing interest rates which would be expected to result in faster prepayments, thereby reducing the weighted average lives of the Senior and Subordinated Certificates. The Mortgage Rate applicable to substantially all of the Adjustable Rate Mortgage Loans and any Adjustment Date will be based on the Mortgage Index value most recently announced generally as of a date either 45 days prior to, or the first business day of the month immediately preceding the month of, such Adjustment Date. Thus, if the Mortgage Index value with respect to an Adjustable Rate Mortgage Loan rises, the lag in time before the corresponding Mortgage Rate increases will, all other things being equal, slow the upward adjustment of the Net Rate Cap on the Senior and Subordinated Certificates. In addition, substantially all of the Adjustable Rate Mortgage Loans are expected to have Mortgage Rates which will not adjust for a substantial period of time after origination. SEE "THE MORTGAGE POOL" IN THIS PROSPECTUS SUPPLEMENT.

         Amounts to be allocated to the Trust Fund pursuant to the Corridor Contract Administration Agreement are intended to provide some protection against any Net Rate Carryover. However, amounts to be allocated to the Trust Fund under the Corridor Contract Administration Agreement are based on the Corridor Contract Notional Balances, and not on the actual Stated Principal Balances of the Fixed Rate Mortgage Loans, which may be larger. Therefore, the amounts to be allocated to the Trust Fund under the Corridor Contract Administration Agreement may not provide sufficient funds to cover such Net Rate Carryover. In addition, amounts to be allocated to the Trust Fund under the Corridor Contract Administration Agreement are limited to the related strike rate, which is substantially higher than the rate of One-Month LIBOR as of the date of this prospectus supplement.

         Although amounts to be allocated to the Trust Fund under the Corridor Contract Administration Agreement will be available to pay Net Rate Carryover on the related Senior and Subordinated Certificates (other than the Class A-R Certificates) on or prior to the applicable Corridor Contract Termination Date, there is no assurance that such amounts will be available or sufficient to pay such Net Rate Carryover amounts. The ratings assigned to the Senior and Subordinated Certificates do not address the likelihood of the payment of Net Rate Carryover.

LAST SCHEDULED DISTRIBUTION DATE

         Assuming that, among other things, no prepayments on the Mortgage Loans and scheduled monthly payments of principal of and interest on each of the Mortgage Loans are timely received, (i) with respect to the Class 1-A-1, Class 1-A-2, Class 2-A-1, Class 2-A-2, Class 2-A-3, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class B Certificates, the Distribution Date six months following the date on which the Certificate Principal Balance of the applicable class of Senior or Subordinated Certificates would be reduced to zero and (ii) with respect to the Class A-R Certificates, the last Distribution Date on which the applicable class of Senior or Subordinated Certificates is entitled to receive payments (in any case, the "LAST SCHEDULED DISTRIBUTION DATE"), is as follows:

         (A)    for the Class 1-A-1 Certificates, the Distribution Date in May
                2035;

         (B)    for the Class 1-A-2 Certificates, the Distribution Date in May
                2035;

         (C)    for the Class 2-A-1 Certificates, the Distribution Date in June
                2028;

         (D) for the Class 2-A-2 Certificates, the Distribution Date in November 2033;

         (E)    for the Class 2-A-3 Certificates, the Distribution Date in May
                2035;

         (F)    for the Class A-R Certificates, the Distribution Date in May
                2005;

         (G)    for the Class M-1 Certificates, the Distribution Date in April
                2035;

         (H)    for the Class M-2 Certificates, the Distribution Date in April
                2035;

         (I)    for the Class M-3 Certificates, the Distribution Date in March
                2035;

         (J)    for the Class M-4 Certificates, the Distribution Date in March
                2035;

         (K) for the Class M-5 Certificates, the Distribution Date in February 2035;

         (L) for the Class M-6 Certificates, the Distribution Date in January 2035;

         (M) for the Class M-7 Certificates, the Distribution Date in December 2034;

         (N) for the Class M-8 Certificates, the Distribution Date in October 2034; and

         (O)    for the Class B Certificates, the Distribution Date in July
                2034.

         The actual final Distribution Date with respect to each Class of Senior and Subordinated Certificates could occur significantly earlier than its Last Scheduled Distribution Date because:

                  (1) prepayments are likely to occur which will be applied to the payment of the Certificate Principal Balances thereof; and

                  (2) the Master Servicer may purchase all the mortgage loans when outstanding Stated Principal Balances thereof have declined to 10% or less of the Cut-off Date Pool Principal Balance.

         Prepayments on mortgage loans are commonly measured relative to a prepayment model or standard. The prepayment models used in this prospectus supplement ("PREPAYMENT MODELS") are based on an assumed rate of prepayment each month of the then unpaid principal balance of a pool of mortgage loans similar to the Mortgage Loans.

         For the Fixed Rate Mortgage Loans, the Prepayment Model used in this prospectus supplement (the "FIXED RATE PREPAYMENT VECTOR" or "FRPV") is a prepayment assumption which represents an assumed rate of the prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of mortgage loans. For example, a 100% FRPV assumes a constant prepayment rate ("CPR") of 2.0% per annum of the then outstanding principal balance of the mortgage loans in the first month of the life of the mortgage loans and an additional 2.0% per annum (I.E., 1/10 of the final per annum rate) in each month thereafter up to and including the tenth month. Beginning in the eleventh month and in each month thereafter during the life of such mortgage loans, a 100% FRPV assumes a CPR of 20%. The other percentages of the FRPV identified herein assume that the mortgage loans will prepay at rates which start and increase in a similar manner (I.E., 1/10 of the final per annum rate) until they reach such respective percentages of constant rates of prepayment per annum.

         For the Adjustable Rate Mortgage Loans, the Prepayment Model used in this prospectus supplement (the "ADJUSTABLE RATE PREPAYMENT VECTOR" or "ARPV") is a prepayment assumption which represents an assumed rate of the prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of the mortgage loans. A 100% ARPV is a prepayment constant which assumes 6% CPR in month 1, an additional 1/11th of 26% CPR for each month thereafter, building to 32% CPR in month 12 and remaining constant at 32% CPR until month 24, increasing to and remaining constant at 50% CPR from month 25 until month 28, decreasing 1/6th of 15% CPR for each month thereafter, decreasing to 35% CPR in month 34 and remaining constant at 35% CPR from month 35 and thereafter; provided, however, the prepayment rate will not exceed 85% CPR in any period for any given percentage of ARPV.

         There is no assurance, however, that prepayments on the Mortgage Loans will conform to any level of either Prepayment Model, and no representation is made that the Mortgage Loans will prepay at the prepayment rates shown or any other prepayment rate. The rate of principal payments on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors, including the level of interest rates. Other factors affecting prepayment of mortgage loans include changes in obligors' housing needs, job transfers and unemployment. In the case of mortgage loans in general, if prevailing interest rates fall significantly below the interest rates on such mortgage loans, the mortgage loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the rates borne by such mortgage loans. Conversely, if prevailing interest rates rise above the interest on such mortgage loans, the rate of prepayment would be expected to decrease.

         The following tables have been prepared on the basis of the following assumptions (collectively, the "MODELING ASSUMPTIONS"):

                  (1) the Mortgage Loans prepay at the indicated percentage of the related Prepayment Model;

                  (2) distributions on the Certificates are received, in cash, on the 25th day of each month, commencing in May 2005, in accordance with the payment priorities defined herein;

                  (3) no defaults or delinquencies in, or modifications, waivers or amendments respecting, the payment by the Mortgagors of principal and interest on the mortgage loans occur;

                  (4) scheduled payments are assumed to be received on the first day of each month commencing in May 2005 and prepayments represent payment in full of individual mortgage loans and are assumed to be received on the last day of each month, commencing in April 2005, and include 30 days' interest thereon;

                  (5) the level of six-month LIBOR remains constant at 3.384% per annum and the level of One-Month LIBOR remains constant at 2.910% per annum;

                  (6) the Pass-Through Margins for the Senior and Subordinated Certificates remain constant at the rates applicable prior to the Optional Termination Date and are adjusted accordingly on any Distribution Date following the Optional Termination Date;

                  (7) the Closing Date for the Certificates is April 29, 2005;

                  (8) the Mortgage Rate for each Adjustable Rate Mortgage Loan is adjusted on its next Adjustment Date (and on subsequent Adjustment Dates, if necessary) to equal the sum of

                           (a) the assumed level of the Mortgage Index, and

                           (b) the respective Gross Margin (such sum being
                  subject to the applicable periodic adjustment caps and floors and the applicable lifetime adjustment caps and floors);

                  (9) except as indicated with respect to the weighted average lives, optional termination is exercised on the Optional Termination Date;

                  (10) the scheduled monthly payment for each Mortgage Loan is calculated based on its principal balance, mortgage rate and remaining amortization term to maturity so that each Mortgage Loan will amortize in amounts sufficient to repay the remaining principal balance of such Mortgage Loan by its remaining term to maturity, as indicated in the table below;

                  (11) scheduled monthly payments on each Adjustable Rate Mortgage Loan will be adjusted in the month immediately following each related interest adjustment date (as necessary) for such Mortgage Loan to equal the fully amortizing payment described above;

                  (12) the Adjustable Rate Mortgage Loans adjust based on the level of six-month LIBOR;

                  (13) each Mortgage Loan has a Servicing Fee of 0.50% per annum and a Trustee Fee of 0.009% per annum; and

                  (14) the Mortgage Loans have the approximate characteristics described below:


                                     ADJUSTED    REMAINING            REMAINING
                           GROSS        NET     AMORTIZATION           TERM TO
    PRINCIPAL      LOAN   MORTGAGE   MORTGAGE       TERM       AGE     MATURITY                  GROSS
    BALANCE ($)   GROUP   RATE (%)   RATE( %)     (MONTHS)   (MONTHS)  (MONTHS)    LOAN TYPE   MARGIN (%)
    -----------   -----   --------   --------     --------   --------  --------    ---------   ----------
  1,696,589.29      1     7.645907   7.136907       356         4        356      Adjustable    5.781825
    351,253.12      1     7.397769   6.888769       357         3        357      Adjustable    6.254153
    692,502.59      1     6.672122   6.163122       356         4        356      Adjustable    6.492908
  3,290,261.59      1     7.620412   7.111412       356         4        356      Adjustable    5.780447
    507,638.55      1     7.418902   6.909902       357         3        357      Adjustable    6.180973
    306,159.97      1     6.519716   6.010716       357         3        357      Adjustable    6.772751
  2,431,240.31      1     7.434680   6.925680       348         4        356      Adjustable    5.838449
    579,372.63      1     7.123931   6.614931       348         4        356      Adjustable    6.205057
    140,899.41      1     6.490000   5.981000       348         4        356      Adjustable    6.990000
     55,068.69      1     6.640000   6.131000       348         4        356      Adjustable    5.990000
 40,675,647.31      1     7.597026   7.088026       356         4        356      Adjustable    6.192318
    283,282.48      1     7.945848   7.436848       357         3        357      Adjustable    7.199923
     79,457.56      1     7.250000   6.741000       353         7        353      Adjustable    7.000000
    112,720.63      1     8.490000   7.981000       355         5        355      Adjustable    8.240000
 10,465,053.45      1     7.276722   6.767722       356         4        356      Adjustable    6.334661
    630,572.86      1     7.699219   7.190219       356         4        356      Adjustable    6.679125
  1,026,769.58      1     7.606991   7.097991       357         3        357      Adjustable    6.724209
    426,883.60      1     7.948927   7.439927       355         5        355      Adjustable    7.698927
106,385,284.81      1     7.252901   6.743901       356         4        356      Adjustable    6.466001
    141,400.55      1     8.024370   7.515370       357         3        357      Adjustable    6.244765
  2,569,629.76      1     7.402204   6.893204       356         4        356      Adjustable    6.770082
    988,337.76      1     7.575018   7.066018       356         4        356      Adjustable    6.101081
    174,072.73      1     7.490000   6.981000       356         4        356      Adjustable    6.990000
  7,893,860.37      1     7.622387   7.113387       356         4        356      Adjustable    6.732747
 13,817,375.34      1     7.544715   7.035715       356         4        356      Adjustable    6.743387
    401,791.40      1     8.376965   7.867965       356         4        356      Adjustable    8.126965
 36,805,182.55      1     7.138109   6.629109       356         4        356      Adjustable    6.887090
  1,473,476.17      1     7.853730   7.344730       356         4        356      Adjustable    6.337975
    175,884.41      1     8.282404   7.773404       356         4        356      Adjustable    5.990000
    501,030.86      1     7.454562   6.945562       356         4        356      Adjustable    7.204562
  3,445,782.32      1     6.883675   6.374675       355         5        355      Adjustable    6.603141
  9,423,894.00      1     5.291345   4.782345       355         5        355      Adjustable    6.089146
    192,525.17      1     7.040000   6.531000       356         4        356      Adjustable    6.790000
    475,683.81      1     7.407005   6.898005       356         4        356      Adjustable    7.157005
    536,941.12      1     6.496883   5.987883       356         4        356      Adjustable    6.560183
    277,012.03      1     6.840000   6.331000       356         4        356      Adjustable    6.590000
  1,660,942.41      1     6.916597   6.407597       356         4        356      Adjustable    6.671259
    181,966.67      1     5.150000   4.641000       354         6        354      Adjustable    6.000000
    242,265.68      1     7.558437   7.049437       355         5        355      Adjustable    7.304936
  1,405,945.35      1     7.358535   6.849535       336         4        356      Adjustable    6.108574
     84,424.65      1     7.115000   6.606000       300         5        355      Adjustable    6.865000
  1,336,378.21      1     6.932480   6.423480       336         4        356      Adjustable    5.990000
    150,097.95      1     7.240000   6.731000       336         4        356      Adjustable    6.750000
    144,727.98      1     6.990000   6.481000       300         5        355      Adjustable    6.740000
  9,968,578.36      1     6.785489   6.276489       336         4        356      Adjustable    6.080582
    460,451.83      1     7.043737   6.534737       300         5        355      Adjustable    6.556412
  1,095,767.09      1     6.641844   6.132844       300         4        356      Adjustable    6.391844
    146,427.37      1     6.293564   5.784564       336         4        356      Adjustable    5.990000
    686,704.11      1     6.639506   6.130506       300         4        356      Adjustable    6.389506
    801,468.88      1     6.851174   6.342174       336         4        356      Adjustable    6.530560
    472,853.45      1     6.899493   6.390493       300         5        355      Adjustable    6.649493
  3,434,868.42      1     6.207808   5.698808       300         4        356      Adjustable    5.965489
    131,912.42      1     5.990000   5.481000       300         5        355      Adjustable    5.740000
    309,431.44      1     6.016736   5.507736       300         4        356      Adjustable    5.766736
 13,020,323.72      1     7.077407   6.568407       356         4        356      Adjustable    6.794631
    873,335.19      1     7.620887   7.111887       356         4        356      Adjustable    7.370887



                                                                                      ORIGINAL
                                          INITIAL   SUBSEQUENT                        INTEREST
                  MONTHS TO  ADJUSTMENT  PERIODIC   PERIODIC    MAXIMUM     MINIMUM     ONLY
    PRINCIPAL     NEXT RATE   FREQUENCY    RATE       RATE      MORTGAGE    MORTGAGE    TERM
    BALANCE ($)   ADJUSTMENT  (MONTHS)    CAP (%)    CAP (%)    RATE (%)    RATE (%)  (MONTHS)
    -----------   ----------  --------    -------    -------    --------    --------  --------
  1,696,589.29         3          6       2.000000   1.500000   14.645907   7.645907     0
    351,253.12         3          6       2.000000   1.500000   14.397769   7.397769     0
    692,502.59         2          6       2.000000   1.500000   13.672122   6.672122     0
  3,290,261.59         8          6       2.000000   1.500000   14.620412   7.620412     0
    507,638.55         9          6       2.000000   1.500000   14.418902   7.418902     0
    306,159.97         9          6       2.000000   1.500000   13.519716   6.519716     0
  2,431,240.31         8          6       2.000000   1.500000   14.434680   7.434680    12
    579,372.63         8          6       2.000000   1.500000   14.123931   7.123931    12
    140,899.41         8          6       2.000000   1.500000   13.490000   6.490000    12
     55,068.69         8          6       2.000000   1.500000   13.640000   6.640000    12
 40,675,647.31        20          6       2.987120   1.924856   14.521882   7.597026     0
    283,282.48        21          6       3.000000   1.560024   14.505872   7.945848     0
     79,457.56        17          6       3.000000   1.000000   13.250000   7.250000     0
    112,720.63        19          6       3.000000   1.000000   14.490000   8.490000     0
 10,465,053.45        20          6       2.926530   1.917309   14.194032   7.276722     0
    630,572.86        20          6       3.000000   2.000000   14.699219   7.699219     0
  1,026,769.58        21          6       3.000000   2.000000   14.606991   7.606991     0
    426,883.60        19          6       3.000000   1.000000   13.948927   7.948927     0
106,385,284.81        20          6       2.957358   1.923762   14.176663   7.252901     0
    141,400.55        21          6       3.000000   2.000000   15.024370   8.024370     0
  2,569,629.76        20          6       3.000000   1.280308   13.682513   7.402204     0
    988,337.76        20          6       3.000000   2.000000   14.575018   7.575018     0
    174,072.73        20          6       3.000000   2.000000   14.490000   7.490000     0
  7,893,860.37        20          6       3.000000   1.586026   14.208413   7.622387     0
 13,817,375.34        20          6       2.977987   1.564896   14.109610   7.544715     0
    401,791.40        20          6       3.000000   1.000000   14.376965   8.376965     0
 36,805,182.55        20          6       3.000000   1.007838   13.145946   7.138109     0
  1,473,476.17        20          6       3.000000   2.000000   14.853730   7.853730     0
    175,884.41        20          6       3.000000   2.000000   15.282404   8.282404     0
    501,030.86        20          6       3.000000   1.000000   13.454562   7.454562     0
  3,445,782.32        19          6       3.000000   1.000000   12.883675   6.883675     0
  9,423,894.00        19          6       2.155390   1.155390   11.446735   5.291345     0
    192,525.17        20          6       3.000000   1.000000   13.040000   7.040000     0
    475,683.81        20          6       3.000000   1.000000   13.407005   7.407005     0
    536,941.12        20          6       3.000000   2.000000   13.496883   6.496883     0
    277,012.03        20          6       3.000000   1.000000   12.840000   6.840000     0
  1,660,942.41        20          6       3.000000   1.000000   12.916597   6.916597     0
    181,966.67        18          6       2.000000   1.000000   11.150000   5.150000     0
    242,265.68        19          6       3.000000   1.000000   13.558437   7.558437     0
  1,405,945.35        20          6       3.000000   2.000000   14.358535   7.358535    24
     84,424.65        19          6       3.000000   1.000000   13.115000   7.115000    60
  1,336,378.21        20          6       3.000000   2.000000   13.932480   6.932480    24
    150,097.95        20          6       3.000000   2.000000   14.240000   7.240000    24
    144,727.98        19          6       3.000000   1.000000   12.990000   6.990000    60
  9,968,578.36        20          6       3.000000   2.000000   13.785489   6.751901    24
    460,451.83        19          6       3.000000   1.000000   13.043737   7.043737    60
  1,095,767.09        20          6       3.000000   1.000000   12.641844   6.641844    60
    146,427.37        20          6       3.000000   2.000000   13.293564   6.293564    24
    686,704.11        20          6       3.000000   1.000000   12.639506   6.639506    60
    801,468.88        20          6       3.000000   2.000000   13.851174   6.851174    24
    472,853.45        19          6       3.000000   1.000000   12.899493   6.899493    60
  3,434,868.42        20          6       3.000000   1.000000   12.207808   6.207808    60
    131,912.42        19          6       3.000000   1.000000   11.990000   5.990000    60
    309,431.44        20          6       3.000000   1.000000   12.016736   6.016736    60
 13,020,323.72        32          6       2.950271   1.108767   13.190211   7.077407     0
    873,335.19        32          6       3.000000   1.000000   13.620887   7.620887     0

                                     ADJUSTED    REMAINING            REMAINING
                           GROSS        NET     AMORTIZATION           TERM TO
    PRINCIPAL      LOAN   MORTGAGE   MORTGAGE       TERM       AGE     MATURITY                  GROSS
    BALANCE ($)   GROUP   RATE (%)   RATE( %)     (MONTHS)   (MONTHS)  (MONTHS)    LOAN TYPE   MARGIN (%)
    -----------   -----   --------   --------     --------   --------  --------    ---------   ----------
    211,112.11      1     5.750000   5.241000       356         4        356      Adjustable    5.990000
    141,920.58      1     6.240000   5.731000       356         4        356      Adjustable    5.990000
    330,368.39      1     6.654744   6.145744       356         4        356      Adjustable    6.404744
    425,495.84      1     6.450872   5.941872       356         4        356      Adjustable    5.990000
     85,438.05      1     6.615000   6.106000       356         4        356      Adjustable    6.365000
    941,109.74      1     7.661354   7.152354       356         4        356      Adjustable    7.411354
    179,660.18      1     6.763203   6.254203       356         4        356      Adjustable    6.441358
  5,880,735.11      1     6.135697   5.626697       355         5        355      Adjustable    6.158786
    885,753.46      1     6.474243   5.965243       356         4        356      Adjustable    6.224243
  2,304,672.51      1     7.201847   6.692847       356         4        356      Adjustable    6.883227
  1,421,222.40      1     7.082147   6.573147       356         4        356      Adjustable    6.832147
 21,106,145.62      1     6.822132   6.313132       356         4        356      Adjustable    6.581098
    427,540.88      1     7.133722   6.624722       356         4        356      Adjustable    6.409637
    846,159.50      1     7.083871   6.574871       355         5        355      Adjustable    6.833871
    180,203.25      1     6.140000   5.631000       356         4        356      Adjustable    5.890000
  1,333,271.61      1     6.624399   6.115399       300         5        355      Adjustable    6.374399
    100,254.28      1     6.950000   6.441000       300         6        354      Adjustable    6.450000
    111,063.65      1     6.990000   6.481000       300         5        355      Adjustable    6.740000
    959,199.74      1     6.976056   6.467056       324         4        356      Adjustable    5.990000
    120,606.65      1     6.875000   6.366000       300         5        355      Adjustable    6.375000
    143,220.40      1     7.400000   6.891000       300         5        355      Adjustable    7.150000
    790,094.72      1     6.571471   6.062471       300         4        356      Adjustable    6.321471
    295,045.13      1     6.786766   6.277766       300         5        355      Adjustable    6.536766
  6,394,048.17      1     6.264616   5.755616       300         4        356      Adjustable    6.014616
    113,068.73      1     6.140000   5.631000       300         5        355      Adjustable    5.890000
    191,862.07      1     6.800000   6.291000       357         3        357      Adjustable    5.700000
  2,320,027.78      1     6.400726   5.891726       356         4        356      Adjustable    6.079888
    284,071.26      1     6.307112   5.798112       355         5        355      Adjustable    5.990000
    113,580.59      1     5.875000   5.366000       357         3        357      Adjustable    5.990000
    219,984.12      1     7.440000   6.931000       300         4        356      Adjustable    5.990000
     95,922.14      1     8.990000   8.481000       300         4        356      Adjustable    6.750000
    253,769.36      1     7.640000   7.131000       300         4        356      Adjustable    6.750000
    729,190.22      1     6.409540   5.900540       300         4        356      Adjustable    5.990000
    163,590.96      1     7.640000   7.131000       300         4        356      Adjustable    6.750000
    139,870.68      1     6.940000   6.431000       116         4        116         Fixed        N/A
    156,232.76      1     6.735957   6.226957       176         4        176         Fixed        N/A
     46,575.91      1     6.990000   6.481000       174         6        174         Fixed        N/A
     46,585.05      1     8.490000   7.981000       176         4        176         Fixed        N/A
     91,116.40      1     8.140000   7.631000       176         4        176         Fixed        N/A
     70,717.14      1     7.240000   6.731000       176         4        176         Fixed        N/A
     97,069.58      1     6.950000   6.441000       176         4        176         Fixed        N/A
  1,412,575.76      1     6.569339   6.060339       176         4        176         Fixed        N/A
    175,463.80      1     8.304844   7.795844       177         3        177         Fixed        N/A
    316,687.80      1     7.262093   6.753093       176         4        176         Fixed        N/A
    121,461.68      1     6.990000   6.481000       175         5        175         Fixed        N/A
    105,088.19      1     6.750000   6.241000       237         3        237         Fixed        N/A
     70,236.68      1     8.940000   8.431000       236         4        236         Fixed        N/A
  1,275,281.07      1     6.615691   6.106691       236         4        236         Fixed        N/A
     72,253.90      1     6.100000   5.591000       236         4        236         Fixed        N/A
    189,378.99      1     6.655385   6.146385       236         4        236         Fixed        N/A
     76,207.85      1     8.940000   8.431000       237         3        237         Fixed        N/A
    254,673.53      1     7.808748   7.299748       236         4        236         Fixed        N/A
    119,365.09      1     6.250000   5.741000       296         4        296         Fixed        N/A
  6,707,451.80      1     7.248416   6.739416       356         4        356         Fixed        N/A
    170,797.42      1     7.674986   7.165986       356         4        356         Fixed        N/A
    627,609.10      1     6.680280   6.171280       356         4        356         Fixed        N/A





                                                                                      ORIGINAL
                                          INITIAL   SUBSEQUENT                        INTEREST
                  MONTHS TO  ADJUSTMENT  PERIODIC   PERIODIC    MAXIMUM     MINIMUM     ONLY
    PRINCIPAL     NEXT RATE   FREQUENCY    RATE       RATE      MORTGAGE    MORTGAGE    TERM
    BALANCE ($)   ADJUSTMENT  (MONTHS)    CAP (%)    CAP (%)    RATE (%)    RATE (%)  (MONTHS)
    -----------   ----------  --------    -------    -------    --------    --------  --------
    211,112.11        32          6       3.000000   2.000000   12.750000   5.750000     0
    141,920.58        32          6       3.000000   1.000000   12.240000   6.240000     0
    330,368.39        32          6       3.000000   1.000000   12.654744   6.654744     0
    425,495.84        32          6       3.000000   2.000000   13.450872   6.450872     0
     85,438.05        32          6       3.000000   1.000000   12.615000   6.615000     0
    941,109.74        32          6       3.000000   1.000000   13.661354   7.661354     0
    179,660.18        32          6       3.000000   1.000000   12.763203   6.763203     0
  5,880,735.11        31          6       2.619065   1.517876   12.653573   6.135697     0
    885,753.46        32          6       3.000000   1.000000   12.474243   6.474243     0
  2,304,672.51        32          6       3.000000   1.052662   13.254510   7.201847     0
  1,421,222.40        32          6       3.000000   1.000000   13.082147   7.082147     0
 21,106,145.62        32          6       3.000000   1.000000   12.822132   6.822132     0
    427,540.88        32          6       3.000000   1.455851   13.589574   7.133722     0
    846,159.50        31          6       3.000000   1.000000   13.083871   7.083871     0
    180,203.25        32          6       3.000000   1.000000   12.140000   6.140000     0
  1,333,271.61        31          6       3.000000   1.000000   12.624399   6.624399    60
    100,254.28        30          6       3.000000   1.000000   13.450000   6.950000    60
    111,063.65        31          6       3.000000   1.000000   12.990000   6.990000    60
    959,199.74        32          6       3.000000   2.000000   13.976056   6.976056    36
    120,606.65        31          6       3.000000   1.000000   12.875000   6.875000    60
    143,220.40        31          6       3.000000   1.000000   13.400000   7.400000    60
    790,094.72        32          6       3.000000   1.000000   12.571471   6.571471    60
    295,045.13        31          6       3.000000   1.000000   12.786766   6.786766    60
  6,394,048.17        32          6       3.000000   1.000000   12.264616   6.264616    60
    113,068.73        31          6       3.000000   1.000000   12.140000   6.140000    60
    191,862.07        57          6       3.000000   2.000000   13.800000   6.800000     0
  2,320,027.78        56          6       3.000000   2.000000   13.400726   6.400726     0
    284,071.26        55          6       3.000000   2.000000   13.307112   6.307112     0
    113,580.59        57          6       3.000000   2.000000   12.875000   5.875000     0
    219,984.12        56          6       3.000000   2.000000   14.440000   7.440000    60
     95,922.14        56          6       3.000000   2.000000   15.990000   8.990000    60
    253,769.36        56          6       3.000000   2.000000   14.640000   7.640000    60
    729,190.22        56          6       3.000000   2.000000   13.409540   6.409540    60
    163,590.96        56          6       3.000000   2.000000   14.640000   7.640000    60
    139,870.68       N/A         N/A        N/A        N/A        N/A        N/A         0
    156,232.76       N/A         N/A        N/A        N/A        N/A        N/A         0
     46,575.91       N/A         N/A        N/A        N/A        N/A        N/A         0
     46,585.05       N/A         N/A        N/A        N/A        N/A        N/A         0
     91,116.40       N/A         N/A        N/A        N/A        N/A        N/A         0
     70,717.14       N/A         N/A        N/A        N/A        N/A        N/A         0
     97,069.58       N/A         N/A        N/A        N/A        N/A        N/A         0
  1,412,575.76       N/A         N/A        N/A        N/A        N/A        N/A         0
    175,463.80       N/A         N/A        N/A        N/A        N/A        N/A         0
    316,687.80       N/A         N/A        N/A        N/A        N/A        N/A         0
    121,461.68       N/A         N/A        N/A        N/A        N/A        N/A         0
    105,088.19       N/A         N/A        N/A        N/A        N/A        N/A         0
     70,236.68       N/A         N/A        N/A        N/A        N/A        N/A         0
  1,275,281.07       N/A         N/A        N/A        N/A        N/A        N/A         0
     72,253.90       N/A         N/A        N/A        N/A        N/A        N/A         0
    189,378.99       N/A         N/A        N/A        N/A        N/A        N/A         0
     76,207.85       N/A         N/A        N/A        N/A        N/A        N/A         0
    254,673.53       N/A         N/A        N/A        N/A        N/A        N/A         0
    119,365.09       N/A         N/A        N/A        N/A        N/A        N/A         0
  6,707,451.80       N/A         N/A        N/A        N/A        N/A        N/A         0
    170,797.42       N/A         N/A        N/A        N/A        N/A        N/A         0
    627,609.10       N/A         N/A        N/A        N/A        N/A        N/A         0

                                     ADJUSTED    REMAINING            REMAINING
                           GROSS        NET     AMORTIZATION           TERM TO
    PRINCIPAL      LOAN   MORTGAGE   MORTGAGE       TERM       AGE     MATURITY                  GROSS
    BALANCE ($)   GROUP   RATE (%)   RATE( %)     (MONTHS)   (MONTHS)  (MONTHS)    LOAN TYPE   MARGIN (%)
    -----------   -----   --------   --------     --------   --------  --------    ---------   ----------
    164,289.61      1     6.490000   5.981000       356         4        356         Fixed        N/A
    379,824.31      1     8.038417   7.529417       356         4        356         Fixed        N/A
     61,942.27      1     7.250000   6.741000       355         5        355         Fixed        N/A
    108,935.97      1     7.840000   7.331000       356         4        356         Fixed        N/A
    195,589.35      1     7.140000   6.631000       356         4        356         Fixed        N/A
    319,456.81      1    10.569541  10.060541       354         3        354         Fixed        N/A
 31,133,090.58      1     6.706233   6.197233       356         4        356         Fixed        N/A
     98,594.16      1     6.790000   6.281000       356         4        356         Fixed        N/A
    314,422.74      1     6.861652   6.352652       356         4        356         Fixed        N/A
  1,935,957.79      1     7.210594   6.701594       355         4        355         Fixed        N/A
  3,195,330.83      1     7.140096   6.631096       356         4        356         Fixed        N/A
    173,601.50      1     6.140000   5.631000       356         4        356         Fixed        N/A
 11,337,162.26      1     7.324420   6.815420       356         4        356         Fixed        N/A
    479,363.26      1     6.886712   6.377712       356         4        356         Fixed        N/A
    214,618.76      1     8.023091   7.514091       353         5        353         Fixed        N/A
    616,781.51      1     7.058962   6.549962       357         5        357         Fixed        N/A
    630,722.10      1     6.227786   5.718786       300         4        356         Fixed        N/A
    138,364.90      1    10.857529  10.348529       357         3        177         Fixed        N/A
     20,431.95      1    11.000000  10.491000       358         2        178         Fixed        N/A
    815,991.07      2     6.360261   5.851261       356         4        356      Adjustable    5.960687
  1,210,838.60      2     5.950549   5.441549       354         6        354      Adjustable    6.150331
  6,021,802.64      2     7.464229   6.955229       355         5        355      Adjustable    5.883017
  3,284,390.58      2     7.170090   6.661090       356         4        356      Adjustable    6.258941
  1,272,509.80      2     7.158518   6.649518       356         4        356      Adjustable    5.990000
  2,336,776.26      2     6.403226   5.894226       355         5        355      Adjustable    6.198372
  1,512,441.70      2     7.398896   6.889896       348         4        356      Adjustable    5.860764
 30,903,783.43      2     7.363466   6.854466       355         5        355      Adjustable    6.199706
    199,005.43      2     7.850000   7.341000       352         8        352      Adjustable    6.450000
    227,297.42      2     8.700000   8.191000       355         5        355      Adjustable    5.950000
  9,742,867.96      2     7.207487   6.698487       355         5        355      Adjustable    6.145192
  1,183,252.83      2     5.001774   4.492774       354         6        354      Adjustable    6.000000
    456,146.56      2     6.824734   6.315734       356         4        356      Adjustable    6.415266
    224,486.57      2     7.540000   7.031000       356         4        356      Adjustable    6.750000
    155,675.40      2     7.890000   7.381000       356         4        356      Adjustable    5.990000
 94,970,069.96      2     7.014866   6.505866       355         5        355      Adjustable    6.374698
     50,170.18      2     8.240000   7.731000       352         8        352      Adjustable    5.990000
     79,362.71      2     8.540000   8.031000       353         7        353      Adjustable    5.990000
    351,977.89      2     6.693918   6.184918       356         4        356      Adjustable    6.443918
    680,063.58      2     7.495614   6.986614       353         7        353      Adjustable    6.277604
    669,043.94      2     6.327951   5.818951       355         5        355      Adjustable    6.062852
  4,525,748.59      2     7.724483   7.215483       355         5        355      Adjustable    6.568130
 10,986,812.73      2     7.298276   6.789276       356         4        356      Adjustable    6.366807
    791,267.24      2     7.710206   7.201206       356         4        356      Adjustable    7.332542
 12,406,925.53      2     6.967251   6.458251       355         5        355      Adjustable    6.674320
    401,654.89      2     7.660194   7.151194       356         4        356      Adjustable    6.596887
     96,800.48      2     8.000000   7.491000       352         8        352      Adjustable    7.000000
    158,514.56      2     6.090000   5.581000       356         4        356      Adjustable    5.840000
  8,500,115.12      2     5.498676   4.989676       355         5        355      Adjustable    6.145831
    188,206.24      2     5.450000   4.941000       351         9        351      Adjustable    6.000000
    267,683.42      2     5.895134   5.386134       355         5        355      Adjustable    5.645134
    294,187.39      2     7.938479   7.429479       355         5        355      Adjustable    7.607784
    560,177.51      2     6.896276   6.387276       354         6        354      Adjustable    5.942825
  1,265,778.34      2     6.908380   6.399380       355         5        355      Adjustable    6.518191
  2,060,931.17      2     6.596653   6.087653       336         5        355      Adjustable    6.230757
    225,706.29      2     6.875083   6.366083       300         5        355      Adjustable    6.375083
  4,168,830.89      2     6.548639   6.039639       336         4        356      Adjustable    6.041129





                                                                                      ORIGINAL
                                          INITIAL   SUBSEQUENT                        INTEREST
                  MONTHS TO  ADJUSTMENT  PERIODIC   PERIODIC    MAXIMUM     MINIMUM     ONLY
    PRINCIPAL     NEXT RATE   FREQUENCY    RATE       RATE      MORTGAGE    MORTGAGE    TERM
    BALANCE ($)   ADJUSTMENT  (MONTHS)    CAP (%)    CAP (%)    RATE (%)    RATE (%)  (MONTHS)
    -----------   ----------  --------    -------    -------    --------    --------  --------
    164,289.61       N/A         N/A        N/A        N/A        N/A        N/A         0
    379,824.31       N/A         N/A        N/A        N/A        N/A        N/A         0
     61,942.27       N/A         N/A        N/A        N/A        N/A        N/A         0
    108,935.97       N/A         N/A        N/A        N/A        N/A        N/A         0
    195,589.35       N/A         N/A        N/A        N/A        N/A        N/A         0
    319,456.81       N/A         N/A        N/A        N/A        N/A        N/A         0
 31,133,090.58       N/A         N/A        N/A        N/A        N/A        N/A         0
     98,594.16       N/A         N/A        N/A        N/A        N/A        N/A         0
    314,422.74       N/A         N/A        N/A        N/A        N/A        N/A         0
  1,935,957.79       N/A         N/A        N/A        N/A        N/A        N/A         0
  3,195,330.83       N/A         N/A        N/A        N/A        N/A        N/A         0
    173,601.50       N/A         N/A        N/A        N/A        N/A        N/A         0
 11,337,162.26       N/A         N/A        N/A        N/A        N/A        N/A         0
    479,363.26       N/A         N/A        N/A        N/A        N/A        N/A         0
    214,618.76       N/A         N/A        N/A        N/A        N/A        N/A         0
    616,781.51       N/A         N/A        N/A        N/A        N/A        N/A         0
    630,722.10       N/A         N/A        N/A        N/A        N/A        N/A        60
    138,364.90       N/A         N/A        N/A        N/A        N/A        N/A         0
     20,431.95       N/A         N/A        N/A        N/A        N/A        N/A         0
    815,991.07         2          6       2.000000   1.500000   13.360261   6.360261     0
  1,210,838.60         2          6       2.000000   1.500000   12.950549   5.950549     0
  6,021,802.64         7          6       2.000000   1.500000   14.464229   7.464229     0
  3,284,390.58         8          6       2.000000   1.500000   14.170090   7.170090     0
  1,272,509.80         8          6       2.000000   1.500000   14.158518   7.158518     0
  2,336,776.26         7          6       2.000000   1.500000   13.403226   6.403226     0
  1,512,441.70         8          6       2.000000   1.500000   14.398896   7.398896    12
 30,903,783.43        19          6       2.961448   1.929052   14.303708   7.356164     0
    199,005.43        16          6       3.000000   2.000000   14.850000   7.850000     0
    227,297.42        19          6       3.000000   1.000000   14.700000   8.700000     0
  9,742,867.96        19          6       3.000000   1.992843   14.200330   7.207487     0
  1,183,252.83        18          6       2.000000   1.000000   11.001774   5.001774     0
    456,146.56        20          6       3.000000   2.000000   13.824734   6.824734     0
    224,486.57        20          6       3.000000   2.000000   14.540000   7.540000     0
    155,675.40        20          6       3.000000   2.000000   14.890000   7.890000     0
 94,970,069.96        19          6       2.933809   1.833725   13.856755   7.010217     0
     50,170.18        16          6       3.000000   2.000000   15.240000   8.240000     0
     79,362.71        17          6       3.000000   2.000000   15.540000   8.540000     0
    351,977.89        20          6       3.000000   1.000000   12.693918   6.693918     0
    680,063.58        17          6       3.000000   2.000000   14.495614   7.495614     0
    669,043.94        19          6       3.000000   1.595269   13.125585   6.327951     0
  4,525,748.59        19          6       3.000000   1.576771   14.301254   7.724483     0
 10,986,812.73        20          6       3.000000   1.739869   14.038145   7.298276     0
    791,267.24        20          6       3.000000   1.510654   14.220860   7.710206     0
 12,406,925.53        19          6       3.000000   1.000000   12.977373   6.967251     0
    401,654.89        20          6       3.000000   2.000000   14.660194   7.660194     0
     96,800.48        16          6       3.000000   1.000000   14.000000   7.000000     0
    158,514.56        20          6       3.000000   1.000000   12.090000   6.090000     0
  8,500,115.12        19          6       2.224168   1.177468   11.689491   5.498676     0
    188,206.24        15          6       2.000000   1.000000   11.450000   5.450000     0
    267,683.42        19          6       3.000000   1.000000   12.088417   5.895134     0
    294,187.39        19          6       3.000000   1.000000   13.938479   7.938479     0
    560,177.51        18          6       3.000000   1.000000   12.896276   6.052135     0
  1,265,778.34        19          6       3.000000   1.000000   13.011931   6.908380     0
  2,060,931.17        19          6       3.000000   2.000000   13.596653   6.596653    24
    225,706.29        19          6       3.000000   1.000000   12.875083   6.875083    60
  4,168,830.89        20          6       3.000000   2.000000   13.548639   6.548639    24


                                     ADJUSTED    REMAINING            REMAINING
                           GROSS        NET     AMORTIZATION           TERM TO
    PRINCIPAL      LOAN   MORTGAGE   MORTGAGE       TERM       AGE     MATURITY                  GROSS
    BALANCE ($)   GROUP   RATE (%)   RATE( %)     (MONTHS)   (MONTHS)  (MONTHS)    LOAN TYPE   MARGIN (%)
    -----------   -----   --------   --------     --------   --------  --------    ---------   ----------
    183,326.94      2     6.990000   6.481000       300         4        356      Adjustable    6.740000
 36,468,924.88      2     6.500220   5.991220       336         5        355      Adjustable    6.045492
 14,109,233.46      2     7.089048   6.580048       300         6        354      Adjustable    6.586564
    167,395.91      2     6.390000   5.881000       300         4        356      Adjustable    6.140000
    234,162.14      2     7.590000   7.081000       336         4        356      Adjustable    5.990000
    391,821.31      2     7.571990   7.062990       300         5        355      Adjustable    7.071990
  1,562,581.97      2     6.913204   6.404204       336         4        356      Adjustable    6.092717
    403,479.38      2     6.920556   6.411556       300         5        355      Adjustable    6.670556
    335,232.13      2     6.750000   6.241000       336         4        356      Adjustable    5.990000
  5,763,923.31      2     6.286237   5.777237       300         5        355      Adjustable    6.025489
    836,455.47      2     6.857138   6.348138       336         5        355      Adjustable    6.365953
  1,140,957.08      2     6.308423   5.799423       300         5        355      Adjustable    5.854030
    144,600.13      2     6.625000   6.116000       300         6        354      Adjustable    6.125000
    332,230.05      2     5.633012   5.124012       300         4        356      Adjustable    5.383012
  2,678,209.06      2     7.238855   6.729855       355         5        355      Adjustable    6.658987
     97,047.03      2     7.140000   6.631000       352         8        352      Adjustable    5.990000
    673,469.93      2     5.150000   4.641000       353         7        353      Adjustable    6.000000
    297,921.34      2     4.950000   4.441000       354         6        354      Adjustable    6.000000
    725,602.21      2     7.213646   6.704646       356         4        356      Adjustable    6.963646
    381,911.81      2     4.900000   4.391000       354         6        354      Adjustable    6.000000
    167,378.29      2     7.650000   7.141000       354         6        354      Adjustable    7.500000
    262,975.80      2     6.500000   5.991000       355         5        355      Adjustable    6.250000
    518,124.60      2     7.016848   6.507848       356         4        356      Adjustable    6.766848
    567,188.05      2     7.116683   6.607683       356         4        356      Adjustable    6.866683
  7,463,761.08      2     6.046155   5.537155       355         5        355      Adjustable    6.105359
    188,043.07      2     6.440000   5.931000       355         5        355      Adjustable    6.190000
    509,416.33      2     7.121409   6.612409       355         5        355      Adjustable    6.522504
    212,073.05      2     7.050000   6.541000       355         5        355      Adjustable    6.550000
  5,045,851.92      2     6.922995   6.413995       355         5        355      Adjustable    6.593076
    542,488.95      2     6.760615   6.251615       356         4        356      Adjustable    6.510615
    676,468.41      2     7.248521   6.739521       324         5        355      Adjustable    5.990000
    244,119.56      2     7.190000   6.681000       300         4        356      Adjustable    6.940000
    172,119.18      2     6.490000   5.981000       300         4        356      Adjustable    6.240000
    261,305.99      2     6.640000   6.131000       300         5        355      Adjustable    6.390000
  1,942,845.29      2     6.258215   5.749215       324         4        356      Adjustable    5.990000
  1,990,254.35      2     7.068601   6.559601       300         6        354      Adjustable    6.524952
    144,099.78      2     6.590000   6.081000       324         7        353      Adjustable    5.990000
    433,099.89      2     7.071885   6.562885       300         4        356      Adjustable    6.821885
    159,710.59      2     5.890000   5.381000       300         4        356      Adjustable    5.640000
  3,518,483.75      2     6.258014   5.749014       300         5        355      Adjustable    5.970747
    733,680.06      2     7.585773   7.076773       355         5        355      Adjustable    6.236343
  2,235,798.06      2     6.826645   6.317645       355         5        355      Adjustable    6.329603
     74,703.51      2     7.375000   6.866000       354         6        354      Adjustable    6.875000
  1,007,439.36      2     7.021004   6.512004       300         6        354      Adjustable    6.402109
    746,416.85      2     7.064117   6.555117       300         6        354      Adjustable    6.477896
    290,082.00      2     7.406028   6.897028       173         5        173         Fixed        N/A
    391,227.19      2     6.608717   6.099717       175         4        175         Fixed        N/A
     79,111.69      2     7.890000   7.381000       176         4        176         Fixed        N/A
     38,152.55      2    12.100000  11.591000       167        13        167         Fixed        N/A
     54,354.51      2     7.800000   7.291000       235         5        235         Fixed        N/A
     24,100.52      2    11.190000  10.681000       217        17        217         Fixed        N/A
    655,396.56      2     6.748797   6.239797       233         6        233         Fixed        N/A
     82,246.54      2     6.990000   6.481000       232         8        232         Fixed        N/A
     35,699.31      2    10.350000   9.841000       233         7        233         Fixed        N/A
     26,778.24      2    13.090000  12.581000       223        17        223         Fixed        N/A
  7,279,020.55      2     6.842260   6.333260       355         5        355         Fixed        N/A





                                                                                      ORIGINAL
                                          INITIAL   SUBSEQUENT                        INTEREST
                  MONTHS TO  ADJUSTMENT  PERIODIC   PERIODIC    MAXIMUM     MINIMUM     ONLY
    PRINCIPAL     NEXT RATE   FREQUENCY    RATE       RATE      MORTGAGE    MORTGAGE    TERM
    BALANCE ($)   ADJUSTMENT  (MONTHS)    CAP (%)    CAP (%)    RATE (%)    RATE (%)  (MONTHS)
    -----------   ----------  --------    -------    -------    --------    --------  --------
    183,326.94        20          6       3.000000   1.000000   12.990000   6.990000    60
 36,468,924.88        19          6       3.000000   1.950451   13.450671   6.500220    24
 14,109,233.46        18          6       3.000000   1.000000   13.089048   7.089048    60
    167,395.91        20          6       3.000000   1.000000   12.390000   6.390000    60
    234,162.14        20          6       3.000000   2.000000   14.590000   7.590000    24
    391,821.31        19          6       3.000000   1.000000   13.571990   7.571990    60
  1,562,581.97        20          6       3.000000   1.852065   13.765269   6.913204    24
    403,479.38        19          6       3.000000   1.000000   12.920556   6.920556    60
    335,232.13        20          6       3.000000   2.000000   13.750000   6.750000    24
  5,763,923.31        19          6       3.000000   1.000000   12.286237   6.286237    60
    836,455.47        19          6       2.807806   1.791746   13.744981   6.857138    24
  1,140,957.08        19          6       3.000000   1.000000   12.308423   6.308423    60
    144,600.13        18          6       3.000000   1.000000   12.625000   6.625000    60
    332,230.05        20          6       3.000000   1.000000   11.633012   5.633012    60
  2,678,209.06        31          6       2.916903   1.356300   13.657994   7.212402     0
     97,047.03        28          6       3.000000   2.000000   14.140000   7.140000     0
    673,469.93        29          6       2.000000   1.000000   11.150000   5.150000     0
    297,921.34        30          6       2.000000   1.000000   10.950000   4.950000     0
    725,602.21        32          6       3.000000   1.000000   13.213646   7.213646     0
    381,911.81        30          6       2.000000   1.000000   10.900000   4.900000     0
    167,378.29        30          6       3.000000   1.000000   14.150000   7.650000     0
    262,975.80        31          6       3.000000   1.000000   12.500000   6.500000     0
    518,124.60        32          6       3.000000   1.000000   13.016848   7.016848     0
    567,188.05        32          6       3.000000   1.000000   13.116683   7.116683     0
  7,463,761.08        31          6       2.522345   1.324056   12.370211   6.046286     0
    188,043.07        31          6       3.000000   1.000000   12.440000   6.440000     0
    509,416.33        31          6       3.000000   1.000000   13.266892   7.121409     0
    212,073.05        31          6       3.000000   1.000000   13.550000   7.050000     0
  5,045,851.92        31          6       3.000000   1.000000   12.958343   6.922995     0
    542,488.95        32          6       3.000000   1.000000   12.760615   6.760615     0
    676,468.41        31          6       3.000000   2.000000   14.248521   7.248521    36
    244,119.56        32          6       3.000000   1.000000   13.190000   7.190000    60
    172,119.18        32          6       3.000000   1.000000   12.490000   6.490000    60
    261,305.99        31          6       3.000000   1.000000   12.640000   6.640000    60
  1,942,845.29        32          6       3.000000   2.000000   13.258215   6.258215    36
  1,990,254.35        30          6       3.000000   1.000000   13.068601   7.068601    60
    144,099.78        29          6       3.000000   2.000000   13.590000   6.590000    36
    433,099.89        32          6       3.000000   1.000000   13.071885   7.071885    60
    159,710.59        32          6       3.000000   1.000000   11.890000   5.890000    60
  3,518,483.75        31          6       2.966121   1.000000   12.291893   6.258014    60
    733,680.06        55          6       3.000000   2.000000   14.585773   7.585773     0
  2,235,798.06        55          6       3.000000   1.890993   13.717638   6.826645     0
     74,703.51        54          6       3.000000   1.000000   13.375000   7.375000     0
  1,007,439.36        54          6       3.000000   1.297238   13.318242   7.021004    60
    746,416.85        54          6       3.000000   1.000000   13.064117   7.064117    60
    290,082.00       N/A         N/A        N/A        N/A        N/A        N/A         0
    391,227.19       N/A         N/A        N/A        N/A        N/A        N/A         0
     79,111.69       N/A         N/A        N/A        N/A        N/A        N/A         0
     38,152.55       N/A         N/A        N/A        N/A        N/A        N/A         0
     54,354.51       N/A         N/A        N/A        N/A        N/A        N/A         0
     24,100.52       N/A         N/A        N/A        N/A        N/A        N/A         0
    655,396.56       N/A         N/A        N/A        N/A        N/A        N/A         0
     82,246.54       N/A         N/A        N/A        N/A        N/A        N/A         0
     35,699.31       N/A         N/A        N/A        N/A        N/A        N/A         0
     26,778.24       N/A         N/A        N/A        N/A        N/A        N/A         0
  7,279,020.55       N/A         N/A        N/A        N/A        N/A        N/A         0

                                     ADJUSTED    REMAINING            REMAINING
                           GROSS        NET     AMORTIZATION           TERM TO
    PRINCIPAL      LOAN   MORTGAGE   MORTGAGE       TERM       AGE     MATURITY                  GROSS
    BALANCE ($)   GROUP   RATE (%)   RATE( %)     (MONTHS)   (MONTHS)  (MONTHS)    LOAN TYPE   MARGIN (%)
    -----------   -----   --------   --------     --------   --------  --------    ---------   ----------
    353,024.12      2     9.463427   8.954427       354         6        354         Fixed        N/A
  2,059,345.48      2     6.648438   6.139438       354         5        354         Fixed        N/A
    251,394.56      2     7.340000   6.831000       356         4        356         Fixed        N/A
    943,493.55      2     6.783166   6.274166       355         5        355         Fixed        N/A
    183,601.06      2     7.715000   7.206000       347        10        347         Fixed        N/A
    195,459.88      2     6.790000   6.281000       356         4        356         Fixed        N/A
  1,250,288.96      2     9.219335   8.710335       352         7        352         Fixed        N/A
    146,847.82      2    11.143815  10.634815       357         3        357         Fixed        N/A
 26,628,623.65      2     6.708246   6.199246       355         5        355         Fixed        N/A
     75,766.87      2     7.500000   6.991000       355         5        355         Fixed        N/A
    280,238.66      2     8.000000   7.491000       355         5        355         Fixed        N/A
  1,340,984.49      2     7.777571   7.268571       353         6        353         Fixed        N/A
    485,868.64      2     7.915014   7.406014       354         6        354         Fixed        N/A
  1,015,440.06      2     6.828426   6.319426       354         5        354         Fixed        N/A
    154,432.11      2     6.750000   6.241000       355         5        355         Fixed        N/A
     94,586.96      2     7.750000   7.241000       353         7        353         Fixed        N/A
    743,189.99      2     6.716281   6.207281       355         5        355         Fixed        N/A
    347,240.44      2     5.940000   5.431000       300         5        355         Fixed        N/A
  1,174,369.80      2     6.175781   5.666781       300         5        355         Fixed        N/A
    209,144.53      2     7.740000   7.231000       300         4        356         Fixed        N/A
  1,533,247.42      2     9.236518   8.727518       351         9        171         Fixed        N/A
     89,498.50      2     9.600000   9.091000       348        12        168         Fixed        N/A
    963,214.60      2     9.397936   8.888936       353         7        173         Fixed        N/A
     43,000.62      2    11.250000  10.741000       358         2        178         Fixed        N/A
     29,820.49      2    12.990000  12.481000       347        13        167         Fixed        N/A
    458,080.87      2    10.397379   9.888379       352         8        172         Fixed        N/A



                                                                                      ORIGINAL
                                          INITIAL   SUBSEQUENT                        INTEREST
                  MONTHS TO  ADJUSTMENT  PERIODIC   PERIODIC    MAXIMUM     MINIMUM     ONLY
    PRINCIPAL     NEXT RATE   FREQUENCY    RATE       RATE      MORTGAGE    MORTGAGE    TERM
    BALANCE ($)   ADJUSTMENT  (MONTHS)    CAP (%)    CAP (%)    RATE (%)    RATE (%)  (MONTHS)
    -----------   ----------  --------    -------    -------    --------    --------  --------
    353,024.12       N/A         N/A        N/A        N/A        N/A        N/A         0
  2,059,345.48       N/A         N/A        N/A        N/A        N/A        N/A         0
    251,394.56       N/A         N/A        N/A        N/A        N/A        N/A         0
    943,493.55       N/A         N/A        N/A        N/A        N/A        N/A         0
    183,601.06       N/A         N/A        N/A        N/A        N/A        N/A         0
    195,459.88       N/A         N/A        N/A        N/A        N/A        N/A         0
  1,250,288.96       N/A         N/A        N/A        N/A        N/A        N/A         0
    146,847.82       N/A         N/A        N/A        N/A        N/A        N/A         0
 26,628,623.65       N/A         N/A        N/A        N/A        N/A        N/A         0
     75,766.87       N/A         N/A        N/A        N/A        N/A        N/A         0
    280,238.66       N/A         N/A        N/A        N/A        N/A        N/A         0
  1,340,984.49       N/A         N/A        N/A        N/A        N/A        N/A         0
    485,868.64       N/A         N/A        N/A        N/A        N/A        N/A         0
  1,015,440.06       N/A         N/A        N/A        N/A        N/A        N/A         0
    154,432.11       N/A         N/A        N/A        N/A        N/A        N/A         0
     94,586.96       N/A         N/A        N/A        N/A        N/A        N/A         0
    743,189.99       N/A         N/A        N/A        N/A        N/A        N/A         0
    347,240.44       N/A         N/A        N/A        N/A        N/A        N/A        60
  1,174,369.80       N/A         N/A        N/A        N/A        N/A        N/A        60
    209,144.53       N/A         N/A        N/A        N/A        N/A        N/A        60
  1,533,247.42       N/A         N/A        N/A        N/A        N/A        N/A         0
     89,498.50       N/A         N/A        N/A        N/A        N/A        N/A         0
    963,214.60       N/A         N/A        N/A        N/A        N/A        N/A         0
     43,000.62       N/A         N/A        N/A        N/A        N/A        N/A         0
     29,820.49       N/A         N/A        N/A        N/A        N/A        N/A         0
    458,080.87       N/A         N/A        N/A        N/A        N/A        N/A         0

              PERCENT OF THE INITIAL CERTIFICATE PRINCIPAL BALANCE
              AT THE RESPECTIVE PERCENTAGES OF THE PREPAYMENT MODEL

                                                      CLASS 1-A-1 AND CLASS 1-A-2
                                            -------------------------------------------------
DISTRIBUTION DATE                            50%        75%       100%       125%       150%
-----------------                           ------    -------    ------     ------     ------
Initial Percentage........................   100%       100%      100%       100%       100%
April 25, 2006............................    82         74        67         59         51
April 25, 2007............................    63         48        35         23         12
April 25, 2008............................    47         30        15          4          0
April 25, 2009............................    36         25        15          4          0
April 25, 2010............................    30         19        11          0          0
April 25, 2011............................    25         14         0          0          0
April 25, 2012............................    21         11         0          0          0
April 25, 2013............................    17          8         0          0          0
April 25, 2014............................    14          0         0          0          0
April 25, 2015............................    12          0         0          0          0
April 25, 2016............................    10          0         0          0          0
April 25, 2017............................     8          0         0          0          0
April 25, 2018............................     0          0         0          0          0
April 25, 2019............................     0          0         0          0          0
April 25, 2020............................     0          0         0          0          0
April 25, 2021............................     0          0         0          0          0
April 25, 2022............................     0          0         0          0          0
April 25, 2023............................     0          0         0          0          0
April 25, 2024............................     0          0         0          0          0
April 25, 2025............................     0          0         0          0          0
April 25, 2026............................     0          0         0          0          0
April 25, 2027............................     0          0         0          0          0
April 25, 2028............................     0          0         0          0          0
April 25, 2029............................     0          0         0          0          0
April 25, 2030............................     0          0         0          0          0
April 25, 2031............................     0          0         0          0          0
April 25, 2032............................     0          0         0          0          0
April 25, 2033............................     0          0         0          0          0
April 25, 2034............................     0          0         0          0          0
April 25, 2035............................     0          0         0          0          0
Weighted Average Life (in years)(1).......  4.18      2.79       1.99       1.42       1.14
Weighted Average Life (in years)(1)(2)....  4.53      3.06       2.20       1.56       1.14

----------------------
(1)  The weighted average life of the Certificates is determined by:
     (a) multiplying the amount of each principal payment by the number of years from the date of issuance to the related Distribution Date;
     (b) adding the results;  and
     (c) dividing the sum by the initial respective Certificate Principal Balance for such Class of Certificates.
(2)  To maturity.

              PERCENT OF THE INITIAL CERTIFICATE PRINCIPAL BALANCE
              AT THE RESPECTIVE PERCENTAGES OF THE PREPAYMENT MODEL

                                                            CLASS 2-A-1
                                           -------------------------------------------------
DISTRIBUTION DATE                           50%        75%       100%       125%       150%
-----------------                          ------    -------    ------     ------     ------
Initial Percentage........................ 100%       100%      100%       100%       100%
April 25, 2006............................  69         56        43         30         17
April 25, 2007............................  37         13         0          0          0
April 25, 2008............................  13          0         0          0          0
April 25, 2009............................   0          0         0          0          0
April 25, 2010............................   0          0         0          0          0
April 25, 2011............................   0          0         0          0          0
April 25, 2012............................   0          0         0          0          0
April 25, 2013............................   0          0         0          0          0
April 25, 2014............................   0          0         0          0          0
April 25, 2015............................   0          0         0          0          0
April 25, 2016............................   0          0         0          0          0
April 25, 2017............................   0          0         0          0          0
April 25, 2018............................   0          0         0          0          0
April 25, 2019............................   0          0         0          0          0
April 25, 2020............................   0          0         0          0          0
April 25, 2021............................   0          0         0          0          0
April 25, 2022............................   0          0         0          0          0
April 25, 2023............................   0          0         0          0          0
April 25, 2024............................   0          0         0          0          0
April 25, 2025............................   0          0         0          0          0
April 25, 2026............................   0          0         0          0          0
April 25, 2027............................   0          0         0          0          0
April 25, 2028............................   0          0         0          0          0
April 25, 2029............................   0          0         0          0          0
April 25, 2030............................   0          0         0          0          0
April 25, 2031............................   0          0         0          0          0
April 25, 2032............................   0          0         0          0          0
April 25, 2033............................   0          0         0          0          0
April 25, 2034............................   0          0         0          0          0
April 25, 2035............................   0          0         0          0          0
Weighted Average Life (in years)(1)....... 1.71       1.20       0.94       0.77       0.65
Weighted Average Life (in years)(1)(2).... 1.71       1.20       0.94       0.77       0.65

----------------------
(1) The weighted average life of the Certificates is determined by:
     (a) multiplying the amount of each principal payment by the number of years from the date of issuance to the related Distribution Date;
     (b) adding the results;  and
     (c) dividing the sum by the initial respective Certificate Principal Balance for such Class of Certificates.
(2) To maturity.

              PERCENT OF THE INITIAL CERTIFICATE PRINCIPAL BALANCE
              AT THE RESPECTIVE PERCENTAGES OF THE PREPAYMENT MODEL

                                                              CLASS 2-A-2
                                            ------------------------------------------------
DISTRIBUTION DATE                            50%        75%       100%       125%       150%
-----------------                           ------    -------    ------     ------     -----
Initial Percentage........................  100%       100%      100%       100%       100%
April 25, 2006............................  100        100       100        100        100
April 25, 2007............................  100        100        79         34          0
April 25, 2008............................  100         64        11          0          0
April 25, 2009............................   92         48        11          0          0
April 25, 2010............................   70         27         0          0          0
April 25, 2011............................   51         10         0          0          0
April 25, 2012............................   36          0         0          0          0
April 25, 2013............................   23          0         0          0          0
April 25, 2014............................   12          0         0          0          0
April 25, 2015............................    3          0         0          0          0
April 25, 2016............................    0          0         0          0          0
April 25, 2017............................    0          0         0          0          0
April 25, 2018............................    0          0         0          0          0
April 25, 2019............................    0          0         0          0          0
April 25, 2020............................    0          0         0          0          0
April 25, 2021............................    0          0         0          0          0
April 25, 2022............................    0          0         0          0          0
April 25, 2023............................    0          0         0          0          0
April 25, 2024............................    0          0         0          0          0
April 25, 2025............................    0          0         0          0          0
April 25, 2026............................    0          0         0          0          0
April 25, 2027............................    0          0         0          0          0
April 25, 2028............................    0          0         0          0          0
April 25, 2029............................    0          0         0          0          0
April 25, 2030............................    0          0         0          0          0
April 25, 2031............................    0          0         0          0          0
April 25, 2032............................    0          0         0          0          0
April 25, 2033............................    0          0         0          0          0
April 25, 2034............................    0          0         0          0          0
April 25, 2035............................    0          0         0          0          0
Weighted Average Life (in years)(1).......   6.40     4.10       2.60      1.94       1.66
Weighted Average Life (in years)(1)(2)....   6.40     4.10       2.60      1.94       1.66
----------------------

(1) The weighted average life of the Certificates is determined by:
    (a) multiplying the amount of each principal payment by the number of years from the date of issuance to the related Distribution Date;
    (b) adding the results;  and
    (c) dividing the sum by the initial respective Certificate Principal Balance for such Class of Certificates.
(2) To maturity.

              PERCENT OF THE INITIAL CERTIFICATE PRINCIPAL BALANCE
              AT THE RESPECTIVE PERCENTAGES OF THE PREPAYMENT MODEL

                                                              CLASS 2-A-3
                                            ------------------------------------------------
DISTRIBUTION DATE                            50%        75%       100%       125%       150%
-----------------                           ------    -------    ------     ------     -----
Initial Percentage........................  100%       100%      100%       100%       100%
April 25, 2006............................  100        100       100        100        100
April 25, 2007............................  100        100       100        100         84
April 25, 2008............................  100        100       100         23         0
April 25, 2009............................  100        100       100         23         0
April 25, 2010............................  100        100        97         0          0
April 25, 2011............................  100        100        0          0          0
April 25, 2012............................  100        96         0          0          0
April 25, 2013............................  100        73         0          0          0
April 25, 2014............................  100         0         0          0          0
April 25, 2015............................  100         0         0          0          0
April 25, 2016............................   90         0         0          0          0
April 25, 2017............................   74         0         0          0          0
April 25, 2018............................   0          0         0          0          0
April 25, 2019............................   0          0         0          0          0
April 25, 2020............................   0          0         0          0          0
April 25, 2021............................   0          0         0          0          0
April 25, 2022............................   0          0         0          0          0
April 25, 2023............................   0          0         0          0          0
April 25, 2024............................   0          0         0          0          0
April 25, 2025............................   0          0         0          0          0
April 25, 2026............................   0          0         0          0          0
April 25, 2027............................   0          0         0          0          0
April 25, 2028............................   0          0         0          0          0
April 25, 2029............................   0          0         0          0          0
April 25, 2030............................   0          0         0          0          0
April 25, 2031............................   0          0         0          0          0
April 25, 2032............................   0          0         0          0          0
April 25, 2033............................   0          0         0          0          0
April 25, 2034............................   0          0         0          0          0
April 25, 2035............................   0          0         0          0          0
Weighted Average Life (in years)(1)....... 12.08      8.01       5.81       3.14       2.19
Weighted Average Life (in years)(1)(2).... 15.12      10.35      7.59       4.10       2.19

----------------------
(1)  The weighted average life of the Certificates is determined by:
     (a) multiplying the amount of each principal payment by the number of years from the date of issuance to the related Distribution Date;
     (b) adding the results;  and
     (c) dividing the sum by the initial respective Certificate Principal Balance for such Class of Certificates.
(2) To maturity.

              PERCENT OF THE INITIAL CERTIFICATE PRINCIPAL BALANCE
              AT THE RESPECTIVE PERCENTAGES OF THE PREPAYMENT MODEL

                                                               CLASS M-1
                                            ------------------------------------------------
DISTRIBUTION DATE                            50%        75%       100%       125%       150%
-----------------                           ------    -------    ------     ------     -----
Initial Percentage........................  100%      100%       100%       100%       100%
April 25, 2006............................  100       100        100        100        100
April 25, 2007............................  100       100        100        100        100
April 25, 2008............................  100       100        100        100         0
April 25, 2009............................   96        64         71        100         0
April 25, 2010............................   80        49         28         0          0
April 25, 2011............................   66        37         0          0          0
April 25, 2012............................   55        28         0          0          0
April 25, 2013............................   46        21         0          0          0
April 25, 2014............................   38         0         0          0          0
April 25, 2015............................   31         0         0          0          0
April 25, 2016............................   26         0         0          0          0
April 25, 2017............................   22         0         0          0          0
April 25, 2018............................   0          0         0          0          0
April 25, 2019............................   0          0         0          0          0
April 25, 2020............................   0          0         0          0          0
April 25, 2021............................   0          0         0          0          0
April 25, 2022............................   0          0         0          0          0
April 25, 2023............................   0          0         0          0          0
April 25, 2024............................   0          0         0          0          0
April 25, 2025............................   0          0         0          0          0
April 25, 2026............................   0          0         0          0          0
April 25, 2027............................   0          0         0          0          0
April 25, 2028............................   0          0         0          0          0
April 25, 2029............................   0          0         0          0          0
April 25, 2030............................   0          0         0          0          0
April 25, 2031............................   0          0         0          0          0
April 25, 2032............................   0          0         0          0          0
April 25, 2033............................   0          0         0          0          0
April 25, 2034............................   0          0         0          0          0
April 25, 2035............................   0          0         0          0          0
Weighted Average Life (in years)(1).......  8.09      5.42       4.61       4.57       2.71
Weighted Average Life (in years)(1)(2)....  8.93      6.06       5.09       5.79       2.71

----------------------

(1)  The weighted average life of the Certificates is determined by:
     (a) multiplying the amount of each principal payment by the number of years from the date of issuance to the related Distribution Date;
     (b) adding the results; and
     (c) dividing the sum by the initial respective Certificate Principal Balance for such Class of Certificates.
(2)  To maturity.

              PERCENT OF THE INITIAL CERTIFICATE PRINCIPAL BALANCE
              AT THE RESPECTIVE PERCENTAGES OF THE PREPAYMENT MODEL

                                                               CLASS M-2
                                            ------------------------------------------------
DISTRIBUTION DATE                            50%        75%       100%       125%       150%
-----------------                           ------    -------    ------     ------     -----
Initial Percentage........................  100%       100%      100%       100%       100%
April 25, 2006............................  100        100       100        100        100
April 25, 2007............................  100        100       100        100        100
April 25, 2008............................  100        100       100        100         59
April 25, 2009............................   96        64         41        100         0
April 25, 2010............................   80        49         28         0          0
April 25, 2011............................   66        37         0          0          0
April 25, 2012............................   55        28         0          0          0
April 25, 2013............................   46        21         0          0          0
April 25, 2014............................   38         0         0          0          0
April 25, 2015............................   31         0         0          0          0
April 25, 2016............................   26         0         0          0          0
April 25, 2017............................   22         0         0          0          0
April 25, 2018............................   0          0         0          0          0
April 25, 2019............................   0          0         0          0          0
April 25, 2020............................   0          0         0          0          0
April 25, 2021............................   0          0         0          0          0
April 25, 2022............................   0          0         0          0          0
April 25, 2023............................   0          0         0          0          0
April 25, 2024............................   0          0         0          0          0
April 25, 2025............................   0          0         0          0          0
April 25, 2026............................   0          0         0          0          0
April 25, 2027............................   0          0         0          0          0
April 25, 2028............................   0          0         0          0          0
April 25, 2029............................   0          0         0          0          0
April 25, 2030............................   0          0         0          0          0
April 25, 2031............................   0          0         0          0          0
April 25, 2032............................   0          0         0          0          0
April 25, 2033............................   0          0         0          0          0
April 25, 2034............................   0          0         0          0          0
April 25, 2035............................   0          0         0          0          0
Weighted Average Life (in years)(1).......  8.09      5.40       4.43       4.47       3.32
Weighted Average Life (in years)(1)(2)....  8.90      6.01       4.89       4.87       5.60

----------------------
(1)  The weighted average life of the Certificates is determined by:
     (a) multiplying the amount of each principal payment by the number of years from the date of issuance to the related Distribution Date;
     (b) adding the results; and
     (c) dividing the sum by the initial respective Certificate Principal Balance for such Class of Certificates.
(2)  To maturity.

              PERCENT OF THE INITIAL CERTIFICATE PRINCIPAL BALANCE
              AT THE RESPECTIVE PERCENTAGES OF THE PREPAYMENT MODEL

                                                               CLASS M-5
                                            ------------------------------------------------
DISTRIBUTION DATE                            50%        75%       100%       125%       150%
-----------------                           ------    -------    ------     ------     -----
Initial Percentage........................  100%      100%       100%       100%       100%
April 25, 2006............................  100       100        100        100        100
April 25, 2007............................  100       100        100        100        100
April 25, 2008............................  100       100        100        100        100
April 25, 2009............................   96        64         41         26         0
April 25, 2010............................   80        49         28         0          0
April 25, 2011............................   66        37         0          0          0
April 25, 2012............................   55        28         0          0          0
April 25, 2013............................   46        21         0          0          0
April 25, 2014............................   38         0         0          0          0
April 25, 2015............................   31         0         0          0          0
April 25, 2016............................   26         0         0          0          0
April 25, 2017............................   22         0         0          0          0
April 25, 2018............................   0          0         0          0          0
April 25, 2019............................   0          0         0          0          0
April 25, 2020............................   0          0         0          0          0
April 25, 2021............................   0          0         0          0          0
April 25, 2022............................   0          0         0          0          0
April 25, 2023............................   0          0         0          0          0
April 25, 2024............................   0          0         0          0          0
April 25, 2025............................   0          0         0          0          0
April 25, 2026............................   0          0         0          0          0
April 25, 2027............................   0          0         0          0          0
April 25, 2028............................   0          0         0          0          0
April 25, 2029............................   0          0         0          0          0
April 25, 2030............................   0          0         0          0          0
April 25, 2031............................   0          0         0          0          0
April 25, 2032............................   0          0         0          0          0
April 25, 2033............................   0          0         0          0          0
April 25, 2034............................   0          0         0          0          0
April 25, 2035............................   0          0         0          0          0
Weighted Average Life (in years)(1).......  8.09      5.38       4.24       3.84       3.57
Weighted Average Life (in years)(1)(2)....  8.76      5.88       4.61       4.13       4.24

----------------------
(1)  The weighted average life of the Certificates is determined by:
     (a) multiplying the amount of each principal payment by the number of years from the date of issuance to the related Distribution Date;
     (b) adding the results;  and
     (c) dividing the sum by the initial respective Certificate Principal Balance for such Class of Certificates.
(2)  To maturity.

              PERCENT OF THE INITIAL CERTIFICATE PRINCIPAL BALANCE
              AT THE RESPECTIVE PERCENTAGES OF THE PREPAYMENT MODEL

                                                               CLASS M-6
                                            ------------------------------------------------
DISTRIBUTION DATE                            50%        75%       100%       125%       150%
-----------------                           ------    -------    ------     ------     -----
Initial Percentage........................  100%      100%       100%       100%       100%
April 25, 2006............................  100        100       100        100        100
April 25, 2007............................  100        100       100        100        100
April 25, 2008............................  100        100       100        100        100
April 25, 2009............................   96        64         41         26         0
April 25, 2010............................   80        49         28          0         0
April 25, 2011............................   66        37          0          0         0
April 25, 2012............................   55        28          0          0         0
April 25, 2013............................   46        21          0          0         0
April 25, 2014............................   38         0          0          0         0
April 25, 2015............................   31         0          0          0         0
April 25, 2016............................   26         0          0          0         0
April 25, 2017............................   22         0          0          0         0
April 25, 2018............................   0          0          0          0         0
April 25, 2019............................   0          0          0          0         0
April 25, 2020............................   0          0          0          0         0
April 25, 2021............................   0          0          0          0         0
April 25, 2022............................   0          0          0          0         0
April 25, 2023............................   0          0          0          0         0
April 25, 2024............................   0          0          0          0         0
April 25, 2025............................   0          0          0          0         0
April 25, 2026............................   0          0          0          0         0
April 25, 2027............................   0          0          0          0         0
April 25, 2028............................   0          0          0          0         0
April 25, 2029............................   0          0          0          0         0
April 25, 2030............................   0          0          0          0         0
April 25, 2031............................   0          0          0          0         0
April 25, 2032............................   0          0          0          0         0
April 25, 2033............................   0          0          0          0         0
April 25, 2034............................   0          0          0          0         0
April 25, 2035............................   0          0          0          0         0
Weighted Average Life (in years)(1).......  8.09      5.38       4.20       3.74       3.57
Weighted Average Life (in years)(1)(2)....  8.67      5.81       4.52       3.99       3.94

----------------------
(1)  The weighted average life of the Certificates is determined by:
     (a) multiplying the amount of each principal payment by the number of years from the date of issuance to the related Distribution Date;
     (b) adding the results;  and
     (c) dividing the sum by the initial respecive Certificate Principal Balance for such Class of Certificates.
(2)  To maturity.

              PERCENT OF THE INITIAL CERTIFICATE PRINCIPAL BALANCE
              AT THE RESPECTIVE PERCENTAGES OF THE PREPAYMENT MODEL

                                                               CLASS M-7
                                            ------------------------------------------------
DISTRIBUTION DATE                            50%        75%       100%       125%       150%
-----------------                           ------    -------    ------     ------     -----
Initial Percentage........................  100%       100%      100%       100%       100%
April 25, 2006............................  100        100       100        100        100
April 25, 2007............................  100        100       100        100        100
April 25, 2008............................  100        100       100        100        100
April 25, 2009............................   96        64         41         26         0
April 25, 2010............................   80        49         28         0          0
April 25, 2011............................   66        37         0          0          0
April 25, 2012............................   55        28         0          0          0
April 25, 2013............................   46        21         0          0          0
April 25, 2014............................   38         0         0          0          0
April 25, 2015............................   31         0         0          0          0
April 25, 2016............................   26         0         0          0          0
April 25, 2017............................   22         0         0          0          0
April 25, 2018............................   0          0         0          0          0
April 25, 2019............................   0          0         0          0          0
April 25, 2020............................   0          0         0          0          0
April 25, 2021............................   0          0         0          0          0
April 25, 2022............................   0          0         0          0          0
April 25, 2023............................   0          0         0          0          0
April 25, 2024............................   0          0         0          0          0
April 25, 2025............................   0          0         0          0          0
April 25, 2026............................   0          0         0          0          0
April 25, 2027............................   0          0         0          0          0
April 25, 2028............................   0          0         0          0          0
April 25, 2029............................   0          0         0          0          0
April 25, 2030............................   0          0         0          0          0
April 25, 2031............................   0          0         0          0          0
April 25, 2032............................   0          0         0          0          0
April 25, 2033............................   0          0         0          0          0
April 25, 2034............................   0          0         0          0          0
April 25, 2035............................   0          0         0          0          0
Weighted Average Life (in years)(1).......  8.09      5.37       4.18       3.67       3.55
Weighted Average Life (in years)(1)(2)....  8.54      5.70       4.42       3.86       3.71

----------------------
(1)  The weighted average life of the Certificates is determined by:
     (a) multiplying the amount of each principal payment by the number of years from the date of issuance to the related Distribution Date;
     (b) adding the results; and
     (c) dividing the sum by the initial respective Certificate Principal Balance for such Class of Certificates.
(2)  To maturity.

              PERCENT OF THE INITIAL CERTIFICATE PRINCIPAL BALANCE
              AT THE RESPECTIVE PERCENTAGES OF THE PREPAYMENT MODEL

                                                               CLASS M-8
                                            ------------------------------------------------
DISTRIBUTION DATE                            50%        75%       100%       125%       150%
-----------------                           ------    -------    ------     ------     -----
Initial Percentage........................   100%       100%      100%      100%       100%
April 25, 2006............................   100        100       100       100        100
April 25, 2007............................   100        100       100       100        100
April 25, 2008............................   100        100       100       100        100
April 25, 2009............................    96         64        41        26         0
April 25, 2010............................    80         49        28         0         0
April 25, 2011............................    66         37         0         0         0
April 25, 2012............................    55         28         0         0         0
April 25, 2013............................    46         21         0         0         0
April 25, 2014............................    38          0         0         0         0
April 25, 2015............................    31          0         0         0         0
April 25, 2016............................    26          0         0         0         0
April 25, 2017............................    22          0         0         0         0
April 25, 2018............................     0          0         0         0         0
April 25, 2019............................     0          0         0         0         0
April 25, 2020............................     0          0         0         0         0
April 25, 2021............................     0          0         0         0         0
April 25, 2022............................     0          0         0         0         0
April 25, 2023............................     0          0         0         0         0
April 25, 2024............................     0          0         0         0         0
April 25, 2025............................     0          0         0         0         0
April 25, 2026............................     0          0         0         0         0
April 25, 2027............................     0          0         0         0         0
April 25, 2028............................     0          0         0         0         0
April 25, 2029............................     0          0         0         0         0
April 25, 2030............................     0          0         0         0         0
April 25, 2031............................     0          0         0         0         0
April 25, 2032............................     0          0         0         0         0
April 25, 2033............................     0          0         0         0         0
April 25, 2034............................     0          0         0         0         0
April 25, 2035............................     0          0         0         0         0
Weighted Average Life (in years)(1).......   8.09       5.37      4.16      3.61       3.43
Weighted Average Life (in years)(1)(2)....   8.36       5.57      4.30      3.72       3.51

----------------------
(1)  The weighted average life of the Certificates is determined by:
     (a) multiplying the amount of each principal payment by the number of years from the date of issuance to the related Distribution Date;
     (b) adding the results; and
     (c) dividing the sum by the initial respective Certificate Principal Balance for such Class of Certificates.
(2)  To maturity.

              PERCENT OF THE INITIAL CERTIFICATE PRINCIPAL BALANCE
              AT THE RESPECTIVE PERCENTAGES OF THE PREPAYMENT MODEL

                                                                CLASS B
                                            ------------------------------------------------
DISTRIBUTION DATE                            50%        75%       100%       125%       150%
-----------------                           ------    -------    ------     ------     -----
Initial Percentage........................   100%       100%      100%      100%       100%
April 25, 2006............................   100        100       100       100        100
April 25, 2007............................   100        100       100       100        100
April 25, 2008............................   100        100       100       100        100
April 25, 2009............................    96         64        41        25         0
April 25, 2010............................    80         49        28         0         0
April 25, 2011............................    66         37         0         0         0
April 25, 2012............................    55         28         0         0         0
April 25, 2013............................    46         13         0         0         0
April 25, 2014............................    38          0         0         0         0
April 25, 2015............................    31          0         0         0         0
April 25, 2016............................    26          0         0         0         0
April 25, 2017............................    13          0         0         0         0
April 25, 2018............................     0          0         0         0         0
April 25, 2019............................     0          0         0         0         0
April 25, 2020............................     0          0         0         0         0
April 25, 2021............................     0          0         0         0         0
April 25, 2022............................     0          0         0         0         0
April 25, 2023............................     0          0         0         0         0
April 25, 2024............................     0          0         0         0         0
April 25, 2025............................     0          0         0         0         0
April 25, 2026............................     0          0         0         0         0
April 25, 2027............................     0          0         0         0         0
April 25, 2028............................     0          0         0         0         0
April 25, 2029............................     0          0         0         0         0
April 25, 2030............................     0          0         0         0         0
April 25, 2031............................     0          0         0         0         0
April 25, 2032............................     0          0         0         0         0
April 25, 2033............................     0          0         0         0         0
April 25, 2034............................     0          0         0         0         0
April 25, 2035............................     0          0         0         0         0
Weighted Average Life (in years)(1).......   8.02       5.32      4.11      3.54       3.32
Weighted Average Life (in years)(1)(2)....   8.06       5.35      4.13      3.55       3.33

----------------------
(1) The weighted average life of the Certificates is determined by:
     (a) multiplying the amount of each principal payment by the number of years from the date of issuance to the related Distribution Date;
     (b) adding the results; and
     (c) dividing the sum by the initial respective Certificate Principal Balance for such Class of Certificates.
(2) To maturity.

ADDITIONAL INFORMATION

         The Depositor intends to file certain additional yield tables and other computational materials with respect to the Offered Certificates with the Securities and Exchange Commission in a report on Form 8-K. Such tables and materials were prepared by the Underwriter at the request of certain prospective investors, based on assumptions provided by, and satisfying the special requirements of, such prospective investors. Such tables and assumptions may be based on assumptions that differ from the Structuring Assumptions. Accordingly, such tables and other materials may not be relevant to or appropriate for investors other than those specifically requesting them.

                                 USE OF PROCEEDS

         The Depositor will apply the net proceeds of the sale of the Certificates against the purchase price of the mortgage loans.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

         Upon the issuance of the Certificates, Thacher Proffitt & Wood LLP, counsel to the Sellers, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Agreement, for federal income tax purposes, the Trust Fund (exclusive of the reserve fund and amounts allocated to the Trust Fund pursuant to the Corridor Contract Administration Agreement) will qualify as two or more REMICs under the Internal Revenue Code of 1986 (the "CODE"). The Senior and Subordinated Certificates (exclusive of any right to receive payments from the reserve fund) (other than the Class A-R Certificates) and the Class C Certificates and Class P Certificates will be designated as regular interests in a REMIC and are herein referred to as the "REGULAR CERTIFICATES" or the "REMIC REGULAR CERTIFICATES". The Class A-R Certificates will be designated as the sole class of residual interests in each REMIC and are herein referred to as the "RESIDUAL CERTIFICATES" or the "REMIC RESIDUAL CERTIFICATES." All Certificateholders are advised to see "Federal Income Tax Consequences" in the Prospectus for a discussion of the anticipated federal income tax consequences of the purchase, ownership and disposition of the REMIC Regular Certificates and the REMIC Residual Certificates.

         Because the Regular Certificates will be considered regular interests in a REMIC, they generally will be taxable as debt obligations under the Code, and interest paid or accrued on the Regular Certificates, including original issue discount with respect to any Regular Certificates issued with original issue discount, will be taxable to Certificateholders in accordance with the accrual method of accounting, regardless of their usual method of accounting. It is anticipated that, for federal income tax purposes, the Class 2-A-3 Certificates may, and the other Offered Certificates will not, be issued with original issue discount. See "Federal Income Tax Consequences--Taxation of Regular Interest Certificates--" in the Prospectus. The Internal Revenue Service, or IRS, has issued OID regulations under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount (the "OID REGULATIONS"). All purchasers of REMIC Regular Certificates are urged to consult their tax advisors for advice regarding the effect, in any, of the original issue discount provisions and regulations on the purchase of the Regular Certificates. The prepayment assumption that will be used in determining the rate of accrual of original issue discount with respect to the Certificates is 100% of the Prepayment Model indicated therein. The prepayment assumption represents a rate of payment of unscheduled principal on a pool of mortgage loans, expressed as an annualized percentage of the outstanding principal balance of such mortgage loans at the beginning of each period. See "Yield, Prepayment and Maturity Considerations--" herein for a description of the prepayment assumption model used herein. However, no representation is made as to the rate at which prepayments actually will occur.

         In certain circumstances the OID Regulations permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that the holder of a Regular Certificate may be able to select a method for recognizing original issue discount that differs from that used by the Trustee in preparing reports to the Certificateholders and the IRS.

         Certain Classes of the Senior and Subordinated Certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of such a Class of Certificates will be treated as holding a certificate with amortizable bond premium will depend on such Certificateholder's purchase price and the distributions remaining to be made on such Certificate at the time of its acquisition by such Certificateholder. Holders of such Classes of Certificates should consult their tax advisors regarding the possibility of making an election to amortize such premium. See "Federal Income Tax Consequences--Taxation of Regular Interest Certificates--Premium" in the Prospectus.

CHARACTERIZATION OF THE OFFERED CERTIFICATES

         A holder of a Regular Certificate will be treated for federal income tax purposes as owning a regular interest in a REMIC and beneficial ownership interest in the right to receive payments from the reserve fund. The reserve fund and any proceeds therefrom are not included in any REMIC. The treatment of amounts received by the Regular Certificateholder, with respect to such Certificateholder's right to receive payments from the reserve fund as a result of the application of the Net Rate Cap, will depend upon the portion of such Certificateholder's purchase price allocable thereto. Under the REMIC regulations, each Regular Certificateholder, as a result of its beneficial ownership interest in the right to receive payments from the reserve fund, must allocate its purchase price for its Certificate between its undivided interest in the related REMIC regular interest and its interest in the right to receive payments from the reserve fund in accordance with the relative fair market values of each property right. No representation is or will be made as to the relative fair market values thereof. Generally, payments made to certificates from the reserve fund will be included in income based on, and the purchase price allocated to the related right to receive payments from the reserve fund may be amortized in accordance with, the regulations relating to notional principal contracts. In the case of non-corporate holders of the Regular Certificates the amortization of the purchase price may be subject to limitations as an itemized deduction.

         The Regular Certificates (except to the extent they represent the right to receive payments from the reserve fund) will be treated as "regular interests in a REMIC" for domestic building and loan associations, and "real estate assets" for real estate investment trusts ("REIT"), subject to the limitations described in "Federal Income Tax Consequences--" in the Prospectus. Similarly, interest on the Offered Certificates (except to the extent they represent the right to receive payments from the reserve fund) will be considered "interest on obligations secured by mortgages on real property" for REITs, subject to the limitations described in "Federal Income Tax Consequences--" in the Prospectus.

SPECIAL TAX CONSIDERATIONS APPLICABLE TO RESIDUAL CERTIFICATES

         The Residual Certificates generally will not be treated as evidences of indebtedness for federal income tax purposes. Instead, the Residual Certificates will be treated as residual interests in each REMIC, representing rights to the taxable income or net loss of each REMIC. Holders of the Residual Certificates will be required to report and will be taxed on their pro rata share of such income or loss, and such reporting requirements will continue until there are no Certificates of any Class outstanding, even though holders of Residual Certificates previously may have received full payment of any stated interest and principal. The taxable income of holders of the Residual Certificates attributable to the Residual Certificates may exceed any principal and interest payments received by such Certificateholders during the corresponding period, which would result in a negligible (or even negative) after-tax return, in certain circumstances. Furthermore, because the tax on income may exceed the cash distributions with respect to the earlier accrual periods of the term of the REMIC, Residual Certificateholders should have other sources of funds sufficient to pay any federal income taxes due in the earlier years of the REMIC's term as a result of their ownership of the Residual Certificates.

         An individual, trust or estate that holds (whether directly or indirectly through certain pass-through entities) a Residual Certificate may have significant additional gross income with respect to, but may be subject to limitations on the deductibility of, the Servicing Fee and other administrative expenses properly allocable to the REMIC in computing such Certificateholder's regular tax liability and will not be able to deduct such fees or expenses to any extent in computing such Certificateholder's alternative minimum tax liability. Such expenses will be allocated for federal income tax information reporting purposes entirely to the Residual Certificates. See "Federal Income Tax Consequences--REMIC Residual Certificates" in the Prospectus.

         The IRS has issued final REMIC regulations that add to the conditions described in the Prospectus necessary to assure that a transfer of a non-economic residual interest would be respected. The additional conditions require that in order to qualify as a safe harbor transfer of a residual, the transferee represent that it will not cause the income "to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer" and either (i) the amount received by the transferee be no less on a present value basis than the present value of the net tax detriment attributable to holding the residual interest reduced by the present value of the projected payments to be received on the residual interest or (ii) the transfer is to a domestic taxable corporation with specified large amounts of gross and net assets and that meets certain other requirements where agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for the same "safe harbor" provision. Eligibility for the safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the residual interest will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility. See "Federal Income Tax Consequences--Transfers of REMIC Residual Securities--Restrictions on Transfer; Holding by Pass-Through Entities" in the Prospectus.

         On May 11, 2004, the Internal Revenue Service issued final regulations relating to the federal income tax treatment of "inducement fees" received by transferees of non-economic REMIC residual interests. The regulations provide tax accounting rules for the inclusion of such fees in income over an appropriate period, and clarify that inducement fees represent income from sources within the United States. These rules apply to taxable years ending on or after May 11, 2004. On the same date, the IRS issued administrative guidance addressing the procedures by which transferees of such REMIC residual interests may obtain consent to change the method of accounting for REMIC inducement fee income to one of the methods provided in the regulations. Prospective purchasers of REMIC residual certificates should consult with their tax advisors regarding the effect of these regulations and the related administrative guidance.

                                   OTHER TAXES

         The Depositor makes no representations regarding the tax consequences of purchase, ownership or disposition of the Certificates under the tax laws of any state. Investors considering an investment in the Offered Certificates should consult their own tax advisors regarding such tax consequences.

         ALL INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE FEDERAL, STATE, LOCAL OR FOREIGN INCOME TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE OFFERED CERTIFICATES.

                              ERISA CONSIDERATIONS

         A fiduciary of any ERISA plan, IRA, Keogh plan or other plan subject to section 4975 of the Code, collectively referred to here as "benefit plans," or any insurance company, whether through its general or separate accounts, or any other person investing benefit plan assets of any benefit plan, should carefully review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA or Section 4975 of the Code. The purchase or holding of the Offered Certificates (other than the Class A-R Certificates) by or on behalf of, or with benefit plan assets of, a benefit plan may qualify for exemptive relief under the Underwriter Exemption, as described under "ERISA Considerations" in the prospectus. The Underwriter Exemption relevant to the Offered Certificates (other than the Class A-R Certificates) was granted by the Department of Labor on November 13, 2000 as PTE 2000-55 at 65 F.R. 67774, amended on November 13, 2000 by PTE 2000-58 at 65 F. R. 67765 and further amended on August 22, 2002 by PTE 2002-41 at 67 F. R. 54487. However, the Underwriter Exemption contains a number of conditions which must be met for the exemption to apply, including the requirements that the investing benefit plan must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act that the Offered Certificates be rated at least "BBB-" (or its equivalent) by, Fitch Ratings, S&P or Moody's Investors Service, Inc. or Moody's, at the time of the benefit plan's purchase. If the rating is below "BBB-" (or its equivalent), the Offered Certificates (other than the Class A-R Certificates) may be eligible for purchase by an "insurance company general account" under PTCE 95-60.

         Each beneficial owner of a Class M-1, Class M-2, Class M-5, Class M-6, Class M-7, Class M-8 or Class B Certificate or any interest therein shall be deemed to have represented, by virtue of its acquisition or holding of that Certificate or interest therein, that either (i) it is not a benefit plan investor, (ii) it has acquired and is holding such Certificate in reliance on the Underwriter Exemption, and that it understands that there are certain conditions to the availability of the Underwriter Exemption, including that the certificate must be rated, at the time of purchase, not lower than "BBB-" (or its equivalent) by Fitch Ratings, S&P or Moody's or (iii) (1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an "insurance company general account," as such term is defined in PTCE 95-60, and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

         Because the Class A-R Certificates are not being offered by an underwriter, that Class of Certificates is not expected to be eligible for purchase by plans under the Underwriter Exemption. Therefore, the Class A-R Certificates may be transferred only if the trustee receives either (i) a representation from the transferee that the transferee is not a benefit plan or an entity using benefit plan assets or (ii) an a opinion of counsel issued to the trustee, the depositor and the servicer that the purchase and holding of the Certificate by the transferee is permissible under applicable law, will not constitute or result in a non-exempt prohibited transaction under ERISA or the Code and will not subject the depositor, the trustee or the servicer to any obligation or liability (including any obligations or liabilities under ERISA or section 4975 of the Code) in addition to those undertaken in the Pooling and Servicing Agreement.

         If any Certificate or any interest therein is acquired or held in violation of the conditions described in the preceding paragraphs, the next preceding permitted beneficial owner will be treated as the beneficial owner of that Certificate, retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of any such Certificate or interest therein was effected in violation of the conditions described in the preceding paragraph shall indemnify and hold harmless the depositor, the trustee, the servicer, any subservicer, and the trust from and against any and all liabilities, claims, costs or expenses incurred by those parties as a result of that acquisition or holding.

         Before purchasing an Offered Certificate (other than a Class A-R Certificate), a fiduciary of a benefit plan should itself confirm that the Offered Certificate constitute "securities" for purposes of the Underwriter Exemption and that the specific and general conditions of the Underwriter Exemption and the other requirements set forth in the Underwriter Exemption would be satisfied. Any benefit plan fiduciary that proposes to cause a benefit plan to purchase a Certificate should consult with its counsel with respect to the potential applicability to such investment of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to the proposed investment. For further information regarding the ERISA considerations of investing in the Certificates, see "ERISA Considerations" in the prospectus.

                             METHOD OF DISTRIBUTION

         Subject to the terms and conditions set forth in the Underwriting Agreement between the Depositor and Countrywide Securities Corporation (the "UNDERWRITER") (an affiliate of the Depositor, the Sellers and the Master Servicer), the Depositor has agreed to sell the Offered Certificates (other than the Class A-R Certificates) (the "UNDERWRITTEN CERTIFICATES") to the Underwriter, and the Underwriter has agreed to purchase from the Depositor 100% of the initial Certificate Principal Balance of each Class of the Underwritten Certificates.

         The Depositor has been advised that the Underwriter proposes initially to offer the Underwritten Certificates purchased by it to certain dealers at the prices set forth on the cover page less a selling concession not to exceed the percentage of the Certificate denomination set forth below, and that the Underwriter may allow and such dealers may reallow a reallowance discount not to exceed the percentage of the Certificate denomination set forth below:

                                SELLING         REALLOWANCE
                 CLASS         CONCESSION        DISCOUNT
            -------------     ------------      ------------
            1-A-1........       0.0450%           0.0225%
            1-A-2........       0.0450%           0.0225%
            2-A-1........       0.0750%           0.0375%
            2-A-2........       0.1000%           0.0500%
            2-A-3........       0.2000%           0.1000%
            M-1..........       0.3000%           0.1500%
            M-2..........       0.4000%           0.2000%
            M-5..........       0.6500%           0.3250%
            M-6..........       0.7000%           0.3500%
            M-7..........       0.8000%           0.4000%
            M-8..........       1.0000%           0.5000%
            B............       1.2500%           0.6250%

         After the initial public offering, the public offering prices, such concessions and such discounts may be changed.

         The Depositor has been advised by the Underwriter that it intends to make a market in the Classes of Underwritten Certificates purchased by it but the Underwriter has no obligation to do so. There can be no assurance that a secondary market for the Underwritten Certificates (or any particular Class thereof) will develop or, if it does develop, that it will continue or that such market will provide sufficient liquidity to Certificateholders.

         Until the distribution of the Underwritten Certificates is completed, rules of the Securities and Exchange Commission may limit the ability of the Underwriter and certain selling group members to bid for and purchase the Underwritten Certificates. As an exception to these rules, the Underwriter is permitted to engage in certain transactions that stabilize the price of the Underwritten Certificates. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Underwritten Certificates.

         In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

         Neither the Depositor nor the Underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the Underwritten Certificates. In addition, neither the Depositor nor the Underwriter makes any representation that the Underwriter will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

         The Depositor has agreed to indemnify the Underwriter against, or make contributions to the Underwriter with respect to, certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "SECURITIES ACT").

         The Class A-R Certificates will not be purchased by the Underwriter but will be transferred to Countrywide Home Loans on the Closing Date as partial consideration for the sale of the Mortgage Loans to the Depositor. The Class A-R Certificates may be offered by the Depositor from time to time directly or through underwriters or agents (either of which may include the Underwriter) in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale, in one or more separate transactions at prices to be negotiated at the time of each sale. Any underwriters or agents that participate in the distribution of the Class A-R Certificates may be deemed to be "UNDERWRITERS" within the meaning of the Securities Act and any profit on the sale of the certificates by them and any discounts, commissions, concessions or other compensation received by any of them may be deemed to be underwriting discounts and commissions under the Securities Act.

                                  LEGAL MATTERS

         The validity of the Certificates, including certain federal income tax consequences with respect thereto, will be passed upon for the Depositor by Thacher Proffitt & Wood LLP, New York, New York. Certain legal matters will be passed upon for the Underwriter by McKee Nelson LLP.

                                     RATINGS

         It is a condition of the issuance of the Offered Certificates that each Class of Senior and Subordinated Certificates be assigned the ratings at least as high as those designated below by Standard & Poor's Ratings Services, a Division of The McGraw-Hill Companies, Inc. ("S&P") and Moody's Investors Service, Inc. ("MOODY'S" and together with S&P, the "RATING AGENCIES").

          CLASS                  S&P'S RATING            MOODY'S RATING
          -----                  ------------            --------------
          1-A-1                      AAA                       Aaa
          1-A-2                      AAA                       Aaa
          2-A-1                      AAA                       Aaa
          2-A-2                      AAA                       Aaa
          2-A-3                      AAA                       Aaa
           A-R                       AAA                       Aaa
           M-1                       AA+                       Aa1
           M-2                        AA                       Aa2
           M-3                        AA                       Aa3
           M-4                       AA-                       A1
           M-5                        A+                       A2
           M-6                        A                        A3
           M-7                        A-                      Baa1
           M-8                       BBB+                     Baa2
            B                        BBB                      Baa3


         The ratings assigned to the Class A-R Certificates only address the return of its Certificate Principal Balance.

         The security ratings assigned to the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the Rating Agencies. The ratings on the Offered Certificates do not, however, constitute statements regarding the likelihood or frequency of prepayments on the mortgage loans, the payment of the Net Rate Carryover or the anticipated yields in light of prepayments.

         The Depositor has not requested a rating of the Offered Certificates by any rating agency other than S&P and Moody's. However, there can be no assurance as to whether any other rating agency will rate the Offered Certificates or, if it does, what ratings would be assigned by such other rating agency. The ratings assigned by such other rating agency to the Offered Certificates could be lower than the respective ratings assigned by the Rating Agencies.

                             INDEX OF DEFINED TERMS

Accrual Period.............................................................S-46
Adjustable Rate Mortgage Loans.............................................S-22
Adjustable Rate Prepayment Vector..........................................S-77
Adjusted Net Mortgage Rate.................................................S-48
Adjustment Date............................................................S-23
Advance....................................................................S-36
Applied Realized Loss Amount...............................................S-70
ARPV.......................................................................S-77
Bankruptcy Rate............................................................S-34
Beneficial Owner...........................................................S-38
Book-Entry Certificates....................................................S-38
Business Day...............................................................S-46
Cedelbank..................................................................S-40
Certificate Account........................................................S-42
Certificate Owners.........................................................S-38
Certificate Principal Balance..............................................S-37
Certificates...............................................................S-37
CI ........................................................................S-40
Class 1-A Certificates.....................................................S-38
Class 1-A Corridor Contract................................................S-62
Class 1-A Corridor Contract Notional Balances..............................S-63
Class 1-A Corridor Contract Payment Amount.................................S-63
Class 1-A Corridor Contract Termination Date...............................S-65
Class 1-A Principal Distribution Amount....................................S-52
Class 1-A Principal Distribution Target Amount.............................S-52
Class 2-A Certificates.....................................................S-38
Class 2-A Corridor Contract................................................S-62
Class 2-A Corridor Contract Notional Balances..............................S-65
Class 2-A Corridor Contract Payment Amount.................................S-63
Class 2-A Corridor Contract Termination Date...............................S-67
Class 2-A Principal Distribution Amount....................................S-52
Class 2-A Principal Distribution Target Amount.............................S-52
Class A Principal Distribution Target Amount...............................S-52
Class B Principal Distribution Amount......................................S-58
Class M-1 Principal Distribution Amount....................................S-52
Class M-2 Principal Distribution Amount....................................S-53
Class M-3 Principal Distribution Amount....................................S-53
Class M-4 Principal Distribution Amount....................................S-54
Class M-5 Principal Distribution Amount....................................S-55
Class M-6 Principal Distribution Amount....................................S-55
Class M-7 Principal Distribution Amount....................................S-56
Class M-8 Principal Distribution Amount....................................S-57
Clearstream................................................................S-40
Clearstream Banking........................................................S-40
Clearstream Banking AG.....................................................S-40
Clearstream Banking, societe anonyme.......................................S-40
Clearstream International, societe anonyme.................................S-40
Clearstream Services, societe anonyme......................................S-40
Clearstream, Luxembourg....................................................S-40
Clearstream, Luxembourg S.A................................................S-40
Code.......................................................................S-95
Collateral Value...........................................................S-24
Compensating Interest......................................................S-36
Cooperative................................................................S-40
Corridor Contract Counterparty.............................................S-62
Corridor Contract Payment Amount...........................................S-63
Corridor Contracts.........................................................S-62
Countrywide Financial......................................................S-32
Countrywide Home Loans.....................................................S-31
Countrywide Servicing......................................................S-31
CPR........................................................................S-77
Credit Bureau Risk Score...................................................S-28
CSSF.......................................................................S-40
Cumulative Loss Trigger Event..............................................S-60
Current Interest...........................................................S-47
Cut-off Date...............................................................S-22
Cut-off Date Pool Principal Balance........................................S-22
Definitive Certificate.....................................................S-38
Delay Delivery Mortgage Loans..............................................S-74
Deleted Mortgage Loan......................................................S-26
Delinquency Trigger Event..................................................S-60
Depositor..................................................................S-22
Detailed Description.......................................................S-22
Determination Date.........................................................S-45
Deutsche Borse Clearing AG.................................................S-40
Distribution Account.......................................................S-45
Distribution Account Deposit Date..........................................S-44
Distribution Date..........................................................S-46
DTC........................................................................S-38
Due Dates..................................................................S-36
Due Period.................................................................S-45
Encore.....................................................................S-27
Euroclear..................................................................S-38
Euroclear Operator.........................................................S-40
Euroclear Participants.....................................................S-40
European Depositaries......................................................S-38
Excess Cashflow............................................................S-61
Excess Overcollateralization Amount........................................S-59
Expense Fee................................................................S-48
Expense Fee Rate...........................................................S-48
Extra Principal Distribution Amount........................................S-58
Financial Intermediary.....................................................S-38
Fitch Ratings.............................................................S-100
Five-Year Hybrid Mortgage Loan.............................................S-24
Fixed Rate Mortgage Loans..................................................S-22
Fixed Rate Prepayment Vector...............................................S-77
Foreclosure Rate...........................................................S-34
FRPV.......................................................................S-77
Global Securities.........................................................S-138
Gross Margin...............................................................S-24
Group 1 Net WAC............................................................S-48
Group 1 Sequential Trigger Event...........................................S-52
Group 2 Net WAC............................................................S-48
Indirect Participants......................................................S-39

Insurance Proceeds.........................................................S-42
Interest Carry Forward Amount..............................................S-47
Interest Determination Date................................................S-69
Interest Funds.............................................................S-47
Interest Remittance Amount.................................................S-44
Last Scheduled Distribution Date...........................................S-76
LIBOR Business Day.........................................................S-69
Liquidation Proceeds.......................................................S-42
Loan Group.................................................................S-22
Loan Group 1...............................................................S-22
Loan Group 2...............................................................S-22
Loan Group Excess Cashflow Allocation
Amount.....................................................................S-59
Master Servicer............................................................S-31
Master Servicer Advance Date...............................................S-36
Maximum Mortgage Rate......................................................S-26
Mezzanine Certificates.....................................................S-37
Minimum Mortgage Rate......................................................S-27
Modeling Assumptions.......................................................S-77
Mortgage Index.............................................................S-23
Mortgage Loans.............................................................S-22
Mortgage Notes.............................................................S-23
Mortgage Pool..............................................................S-22
Mortgage Rate..............................................................S-22
Mortgaged Notes............................................................S-23
Net Mortgage Rate..........................................................S-36
Net Rate Cap...............................................................S-48
Net Rate Carryover.........................................................S-49
New CI.....................................................................S-40
OC Floor...................................................................S-59
Offered Certificates.......................................................S-37
OID Regulations............................................................S-95
One-Month LIBOR............................................................S-69
One-Year Hybrid Mortgage Loan..............................................S-24
Optional Termination Date..................................................S-72
Original Loan-to-Value Ratio...............................................S-24
Originator.................................................................S-27
Overcollateralization Deficiency Amount....................................S-59
Overcollateralization Reduction Amount.....................................S-59
Overcollateralization Target Amount........................................S-59
Overcollateralized Amount..................................................S-59
Parity Act.................................................................S-23
Participants...............................................................S-38
Pass-Through Margin........................................................S-49
Pass-Through Rate..........................................................S-48
Percentage Interest........................................................S-46
Periodic Rate Cap..........................................................S-24
Pooling and Servicing Agreement............................................S-25
Prepayment Interest Excess.................................................S-36
Prepayment Interest Shortfall..............................................S-36
Prepayment Models..........................................................S-77
Prepayment Period..........................................................S-45
Principal Distribution Amount..............................................S-51
Principal Remittance Amount................................................S-44
Purchase Price.............................................................S-26
Rating Agencies...........................................................S-100
Realized Loss..............................................................S-61
Record Date................................................................S-46
Reference Bank Rate........................................................S-69
Reference Banks............................................................S-69
Regular Certificates.......................................................S-95
Relevant Depositary........................................................S-38
REMIC  Residual Certificates...............................................S-95
REMIC Regular Certificates.................................................S-95
REO Property...............................................................S-36
Replacement Mortgage Loan..................................................S-26
Residual Certificates................................................S-37, S-95
Rolling Delinquency Percentage.............................................S-60
Rules......................................................................S-39
S&P.......................................................................S-100
Scheduled Payments.........................................................S-23
Securities Act.............................................................S-99
Seller.....................................................................S-23
Seller Shortfall Interest Payment..........................................S-44
Sellers....................................................................S-23
Senior Certificates........................................................S-37
Senior Enhancement Percentage..............................................S-60
Servicing Fee..............................................................S-36
Servicing Fee Rate.........................................................S-36
Stated Principal Balance...................................................S-24
Statistical Calculation Date...............................................S-22
Statistical Calculation Date Pool Principal
Balance....................................................................S-22
Statistical Calculation Pool...............................................S-22
Statistical Calculation Pool Mortgage Loans................................S-22
Stepdown Date..............................................................S-59
Subordinated Certificates..................................................S-37
Subordinated Corridor Contract.............................................S-62
Subordinated Corridor Contract Notional
Balances...................................................................S-67
Subordinated Corridor Contract Payment
Amount.....................................................................S-63
Subordinated Corridor Contract
Termination Date...........................................................S-69
Subsequent Recoveries......................................................S-42
Terms and Conditions.......................................................S-41
Three-Year Hybrid Mortgage Loan............................................S-24
Trigger Event..............................................................S-59
Trustee....................................................................S-25
Trustee Fee................................................................S-48
Trustee's Mortgage File....................................................S-25
Two-Year Hybrid Mortgage Loan..............................................S-24
U.S. Person...............................................................S-141
Underwriter................................................................S-98
Underwritten Certificates..................................................S-98
Unpaid Realized Loss Amount................................................S-59

                                                                         ANNEX A

                                THE MORTGAGE POOL

         The following information sets forth in tabular format certain information, as of the Statistical Calculation Date, about the Statistical Calculation Pool Mortgage Loans included in the Statistical Calculation Pool. Other than with respect to rates of interest, percentages are approximate and are stated by the Statistical Calculation Pool Principal Balance. The sum of the columns below may not equal the total indicated due to rounding.


                           MORTGAGE LOAN PROGRAMS FOR THE STATISTICAL CALCULATION POOL MORTGAGE LOANS
                                                        IN LOAN GROUP 1

                                                                                                WEIGHTED               WEIGHTED
                                                          PERCENT OF                             AVERAGE               AVERAGE
                                  AGGREGATE                AGGREGATE                WEIGHTED    REMAINING   WEIGHTED   ORIGINAL
                                  PRINCIPAL                PRINCIPAL   AVERAGE      AVERAGE      TERM TO    AVERAGE    LOAN-TO-
                                   BALANCE      NUMBER      BALANCE    PRINCIPAL    MORTGAGE    MATURITY     CREDIT     VALUE
          LOAN PROGRAMS          OUTSTANDING   OF LOANS   OUTSTANDING   BALANCE       RATE      (MONTHS)     SCORE      RATIO
-------------------------------  -----------   --------   -----------   -------       ----      --------     -----     --------
30 Yr LIBOR 6 MO...............   $ 2,908,332       14       0.69%     $207,738      7.368%      356.01       601        78.0%
1/29 LIBOR 6 MO................     4,355,645       23       1.03       189,376      7.513       356.43       600        81.3
1/29 LIBOR 6 MO-IO.............     3,403,149       17       0.80       200,185      7.323       355.92       647        84.9
2/28 LIBOR 6 MO................   256,266,841    1,535      60.37       166,949      7.251       355.81       597        77.6
2/28 LIBOR 6 MO-IO.............    21,894,687      116       5.16       188,747      6.722       355.91       644        81.3
3/27 LIBOR 6 MO................    52,280,974      394      12.32       132,693      6.850       355.66       619        77.7
3/27 LIBOR 6 MO-IO.............    10,994,947       80       2.59       137,437      6.451       355.58       634        80.0
5/25 LIBOR 6 MO................     3,087,901       17       0.73       181,641      6.397       356.41       649        76.5
5/25 LIBOR 6 MO-IO.............     1,552,107        7       0.37       221,730      7.085       356.00       646        76.0
10 Yr Fixed....................       148,445        1       0.03       148,445      6.940       116.00       647        41.8
15 Yr Fixed....................     2,689,853       25       0.63       107,594      6.939       175.79       663        65.3
20 Yr Fixed....................     2,168,366       17       0.51       127,551      6.923       236.26       610        70.6
25 Yr Fixed....................       126,682        1       0.03       126,682      6.250       296.00       653        87.9
30 Yr Fixed....................    61,465,653      395      14.48       155,609      6.955       355.71       636        72.9
30 Yr Fixed (2nd Lien).........       339,040       11       0.08        30,822     10.570       353.90       640        99.4
30 Yr Fixed-IO.................       669,386        3       0.16       223,129      6.228       355.66       630        77.0
30 Yr/15 Yr Fixed Balloon
(2nd Lien).....................       168,531        7       0.04        24,076     10.876       177.44       623       100.0
                                  ------------   -----     ------      --------     ------       ------       ---       -----
Total/Weighted Average.........   $424,520,540   2,663     100.00%     $159,414      7.107%      353.87       610        77.2%
                                  ============   =====     ======

                      MORTGAGE LOAN PRINCIPAL BALANCES FOR THE STATISTICAL CALCULATION POOL MORTGAGE LOANS
                                                        IN LOAN GROUP 1*


                                                                                                WEIGHTED               WEIGHTED
                                                          PERCENT OF                             AVERAGE               AVERAGE
                                  AGGREGATE                AGGREGATE                WEIGHTED    REMAINING   WEIGHTED   ORIGINAL
                                  PRINCIPAL                PRINCIPAL   AVERAGE      AVERAGE      TERM TO    AVERAGE    LOAN-TO-
         RANGE OF MORTGAGE         BALANCE      NUMBER      BALANCE    PRINCIPAL    MORTGAGE    MATURITY     CREDIT     VALUE
     LOAN PRINCIPAL BALANCES     OUTSTANDING   OF LOANS   OUTSTANDING   BALANCE       RATE      (MONTHS)     SCORE      RATIO
-------------------------------  -----------   --------   -----------   -------       ----      --------     -----     --------
$0-$25,000.00..................   $   247,981       13       0.06%     $ 19,075     10.480%        278.95     637      97.7%
$25,000.01-$50,000.00..........     1,290,332       28       0.30        46,083      8.023         328.36     611      55.1
$50,000.01-$75,000.00..........    14,026,059      218       3.30        64,340      7.630         349.71     617      75.0
$75,000.01-$100,000.00.........    28,966,987      324       6.82        89,404      7.324         352.11     615      77.6
$100,000.01-$150,000.00........   114,340,185      915      26.93       124,962      7.128         353.36     614      77.7
$150,000.01-$200,000.00........    82,069,568      472      19.33       173,876      7.104         353.43     602      76.4
$200,000.01-$250,000.00........    73,065,000      326      17.21       224,126      7.054         354.92     603      75.5
$250,000.01-$300,000.00........    57,959,078      211      13.65       274,688      7.020         355.26     608      78.3
$300,000.01-$350,000.00........    40,432,720      125       9.52       323,462      6.962         355.76     621      80.0
$350,000.01-$400,000.00........     7,673,707       21       1.81       365,415      6.845         355.58     633      76.9
$400,000.01-$450,000.00........     3,494,399        8       0.82       436,800      6.913         355.75     624      78.1
$450,000.01-$500,000.00........       954,524        2       0.22       477,262      6.585         355.00     606      75.2
                                  ------------   -----     ------      --------      -----         ------     ---      ----
Total/Weighted Average.........   $424,520,540   2,663     100.00%     $159,414      7.107%        353.87     610      77.2%
                                  ============   =====     ======

------------
* The average Principal Balance of the Statistical Calculation Pool Mortgage Loans in Loan Group 1 as of the Statistical Calculation Date was approximately $159,414.



                               MORTGAGE RATES FOR THE STATISTICAL CALCULATION POOL MORTGAGE LOANS
                                                        IN LOAN GROUP 1*

                                                                                                WEIGHTED               WEIGHTED
                                                          PERCENT OF                             AVERAGE               AVERAGE
                                  AGGREGATE                AGGREGATE                WEIGHTED    REMAINING   WEIGHTED   ORIGINAL
                                  PRINCIPAL                PRINCIPAL   AVERAGE      AVERAGE      TERM TO    AVERAGE    LOAN-TO-
                                   BALANCE      NUMBER      BALANCE    PRINCIPAL    MORTGAGE    MATURITY     CREDIT     VALUE
  RANGE OF MORTGAGE RATES (%)    OUTSTANDING   OF LOANS   OUTSTANDING   BALANCE       RATE      (MONTHS)     SCORE      RATIO
-------------------------------  -----------   --------   -----------   -------       ----      --------     -----     --------
4.501-5.000....................   $ 9,235,679       38        2.18%    $243,044      4.893%       354.43      623        71.5%
5.001-5.500....................    10,123,316       48        2.38      210,902      5.152        351.33      635        73.8
5.501-6.000....................    31,477,360      180        7.41      174,874      5.905        353.97      651        75.4
6.001-6.500....................    62,081,187      375       14.62      165,550      6.311        353.25      636        75.1
6.501-7.000....................   100,405,714      629       23.65      159,628      6.815        352.44      624        77.1
7.001-7.500....................    72,661,071      458       17.12      158,649      7.309        355.55      605        77.6
7.501-8.000....................    73,188,506      472       17.24      155,060      7.791        354.45      587        79.6
8.001-8.500....................    35,066,258      235        8.26      149,218      8.273        354.90      576        79.5
8.501-9.000....................    29,864,777      212        7.03      140,872      8.764        354.69      566        76.6
10.001-10.500..................        19,975        1        0.00       19,975     10.250        357.00      671       100.0
10.501-11.000..................       233,853       10        0.06       23,385     10.968        304.86      635       100.0
11.001-11.500..................       162,845        5        0.04       32,569     11.250        261.12      610       100.0
                                  ------------   -----      ------     --------     ------        ------      ---       -----
Total/Weighted Average.........   $424,520,540   2,663      100.00%    $159,414      7.107%       353.87      610        77.2%
                                  ============   =====      ======

-------------
* The weighted average Mortgage Rate for the Mortgage Loans in Loan Group 1 as of the Statistical Calculation Date was approximately 7.107% per annum.

                     REMAINING TERMS TO STATED MATURITY FOR THE STATISTICAL CALCULATION POOL MORTGAGE LOANS
                                                        IN LOAN GROUP 1*

                                                                                                WEIGHTED               WEIGHTED
                                                          PERCENT OF                             AVERAGE               AVERAGE
                                  AGGREGATE                AGGREGATE                WEIGHTED    REMAINING   WEIGHTED   ORIGINAL
                                  PRINCIPAL                PRINCIPAL   AVERAGE      AVERAGE      TERM TO    AVERAGE    LOAN-TO-
    RANGE OF REMAINING TERMS       BALANCE      NUMBER      BALANCE    PRINCIPAL    MORTGAGE    MATURITY     CREDIT     VALUE
            (MONTHS)             OUTSTANDING   OF LOANS   OUTSTANDING   BALANCE       RATE      (MONTHS)     SCORE      RATIO
------------------------------   -----------   --------   -----------   -------       ----      --------     -----     --------
1-120.........................   $    148,445        1       0.03%     $148,445      6.940%       116.00      647        41.8%
121-180.......................      2,858,385       32       0.67        89,325      7.171        175.88      660        67.3
181-300.......................      2,295,049       18       0.54       127,503      6.886        239.55      613        71.6
301-360.......................    419,218,661    2,612      98.75       160,497      7.108        355.79      610        77.3
                                 ------------    -----     ------      --------      -----        ------      ---        ----
Total/Weighted Average........   $424,520,540    2,663     100.00%     $159,414      7.107%       353.87      610        77.2%
                                 ============    =====     ======

------------
* The weighted average remaining term to maturity of the Statistical Calculation Pool Mortgage Loans in Loan Group 1 as of the Statistical Calculation Date was approximately 354 months.



                       ORIGINAL LOAN-TO-VALUE RATIOS FOR THE STATISTICAL CALCULATION POOL MORTGAGE LOANS
                                                        IN LOAN GROUP 1*

                                                                                                WEIGHTED               WEIGHTED
                                                          PERCENT OF                             AVERAGE               AVERAGE
                                  AGGREGATE                AGGREGATE                WEIGHTED    REMAINING   WEIGHTED   ORIGINAL
                                  PRINCIPAL                PRINCIPAL   AVERAGE      AVERAGE      TERM TO    AVERAGE    LOAN-TO-
     RANGE OF ORIGINAL             BALANCE      NUMBER      BALANCE    PRINCIPAL    MORTGAGE    MATURITY     CREDIT     VALUE
  LOAN-TO-VALUE RATIOS (%)       OUTSTANDING   OF LOANS   OUTSTANDING   BALANCE       RATE      (MONTHS)     SCORE      RATIO
--------------------------       -----------   --------   -----------   -------       ----      --------     -----     --------
Up to 50.00...............      $ 17,899,762       138        4.22%    $129,708       6.982%     345.60       602       40.6%
50.01-55.00...............         8,177,015        53        1.93      154,283       7.312      347.75       574       53.1
55.01-60.00...............        17,837,266       101        4.20      176,607       6.919      353.06       589       57.8
60.01-65.00...............        30,023,035       159        7.07      188,824       6.910      352.68       592       63.4
65.01-70.00...............        32,390,397       185        7.63      175,083       6.976      354.82       591       68.4
70.01-75.00...............        40,863,668       236        9.63      173,151       7.199      353.29       590       73.9
75.01-80.00...............       133,096,199       940       31.35      141,592       6.965      355.21       616       79.6
80.01-85.00...............        54,287,086       317       12.79      171,253       7.308      354.30       599       84.3
85.01-90.00...............        57,770,380       331       13.61      174,533       7.241      355.05       634       89.5
90.01-95.00...............        23,072,986       126        5.44      183,119       7.349      353.96       648       94.7
95.01-100.00..............         9,102,746        77        2.14      118,217       7.635      350.40       666       99.9
                                ------------     -----      ------     --------       -----      ------       ---       ----
Total/Weighted Average....      $424,520,540     2,663      100.00%    $159,414       7.107%     353.87       610       77.2%
                                ============     =====     =======

-----------------
* The weighted average Original Loan-to-Value Ratio at origination of the Statistical Calculation Pool Mortgage Loans in Loan Group 1 as of the Statistical Calculation Date was approximately 77.19%.

                             STATE DISTRIBUTION FOR THE STATISTICAL CALCULATION POOL MORTGAGE LOANS
                                                        IN LOAN GROUP 1

                                                                                                WEIGHTED               WEIGHTED
                                                          PERCENT OF                             AVERAGE               AVERAGE
                                  AGGREGATE                AGGREGATE                WEIGHTED    REMAINING   WEIGHTED   ORIGINAL
                                  PRINCIPAL                PRINCIPAL    AVERAGE     AVERAGE      TERM TO    AVERAGE    LOAN-TO-
                                   BALANCE      NUMBER      BALANCE    PRINCIPAL    MORTGAGE    MATURITY     CREDIT     VALUE
          STATE                  OUTSTANDING   OF LOANS   OUTSTANDING   BALANCE       RATE      (MONTHS)     SCORE      RATIO
----------------------------     -----------   --------   -----------   -------       ----      --------     -----     --------
Alabama......................    $    513,684        5        0.12%     $102,737      7.573%      354.63      649       91.0%
Arizona......................      11,036,490       88        2.60       125,415      6.710       355.60      625       79.8
Arkansas.....................         744,042        9        0.18        82,671      7.894       355.10      614       84.4
California...................     150,261,996      695       35.40       216,204      6.885       353.55      609       73.0
Colorado.....................       5,232,078       31        1.23       168,777      6.644       350.36      632       80.8
Connecticut..................       4,759,697       29        1.12       164,127      7.334       351.38      598       81.2
Delaware.....................       1,712,814       11        0.40       155,710      7.189       355.71      583       77.7
Florida......................      38,785,316      283        9.14       137,051      7.204       354.27      608       78.4
Georgia......................       9,861,262       73        2.32       135,086      7.589       353.83      607       82.9
Hawaii.......................       1,492,961        5        0.35       298,592      6.968       355.68      593       70.8
Idaho........................       1,180,589        9        0.28       131,177      6.964       355.33      625       84.3
Illinois.....................      33,430,526      206        7.87       162,284      7.405       355.08      612       80.6
Indiana......................       2,202,835       22        0.52       100,129      6.952       346.70      609       78.5
Iowa.........................       1,405,555       12        0.33       117,130      6.794       355.69      660       82.7
Kansas.......................       1,630,565       14        0.38       116,469      7.313       356.15      619       80.9
Kentucky.....................       1,843,689       16        0.43       115,231      7.038       355.85      632       82.9
Louisiana....................       2,258,092       20        0.53       112,905      7.448       355.61      617       83.6
Maine........................         355,159        3        0.08       118,386      7.124       356.00      633       76.3
Maryland.....................      19,052,606      105        4.49       181,453      7.227       354.31      600       79.2
Massachusetts................       4,806,939       21        1.13       228,902      7.147       355.92      612       71.2
Michigan.....................       8,789,962       78        2.07       112,692      7.470       351.15      619       83.2
Minnesota....................      10,906,267       70        2.57       155,804      7.218       355.87      609       80.6
Mississippi..................       1,218,295       11        0.29       110,754      7.630       355.96      603       82.0
Missouri.....................       5,258,164       49        1.24       107,309      7.315       354.20      603       81.8
Nebraska.....................         858,743        8        0.20       107,343      6.648       355.76      641       78.2
Nevada.......................      12,076,631       66        2.84       182,979      7.185       353.31      606       75.9
New Hampshire................       1,264,052        8        0.30       158,007      6.881       356.00      594       76.2
New Jersey...................       5,977,153       31        1.41       192,811      7.533       355.77      592       74.5
New Mexico...................       1,138,990        8        0.27       142,374      7.495       355.86      623       81.1
New York.....................       7,367,701       38        1.74       193,887      7.243       353.65      624       75.0
North Carolina...............       9,044,607       73        2.13       123,899      7.152       355.66      619       82.9
North Dakota.................         120,025        1        0.03       120,025      7.090       355.00      602       80.0
Ohio.........................       9,203,888      100        2.17        92,039      7.171       350.82      620       83.3
Oklahoma.....................       1,709,103       17        0.40       100,535      7.111       356.40      621       85.3
Oregon.......................       2,367,590       18        0.56       131,533      6.704       355.26      633       74.4
Pennsylvania.................       9,488,179       76        2.24       124,844      7.367       346.07      601       77.4
Rhode Island.................       2,709,046       16        0.64       169,315      7.393       356.09      579       75.4
South Carolina...............       3,923,245       37        0.92       106,034      7.319       355.80      621       77.6
South Dakota.................         309,189        3        0.07       103,063      6.826       355.70      622       83.8
Tennessee....................       4,347,273       43        1.02       101,099      7.159       355.46      615       80.5
Texas........................       5,449,896       55        1.28        99,089      7.036       355.47      637       81.1
Utah.........................         629,208        4        0.15       157,302      6.805       356.36      640       83.4
Virginia.....................      18,111,560      127        4.27       142,611      7.383       355.33      596       78.6
Washington...................       4,392,141       25        1.03       175,686      6.575       354.59      630       80.1
West Virginia................         595,549        6        0.14        99,258      7.551       325.32      591       78.1
Wisconsin....................       4,564,958       36        1.08       126,804      7.155       353.71      626       80.8
Wyoming......................         132,229        2        0.03        66,114      7.316       356.00      571       63.3
                                 ------------    -----      ------      --------      -----       ------      ---       ----
Total/Weighted Average.......    $424,520,540    2,663      100.00%     $159,414      7.107%      353.87      610       77.2%
                                 ============    =====     =======

                        CREDIT BUREAU RISK SCORES(1) FOR THE STATISTICAL CALCULATION POOL MORTGAGE LOANS
                                                        IN LOAN GROUP 1*

                                                                                                WEIGHTED               WEIGHTED
                                                          PERCENT OF                             AVERAGE               AVERAGE
                                  AGGREGATE                AGGREGATE                WEIGHTED    REMAINING   WEIGHTED   ORIGINAL
                                  PRINCIPAL                PRINCIPAL   AVERAGE      AVERAGE      TERM TO    AVERAGE    LOAN-TO-
    RANGE OF CREDIT BUREAU         BALANCE     NUMBER       BALANCE    PRINCIPAL    MORTGAGE    MATURITY     CREDIT     VALUE
          RISK SCORES            OUTSTANDING   OF LOANS   OUTSTANDING   BALANCE       RATE      (MONTHS)     SCORE      RATIO
-----------------------------    -----------   --------   -----------   -------       ----      --------     -----     --------
801-820......................    $    153,099        1        0.04%     $153,099      5.250%       175.00     806       82.1%
781-800......................       1,017,694        5        0.24       203,539      6.582        349.14     790       73.7
761-780......................       1,231,980       10        0.29       123,198      6.968        336.78     769       83.8
741-760......................       5,186,425       36        1.22       144,067      6.808        343.93     750       80.7
721-740......................       6,281,606       40        1.48       157,040      6.772        352.60     729       80.0
701-720......................       8,414,114       55        1.98       152,984      6.727        348.57     710       83.7
681-700......................      18,349,299      115        4.32       159,559      6.772        354.19     691       79.4
661-680......................      28,107,682      171        6.62       164,372      6.796        355.07     670       80.9
641-660......................      56,759,513      354       13.37       160,338      6.663        353.84     651       80.8
621-640......................      62,724,789      396       14.78       158,396      6.758        352.85     630       80.3
601-620......................      57,587,750      401       13.57       143,610      6.915        354.58     611       77.4
581-600......................      43,469,864      263       10.24       165,285      7.151        354.12     591       75.6
561-580......................      42,350,096      259        9.98       163,514      7.504        354.39     570       75.3
541-560......................      40,230,636      240        9.48       167,628      7.622        354.75     551       72.6
521-540......................      36,701,306      225        8.65       163,117      7.839        354.87     531       71.9
501-520......................      15,566,529       89        3.67       174,905      8.001        356.08     511       69.7
500 or less..................         388,159        3        0.09       129,386      8.467        356.52     500       55.2
                                 ------------    -----      ------      --------      -----        ------     ---       ----
Total/Weighted Average.......    $424,520,540    2,663      100.00%     $159,414      7.107%       353.87     610       77.2%
                                 ============    =====     =======

----------------------
(1) The Credit Bureau Risk Scores referenced in this table with respect to substantially all of the Statistical Calculation Pool Mortgage Loans in Loan Group 1 were obtained by the respective originators from one or more credit reporting agencies, and were determined at the time of origination.
* The weighted average Credit Bureau Risk Score of the Statistical Calculation Pool Mortgage Loans in Loan Group 1 as of the Statistical Calculation Date was approximately 610.



                       GROSS MARGINS FOR THE ADJUSTABLE RATE STATISTICAL CALCULATION POOL MORTGAGE LOANS
                                                        IN LOAN GROUP 1*

                                                                                                WEIGHTED               WEIGHTED
                                                          PERCENT OF                             AVERAGE               AVERAGE
                                  AGGREGATE                AGGREGATE                WEIGHTED    REMAINING   WEIGHTED   ORIGINAL
                                  PRINCIPAL                PRINCIPAL   AVERAGE      AVERAGE      TERM TO    AVERAGE    LOAN-TO-
                                   BALANCE     NUMBER       BALANCE    PRINCIPAL    MORTGAGE    MATURITY     CREDIT     VALUE
  RANGE OF GROSS MARGINS (%)     OUTSTANDING   OF LOANS   OUTSTANDING   BALANCE       RATE      (MONTHS)     SCORE      RATIO
-------------------------------  -----------   --------   -----------   -------       ----      --------     -----     --------
4.001-5.000..................    $    261,436        2        0.07%    $130,718      5.200%      354.56       633       74.3%
5.001-6.000..................     159,799,534      892       44.79      179,147      6.787       355.79       623       79.2
6.001-7.000..................     152,964,556      970       42.88      157,695      7.281       355.84       595       76.7
7.001-8.000..................      34,431,936      269        9.65      128,000      7.697       355.71       584       78.7
8.001-9.000..................       9,287,120       70        2.60      132,673      8.577       355.84       553       77.6
                                 ------------    -----      ------     --------      -----       ------       ---       ----
Total/Weighted Average.......    $356,744,582    2,203      100.00%    $161,936      7.132%      355.81       606       78.1%
                                 ============    =====     =======

-------------

* The weighted average Gross Margin for the adjustable rate Statistical Calculation Pool Mortgage Loans in Loan Group 1 as of the Statistical Calculation Date was approximately 6.466%.

                    NEXT ADJUSTMENT DATE FOR THE ADJUSTABLE RATE STATISTICAL CALCULATION POOL MORTGAGE LOANS
                                                        IN LOAN GROUP 1*

                                                                                                WEIGHTED               WEIGHTED
                                                          PERCENT OF                             AVERAGE               AVERAGE
                                  AGGREGATE                AGGREGATE                WEIGHTED    REMAINING   WEIGHTED   ORIGINAL
                                  PRINCIPAL                PRINCIPAL   AVERAGE      AVERAGE      TERM TO    AVERAGE    LOAN-TO-
                                   BALANCE     NUMBER       BALANCE    PRINCIPAL    MORTGAGE    MATURITY     CREDIT     VALUE
   NEXT ADJUSTMENT DATE          OUTSTANDING   OF LOANS   OUTSTANDING   BALANCE       RATE      (MONTHS)     SCORE      RATIO
-------------------------------  -----------   --------   -----------   -------       ----      --------     -----     --------
May 2005......................   $    248,619        1        0.07%     $248,619      5.500%      355.00      622       71.4%
June 2005.....................      1,573,613        8        0.44       196,702      7.401       356.00      618       78.4
July 2005.....................        814,243        4        0.23       203,561      7.700       357.00      574       83.7
October 2005..................        271,857        1        0.08       271,857      7.890       354.00      565       65.0
November 2005.................      1,058,174        6        0.30       176,362      7.428       355.00      608       76.1
December 2005.................      4,034,241       19        1.13       212,328      7.340       356.00      634       84.0
January 2006..................      2,666,378       15        0.75       177,759      7.568       357.00      605       83.9
June 2006.....................        137,660        1        0.04       137,660      5.050       350.00      655       85.0
July 2006.....................        305,111        1        0.09       305,111      7.850       352.00      563       85.0
August 2006...................        748,563        5        0.21       149,713      7.491       352.35      594       81.7
September 2006................      3,852,410       20        1.08       192,621      6.322       353.00      612       71.6
October 2006..................     13,382,238       80        3.75       167,278      6.754       354.25      616       80.6
November 2006.................     85,333,197      550       23.92       155,151      7.045       355.36      604       77.5
December 2006.................    129,354,266      748       36.26       172,934      7.332       356.00      597       77.9
January 2007..................     45,048,083      246       12.63       183,122      7.379       357.00      600       78.5
July 2007.....................         79,422        1        0.02        79,422      6.600       352.00      644       80.0
August 2007...................        190,800        1        0.05       190,800      7.400       352.00      619       80.0
September 2007................        585,200        2        0.16       292,600      5.865       353.39      615       64.9
October 2007..................      4,304,310       34        1.21       126,597      6.353       354.71      627       77.8
November 2007.................     38,799,245      303       10.88       128,050      6.804       355.59      619       78.0
December 2007.................     17,450,061      123        4.89       141,870      6.824       356.00      626       78.7
January 2008..................      1,866,885       10        0.52       186,688      7.119       357.00      617       78.7
November 2009.................        233,805        2        0.07       116,903      6.441       355.00      629       90.0
December 2009.................      2,900,539       14        0.81       207,181      6.879       356.00      649       74.6
January 2010..................      1,505,664        8        0.42       188,208      6.172       357.00      650       77.5
                                 ------------    -----      ------      --------      -----       ------      ---       ----
Total/Weighted Average........   $356,744,582    2,203      100.00%     $161,936      7.132%      355.81      606       78.1%
                                 ============    =====      ======

--------------

* The weighted average number of months to next Adjustment Date for the adjustable rate Statistical Calculation Pool Mortgage Loans in Loan Group 1 as of the Statistical Calculation Date is 22 months.

                   MAXIMUM MORTGAGE RATES FOR THE ADJUSTABLE RATE STATISTICAL CALCULATION POOL MORTGAGE LOANS
                                                        IN LOAN GROUP 1*

                                                                                                WEIGHTED               WEIGHTED
                                                          PERCENT OF                             AVERAGE               AVERAGE
                                  AGGREGATE                AGGREGATE                WEIGHTED    REMAINING   WEIGHTED   ORIGINAL
                                  PRINCIPAL                PRINCIPAL   AVERAGE      AVERAGE      TERM TO    AVERAGE    LOAN-TO-
  RANGE OF MAXIMUM MORTGAGE        BALANCE     NUMBER       BALANCE    PRINCIPAL    MORTGAGE    MATURITY     CREDIT     VALUE
          RATES (%)              OUTSTANDING   OF LOANS   OUTSTANDING   BALANCE       RATE      (MONTHS)     SCORE      RATIO
-----------------------------    -----------   --------   -----------   -------       ----      --------     -----     --------
10.501-11.000................     $  9,004,061       36       2.52%     $250,113      4.891%       354.64     619       72.2%
11.001-11.500................        9,128,635       43       2.56       212,294      5.131        354.37     627       74.7
11.501-12.000................       10,634,288       75       2.98       141,791      5.860        355.54     649       80.3
12.001-12.500................       23,101,124      175       6.48       132,006      6.270        355.66     633       77.1
12.501-13.000................       52,824,282      355      14.81       148,801      6.553        355.79     630       78.0
13.001-13.500................       46,100,046      289      12.92       159,516      6.774        355.84     618       77.3
13.501-14.000................       62,675,920      371      17.57       168,938      7.124        355.95     606       77.7
14.001-14.500................       46,011,171      273      12.90       168,539      7.490        355.87     595       78.4
14.501-15.000................       51,287,827      298      14.38       172,107      7.901        356.01     582       79.7
15.001-15.500................       24,259,040      145       6.80       167,304      8.279        355.95     576       80.0
15.501-16.000................       21,718,186      143       6.09       151,875      8.779        356.00     565       77.5
                                  ------------    -----     ------      --------      -----        ------     ---       ----
Total/Weighted Average.......     $356,744,582    2,203     100.00%     $161,936      7.132%       355.81     606       78.1%
                                  ============    =====     ======

-----------------
* The weighted average Maximum Mortgage Rate for the adjustable rate Statistical Calculation Pool Mortgage Loans in Loan Group 1 as of the Statistical Calculation Date was approximately 13.728% per annum.



                 INITIAL PERIODIC RATE CAP FOR THE ADJUSTABLE RATE STATISTICAL CALCULATION POOL MORTGAGE LOANS
                                                        IN LOAN GROUP 1*

                                                                                                WEIGHTED               WEIGHTED
                                                          PERCENT OF                             AVERAGE               AVERAGE
                                  AGGREGATE                AGGREGATE                WEIGHTED    REMAINING   WEIGHTED   ORIGINAL
                                  PRINCIPAL                PRINCIPAL   AVERAGE      AVERAGE      TERM TO    AVERAGE    LOAN-TO-
         INITIAL PERIODIC          BALANCE     NUMBER       BALANCE    PRINCIPAL    MORTGAGE    MATURITY     CREDIT     VALUE
           RATE CAP (%)          OUTSTANDING   OF LOANS   OUTSTANDING   BALANCE       RATE      (MONTHS)     SCORE      RATIO
-----------------------------    -----------   --------   -----------   -------       ----      --------     -----     --------
1.000........................    $    407,896       2         0.11%    $203,948      8.222%      354.00       701        90.0%
2.000........................      28,066,044     128         7.87      219,266      5.915       355.11       619        76.5
3.000........................     328,270,643   2,073        92.02      158,355      7.235       355.87       604        78.2
                                 ------------   -----       ------     --------      -----       ------       ---        ----
Total/Weighted Average.......    $356,744,582   2,203       100.00%    $161,936      7.132%      355.81       606        78.1%
                                 ============   =====       ======

----------------
* The weighted average initial Periodic Rate Cap for the adjustable rate Statistical Calculation Pool Mortgage Loans in Loan Group 1 as of the Statistical Calculation Date was approximately 2.919%.

                SUBSEQUENT PERIODIC RATE CAP FOR THE ADJUSTABLE RATE STATISTICAL CALCULATION POOL MORTGAGE LOANS
                                                        IN LOAN GROUP 1*

                                                                                                WEIGHTED               WEIGHTED
                                                          PERCENT OF                             AVERAGE               AVERAGE
                                  AGGREGATE                AGGREGATE                WEIGHTED    REMAINING   WEIGHTED   ORIGINAL
                                  PRINCIPAL                PRINCIPAL   AVERAGE      AVERAGE      TERM TO    AVERAGE    LOAN-TO-
          SUBSEQUENT               BALANCE     NUMBER       BALANCE    PRINCIPAL    MORTGAGE    MATURITY     CREDIT     VALUE
    PERIODIC RATE CAP (%)        OUTSTANDING   OF LOANS   OUTSTANDING   BALANCE       RATE      (MONTHS)     SCORE      RATIO
-----------------------------    -----------   --------   -----------   -------       ----      --------     -----     --------
1.000........................     $144,155,649   1,033       40.41%    $139,550       6.781%     355.51       611        77.9%
1.500........................       10,667,125      54        2.99      197,539       7.413      356.15       615        81.6
2.000........................      201,921,808   1,116       56.60      180,934       7.368      356.00       601        78.0
                                  ------------   -----      ------     --------       -----      ------       ---        ----
Total/Weighted Average.......     $356,744,582   2,203      100.00%    $161,936       7.132%     355.81       606        78.1%
                                  ============   =====      ======

----------------
* The weighted average subsequent Periodic Rate Cap for the adjustable rate Statistical Calculation Pool Mortgage Loans in Loan Group 1 as of the Statistical Calculation Date was approximately 1.581%.



                   MINIMUM MORTGAGE RATES FOR THE ADJUSTABLE RATE STATISTICAL CALCULATION POOL MORTGAGE LOANS
                                                        IN LOAN GROUP 1*

                                                                                                WEIGHTED               WEIGHTED
                                                          PERCENT OF                             AVERAGE               AVERAGE
                                  AGGREGATE                AGGREGATE                WEIGHTED    REMAINING   WEIGHTED   ORIGINAL
                                  PRINCIPAL                PRINCIPAL   AVERAGE      AVERAGE      TERM TO    AVERAGE    LOAN-TO-
          RANGE OF                 BALANCE     NUMBER       BALANCE    PRINCIPAL    MORTGAGE    MATURITY     CREDIT     VALUE
  MINIMUM MORTGAGE RATES (%)     OUTSTANDING   OF LOANS   OUTSTANDING   BALANCE       RATE      (MONTHS)     SCORE      RATIO
-----------------------------    -----------   --------   -----------   -------       ----      --------     -----     --------
4.001-5.000..................    $  9,004,061      36         2.52%    $250,113       4.891%     354.64       619        72.2%
5.001-6.000..................      35,325,532     194         9.90      182,090       5.701      355.49       642        76.9
6.001-7.000..................     128,072,030     797        35.90      160,693       6.628      355.86       624        77.4
7.001-8.000..................     125,130,999     783        35.08      159,810       7.567      355.86       592        79.3
8.001-9.000..................      59,211,959     393        16.60      150,667       8.498      355.93       568        78.4
                                 ------------   -----       ------     --------       -----      ------       ---        ----
Total/Weighted Average.......    $356,744,582   2,203       100.00%    $161,936       7.132%     355.81       606        78.1%
                                 ============   =====       ======

----------------
* The weighted average Minimum Mortgage Rate for the adjustable rate Statistical Calculation Pool Mortgage Loans in Loan Group 1 as of the Statistical Calculation Date was approximately 7.131% per annum.

                       TYPES OF MORTGAGED PROPERTIES FOR THE STATISTICAL CALCULATION POOL MORTGAGE LOANS
                                                        IN LOAN GROUP 1

                                                                                                WEIGHTED               WEIGHTED
                                                          PERCENT OF                             AVERAGE               AVERAGE
                                  AGGREGATE                AGGREGATE                WEIGHTED    REMAINING   WEIGHTED   ORIGINAL
                                  PRINCIPAL                PRINCIPAL   AVERAGE      AVERAGE      TERM TO    AVERAGE    LOAN-TO-
                                   BALANCE     NUMBER       BALANCE    PRINCIPAL    MORTGAGE    MATURITY     CREDIT     VALUE
       PROPERTY TYPE             OUTSTANDING   OF LOANS   OUTSTANDING   BALANCE       RATE      (MONTHS)     SCORE      RATIO
-------------------------------  -----------   --------   -----------   -------       ----      --------     -----     --------
Single-Family Residence
(detached)................   $ 332,062,039    2,141         78.22%     $155,097       7.099%       353.51     608       77.0%
Planned Unit Development
(detached)................      40,215,717       245          9.47       164,146       7.050        354.49     610       79.6
Two Family................      21,898,556       106          5.16       206,590       7.240        355.41     625       76.1
Condominium...............      18,204,502       122          4.29       149,217       7.136        355.82     620       78.6
Three Family..............       7,766,681        29          1.83       267,817       7.149        356.11     633       74.3
Four Family...............       3,197,175        11          0.75       290,652       7.319        355.15     620       74.7
Hi Rise Condo.............         966,976         7          0.23       138,139       7.455        355.75     618       84.2
Single-Family Residence
(attached)................         208,896         2          0.05       104,448       7.301        355.59     584       83.5
                               ------------    -----        ------      --------       -----        ------     ---       ----
Total/Weighted Average....     $424,520,540    2,663        100.00%     $159,414       7.107%       353.87     610       77.2%
                               ============    =====        ======




                              OCCUPANCY TYPES FOR THE STATISTICAL CALCULATION POOL MORTGAGE LOANS
                                                       IN LOAN GROUP 1(1)

                                                                                                WEIGHTED               WEIGHTED
                                                          PERCENT OF                             AVERAGE               AVERAGE
                                  AGGREGATE                AGGREGATE                WEIGHTED    REMAINING   WEIGHTED   ORIGINAL
                                  PRINCIPAL                PRINCIPAL   AVERAGE      AVERAGE      TERM TO    AVERAGE    LOAN-TO-
                                   BALANCE     NUMBER       BALANCE    PRINCIPAL    MORTGAGE    MATURITY     CREDIT     VALUE
          OCCUPANCY              OUTSTANDING   OF LOANS   OUTSTANDING   BALANCE       RATE      (MONTHS)     SCORE      RATIO
----------------------------     -----------   --------   -----------   -------       ----      --------     -----     --------
Owner Occupied..............     $401,149,769   2,505       94.49%     $160,140     7.072%       353.77       608        77.1%
Investment..................       22,135,504     151        5.21       146,593     7.707        355.59       648        78.6
Second Home.................        1,235,266       7        0.29       176,467     7.516        356.08       640        81.9
                                 ------------   -----      ------      --------     -----        ------       ---        ----
Total/Weighted Average......     $424,520,540   2,663      100.00%     $159,414     7.107%       353.87       610        77.2%
                                 ============   =====      ======
--------------------------

(1) Based on representations by the Mortgagors at the time of origination of the Statistical Calculation Pool Mortgage Loans in Loan Group 1.

                               LOAN PURPOSES FOR THE STATISTICAL CALCULATION POOL MORTGAGE LOANS
                                                        IN LOAN GROUP 1

                                                                                                WEIGHTED               WEIGHTED
                                                          PERCENT OF                             AVERAGE               AVERAGE
                                  AGGREGATE                AGGREGATE                WEIGHTED    REMAINING   WEIGHTED   ORIGINAL
                                  PRINCIPAL                PRINCIPAL   AVERAGE      AVERAGE      TERM TO    AVERAGE    LOAN-TO-
                                   BALANCE     NUMBER       BALANCE    PRINCIPAL    MORTGAGE    MATURITY     CREDIT     VALUE
          LOAN PURPOSE           OUTSTANDING   OF LOANS   OUTSTANDING   BALANCE       RATE      (MONTHS)     SCORE      RATIO
----------------------------     -----------   --------   -----------   -------       ----      --------     -----     --------
Refinance-Cash Out..........     $285,563,892   1,591        67.27%    $179,487      7.119%     353.38       604       75.2%
Purchase....................       69,778,621     641        16.44      108,859      7.088      355.34       638       82.1
Refinance-No Cash Out.......       69,178,027     431        16.30      160,506      7.076      354.39       608       80.6
                                 ------------   -----       ------     --------      -----      ------       ---       ----
Total/Weighted Average......     $424,520,540   2,663       100.00%    $159,414      7.107%     353.87       610       77.2%
                                 ============   =====       ======



                          CREDIT GRADE CATEGORIES FOR THE STATISTICAL CALCULATION POOL MORTGAGE LOANS
                                                       IN LOAN GROUP 1(1)

                                                                                                WEIGHTED               WEIGHTED
                                                          PERCENT OF                             AVERAGE               AVERAGE
                                  AGGREGATE                AGGREGATE                WEIGHTED    REMAINING   WEIGHTED   ORIGINAL
                                  PRINCIPAL                PRINCIPAL   AVERAGE      AVERAGE      TERM TO    AVERAGE    LOAN-TO-
                                   BALANCE     NUMBER       BALANCE    PRINCIPAL    MORTGAGE    MATURITY     CREDIT     VALUE
   CREDIT GRADE CATEGORY         OUTSTANDING   OF LOANS   OUTSTANDING   BALANCE       RATE      (MONTHS)     SCORE      RATIO
-------------------------------  -----------   --------   -----------   -------       ----      --------     -----     --------
PR..........................     $ 44,975,622      269      10.59%     $167,196      7.197%      353.23       584        76.1%
PP..........................      297,736,623    1,916      70.13       155,395      6.941       353.82       626        78.8
A-..........................       21,236,040      121       5.00       175,504      7.585       353.57       571        75.9
B...........................       34,136,361      206       8.04       165,710      7.665       354.34       566        72.2
C...........................       24,307,385      139       5.73       174,873      7.701       354.97       572        68.2
C-..........................          314,141        2       0.07       157,071      8.154       356.00       551        75.0
D...........................        1,814,367       10       0.43       181,437      7.796       356.09       580        67.5
                                 ------------    -----     ------      --------      -----       ------       ---        ----
Total/Weighted Average......     $424,520,540    2,663     100.00%     $159,414      7.107%      353.87       610        77.2%
                                 ============    =====     ======

----------------

(1) Although the Statistical Calculation Pool Mortgage Loans in Loan Group 1 were originated by various originators under differing underwriting guidelines, the Statistical Calculation Pool Mortgage Loans in Loan Group 1 loosely correspond to the Countrywide Home Loans credit grades shown in this table. SEE "--UNDERWRITING STANDARDS" IN THIS PROSPECTUS SUPPLEMENT.

                               ORIGINAL TERM FOR THE STATISTICAL CALCULATION POOL MORTGAGE LOANS
                                                        IN LOAN GROUP 1

                                                                                                WEIGHTED               WEIGHTED
                                                          PERCENT OF                             AVERAGE               AVERAGE
                                  AGGREGATE                AGGREGATE                WEIGHTED    REMAINING   WEIGHTED   ORIGINAL
                                  PRINCIPAL                PRINCIPAL   AVERAGE      AVERAGE      TERM TO    AVERAGE    LOAN-TO-
                                   BALANCE     NUMBER       BALANCE    PRINCIPAL    MORTGAGE    MATURITY     CREDIT     VALUE
       ORIGINAL TERM             OUTSTANDING   OF LOANS   OUTSTANDING   BALANCE       RATE      (MONTHS)     SCORE      RATIO
----------------------------     -----------   --------   -----------   -------       ----      --------     -----     --------
ARM 360.....................     $356,744,582    2,203       84.03%     $161,936      7.132%     355.81        606       78.1%
Fixed 120...................          148,445        1        0.03       148,445      6.940      116.00        647       41.8
Fixed 180...................        2,858,385       32        0.67        89,325      7.171      175.88        660       67.3
Fixed 240...................        2,168,366       17        0.51       127,551      6.923      236.26        610       70.6
Fixed 300...................          126,682        1        0.03       126,682      6.250      296.00        653       87.9
Fixed 360...................       62,474,079      409       14.72       152,748      6.967      355.70        636       73.0
                                 ------------    -----      ------      --------      -----      ------        ---       ----
Total/Weighted Average......     $424,520,540    2,663      100.00%     $159,414      7.107%     353.87        610       77.2%
                                 ============    =====     =======



                          LOAN DOCUMENTATION TYPE FOR THE STATISTICAL CALCULATION POOL MORTGAGE LOANS
                                                        IN LOAN GROUP 1

                                                                                                WEIGHTED               WEIGHTED
                                                          PERCENT OF                             AVERAGE               AVERAGE
                                  AGGREGATE                AGGREGATE                WEIGHTED    REMAINING   WEIGHTED   ORIGINAL
                                  PRINCIPAL                PRINCIPAL   AVERAGE      AVERAGE      TERM TO    AVERAGE    LOAN-TO-
             LOAN                  BALANCE     NUMBER       BALANCE    PRINCIPAL    MORTGAGE    MATURITY     CREDIT     VALUE
     DOCUMENTATION TYPE          OUTSTANDING   OF LOANS   OUTSTANDING   BALANCE       RATE      (MONTHS)     SCORE      RATIO
----------------------------     -----------   --------   -----------   -------       ----      --------     -----     --------
Full Documentation..........    $268,662,248     1,788       63.29%    $150,259      6.947%      353.97        603      77.8%
Stated Income...............     155,858,292       875       36.71      178,124      7.381       353.70        623      76.1
                                ------------     -----      ------     --------      -----       ------        ---      ----
Total/Weighted Average......    $424,520,540     2,663      100.00%    $159,414      7.107%      353.87        610      77.2%
                                ============     =====      ======



                      ORIGINAL PREPAYMENT PENALTY TERM FOR THE STATISTICAL CALCULATION POOL MORTGAGE LOANS
                                                        IN LOAN GROUP 1

                                                                                                WEIGHTED               WEIGHTED
                                                          PERCENT OF                             AVERAGE               AVERAGE
                                  AGGREGATE                AGGREGATE                WEIGHTED    REMAINING   WEIGHTED   ORIGINAL
                                  PRINCIPAL                PRINCIPAL   AVERAGE      AVERAGE      TERM TO    AVERAGE    LOAN-TO-
 ORIGINAL PREPAYMENT PENALTY       BALANCE     NUMBER       BALANCE    PRINCIPAL    MORTGAGE    MATURITY     CREDIT     VALUE
        TERM (MONTHS)            OUTSTANDING   OF LOANS   OUTSTANDING   BALANCE       RATE      (MONTHS)     SCORE      RATIO
----------------------------     -----------   --------   -----------   -------       ----      --------     -----     --------
0...........................    $ 76,376,107       487       17.99%    $156,830      7.441%      355.35       614        80.4%
12..........................      19,844,344       101        4.67      196,479      7.282       353.44       625        77.1
24..........................     208,285,864     1,270       49.06      164,005      7.225       355.59       597        77.4
36..........................     120,014,225       805       28.27      149,086      6.659       350.01       628        74.8
                                ------------     -----      ------     --------      -----       ------       ---        ----
Total/Weighted Average......    $424,520,540     2,663      100.00%    $159,414      7.107%      353.87       610        77.2%
                                ============     =====      ======

          RANGE OF MONTHS TO NEXT ADJUSTMENT DATE FOR THE ADJUSTABLE RATE STATISTICAL CALCULATION POOL MORTGAGE LOANS
                                                        IN LOAN GROUP 1

                           WEIGHTED                                                                 WEIGHTED               WEIGHTED
                            AVERAGE                           PERCENT OF                             AVERAGE               AVERAGE
                           MONTHS TO  AGGREGATE                AGGREGATE                WEIGHTED    REMAINING   WEIGHTED   ORIGINAL
                             NEXT     PRINCIPAL                PRINCIPAL   AVERAGE      AVERAGE      TERM TO    AVERAGE    LOAN-TO-
    RANGE OF MONTHS       ADJUSTMENT   BALANCE     NUMBER       BALANCE    PRINCIPAL    MORTGAGE    MATURITY     CREDIT     VALUE
TO NEXT ADJUSTMENT DATE      DATE    OUTSTANDING   OF LOANS   OUTSTANDING   BALANCE       RATE      (MONTHS)     SCORE      RATIO
------------------------  ---------- -----------   --------   -----------   -------       ----      --------     -----     --------
0-6.....................       3     $  2,908,332       14         0.82%    $207,738      7.368%      356.01       601        78.0%
7-12....................       8        7,758,793       40         2.17      193,970      7.430       356.21       621        82.9
13-18...................      18       15,092,949       78         4.23      193,499      6.619       353.59       613        78.3
19-24...................      20      263,068,579    1,573        73.74      167,240      7.243       355.95       600        77.9
25-31...................      31       21,182,901      163         5.94      129,956      6.416       354.86       629        78.1
32-37...................      32       42,093,020      311        11.80      135,347      6.964       356.04       618        78.2
38 or Greater...........      56        4,640,008       24         1.30      193,334      6.627       356.27       648        76.3
                                     ------------    -----       ------     --------      -----       ------       ---        ----
Total/Weighted Average..             $356,744,582    2,203       100.00%    $161,936      7.132%      355.81       606        78.1%
                                     ============    =====       ======



                           MORTGAGE LOAN PROGRAMS FOR THE STATISTICAL CALCULATION POOL MORTGAGE LOANS
                                                        IN LOAN GROUP 2

                                                                                                WEIGHTED               WEIGHTED
                                                          PERCENT OF                             AVERAGE               AVERAGE
                                  AGGREGATE                AGGREGATE                WEIGHTED    REMAINING   WEIGHTED   ORIGINAL
                                  PRINCIPAL                PRINCIPAL   AVERAGE      AVERAGE      TERM TO    AVERAGE    LOAN-TO-
                                   BALANCE     NUMBER       BALANCE    PRINCIPAL    MORTGAGE    MATURITY     CREDIT     VALUE
        LOAN PROGRAMS            OUTSTANDING   OF LOANS   OUTSTANDING   BALANCE       RATE      (MONTHS)     SCORE      RATIO
----------------------------     -----------   --------   -----------   -------     --------    --------     -----     --------
30 Yr LIBOR 6 MO............     $  2,025,426       7        0.58%      $289,347      6.115%      354.99       638       81.1%
1/29 LIBOR 6 MO.............       12,906,536      47        3.69        274,607      7.167       355.47       640       85.6
1/29 LIBOR 6 MO-IO..........        1,511,394       6        0.43        251,899      7.399       356.00       642       90.9
2/28 LIBOR 6 MO.............      180,212,204     720       51.52        250,295      7.037       355.16       619       81.7
2/28 LIBOR 6 MO-IO..........       68,482,340     255       19.58        268,558      6.632       355.19       655       80.5
3/27 LIBOR 6 MO.............       20,317,384      90        5.81        225,749      6.534       354.86       620       78.8
3/27 LIBOR 6 MO-IO..........        9,535,899      41        2.73        232,583      6.572       355.18       635       79.6
5/25 LIBOR 6 MO.............        3,042,074      15        0.87        202,805      7.023       354.97       639       79.5
5/25 LIBOR 6 MO-IO..........        1,752,642       6        0.50        292,107      7.039       354.05       611       71.0
15 Yr Fixed.................          759,894       8        0.22         94,987      7.046       174.60       621       62.2
15 Yr Fixed (2nd Lien)......           38,126       1        0.01         38,126     12.100       167.00       671      100.0
20 Yr Fixed.................          791,449       6        0.23        131,908      6.846       233.00       626       63.4
20 Yr Fixed (2nd Lien)......           86,518       3        0.02         28,839     11.431       225.45       629      100.0
30 Yr Fixed.................       41,608,029     176       11.90        236,409      6.801       354.86       654       76.2
30 Yr Fixed (2nd Lien)......        1,843,470      25        0.53         73,739      9.344       352.75       695       98.7
30 Yr Fixed-IO..............        1,729,556       5        0.49        345,911      6.317       354.79       741       76.8
30 Yr/15 Yr  Fixed  Balloon
(2nd Lien)..................        3,114,704      60        0.89         51,912      9.531       171.81       681       95.8
                                 ------------   -----      ------       --------      -----       ------       ---       ----
Total/Weighted Average......     $349,757,647   1,471      100.00%      $237,769      6.921%      352.75       634       80.8%
                                 ============   =====      ======

                      MORTGAGE LOAN PRINCIPAL BALANCES FOR THE STATISTICAL CALCULATION POOL MORTGAGE LOANS
                                                        IN LOAN GROUP 2*

                                                                                                WEIGHTED               WEIGHTED
                                                          PERCENT OF                             AVERAGE               AVERAGE
                                  AGGREGATE                AGGREGATE                WEIGHTED    REMAINING   WEIGHTED   ORIGINAL
                                  PRINCIPAL                PRINCIPAL   AVERAGE      AVERAGE      TERM TO    AVERAGE    LOAN-TO-
       RANGE OF MORTGAGE           BALANCE     NUMBER       BALANCE    PRINCIPAL    MORTGAGE    MATURITY     CREDIT     VALUE
    LOAN PRINCIPAL BALANCES      OUTSTANDING   OF LOANS   OUTSTANDING   BALANCE       RATE      (MONTHS)     SCORE      RATIO
----------------------------     -----------   --------   -----------   -------     --------    --------     -----     --------
$0.01-$25,000.00............    $    239,133       12         0.07%    $ 19,928     10.373%       187.03       652      100.0%
$25,000.01-$50,000.00.......       1,724,172       46         0.49       37,482      9.272        237.63       657       88.4
$50,000.01-$75,000.00.......       3,214,689       51         0.92       63,033      8.370        316.07       636       82.2
$75,000.01-$100,000.00......       6,525,115       75         1.87       87,002      7.900        326.96       632       82.3
$100,000.01-$150,000.00.....      24,554,237      193         7.02      127,224      7.384        346.37       613       79.1
$150,000.01-$200,000.00.....      53,242,206      306        15.22      173,994      7.023        353.89       625       80.2
$200,000.01-$250,000.00.....      48,546,930      216        13.88      224,754      7.025        355.00       627       80.4
$250,000.01-$300,000.00.....      38,765,712      141        11.08      274,934      6.880        354.29       635       80.2
$300,000.01-$350,000.00.....      37,233,163      114        10.65      326,607      6.901        355.00       642       82.5
$350,000.01-$400,000.00.....      51,827,929      138        14.82      375,565      6.688        355.48       635       80.2
$400,000.01-$450,000.00.....      36,500,114       86        10.44      424,420      6.704        355.45       636       81.8
$450,000.01-$500,000.00.....      30,231,011       63         8.64      479,857      6.788        355.66       645       82.0
$500,000.01-$550,000.00.....       7,310,009       14         2.09      522,143      6.481        354.98       643       81.1
$550,000.01-$600,000.00.....       3,944,972        7         1.13      563,567      6.614        355.30       681       79.1
$600,000.01-$650,000.00.....       2,531,060        4         0.72      632,765      5.706        355.00       632       83.4
$650,000.01-$700,000.00.....       2,661,718        4         0.76      665,430      5.494        354.74       681       80.6
$700,000.01-$750,000.00.....         705,476        1         0.20      705,476      6.640        356.00       604       62.5
                                ------------    -----       ------     --------      -----        ------       ---       ----
Total/Weighted Average......    $349,757,647    1,471       100.00%    $237,769      6.921%       352.75       634       80.8%
                                ============    =====       ======

------------
* The average Principal Balance of the Statistical Calculation Pool Mortgage Loans in Loan Group 2 as of the Statistical Calculation Date was approximately $237,769.

                               MORTGAGE RATES FOR THE STATISTICAL CALCULATION POOL MORTGAGE LOANS
                                                        IN LOAN GROUP 2*

                                                                                                WEIGHTED               WEIGHTED
                                                          PERCENT OF                             AVERAGE               AVERAGE
                                  AGGREGATE                AGGREGATE                WEIGHTED    REMAINING   WEIGHTED   ORIGINAL
                                  PRINCIPAL                PRINCIPAL   AVERAGE      AVERAGE      TERM TO    AVERAGE    LOAN-TO-
                                   BALANCE     NUMBER       BALANCE    PRINCIPAL    MORTGAGE    MATURITY     CREDIT     VALUE
 RANGE OF MORTGAGE RATES(%)      OUTSTANDING   OF LOANS   OUTSTANDING   BALANCE       RATE      (MONTHS)     SCORE      RATIO
----------------------------     -----------   --------   -----------   -------     --------    --------     -----     --------
4.501-5.000.................     $ 11,441,021      32        3.27%     $357,532       4.918%     354.64       624        78.7%
5.001-5.500.................        9,310,012      29        2.66       321,035       5.152      354.04       623        79.1
5.501-6.000.................       41,930,726     144       11.99       291,186       5.912      355.05       666        77.7
6.001-6.500.................       66,383,523     243       18.98       273,183       6.336      354.09       660        79.7
6.501-7.000.................       86,329,207     346       24.68       249,506       6.810      354.59       641        79.8
7.001-7.500.................       44,538,629     190       12.73       234,414       7.308      354.04       618        81.2
7.501-8.000.................       48,405,478     215       13.84       225,142       7.780      352.94       609        83.2
8.001-8.500.................       21,757,670     117        6.22       185,963       8.281      352.05       593        84.2
8.501-9.000.................       15,613,381      89        4.46       175,431       8.763      350.56       583        85.8
9.001-9.500.................        1,226,557      15        0.35        81,770       9.287      292.35       591        89.4
9.501-10.000................        1,323,439      23        0.38        57,541       9.839      254.01       629        94.9
10.001-10.500...............          433,677       8        0.12        54,210      10.376      197.39       638        97.8
10.501-11.000...............          500,748       9        0.14        55,639      10.931      208.86       661        89.1
11.001-11.500................         438,921       6        0.13        73,154      11.247      286.98       628        95.7
11.501-12.000................          14,584       1        0.00        14,584      11.750      171.00       673       100.0
12.001-12.500................          53,515       2        0.02        26,758      12.179      168.73       676       100.0
12.501-13.000................          29,800       1        0.01        29,800      12.990      167.00       662       100.0
13.001-13.500................          26,760       1        0.01        26,760      13.090      223.00       642       100.0
                                 ------------   -----      ------      --------      ------      ------       ---       -----
Total/Weighted Average......     $349,757,647   1,471      100.00%     $237,769       6.921%     352.75       634        80.8%
                                 ============   =====      ======

------------

* The weighted average Mortgage Rate for the Statistical Calculation Pool Mortgage Loans in Loan Group 2 as of the Statistical Calculation Date was approximately 6.921% per annum.



                     REMAINING TERMS TO STATED MATURITY FOR THE STATISTICAL CALCULATION POOL MORTGAGE LOANS
                                                        IN LOAN GROUP 2*

                                                                                                WEIGHTED               WEIGHTED
                                                          PERCENT OF                             AVERAGE               AVERAGE
                                  AGGREGATE                AGGREGATE                WEIGHTED    REMAINING   WEIGHTED   ORIGINAL
                                  PRINCIPAL                PRINCIPAL   AVERAGE      AVERAGE      TERM TO    AVERAGE    LOAN-TO-
  RANGE OF REMAINING TERMS         BALANCE     NUMBER       BALANCE    PRINCIPAL    MORTGAGE    MATURITY     CREDIT     VALUE
          (MONTHS)               OUTSTANDING   OF LOANS   OUTSTANDING   BALANCE       RATE      (MONTHS)     SCORE      RATIO
----------------------------     -----------   --------   -----------   -------     --------    --------     -----     --------
121-180.....................    $  3,912,725        69       1.12%     $ 56,706      9.074%      172.30       669       89.3%
181-300.....................         877,967         9       0.25        97,552      7.298       232.25       626       67.0
301-360.....................     344,966,955     1,393      98.63       247,643      6.895       355.11       633       80.8
                                ------------     -----     ------      --------      -----       ------       ---       ----
Total/Weighted Average......    $349,757,647     1,471     100.00%     $237,769      6.921%      352.75       634       80.8%
                                ============     =====     ======

------------
* The weighted average remaining term to maturity of the Statistical Calculation Pool Mortgage Loans in Loan Group 2 as of the Statistical Calculation Date was approximately 353 months.

                       ORIGINAL LOAN-TO-VALUE RATIOS FOR THE STATISTICAL CALCULATION POOL MORTGAGE LOANS
                                                        IN LOAN GROUP 2*

                                                                                                WEIGHTED               WEIGHTED
                                                          PERCENT OF                             AVERAGE               AVERAGE
                                  AGGREGATE                AGGREGATE                WEIGHTED    REMAINING   WEIGHTED   ORIGINAL
                                  PRINCIPAL                PRINCIPAL   AVERAGE      AVERAGE      TERM TO    AVERAGE    LOAN-TO-
     RANGE OF ORIGINAL             BALANCE     NUMBER       BALANCE    PRINCIPAL    MORTGAGE    MATURITY     CREDIT     VALUE
  LOAN-TO-VALUE RATIOS(%)        OUTSTANDING   OF LOANS   OUTSTANDING   BALANCE       RATE      (MONTHS)     SCORE      RATIO
--------------------------       -----------   --------   -----------   -------     --------    --------     -----     --------
Up to 50.00...............      $  6,075,500        38        1.74%     $159,882      6.727%     344.36       602       43.7%
50.01-55.00...............         2,426,924        15        0.69       161,795      6.929      333.60       609       52.2
55.01-60.00...............         7,591,296        34        2.17       223,273      6.725      353.79       581       58.3
60.01-65.00...............        16,032,406        61        4.58       262,826      6.810      355.23       600       63.6
65.01-70.00...............        19,583,843        74        5.60       264,647      6.933      353.42       602       68.7
70.01-75.00...............        25,180,804        99        7.20       254,352      7.020      352.18       594       74.0
75.01-80.00...............       132,094,923       546       37.77       241,932      6.599      354.96       645       79.8
80.01-85.00...............        42,477,560       159       12.14       267,154      6.946      354.65       627       84.3
85.01-90.00...............        58,076,746       222       16.60       261,607      7.114      353.26       640       89.6
90.01-95.00...............        26,981,662       103        7.71       261,958      7.420      354.37       657       94.7
95.01-100.00..............        13,235,983       120        3.78       110,300      8.309      322.97       677      100.0
                                ------------     -----      ------      --------      -----      ------       ---      -----
Total/Weighted Average....      $349,757,647     1,471      100.00%     $237,769      6.921%     352.75       634       80.8%
                                ============     =====      ======

----------
* The weighted average Original Loan-to-Value Ratio at origination of the Statistical Calculation Pool Mortgage Loans in Loan Group 2 as of the Statistical Calculation Date was approximately 80.82%.

                                       STATE DISTRIBUTION OF THE MORTGAGED PROPERTIES FOR
                                THE STATISTICAL CALCULATION POOL MORTGAGE LOANS IN LOAN GROUP 2

                                                                                                WEIGHTED               WEIGHTED
                                                          PERCENT OF                             AVERAGE               AVERAGE
                                  AGGREGATE                AGGREGATE                WEIGHTED    REMAINING   WEIGHTED   ORIGINAL
                                  PRINCIPAL                PRINCIPAL   AVERAGE      AVERAGE      TERM TO    AVERAGE    LOAN-TO-
                                   BALANCE     NUMBER       BALANCE    PRINCIPAL    MORTGAGE    MATURITY     CREDIT     VALUE
            STATE                OUTSTANDING   OF LOANS   OUTSTANDING   BALANCE       RATE      (MONTHS)     SCORE      RATIO
----------------------------     -----------   --------   -----------   -------     --------    --------     -----     --------
Alabama.....................    $    192,337         2         0.05%    $ 96,169       8.540%     333.11       626       71.8%
Arizona.....................       6,354,693        35         1.82      181,563       6.826      351.05       616       80.2
Arkansas....................         481,263         4         0.14      120,316       6.957      326.09       627       78.6
California..................     182,803,592       619        52.27      295,321       6.721      352.67       636       78.9
Colorado....................       4,893,609        28         1.40      174,772       6.863      350.07       625       80.9
Connecticut.................       3,120,132        14         0.89      222,867       7.256      352.58       654       86.0
Delaware....................         830,257         4         0.24      207,564       7.348      349.00       647       82.9
Florida.....................      24,614,211       113         7.04      217,825       7.092      353.53       633       82.1
Georgia.....................       3,609,896        23         1.03      156,952       7.666      354.87       616       86.2
Hawaii......................       1,327,587         4         0.38      331,897       5.174      354.68       630       80.8
Idaho.......................         623,776         4         0.18      155,944       7.035      353.74       658       82.1
Illinois....................      17,942,466        84         5.13      213,601       7.233      354.92       642       84.8
Indiana.....................         755,480         8         0.22       94,435       7.308      351.18       642       87.8
Iowa........................         130,004         1         0.04      130,004       9.390      353.00       508       85.0
Kansas......................          95,557         1         0.03       95,557       8.190      353.00       606       73.9
Kentucky....................         900,280         7         0.26      128,611       7.378      354.36       616       86.6
Louisiana...................       1,001,315         6         0.29      166,886       7.279      354.96       653       88.8
Maine.......................         273,129         1         0.08      273,129       7.850      348.00       510       73.7
Maryland....................      10,425,187        41         2.98      254,273       7.242      352.25       614       81.0
Massachusetts...............       5,507,113        19         1.57      289,848       6.525      355.37       622       77.9
Michigan....................       4,401,956        23         1.26      191,389       7.813      349.34       641       87.5
Minnesota...................       3,596,922        16         1.03      224,808       7.134      354.78       661       86.6
Mississippi.................         239,907         4         0.07       59,977       7.980      281.44       580       85.5
Missouri....................       1,262,262        12         0.36      105,189       7.356      346.93       642       86.6
Montana.....................         286,880         2         0.08      143,440       6.821      355.46       584       61.3
Nebraska....................         303,061         2         0.09      151,531       7.031      354.76       613       95.0
Nevada......................       4,446,592        24         1.27      185,275       7.153      353.16       613       78.0
New Hampshire...............         314,227         1         0.09      314,227       8.490      356.00       624       90.0
New Jersey..................       3,018,777        17         0.86      177,575       7.410      350.89       628       83.9
New Mexico..................       1,830,901        10         0.52      183,090       7.916      347.81       621       83.8
New York....................      14,135,342        44         4.04      321,258       6.922      353.91       657       83.8
North Carolina..............       2,315,831        18         0.66      128,657       7.616      346.40       614       80.4
Ohio........................       4,112,293        43         1.18       95,635       7.975      340.01       606       86.6
Oklahoma....................       1,068,570         7         0.31      152,653       7.191      355.37       623       91.7
Oregon......................       4,010,455        27         1.15      148,535       7.097      353.20       623       81.3
Pennsylvania................       3,438,854        22         0.98      156,312       7.190      354.67       627       85.1
Rhode Island................         455,831         2         0.13      227,915       6.825      356.00       723       86.6
South Carolina..............       1,803,574        10         0.52      180,357       7.095      355.69       623       83.2
Tennessee...................       2,693,078        22         0.77      122,413       6.981      348.64       630       81.5
Texas.......................       2,172,064        13         0.62      167,082       7.501      354.68       602       87.7
Utah........................         734,191         4         0.21      183,548       6.740      354.80       647       84.0
Virginia....................      15,641,640        60         4.47      260,694       7.198      355.54       622       82.3
Washington..................       9,769,385        56         2.79      174,453       6.650      354.79       626       81.5
West Virginia...............         376,363         4         0.11       94,091       7.427      355.63       657       76.8
Wisconsin...................       1,329,421         9         0.38      147,713       7.393      350.01       644       87.7
Wyoming.....................         117,389         1         0.03      117,389       8.500      353.00       586       90.0
Total/Weighted Average......    $349,757,647     1,471       100.00%    $237,769       6.921%     352.75       634       80.8%
                                ============     =====     ========

                        CREDIT BUREAU RISK SCORES(1) FOR THE STATISTICAL CALCULATION POOL MORTGAGE LOANS
                                                        IN LOAN GROUP 2*

                                                                                                WEIGHTED               WEIGHTED
                                                          PERCENT OF                             AVERAGE               AVERAGE
                                  AGGREGATE                AGGREGATE                WEIGHTED    REMAINING   WEIGHTED   ORIGINAL
                                  PRINCIPAL                PRINCIPAL   AVERAGE      AVERAGE      TERM TO    AVERAGE    LOAN-TO-
   RANGE OF CREDIT BUREAU          BALANCE     NUMBER       BALANCE    PRINCIPAL    MORTGAGE    MATURITY     CREDIT     VALUE
         RISK SCORES             OUTSTANDING   OF LOANS   OUTSTANDING   BALANCE       RATE      (MONTHS)     SCORE      RATIO
----------------------------     -----------   --------   -----------   -------     --------    --------     -----     --------
801-820.....................    $     49,796         1       0.01%    $ 49,796       7.090%      355.00       801       37.0%
781-800.....................       2,758,163        10       0.79      275,816       6.658       350.26       791       81.6
761-780.....................       4,834,311        20       1.38      241,716       6.612       349.98       770       85.2
741-760.....................       7,444,716        30       2.13      248,157       6.665       345.54       750       85.3
721-740.....................       9,046,121        37       2.59      244,490       6.477       354.80       731       85.4
701-720.....................      18,407,040        76       5.26      242,198       6.796       350.62       710       85.1
681-700.....................      23,978,465        90       6.86      266,427       6.738       350.84       691       84.1
661-680.....................      34,609,283       145       9.90      238,685       6.801       352.48       671       82.0
641-660.....................      54,160,536       220      15.49      246,184       6.683       353.14       650       82.2
621-640.....................      52,391,000       208      14.98      251,880       6.634       353.63       630       82.7
601-620.....................      50,790,741       220      14.52      230,867       6.787       352.27       611       80.6
581-600.....................      25,493,359       120       7.29      212,445       7.240       352.02       591       78.2
561-580.....................      26,660,246       117       7.62      227,865       7.351       354.55       572       75.0
541-560.....................      17,693,225        81       5.06      218,435       7.671       355.03       552       78.2
521-540.....................      13,636,949        61       3.90      223,557       7.874       354.28       532       73.3
501-520.....................       7,588,415        33       2.17      229,952       7.913       354.86       512       70.5
500 or less.................         215,280         2       0.06      107,640       7.799       355.35       500       56.5
                                ------------     -----     ------     --------       -----       ------       ---       ----
Total/Weighted Average......    $349,757,647     1,471     100.00%    $237,769       6.921%      352.75       634       80.8%
                                ============     =====     ======

----------------------
(1) The Credit Bureau Risk Scores referenced in this table with respect to substantially all of the Statistical Calculation Pool Mortgage Loans in Loan Group 2 were obtained by the respective originators from one or more credit reporting agencies, and were determined at the time of origination.
* The weighted average Credit Bureau Risk Score of the Statistical Calculation Pool Mortgage Loans in Loan Group 2 as of the Statistical Calculation Date was approximately 634.


                       GROSS MARGINS FOR THE ADJUSTABLE RATE STATISTICAL CALCULATION POOL MORTGAGE LOANS
                                                        IN LOAN GROUP 2*

                                                                                                WEIGHTED               WEIGHTED
                                                          PERCENT OF                             AVERAGE               AVERAGE
                                  AGGREGATE                AGGREGATE                WEIGHTED    REMAINING   WEIGHTED   ORIGINAL
                                  PRINCIPAL                PRINCIPAL   AVERAGE      AVERAGE      TERM TO    AVERAGE    LOAN-TO-
                                   BALANCE     NUMBER       BALANCE    PRINCIPAL    MORTGAGE    MATURITY     CREDIT     VALUE
  RANGE OF GROSS MARGINS (%)     OUTSTANDING   OF LOANS   OUTSTANDING   BALANCE       RATE      (MONTHS)     SCORE      RATIO
----------------------------     -----------   --------   -----------   -------     --------    --------     -----     --------
4.001-5.000.................    $    428,909       1         0.14%     $428,909      5.100%      354.00       621       73.5%
5.001-6.000.................     179,908,923     657        60.01       273,834      6.607       355.25       646       82.8
6.001-7.000.................     102,984,168     444        34.35       231,946      7.237       355.07       607       78.7
7.001-8.000.................      14,491,274      72         4.83       201,268      7.895       354.74       595       81.5
8.001-9.000.................       1,972,626      13         0.66       151,740      8.570       354.73       575       85.3
                                ------------   -----       ------      --------      -----       ------       ---       ----
Total/Weighted Average......    $299,785,899   1,187       100.00%     $252,558      6.897%      355.15       629       81.3%
                                ============   =====       ======
-------------

* The weighted average Gross Margin for the Statistical Calculation Pool Mortgage Loans in Loan Group 2 as of the Statistical Calculation Date was approximately 6.288%.

                    NEXT ADJUSTMENT DATE FOR THE ADJUSTABLE RATE STATISTICAL CALCULATION POOL MORTGAGE LOANS
                                                        IN LOAN GROUP 2*

                                                                                                WEIGHTED               WEIGHTED
                                                          PERCENT OF                             AVERAGE               AVERAGE
                                  AGGREGATE                AGGREGATE                WEIGHTED    REMAINING   WEIGHTED   ORIGINAL
                                  PRINCIPAL                PRINCIPAL   AVERAGE      AVERAGE      TERM TO    AVERAGE    LOAN-TO-
                                   BALANCE     NUMBER       BALANCE    PRINCIPAL    MORTGAGE    MATURITY     CREDIT     VALUE
    NEXT ADJUSTMENT DATE         OUTSTANDING   OF LOANS   OUTSTANDING   BALANCE       RATE      (MONTHS)     SCORE      RATIO
--------------------------       -----------   --------   -----------   -------     --------    --------     -----     --------
May 2005..................      $    622,974        2         0.21%     $ 311,487     5.790%      355.00       616       67.0%
June 2005.................         1,049,047        4         0.35        262,262     6.233       356.00       658       89.7
August 2005...............           850,625        2         0.28        425,313     7.275       352.00       621       82.9
September 2005............           975,618        3         0.33        325,206     6.718       353.00       682       86.7
October 2005..............           480,755        2         0.16        240,378     7.633       354.00       650       87.7
November 2005.............         2,823,750       10         0.94        282,375     7.133       355.00       622       85.3
December 2005.............         7,752,388       31         2.59        250,077     7.210       356.00       646       86.9
January 2006..............         1,888,200        6         0.63        314,700     7.138       357.00       624       84.1
March 2006................           157,771        1         0.05        157,771     7.600       348.00       578       90.0
April 2006................           342,992        2         0.11        171,496     7.881       348.20       517       75.0
June 2006.................           351,579        2         0.12        175,789     7.859       350.00       574       92.9
July 2006.................         1,263,990        7         0.42        180,570     7.082       351.00       570       79.5
August 2006...............        11,691,887       54         3.90        216,516     7.417       352.00       621       81.4
September 2006............        22,454,981       99         7.49        226,818     6.994       353.01       635       81.9
October 2006..............        16,668,939       73         5.56        228,342     6.656       354.03       612       81.8
November 2006.............        75,003,503      322        25.02        232,930     6.883       355.09       618       80.0
December 2006.............       100,139,609      351        33.40        285,298     6.906       356.00       636       81.8
January 2007..............        20,619,295       64         6.88        322,176     6.990       357.00       652       83.7
August 2007...............           786,343        5         0.26        157,269     7.745       352.00       633       77.5
September 2007............         2,458,452       10         0.82        245,845     6.074       353.00       613       75.0
October 2007..............         4,758,539       21         1.59        226,597     6.404       354.12       609       79.3
November 2007.............        15,556,235       69         5.19        225,453     6.575       355.23       628       79.2
December 2007.............         5,913,714       25         1.97        236,549     6.723       356.00       629       80.2
January 2008..............           380,000        1         0.13        380,000     4.990       357.00       723       80.0
August 2009...............           479,500        1         0.16        479,500     6.875       352.00       583       70.0
September 2009............           442,909        3         0.15        147,636     7.089       353.00       596       74.2
October 2009..............           483,799        3         0.16        161,266     8.142       354.00       603       68.9
November 2009.............         2,325,848        9         0.78        258,428     6.664       355.00       625       73.1
December 2009.............         1,062,661        5         0.35        212,532     7.367       356.00       683       90.8
                                ------------    -----       ------      ---------     -----       ------       ---       ----
Total/Weighted Average....      $299,785,899    1,187       100.00%     $ 252,558     6.897%      355.15       629       81.3%
                                ============    =====       ======

--------------

* The weighted average number of months to next Adjustment Date for the adjustable rate Statistical Calculation Pool Mortgage Loans in Loan Group 2 as of the Statistical Calculation Date is 20 months.

                   MAXIMUM MORTGAGE RATES FOR THE ADJUSTABLE RATE STATISTICAL CALCULATION POOL MORTGAGE LOANS
                                                        IN LOAN GROUP 2*

                                                                                                WEIGHTED               WEIGHTED
                                                          PERCENT OF                             AVERAGE               AVERAGE
                                  AGGREGATE                AGGREGATE                WEIGHTED    REMAINING   WEIGHTED   ORIGINAL
                                  PRINCIPAL                PRINCIPAL   AVERAGE      AVERAGE      TERM TO    AVERAGE    LOAN-TO-
  RANGE OF MAXIMUM MORTGAGE        BALANCE     NUMBER       BALANCE    PRINCIPAL    MORTGAGE    MATURITY     CREDIT     VALUE
          RATES (%)              OUTSTANDING   OF LOANS   OUTSTANDING   BALANCE       RATE      (MONTHS)     SCORE      RATIO
----------------------------     -----------   --------   -----------   -------     --------    --------     -----     --------
10.501-11.000..............     $ 11,061,021       31         3.69%    $356,807     4.915%      354.56       621       78.7%
11.001-11.500..............        8,410,080       27         2.81      311,484     5.146       354.24       614       79.0
11.501-12.000..............        6,505,588       31         2.17      209,858     5.758       355.55       649       80.0
12.001-12.500..............       15,222,668       76         5.08      200,298     6.336       355.15       631       79.0
12.501-13.000..............       52,077,369      202        17.37      257,809     6.334       355.26       647       79.1
13.001-13.500..............       52,742,116      185        17.59      285,093     6.590       355.25       649       80.5
13.501-14.000..............       61,014,198      231        20.35      264,131     6.954       355.29       641       80.8
14.001-14.500..............       28,806,804      120         9.61      240,057     7.457       354.95       617       84.2
14.501-15.000..............       36,607,123      151        12.21      242,431     7.829       355.15       605       84.2
15.001-15.500..............       16,148,356       76         5.39      212,478     8.315       355.29       587       85.5
15.501-16.000..............       10,319,816       51         3.44      202,349     8.757       355.10       571       83.8
16.001-16.500..............          591,371        4         0.20      147,843     9.288       352.18       516       79.6
16.501-17.000..............          279,390        2         0.09      139,695     9.740       352.50       526       78.9
                                ------------    -----       ------     --------     -----       ------       ---       ----
Total/Weighted Average.....     $299,785,899    1,187       100.00%    $252,558     6.897%      355.15       629       81.3%
                                ============    =====       ======

-----------------
* The weighted average Maximum Mortgage Rate for the adjustable rate Statistical Calculation Pool Mortgage Loans in Loan Group 2 as of the Statistical Calculation Date was approximately 13.578% per annum.



                 INITIAL PERIODIC RATE CAP FOR THE ADJUSTABLE RATE STATISTICAL CALCULATION POOL MORTGAGE LOANS
                                                        IN LOAN GROUP 2*

                                                                                                WEIGHTED               WEIGHTED
                                                          PERCENT OF                             AVERAGE               AVERAGE
                                  AGGREGATE                AGGREGATE                WEIGHTED    REMAINING   WEIGHTED   ORIGINAL
                                  PRINCIPAL                PRINCIPAL   AVERAGE      AVERAGE      TERM TO    AVERAGE    LOAN-TO-
    INITIAL PERIODIC               BALANCE     NUMBER       BALANCE    PRINCIPAL    MORTGAGE    MATURITY     CREDIT     VALUE
      RATE CAP (%)               OUTSTANDING   OF LOANS   OUTSTANDING   BALANCE       RATE      (MONTHS)     SCORE      RATIO
-------------------------        -----------   --------   -----------   -------     --------    --------     -----     --------
1.000....................       $    273,129        1         0.09%    $273,129     7.850%       348.00       510       73.7%
1.500....................            507,894        2         0.17      253,947     7.659        352.00       622       84.2
2.000....................         35,985,379      118        12.00      304,961     5.971        354.86       628       82.1
3.000....................        263,019,497    1,066        87.74      246,735     7.021        355.21       630       81.2
                                ------------    -----       ------     --------     -----        ------       ---       ----
Total/Weighted Average...       $299,785,899    1,187       100.00%    $252,558     6.897%       355.15       629       81.3%
                                ============    =====       ======

----------------
* The weighted average Initial Periodic Rate Cap for the adjustable rate Statistical Calculation Pool Mortgage Loans in Loan Group 2 as of the Statistical Calculation Date was approximately 2.876%.

                SUBSEQUENT PERIODIC RATE CAP FOR THE ADJUSTABLE RATE STATISTICAL CALCULATION POOL MORTGAGE LOANS
                                                        IN LOAN GROUP 2*

                                                                                                WEIGHTED               WEIGHTED
                                                          PERCENT OF                             AVERAGE               AVERAGE
                                  AGGREGATE                AGGREGATE                WEIGHTED    REMAINING   WEIGHTED   ORIGINAL
                                  PRINCIPAL                PRINCIPAL   AVERAGE      AVERAGE      TERM TO    AVERAGE    LOAN-TO-
        SUBSEQUENT                 BALANCE     NUMBER       BALANCE    PRINCIPAL    MORTGAGE    MATURITY     CREDIT     VALUE
   PERIODIC RATE CAP (%)         OUTSTANDING   OF LOANS   OUTSTANDING   BALANCE       RATE      (MONTHS)     SCORE      RATIO
-------------------------        -----------   --------   -----------   -------     --------    --------     -----     --------
1.000....................       $ 97,438,961      435        32.5%     $ 223,998      6.614%     354.75       617        79.7%
1.500....................         17,361,176       64         5.79       271,268      7.076      355.29       638        85.5
2.000....................        184,985,762      688        61.71       268,875      7.029      355.36       635        81.8
                                ------------    -----       ------     ---------      -----      ------       ---        ----
Total/Weighted Average...       $299,785,899    1,187       100.00%    $ 252,558      6.897%     355.15       629        81.3%
                                ============    =====       ======

----------------
* The weighted average Subsequent Periodic Rate Cap for the adjustable rate Statistical Calculation Pool Mortgage Loans in Loan Group 2 as of the Statistical Calculation Date was approximately 1.646%.



                   MINIMUM MORTGAGE RATES FOR THE ADJUSTABLE RATE STATISTICAL CALCULATION POOL MORTGAGE LOANS
                                                        IN LOAN GROUP 2*

                                                                                                WEIGHTED               WEIGHTED
                                                          PERCENT OF                             AVERAGE               AVERAGE
                                  AGGREGATE                AGGREGATE                WEIGHTED    REMAINING   WEIGHTED   ORIGINAL
                                  PRINCIPAL                PRINCIPAL   AVERAGE      AVERAGE      TERM TO    AVERAGE    LOAN-TO-
          RANGE OF                 BALANCE     NUMBER       BALANCE    PRINCIPAL    MORTGAGE    MATURITY     CREDIT     VALUE
 MINIMUM MORTGAGE RATES (%)      OUTSTANDING   OF LOANS   OUTSTANDING   BALANCE       RATE      (MONTHS)     SCORE      RATIO
----------------------------     -----------   --------   -----------   -------     --------    --------     -----     --------
4.001 - 5.000...............    $ 11,441,021       32         3.82%     $357,532     4.918%      354.64       624       78.7%
5.001 - 6.000...............      42,805,350      150        14.28       285,369     5.767       355.24       652       79.1
6.001 - 7.000...............     130,195,164      498        43.43       261,436     6.613       355.32       647       80.4
7.001 - 8.000...............      81,699,100      339        27.25       241,000     7.560       354.98       611       82.9
8.001 - 9.000...............      32,620,986      160        10.88       203,881     8.466       355.10       580       84.7
9.001 - 10.000..............       1,024,279        8         0.34       128,035     9.393       352.39       529       81.7
                                ------------    -----       ------      --------     -----       ------       ---       ----
Total/Weighted Average......    $299,785,899    1,187       100.00%     $252,558     6.897%      355.15       629       81.3%
                                ============    =====       ======

----------------
*The weighted average Minimum Mortgage Rate for the adjustable rate Statistical Calculation Pool Mortgage Loans in Loan Group 2 as of the Statistical Calculation Date was approximately 6.892% per annum.

                       TYPES OF MORTGAGED PROPERTIES FOR THE STATISTICAL CALCULATION POOL MORTGAGE LOANS
                                                        IN LOAN GROUP 2

                                                                                                WEIGHTED               WEIGHTED
                                                          PERCENT OF                             AVERAGE               AVERAGE
                                  AGGREGATE                AGGREGATE                WEIGHTED    REMAINING   WEIGHTED   ORIGINAL
                                  PRINCIPAL                PRINCIPAL   AVERAGE      AVERAGE      TERM TO    AVERAGE    LOAN-TO-
                                   BALANCE     NUMBER       BALANCE    PRINCIPAL    MORTGAGE    MATURITY     CREDIT     VALUE
       PROPERTY TYPE             OUTSTANDING   OF LOANS   OUTSTANDING   BALANCE       RATE      (MONTHS)     SCORE      RATIO
----------------------------     -----------   --------   -----------   -------     --------    --------     -----     --------
Single-Family Residence
(detached)...................   $254,957,025    1,093       72.9%      $233,264      6.900%     353.01        628       80.5%
Planned Unit Development
(detached)...................     46,886,559      181       13.41       259,042      6.914      352.90        636       81.8
Condominium..................     19,364,542       91        5.54       212,797      7.098      350.13        657       82.5
Two Family...................     15,202,436       58        4.35       262,111      6.987      349.97        660       81.8
Three Family.................      5,929,185       20        1.70       296,459      6.838      354.71        699       82.1
Four Family..................      3,127,984        9        0.89       347,554      7.271      354.89        605       73.5
Hi Rise Condo................      2,859,590       10        0.82       285,959      7.377      352.66        653       84.9
Manufactured.................        825,004        7        0.24       117,858      6.636      355.42        675       76.0
Planned Unit Development
(attached) ..................        605,321        2        0.17       302,661      6.198      353.00        623       73.3
                                ------------    -----      ------      --------      -----      ------        ---       ----
Total/Weighted Average.......   $349,757,647    1,471      100.00%     $237,769      6.921%     352.75        634       80.8%
                                ============    =====      ======



                              OCCUPANCY TYPES FOR THE STATISTICAL CALCULATION POOL MORTGAGE LOANS
                                                       IN LOAN GROUP 2(1)

                                                                                                WEIGHTED               WEIGHTED
                                                          PERCENT OF                             AVERAGE               AVERAGE
                                  AGGREGATE                AGGREGATE                WEIGHTED    REMAINING   WEIGHTED   ORIGINAL
                                  PRINCIPAL                PRINCIPAL   AVERAGE      AVERAGE      TERM TO    AVERAGE    LOAN-TO-
                                   BALANCE     NUMBER       BALANCE    PRINCIPAL    MORTGAGE    MATURITY     CREDIT     VALUE
        OCCUPANCY                OUTSTANDING   OF LOANS   OUTSTANDING   BALANCE       RATE      (MONTHS)     SCORE      RATIO
--------------------------       -----------   --------   -----------   -------     --------    --------     -----     --------
Owner Occupied............     $340,849,582     1,424        97.45%     $239,361     6.912%       352.79       633       80.9%
Investment................        8,679,670        44         2.48       197,265     7.262        353.39       657       78.0
Second Home...............          228,394         3         0.07        76,131     7.404        272.06       702       90.0
                               ------------     -----       ------      --------     -----        ------       ---       ----
Total/Weighted Average....     $349,757,647     1,471       100.00%     $237,769     6.921%       352.75       634       80.8%
                               ============     =====     ========

--------------------
(1) Based on representations by the Mortgagors at the time of origination of the Statistical Calculation Pool Mortgage Loans in Loan Group 2.

                               LOAN PURPOSES FOR THE STATISTICAL CALCULATION POOL MORTGAGE LOANS
                                                        IN LOAN GROUP 2

                                                                                                WEIGHTED               WEIGHTED
                                                          PERCENT OF                             AVERAGE               AVERAGE
                                  AGGREGATE                AGGREGATE                WEIGHTED    REMAINING   WEIGHTED   ORIGINAL
                                  PRINCIPAL                PRINCIPAL   AVERAGE      AVERAGE      TERM TO    AVERAGE    LOAN-TO-
                                   BALANCE     NUMBER       BALANCE    PRINCIPAL    MORTGAGE    MATURITY     CREDIT     VALUE
       LOAN PURPOSE              OUTSTANDING   OF LOANS   OUTSTANDING   BALANCE       RATE      (MONTHS)     SCORE      RATIO
----------------------------     -----------   --------   -----------   -------     --------    --------     -----     --------
Purchase...................     $167,836,654      755        47.99%    $222,300      6.958%      352.47        649       84.1%
Refinance - Cash Out.......      157,004,356      606        44.89      259,083      6.867       352.98        619       77.1
Refinance - No Cash Out....       24,916,636      110         7.12      226,515      7.013       353.16        621       82.5
                                ------------    -----       ------     --------      -----       ------        ---       ----
Total/Weighted Average.....     $349,757,647    1,471       100.00%    $237,769      6.921%      352.75        634       80.8%
                                ============    =====       ======



                          CREDIT GRADE CATEGORIES FOR THE STATISTICAL CALCULATION POOL MORTGAGE LOANS
                                                       IN LOAN GROUP 2(1)

                                                                                                WEIGHTED               WEIGHTED
                                                          PERCENT OF                             AVERAGE               AVERAGE
                                  AGGREGATE                AGGREGATE                WEIGHTED    REMAINING   WEIGHTED   ORIGINAL
                                  PRINCIPAL                PRINCIPAL    AVERAGE     AVERAGE      TERM TO    AVERAGE    LOAN-TO-
                                   BALANCE     NUMBER       BALANCE    PRINCIPAL    MORTGAGE    MATURITY     CREDIT     VALUE
  CREDIT GRADE CATEGORY          OUTSTANDING   OF LOANS   OUTSTANDING   BALANCE       RATE      (MONTHS)     SCORE      RATIO
--------------------------       -----------   --------   -----------   -------     --------    --------     -----     --------
PR........................      $ 39,321,536      218        11.24%     $180,374     7.248%      347.67       618        80.9%
PP........................       265,665,527    1,059        75.96       250,865     6.770       353.27       646        81.8
A-........................        12,224,183       50         3.50       244,484     7.370       353.93       577        77.2
B.........................        18,243,761       79         5.22       230,934     7.593       354.63       570        73.7
C.........................        13,398,104       59         3.83       227,087     7.560       353.67       580        74.5
C-........................           355,563        2         0.10       177,782     7.988       354.09       579        76.3
D.........................           548,972        4         0.16       137,243     7.922       353.00       575        61.2
                                ------------    -----       ------      --------    ------       ------       ---        ----
Total/Weighted Average....      $349,757,647    1,471       100.00%     $237,769     6.921%      352.75       634        80.8%
                                ============    =====       ======

-----------------

(1) Although the Statistical Calculation Pool Mortgage Loans in Loan Group 2 were originated by various originators under differing underwriting guidelines the Statistical Calculation Pool Mortgage Loans in Loan Group 2 loosely correspond to the Countrywide Home Loans credit grades shown in this table. SEE "--UNDERWRITING STANDARDS" IN THIS PROSPECTUS SUPPLEMENT.

                               ORIGINAL TERM FOR THE STATISTICAL CALCULATION POOL MORTGAGE LOANS
                                                        IN LOAN GROUP 2

                                                                                                WEIGHTED               WEIGHTED
                                                          PERCENT OF                             AVERAGE               AVERAGE
                                  AGGREGATE                AGGREGATE                WEIGHTED    REMAINING   WEIGHTED   ORIGINAL
                                  PRINCIPAL                PRINCIPAL   AVERAGE      AVERAGE      TERM TO    AVERAGE    LOAN-TO-
                                   BALANCE     NUMBER       BALANCE    PRINCIPAL    MORTGAGE    MATURITY     CREDIT     VALUE
      ORIGINAL TERM              OUTSTANDING   OF LOANS   OUTSTANDING   BALANCE       RATE      (MONTHS)     SCORE      RATIO
----------------------------     -----------   --------   -----------   -------     --------    --------     -----     --------
ARM 360...................     $299,785,899     1,187        85.71%     $252,558      6.897%     355.15       629         81.3%
Fixed 180.................        3,912,725        69         1.12        56,706      9.074      172.30       669         89.3
Fixed 240.................          877,967         9         0.25        97,552      7.298      232.25       626         67.0
Fixed 360.................       45,181,055       206        12.92       219,326      6.886      354.77       659         77.1
                               ------------     -----       ------      --------      -----      ------       ---         ----
Total/Weighted Average....     $349,757,647     1,471       100.00%     $237,769      6.921%     352.75       634         80.8%
                               ============     =====       ======



                          LOAN DOCUMENTATION TYPE FOR THE STATISTICAL CALCULATION POOL MORTGAGE LOANS
                                                        IN LOAN GROUP 2

                                                                                                WEIGHTED               WEIGHTED
                                                          PERCENT OF                             AVERAGE               AVERAGE
                                  AGGREGATE                AGGREGATE                WEIGHTED    REMAINING   WEIGHTED   ORIGINAL
                                  PRINCIPAL                PRINCIPAL   AVERAGE      AVERAGE      TERM TO    AVERAGE    LOAN-TO-
            LOAN                   BALANCE     NUMBER       BALANCE    PRINCIPAL    MORTGAGE    MATURITY     CREDIT     VALUE
     DOCUMENTATION TYPE          OUTSTANDING   OF LOANS   OUTSTANDING   BALANCE       RATE      (MONTHS)     SCORE      RATIO
----------------------------     -----------   --------   -----------   -------     --------    --------     -----     --------
Stated Income...............    $177,225,114      678        50.67%    $261,394     7.088%       352.79       648       81.0%
Full Documentation..........     172,532,533      793        49.33      217,569     6.749        352.72       619       80.6
                                ------------    -----       ------     --------     -----        ------       ---       ----
Total/Weighted Average......    $349,757,647    1,471       100.00%    $237,769     6.921%       352.75       634       80.8%
                                ============    =====       ======



                      ORIGINAL PREPAYMENT PENALTY TERM FOR THE STATISTICAL CALCULATION POOL MORTGAGE LOANS
                                                        IN LOAN GROUP 2

                                                                                                WEIGHTED               WEIGHTED
                                                          PERCENT OF                             AVERAGE               AVERAGE
                                  AGGREGATE                AGGREGATE                WEIGHTED    REMAINING   WEIGHTED   ORIGINAL
                                  PRINCIPAL                PRINCIPAL   AVERAGE      AVERAGE      TERM TO    AVERAGE    LOAN-TO-
ORIGINAL PREPAYMENT PENALTY        BALANCE     NUMBER       BALANCE    PRINCIPAL    MORTGAGE    MATURITY     CREDIT     VALUE
       TERM (MONTHS)             OUTSTANDING   OF LOANS   OUTSTANDING   BALANCE       RATE      (MONTHS)     SCORE      RATIO
----------------------------     -----------   --------   -----------   -------     --------    --------     -----     --------
0..........................     $ 55,867,500      281       15.97%     $198,817     7.329%       349.02       643        84.5%
6..........................           89,437        1        0.03        89,437     9.600        168.00       603       100.0
12.........................       25,095,257       79        7.18       317,661     6.848        355.26       648        83.2
24.........................      195,042,280      788       55.76       247,516     6.946        354.17       628        80.8
36.........................       72,099,946      315       20.61       228,889     6.557        351.14       636        77.5
60.........................        1,563,227        7        0.45       223,318     6.914        354.46       602        68.5
                                ------------    -----      ------      --------     -----      --------    ------     -------
Total/Weighted Average.....     $349,757,647    1,471      100.00%     $237,769     6.921%       352.75       634        80.8%
                                ============    =====      ======

          RANGE OF MONTHS TO NEXT ADJUSTMENT DATE FOR THE ADJUSTABLE RATE STATISTICAL CALCULATION POOL MORTGAGE LOANS
                                                        IN LOAN GROUP 2

                            WEIGHTED                                                                 WEIGHTED               WEIGHTED
                            AVERAGE                             PERCENT OF                            AVERAGE               AVERAGE
                           MONTHS TO    AGGREGATE                AGGREGATE               WEIGHTED    REMAINING   WEIGHTED   ORIGINAL
        RANGE OF              NEXT      PRINCIPAL                PRINCIPAL   AVERAGE     AVERAGE      TERM TO    AVERAGE    LOAN-TO-
     MONTHS TO NEXT        ADJUSTMENT    BALANCE     NUMBER       BALANCE    PRINCIPAL   MORTGAGE    MATURITY     CREDIT     VALUE
    ADJUSTMENT DATE           DATE     OUTSTANDING   OF LOANS   OUTSTANDING   BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------   ----------  -----------   --------   -----------   -------    --------    --------     -----      -----
0-6.....................       3       $  3,979,019       13         1.33%    $306,078     6.675%      354.01      648       83.7%
7-12....................       8         12,895,238       49         4.30      263,168     7.201       356.66      634       85.9
13-18...................      17         52,053,738      234        17.36      222,452     6.993       353.02      623       81.8
19-24...................      20        196,209,905      739        65.45      265,507     6.906       355.75      631       81.3
25-31...................      30         19,935,989       90         6.65      221,511     6.415       354.43      622       79.0
32-37...................      32          9,917,295       41         3.31      241,885     6.810       356.04      631       79.2
38 or greater...........      55          4,794,715       21         1.60      228,320     7.029       354.64      629       76.4
                                       ------------    -----       ------     --------     -----       ------      ---       ----
Total/Weighted Average..               $299,785,899    1,187       100.00%    $252,558     6.897%      355.15      629       81.3%
                                       ============    =====       ======



                    MORTGAGE LOAN PROGRAMS FOR THE STATISTICAL CALCULATION POOL MORTGAGE LOANS

                                                                                                WEIGHTED               WEIGHTED
                                                          PERCENT OF                             AVERAGE               AVERAGE
                                  AGGREGATE                AGGREGATE                WEIGHTED    REMAINING   WEIGHTED   ORIGINAL
                                  PRINCIPAL                PRINCIPAL   AVERAGE      AVERAGE      TERM TO    AVERAGE    LOAN-TO-
                                   BALANCE     NUMBER       BALANCE    PRINCIPAL    MORTGAGE    MATURITY     CREDIT     VALUE
        LOAN PROGRAMS            OUTSTANDING   OF LOANS   OUTSTANDING   BALANCE       RATE      (MONTHS)     SCORE      RATIO
----------------------------     -----------   --------   -----------   -------     --------    --------     -----     --------
30 Yr LIBOR 6 MO............     $  4,933,758       21        0.64%     $234,941     6.854%      355.59       616       79.3%
1/29 LIBOR 6 MO.............       17,262,181       70        2.23       246,603     7.255       355.71       630       84.5
1/29 LIBOR 6 MO - IO........        4,914,543       23        0.63       213,676     7.347       355.95       646       86.8
2/28 LIBOR 6 MO.............      436,479,045    2,255       56.37       193,561     7.163       355.55       606       79.3
2/28 LIBOR 6 MO - IO........       90,377,027      371       11.67       243,604     6.654       355.36       652       80.7
3/27 LIBOR 6 MO.............       72,598,359      484        9.38       149,997     6.762       355.44       619       78.0
3/27 LIBOR 6 MO - IO .......       20,530,846      121        2.65       169,676     6.507       355.39       635       79.8
5/25 LIBOR 6 MO.............        6,129,974       32        0.79       191,562     6.708       355.70       644       78.0
5/25 LIBOR 6 MO - IO .......        3,304,749       13        0.43       254,211     7.061       354.97       628       73.4
10 Yr Fixed.................          148,445        1        0.02       148,445     6.940       116.00       647       41.8
15 Yr Fixed.................        3,449,748       33        0.45       104,538     6.963       175.52       653       64.6
15 Yr Fixed (2nd Lien)......           38,126        1        0.00        38,126    12.100       167.00       671      100.0
20 Yr Fixed.................        2,959,815       23        0.38       128,688     6.903       235.38       614       68.7
20 Yr Fixed (2nd Lien)......           86,518        3        0.01        28,839    11.431       225.45       629      100.0
25 Yr Fixed.................          126,682        1        0.02       126,682     6.250       296.00       653       87.9
30 Yr Fixed.................      103,073,682      571       13.31       180,514     6.893       355.37       643       74.2
30 Yr Fixed (2nd Lien)......        2,182,510       36        0.28        60,625     9.534       352.93       686       98.8
30 Yr Fixed - IO............        2,398,943        8        0.31       299,868     6.292       355.03       710       76.9
30 Yr/15 Yr  Fixed  Balloon
(2nd Lien) .................        3,283,236       67        0.42        49,004     9.600       172.10       678       96.0
                                 ------------    -----      ------      --------     -----       ------       ---       ----
Total/Weighted Average......     $774,278,186    4,134      100.00%     $187,295     7.023%      353.36       621       78.8%
                                 ============    =====      ======

                     MORTGAGE LOAN PRINCIPAL BALANCES FOR THE STATISTICAL CALCULATION POOL MORTGAGE LOANS*

                                                                                                WEIGHTED               WEIGHTED
                                                          PERCENT OF                             AVERAGE               AVERAGE
                                  AGGREGATE                AGGREGATE                WEIGHTED    REMAINING   WEIGHTED   ORIGINAL
                                  PRINCIPAL                PRINCIPAL   AVERAGE      AVERAGE      TERM TO    AVERAGE    LOAN-TO-
      RANGE OF MORTGAGE            BALANCE     NUMBER       BALANCE    PRINCIPAL    MORTGAGE    MATURITY     CREDIT     VALUE
   LOAN PRINCIPAL BALANCES       OUTSTANDING   OF LOANS   OUTSTANDING   BALANCE       RATE      (MONTHS)     SCORE      RATIO
----------------------------     -----------   --------   -----------   -------     --------    --------     -----     --------
$0.01 - $25,000.00...........   $    487,115       25         0.06%     $ 19,485    10.427%      233.82       644       98.8%
$25,000.01 - $50,000.00......      3,014,505       74         0.39        40,737     8.738       276.47       638       74.2
$50,000.01 - $75,000.00......     17,240,748      269         2.23        64,092     7.768       343.43       621       76.4
$75,000.01 - $100,000.00.....     35,492,102      399         4.58        88,953     7.430       347.49       619       78.5
$100,000.01 - $150,000.00....    138,894,422    1,108        17.94       125,356     7.173       352.12       614       77.9
$150,000.01 - $200,000.00....    135,311,774      778        17.48       173,923     7.072       353.61       611       77.9
$200,000.01 - $250,000.00....    121,611,930      542        15.71       224,376     7.043       354.95       612       77.5
$250,000.01 - $300,000.00....     96,724,790      352        12.49       274,786     6.964       354.87       619       79.0
$300,000.01 - $350,000.00....     77,665,882      239        10.03       324,962     6.933       355.40       631       81.2
$350,000.01 - $400,000.00....     59,501,636      159         7.68       374,224     6.708       355.50       634       79.8
$400,000.01 - $450,000.00....     39,994,512       94         5.17       425,474     6.722       355.48       635       81.5
$450,000.01 - $500,000.00....     31,185,535       65         4.03       479,777     6.782       355.64       644       81.8
$500,000.01 - $550,000.00....      7,310,009       14         0.94       522,143     6.481       354.98       643       81.1
$550,000.01 - $600,000.00....      3,944,972        7         0.51       563,567     6.614       355.30       681       79.1
$600,000.01 - $650,000.00....      2,531,060        4         0.33       632,765     5.706       355.00       632       83.4
$650,000.01 - $700,000.00....      2,661,718        4         0.34       665,430     5.494       354.74       681       80.6
$700,000.01 - $750,000.00....        705,476        1         0.09       705,476     6.640       356.00       604       62.5
                                ------------    -----       ------      --------     -----       ------       ---       ----
Total/Weighted Average.......   $774,278,186    4,134       100.00%     $187,295     7.023%      353.36       621       78.8%
                                ============    =====       ======

------------
* The average Principal Balance of the Statistical Calculation Pool Mortgage Loans as of the Statistical Calculation Date was approximately $187,295.

                              MORTGAGE RATES FOR THE STATISTICAL CALCULATION POOL MORTGAGE LOANS*

                                                                                                WEIGHTED               WEIGHTED
                                                          PERCENT OF                             AVERAGE               AVERAGE
                                  AGGREGATE                AGGREGATE                WEIGHTED    REMAINING   WEIGHTED   ORIGINAL
                                  PRINCIPAL                PRINCIPAL   AVERAGE      AVERAGE      TERM TO    AVERAGE    LOAN-TO-
                                   BALANCE     NUMBER       BALANCE    PRINCIPAL    MORTGAGE    MATURITY     CREDIT     VALUE
RANGE OF MORTGAGE RATES (%)      OUTSTANDING   OF LOANS   OUTSTANDING   BALANCE       RATE      (MONTHS)     SCORE      RATIO
----------------------------     -----------   --------   -----------   -------     --------    --------     -----     --------
4.501 - 5.000...............     $  20,676,700      70         2.67%    $295,381      4.907%      354.55       624       75.5%
5.001 - 5.500...............        19,433,328      77         2.51      252,381      5.152       352.63       629       76.3
5.501 - 6.000...............        73,408,086     324         9.48      226,568      5.909       354.59       659       76.7
6.001 - 6.500...............       128,464,710     618        16.59      207,872      6.324       353.68       649       77.5
6.501 - 7.000...............       186,734,920     975        24.12      191,523      6.813       353.43       632       78.3
7.001 - 7.500...............       117,199,700     648        15.14      180,864      7.308       354.98       610       79.0
7.501 - 8.000...............       121,593,984     687        15.70      176,993      7.786       353.85       596       81.1
8.001 - 8.500...............        56,823,927     352         7.34      161,432      8.276       353.81       582       81.3
8.501 - 9.000...............        45,478,158     301         5.87      151,090      8.763       353.27       572       79.8
9.001 - 9.500...............         1,226,557      15         0.16       81,770      9.287       292.35       591       89.4
9.501 - 10.000..............         1,323,439      23         0.17       57,541      9.839       254.01       629       94.9
10.001-10.500...............           453,651       9         0.06       50,406     10.370       204.42       639       97.9
10.501-11.000...............           734,602      19         0.09       38,663     10.942       239.42       653       92.6
11.001-11.500...............           601,766      11         0.08       54,706     11.248       279.98       623       96.9
11.501-12.000...............            14,584       1         0.00       14,584     11.750       171.00       673      100.0
12.001-12.500...............            53,515       2         0.01       26,758     12.179       168.73       676      100.0
12.501-13.000...............            29,800       1         0.00       29,800     12.990       167.00       662      100.0
13.001-13.500...............            26,760       1         0.00       26,760     13.090       223.00       642      100.0
                                 -------------   -----       ------     --------     ------     --------    ------     ------
Total/Weighted Average......     $ 774,278,186   4,134       100.00%    $187,295      7.023%      353.36       621       78.8%
                                 =============   =====       ======

-------------
* The weighted average Mortgage Rate for the Mortgage Loans as of the Statistical Calculation Date was approximately 7.023% per annum.



                    REMAINING TERMS TO STATED MATURITY FOR THE STATISTICAL CALCULATION POOL MORTGAGE LOANS*

                                                                                                WEIGHTED               WEIGHTED
                                                          PERCENT OF                             AVERAGE               AVERAGE
                                  AGGREGATE                AGGREGATE                WEIGHTED    REMAINING   WEIGHTED   ORIGINAL
                                  PRINCIPAL                PRINCIPAL   AVERAGE      AVERAGE      TERM TO    AVERAGE    LOAN-TO-
  RANGE OF REMAINING TERMS         BALANCE     NUMBER       BALANCE    PRINCIPAL    MORTGAGE    MATURITY     CREDIT     VALUE
          (MONTHS)               OUTSTANDING   OF LOANS   OUTSTANDING   BALANCE       RATE      (MONTHS)     SCORE      RATIO
----------------------------     -----------   --------   -----------   -------     --------    --------     -----     --------
1 - 120.....................    $    148,445        1        0.02%     $148,445     6.940%       116.00       647       41.8%
121 - 180...................       6,771,109      101        0.87        67,041     8.271        173.81       665       80.0
181 - 300...................       3,173,016       27        0.41       117,519     7.000        237.53       616       70.3
301 - 360...................     764,185,616    4,005       98.70       190,808     7.012        355.48       620       78.9
                                ------------    -----      ------      --------     -----        ------       ---       ----
Total/Weighted Average......    $774,278,186    4,134      100.00%     $187,295     7.023%       353.36       621       78.8%
                                ============    =====     =======

------------
* The weighted average remaining term to maturity of the Statistical Calculation Pool Mortgage Loans as of the Statistical Calculation Date was approximately 353 months.

                ORIGINAL LOAN-TO-VALUE RATIOS FOR THE STATISTICAL CALCULATION POOL MORTGAGE LOANS*

                                                                                                WEIGHTED               WEIGHTED
                                                          PERCENT OF                             AVERAGE               AVERAGE
                                  AGGREGATE                AGGREGATE                WEIGHTED    REMAINING   WEIGHTED   ORIGINAL
                                  PRINCIPAL                PRINCIPAL   AVERAGE      AVERAGE      TERM TO    AVERAGE    LOAN-TO-
   RANGE OF ORIGINAL               BALANCE     NUMBER       BALANCE    PRINCIPAL    MORTGAGE    MATURITY     CREDIT     VALUE
LOAN-TO-VALUE RATIOS (%)         OUTSTANDING   OF LOANS   OUTSTANDING   BALANCE       RATE      (MONTHS)     SCORE      RATIO
--------------------------       -----------   --------   -----------   -------     --------    --------     -----     --------
Up to 50.00...............      $ 23,975,262       176        3.10%    $136,223      6.918%      345.29       602       41.4%
50.01 - 55.00.............        10,603,939        68        1.37      155,940      7.224       344.51       582       52.9
55.01 - 60.00.............        25,428,561       135        3.28      188,360      6.861       353.28       587       57.9
60.01 - 65.00.............        46,055,441       220        5.95      209,343      6.875       353.57       595       63.5
65.01 - 70.00.............        51,974,240       259        6.71      200,673      6.960       354.29       595       68.5
70.01 - 75.00.............        66,044,472       335        8.53      197,148      7.131       352.87       591       74.0
75.01 - 80.00.............       265,191,122     1,486       34.25      178,460      6.783       355.08       631       79.7
80.01 - 85.00.............        96,764,646       476       12.50      203,287      7.149       354.46       611       84.3
85.01 - 90.00.............       115,847,126       553       14.96      209,488      7.178       354.15       637       89.6
90.01 - 95.00.............        50,054,648       229        6.46      218,579      7.387       354.18       653       94.7
95.01 - 100.00............        22,338,729       197        2.89      113,395      8.034       334.15       672       99.9
                                ------------     -----      ------     --------      -----       ------       ---       ----
Total/Weighted Average....      $774,278,186     4,134      100.00%    $187,295      7.023%      353.36       621       78.8%
                                ============     =====      ======

----------
* The weighted average Original Loan-to-Value Ratio at origination of the Statistical Calculation Pool Mortgage Loans as of the Statistical Calculation Date was approximately 78.83%.

                             STATE DISTRIBUTION FOR THE STATISTICAL CALCULATION POOL MORTGAGE LOANS

                                                                                                WEIGHTED               WEIGHTED
                                                          PERCENT OF                             AVERAGE               AVERAGE
                                  AGGREGATE                AGGREGATE                WEIGHTED    REMAINING   WEIGHTED   ORIGINAL
                                  PRINCIPAL                PRINCIPAL   AVERAGE      AVERAGE      TERM TO    AVERAGE    LOAN-TO-
                                   BALANCE     NUMBER       BALANCE    PRINCIPAL    MORTGAGE    MATURITY     CREDIT     VALUE
          STATE                  OUTSTANDING   OF LOANS   OUTSTANDING   BALANCE       RATE      (MONTHS)     SCORE      RATIO
----------------------------     -----------   --------   -----------   -------     --------    --------     -----     --------
Alabama......................    $    706,021        7         0.09%   $100,860      7.837%      348.76       643       85.7%
Arizona......................      17,391,183      123         2.25     141,392      6.752       353.94       622       79.9
Arkansas.....................       1,225,305       13         0.16      94,254      7.526       343.70       619       82.1
California...................     333,065,588    1,314        43.02     253,475      6.795       353.06       624       76.2
Colorado.....................      10,125,687       59         1.31     171,622      6.750       350.22       629       80.8
Connecticut..................       7,879,829       43         1.02     183,252      7.303       351.86       620       83.1
Delaware.....................       2,543,071       15         0.33     169,538      7.241       353.52       604       79.4
Florida......................      63,399,526      396         8.19     160,100      7.160       353.98       618       79.8
Georgia......................      13,471,158       96         1.74     140,325      7.610       354.11       610       83.8
Hawaii.......................       2,820,548        9         0.36     313,394      6.124       355.21       611       75.5
Idaho........................       1,804,365       13         0.23     138,797      6.989       354.78       636       83.6
Illinois.....................      51,372,992      290         6.63     177,148      7.345       355.02       622       82.1
Indiana......................       2,958,315       30         0.38      98,610      7.043       347.84       617       80.9
Iowa.........................       1,535,559       13         0.20     118,120      7.013       355.46       647       82.9
Kansas.......................       1,726,122       15         0.22     115,075      7.362       355.98       618       80.5
Kentucky.....................       2,743,969       23         0.35     119,303      7.149       355.36       627       84.1
Louisiana....................       3,259,407       26         0.42     125,362      7.396       355.41       628       85.2
Maine........................         628,288        4         0.08     157,072      7.440       352.52       580       75.1
Maryland.....................      29,477,793      146         3.81     201,903      7.232       353.58       605       79.9
Massachusetts................      10,314,052       40         1.33     257,851      6.815       355.63       617       74.8
Michigan.....................      13,191,918      101         1.70     130,613      7.585       350.54       626       84.6
Minnesota....................      14,503,190       86         1.87     168,642      7.197       355.60       622       82.1
Mississippi..................       1,458,202       15         0.19      97,213      7.688       343.70       599       82.6
Missouri.....................       6,520,426       61         0.84     106,892      7.323       352.80       611       82.7
Montana......................         286,880        2         0.04     143,440      6.821       355.46       584       61.3
Nebraska.....................       1,161,804       10         0.15     116,180      6.748       355.50       633       82.6
Nevada.......................      16,523,223       90         2.13     183,591      7.176       353.27       608       76.5
New Hampshire................       1,578,279        9         0.20     175,364      7.201       356.00       600       78.9
New Jersey...................       8,995,930       48         1.16     187,415      7.492       354.13       604       77.6
New Mexico...................       2,969,891       18         0.38     164,994      7.754       350.90       622       82.8
New York.....................      21,503,043       82         2.78     262,232      7.032       353.82       646       80.8
North Carolina...............      11,360,439       91         1.47     124,840      7.247       353.77       618       82.4
North Dakota.................         120,025        1         0.02     120,025      7.090       355.00       602       80.0
Ohio.........................      13,316,181      143         1.72      93,120      7.419       347.48       616       84.3
Oklahoma.....................       2,777,672       24         0.36     115,736      7.142       356.00       622       87.8
Oregon.......................       6,378,045       45         0.82     141,734      6.951       353.96       627       78.7
Pennsylvania.................      12,927,032       98         1.67     131,908      7.320       348.36       608       79.5
Rhode Island.................       3,164,876       18         0.41     175,826      7.311       356.08       600       77.0
South Carolina...............       5,726,819       47         0.74     121,847      7.248       355.76       622       79.3
South Dakota.................         309,189        3         0.04     103,063      6.826       355.70       622       83.8
Tennessee....................       7,040,350       65         0.91     108,313      7.091       352.85       621       80.9
Texas........................       7,621,960       68         0.98     112,088      7.169       355.24       627       83.0
Utah.........................       1,363,399        8         0.18     170,425      6.770       355.52       644       83.7
Virginia.....................      33,753,200      187         4.36     180,498      7.297       355.43       608       80.3
Washington...................      14,161,526       81         1.83     174,834      6.627       354.73       627       81.1
West Virginia................         971,912       10         0.13      97,191      7.503       337.06       617       77.6
Wisconsin....................       5,894,378       45         0.76     130,986      7.208       352.87       630       82.4
Wyoming......................         249,618        3         0.03      83,206      7.873       354.59       578       75.9
                                 ------------    -----       ------    --------      -----       ------       ---       ----
Total/Weighted Average.......    $774,278,186    4,134       100.00%   $187,295      7.023%      353.36       621       78.8%
                                 ============    =====     ========

                       CREDIT BUREAU RISK SCORES(1) FOR THE STATISTICAL CALCULATION POOL MORTGAGE LOANS*

                                                                                                WEIGHTED               WEIGHTED
                                                          PERCENT OF                             AVERAGE               AVERAGE
                                  AGGREGATE                AGGREGATE                WEIGHTED    REMAINING   WEIGHTED   ORIGINAL
                                  PRINCIPAL                PRINCIPAL   AVERAGE      AVERAGE      TERM TO    AVERAGE    LOAN-TO-
    RANGE OF CREDIT BUREAU         BALANCE     NUMBER       BALANCE    PRINCIPAL    MORTGAGE    MATURITY     CREDIT     VALUE
          RISK SCORES            OUTSTANDING   OF LOANS   OUTSTANDING   BALANCE       RATE      (MONTHS)     SCORE      RATIO
----------------------------     -----------   --------   -----------   -------     --------    --------     -----     --------
801 - 820....................    $    202,895        2       0.03%    $ 101,448      5.702%      219.18       805       71.0%
781 - 800....................       3,775,857       15       0.49       251,724      6.638       349.96       791       79.5
761 - 780....................       6,066,291       30       0.78       202,210      6.684       347.30       770       84.9
741 - 760....................      12,631,141       66       1.63       191,381      6.724       344.88       750       83.4
721 - 740....................      15,327,727       77       1.98       199,061      6.598       353.90       731       83.2
701 - 720....................      26,821,154      131       3.46       204,742      6.775       349.98       710       84.7
681 - 700....................      42,327,765      205       5.47       206,477      6.753       352.29       691       82.1
661 - 680....................      62,716,965      316       8.10       198,471      6.798       353.64       670       81.5
641 - 660....................     110,920,048      574      14.33       193,241      6.673       353.50       650       81.5
621 - 640....................     115,115,789      604      14.87       190,589      6.702       353.21       630       81.4
601 - 620....................     108,378,491      621      14.00       174,523      6.855       353.50       611       78.9
581 - 600....................      68,963,223      383       8.91       180,061      7.184       353.34       591       76.6
561 - 580....................      69,010,342      376       8.91       183,538      7.445       354.45       571       75.2
541 - 560....................      57,923,862      321       7.48       180,448      7.637       354.84       551       74.3
521 - 540....................      50,338,255      286       6.50       176,008      7.848       354.71       531       72.3
501 - 520....................      23,154,944      122       2.99       189,795      7.972       355.68       511       70.0
500 or less..................         603,439        5       0.08       120,688      8.229       356.11       500       55.7
                                 ------------    -----     ------     ---------      -----       ------       ---       ----
Total/Weighted Average.......    $774,278,186    4,134     100.00%    $ 187,295      7.023%      353.36       621       78.8%
                                 ============    =====     ======

----------------------
(1) The Credit Bureau Risk Scores referenced in this table with respect to substantially all of the Statistical Calculation Pool Mortgage Loans were obtained by the respective originators from one or more credit reporting agencies, and were determined at the time of origination.
* The weighted average Credit Bureau Risk Score of the Statistical Calculation Pool Mortgage Loans as of the Statistical Calculation Date was approximately 621.



                       GROSS MARGINS FOR THE ADJUSTABLE RATE STATISTICAL CALCULATION POOL MORTGAGE LOANS*

                                                                                                WEIGHTED               WEIGHTED
                                                          PERCENT OF                             AVERAGE               AVERAGE
                                  AGGREGATE                AGGREGATE                WEIGHTED    REMAINING   WEIGHTED   ORIGINAL
                                  PRINCIPAL                PRINCIPAL   AVERAGE      AVERAGE      TERM TO    AVERAGE    LOAN-TO-
                                   BALANCE     NUMBER       BALANCE    PRINCIPAL    MORTGAGE    MATURITY     CREDIT     VALUE
  RANGE OF GROSS MARGINS (%)     OUTSTANDING   OF LOANS   OUTSTANDING   BALANCE       RATE      (MONTHS)     SCORE      RATIO
----------------------------     -----------   --------   -----------   -------     --------    --------     -----     --------
4.001 - 5.000................    $    690,345        3       0.11%     $230,115       5.138%      354.21       626       73.8%
5.001 - 6.000................     339,708,456    1,549      51.74       219,308       6.692       355.50       635       81.1
6.001 - 7.000................     255,948,724    1,414      38.99       181,010       7.263       355.53       600       77.5
7.001 - 8.000................      48,923,210      341       7.45       143,470       7.756       355.42       588       79.6
8.001 - 9.000................      11,259,746       83       1.72       135,660       8.576       355.65       557       78.9
                                 ------------    -----     ------      --------       -----       ------       ---       ----
Total/Weighted Average.......    $656,530,481    3,390     100.00%     $193,667       7.025%      355.51       616       79.5%
                                 ============    =====     ======

------------
* The weighted average Gross Margin for the adjustable rate Statistical Calculation Pool Mortgage Loans as of the Statistical Calculation Date was approximately 6.384%.

                   NEXT ADJUSTMENT DATE FOR THE ADJUSTABLE RATE STATISTICAL CALCULATION POOL MORTGAGE LOANS*

                                                                                                WEIGHTED               WEIGHTED
                                                          PERCENT OF                             AVERAGE               AVERAGE
                                  AGGREGATE                AGGREGATE                WEIGHTED    REMAINING   WEIGHTED   ORIGINAL
                                  PRINCIPAL                PRINCIPAL   AVERAGE      AVERAGE      TERM TO    AVERAGE    LOAN-TO-
                                   BALANCE     NUMBER       BALANCE    PRINCIPAL    MORTGAGE    MATURITY     CREDIT     VALUE
    NEXT ADJUSTMENT DATE         OUTSTANDING   OF LOANS   OUTSTANDING   BALANCE       RATE      (MONTHS)     SCORE      RATIO
----------------------------     -----------   --------   -----------   -------     --------    --------     -----     --------
May 2005....................     $    871,593        3         0.13%    $290,531      5.707%      355.00       618        68.3%
June 2005...................        2,622,659       12         0.40      218,555      6.934       356.00       634        82.9
July 2005...................          814,243        4         0.12      203,561      7.700       357.00       574        83.7
August 2005.................          850,625        2         0.13      425,313      7.275       352.00       621        82.9
September 2005..............          975,618        3         0.15      325,206      6.718       353.00       682        86.7
October 2005................          752,613        3         0.11      250,871      7.726       354.00       619        79.5
November 2005...............        3,881,924       16         0.59      242,620      7.214       355.00       618        82.8
December 2005...............       11,786,629       50         1.80      235,733      7.254       356.00       642        85.9
January 2006................        4,554,578       21         0.69      216,885      7.390       357.00       613        84.0
March 2006..................          157,771        1         0.02      157,771      7.600       348.00       578        90.0
April 2006..................          342,992        2         0.05      171,496      7.881       348.20       517        75.0
June 2006...................          489,239        3         0.07      163,080      7.069       350.00       596        90.7
July 2006...................        1,569,100        8         0.24      196,138      7.231       351.19       569        80.6
August 2006.................       12,440,450       59         1.89      210,855      7.421       352.02       619        81.4
September 2006..............       26,307,391      119         4.01      221,071      6.896       353.01       632        80.4
October 2006................       30,051,177      153         4.58      196,413      6.700       354.13       614        81.2
November 2006...............      160,336,700      872        24.42      183,872      6.969       355.23       610        78.6
December 2006...............      229,493,874    1,099        34.96      208,821      7.147       356.00       614        79.6
January 2007................       65,667,378      310        10.00      211,830      7.257       357.00       616        80.2
July 2007...................           79,422        1         0.01       79,422      6.600       352.00       644        80.0
August 2007.................          977,143        6         0.15      162,857      7.677       352.00       630        78.0
September 2007..............        3,043,651       12         0.46      253,638      6.034       353.08       613        73.0
October 2007................        9,062,849       55         1.38      164,779      6.379       354.40       618        78.6
November 2007...............       54,355,480      372         8.28      146,117      6.739       355.49       621        78.4
December 2007...............       23,363,774      148         3.56      157,863      6.798       356.00       626        79.1
January 2008................        2,246,885       11         0.34      204,262      6.759       357.00       635        78.9
August 2009.................          479,500        1         0.07      479,500      6.875       352.00       583        70.0
September 2009..............          442,909        3         0.07      147,636      7.089       353.00       596        74.2
October 2009................          483,799        3         0.07      161,266      8.142       354.00       603        68.9
November 2009...............        2,559,653       11         0.39      232,696      6.643       355.00       625        74.7
December 2009...............        3,963,199       19         0.60      208,589      7.010       356.00       658        78.9
January 2010................        1,505,664        8         0.23      188,208      6.172       357.00       650        77.5
                                 ------------    -----       ------     --------      -----       ------       ---        ----
Total/Weighted Average......     $656,530,481    3,390       100.00%    $193,667      7.025%      355.51       616        79.5%
                                 ============    =====     ========

--------------
* The weighted average number of months to next Adjustment Date for the adjustable rate Statistical Calculation Pool Mortgage Loans as of the Statistical Calculation Date is 21 months.

                  MAXIMUM MORTGAGE RATES FOR THE ADJUSTABLE RATE STATISTICAL CALCULATION POOL MORTGAGE LOANS*

                                                                                                WEIGHTED               WEIGHTED
                                                          PERCENT OF                             AVERAGE               AVERAGE
                                  AGGREGATE                AGGREGATE                WEIGHTED    REMAINING   WEIGHTED   ORIGINAL
                                  PRINCIPAL                PRINCIPAL   AVERAGE      AVERAGE      TERM TO    AVERAGE    LOAN-TO-
   RANGE OF MAXIMUM MORTGAGE       BALANCE     NUMBER       BALANCE    PRINCIPAL    MORTGAGE    MATURITY     CREDIT     VALUE
           RATES (%)             OUTSTANDING   OF LOANS   OUTSTANDING   BALANCE       RATE      (MONTHS)     SCORE      RATIO
----------------------------     -----------   --------   -----------   -------     --------    --------     -----     --------
10.501 - 11.000.............     $ 20,065,082       67       3.06%     $299,479      4.904%     354.60        620       75.7%
11.001 - 11.500.............       17,538,716       70       2.67       250,553      5.138      354.31        621       76.8
11.501 - 12.000.............       17,139,876      106       2.61       161,697      5.822      355.55        649       80.1
12.001 - 12.500.............       38,323,792      251       5.84       152,684      6.296      355.45        632       77.9
12.501 - 13.000.............      104,901,651      557      15.98       188,333      6.444      355.52        638       78.6
13.001 - 13.500.............       98,842,162      474      15.06       208,528      6.676      355.53        634       79.0
13.501 - 14.000.............      123,690,118      602      18.84       205,465      7.040      355.62        623       79.3
14.001 - 14.500.............       74,817,975      393      11.40       190,377      7.477      355.51        603       80.7
14.501 - 15.000.............       87,894,950      449      13.39       195,757      7.871      355.65        592       81.6
15.001 - 15.500.............       40,407,396      221       6.15       182,839      8.293      355.69        581       82.2
15.501 - 16.000.............       32,038,002      194       4.88       165,144      8.772      355.71        567       79.5
16.001 - 16.500.............          591,371        4       0.09       147,843      9.288      352.18        516       79.6
16.501 - 17.000.............          279,390        2       0.04       139,695      9.740      352.50        526       78.9
                                 ------------    -----     ------      --------      -----      ------        ---       ----
Total/Weighted Average......     $656,530,481    3,390     100.00%     $193,667      7.025%     355.51        616       79.5%
                                 ============    =====     ======

-----------------
* The weighted average Maximum Mortgage Rate for the adjustable rate Statistical Calculation Pool Mortgage Loans as of the Statistical Calculation Date was approximately 13.660% per annum.



                 INITIAL PERIODIC RATE CAP FOR THE ADJUSTABLE RATE STATISTICAL CALCULATION POOL MORTGAGE LOANS*

                                                                                                WEIGHTED               WEIGHTED
                                                          PERCENT OF                             AVERAGE               AVERAGE
                                  AGGREGATE                AGGREGATE                WEIGHTED    REMAINING   WEIGHTED   ORIGINAL
                                  PRINCIPAL                PRINCIPAL   AVERAGE      AVERAGE      TERM TO    AVERAGE    LOAN-TO-
      INITIAL PERIODIC             BALANCE     NUMBER       BALANCE    PRINCIPAL    MORTGAGE    MATURITY     CREDIT     VALUE
        RATE CAP (%)             OUTSTANDING   OF LOANS   OUTSTANDING   BALANCE       RATE      (MONTHS)     SCORE      RATIO
----------------------------     -----------   --------   -----------   -------     --------    --------     -----     --------
1.000.......................     $    681,025        3        0.10%    $227,008      8.073%      351.59       624        83.4%
1.500.......................          507,894        2        0.08      253,947      7.659       352.00       622        84.2
2.000.......................       64,051,423      246        9.76      260,372      5.947       354.97       624        79.6
3.000.......................      591,290,140    3,139       90.06      188,369      7.140       355.58       616        79.5
                                 ------------    -----      ------     --------      -----       ------       ---        ----
Total/Weighted Average......     $656,530,481    3,390      100.00%    $193,667      7.025%      355.51       616        79.5%
                                 ============    =====     =======

----------------
* The weighted average initial Periodic Rate Cap for the adjustable rate Statistical Calculation Pool Mortgage Loans as of the Statistical Calculation Date was approximately 2.899%.

               SUBSEQUENT PERIODIC RATE CAP FOR THE ADJUSTABLE RATE STATISTICAL CALCULATION POOL MORTGAGE LOANS*

                                                                                                WEIGHTED               WEIGHTED
                                                          PERCENT OF                             AVERAGE               AVERAGE
                                  AGGREGATE                AGGREGATE                WEIGHTED    REMAINING   WEIGHTED   ORIGINAL
                                  PRINCIPAL                PRINCIPAL   AVERAGE      AVERAGE      TERM TO    AVERAGE    LOAN-TO-
          SUBSEQUENT               BALANCE     NUMBER       BALANCE    PRINCIPAL    MORTGAGE    MATURITY     CREDIT     VALUE
     PERIODIC RATE CAP (%)       OUTSTANDING   OF LOANS   OUTSTANDING   BALANCE       RATE      (MONTHS)     SCORE      RATIO
----------------------------     -----------   --------   -----------   -------     --------    --------     -----     --------
1.000.......................     $241,594,610    1,468       36.80%    $164,574      6.713%     355.20         614     78.6%
1.500.......................       28,028,301      118        4.27      237,528      7.204      355.62         630     84.0
2.000.......................      386,907,570    1,804       58.93      214,472      7.206      355.69         617     79.8
                                 ------------    -----      ------     --------      -----      ------         ---     ----
Total/Weighted Average......     $656,530,481    3,390      100.00%    $193,667      7.025%     355.51         616     79.5%
                                 ============    =====      ======

----------------
* The weighted average subsequent Periodic Rate Cap for the adjustable rate Statistical Calculation Pool Mortgage Loans as of the Statistical Calculation Date was approximately 1.611%.



                  MINIMUM MORTGAGE RATES FOR THE ADJUSTABLE RATE STATISTICAL CALCULATION POOL MORTGAGE LOANS*

                                                                                                WEIGHTED               WEIGHTED
                                                          PERCENT OF                             AVERAGE               AVERAGE
                                  AGGREGATE                AGGREGATE                WEIGHTED    REMAINING   WEIGHTED   ORIGINAL
                                  PRINCIPAL                PRINCIPAL   AVERAGE      AVERAGE      TERM TO    AVERAGE    LOAN-TO-
          RANGE OF                 BALANCE     NUMBER       BALANCE    PRINCIPAL    MORTGAGE    MATURITY     CREDIT     VALUE
 MINIMUM MORTGAGE RATES (%)      OUTSTANDING   OF LOANS   OUTSTANDING   BALANCE       RATE      (MONTHS)     SCORE      RATIO
----------------------------     -----------   --------   -----------   -------     --------    --------     -----     --------
4.001 - 5.000...............    $ 20,445,082        68         3.11%    $300,663     4.906%      354.64       622        75.8%
5.001 - 6.000...............      78,130,882       344        11.90      227,125     5.738       355.35       648        78.1
6.001 - 7.000...............     258,267,194     1,295        39.34      199,434     6.620       355.59       636        78.9
7.001 - 8.000...............     206,830,099     1,122        31.50      184,341     7.564       355.51       600        80.7
8.001 - 9.000...............      91,832,945       553        13.99      166,063     8.487       355.64       573        80.6
9.001 - 10.000..............       1,024,279         8         0.16      128,035     9.393       352.39       529        81.7
                                ------------     -----       ------     --------     -----       ------       ---        ----
Total/Weighted Average......    $656,530,481     3,390       100.00%    $193,667     7.025%      355.51       616        79.5%
                                ============     =====       ======

----------------
* The weighted average Minimum Mortgage Rate for the adjustable rate Statistical Calculation Pool Mortgage Loans as of the Statistical Calculation Date was approximately 7.022% per annum.

                       TYPES OF MORTGAGED PROPERTIES FOR THE STATISTICAL CALCULATION POOL MORTGAGE LOANS

                                                                                                WEIGHTED               WEIGHTED
                                                          PERCENT OF                             AVERAGE               AVERAGE
                                  AGGREGATE                AGGREGATE                WEIGHTED    REMAINING   WEIGHTED   ORIGINAL
                                  PRINCIPAL                PRINCIPAL   AVERAGE      AVERAGE      TERM TO    AVERAGE    LOAN-TO-
                                   BALANCE     NUMBER       BALANCE    PRINCIPAL    MORTGAGE    MATURITY     CREDIT     VALUE
      PROPERTY TYPE              OUTSTANDING   OF LOANS   OUTSTANDING   BALANCE       RATE      (MONTHS)     SCORE      RATIO
----------------------------     -----------   --------   -----------   -------     --------    --------     -----     --------
Single-Family Residence
(detached)................      $587,019,064    3,234        75.82%     $181,515     7.012%      353.29       617       78.5%
Planned Unit Development
(detached)................        87,102,276      426        11.25       204,465     6.977       353.64       624       80.8
Condominium...............        37,569,043      213         4.85       176,380     7.117       352.89       639       80.6
Two Family................        37,100,992      164         4.79       226,226     7.136       353.18       639       78.4
Three Family..............        13,695,866       49         1.77       279,507     7.014       355.50       662       77.7
Four Family...............         6,325,159       20         0.82       316,258     7.295       355.02       612       74.1
Hi Rise Condo.............         3,826,565       17         0.49       225,092     7.396       353.44       644       84.7
Manufactured..............           825,004        7         0.11       117,858     6.636       355.42       675       76.0
Planned Unit Development
(attached)................           605,321        2         0.08       302,661     6.198       353.00       623       73.3
Single-Family Residence
(attached)................           208,896        2         0.03       104,448     7.301       355.59       584       83.5
                                ------------    -----       ------      --------     -----       ------       ---       ----
Total/Weighted Average....      $774,278,186    4,134       100.00%     $187,295     7.023%      353.36       621       78.8%
                                ============   ======    =========



                             OCCUPANCY TYPES FOR THE STATISTICAL CALCULATION POOL MORTGAGE LOANS(1)

                                                                                                WEIGHTED               WEIGHTED
                                                          PERCENT OF                             AVERAGE               AVERAGE
                                  AGGREGATE                AGGREGATE                WEIGHTED    REMAINING   WEIGHTED   ORIGINAL
                                  PRINCIPAL                PRINCIPAL   AVERAGE      AVERAGE      TERM TO    AVERAGE    LOAN-TO-
                                   BALANCE     NUMBER       BALANCE    PRINCIPAL    MORTGAGE    MATURITY     CREDIT     VALUE
         OCCUPANCY               OUTSTANDING   OF LOANS   OUTSTANDING   BALANCE       RATE      (MONTHS)     SCORE      RATIO
----------------------------     -----------   --------   -----------   -------     --------    --------     -----     --------
Owner Occupied..............    $741,999,352     3,929      95.83%     $188,852      6.998%      353.32       620       78.8%
Investment..................      30,815,174       195       3.98       158,027      7.582       354.97       650       78.5
Second Home.................       1,463,660        10       0.19       146,366      7.499       342.97       650       83.1
                                ------------     -----     ------      --------      -----       ------       ---       ----
Total/Weighted Average......    $774,278,186     4,134     100.00%     $187,295      7.023%      353.36       621       78.8%
                                ============     =====     ======

--------------------
(1) Based on representations by the Mortgagors at the time of origination of the Statistical Calculation Pool Mortgage Loans.



                               LOAN PURPOSES FOR THE STATISTICAL CALCULATION POOL MORTGAGE LOANS

                                                                                                WEIGHTED               WEIGHTED
                                                          PERCENT OF                             AVERAGE               AVERAGE
                                  AGGREGATE                AGGREGATE                WEIGHTED    REMAINING   WEIGHTED   ORIGINAL
                                  PRINCIPAL                PRINCIPAL   AVERAGE      AVERAGE      TERM TO    AVERAGE    LOAN-TO-
                                   BALANCE     NUMBER       BALANCE    PRINCIPAL    MORTGAGE    MATURITY     CREDIT     VALUE
       LOAN PURPOSE              OUTSTANDING   OF LOANS   OUTSTANDING   BALANCE       RATE      (MONTHS)     SCORE      RATIO
----------------------------     -----------   --------   -----------   -------     --------    --------     -----     --------
Refinance - Cash Out........    $442,568,248     2,197       57.16%    $201,442     7.029%       353.24       609       75.9%
Purchase....................     237,615,275     1,396       30.69      170,212     6.996        353.32       646       83.5
Refinance - No Cash Out.....      94,094,663       541       12.15      173,927     7.059        354.07       611       81.1
                                ------------     -----      ------     --------     -----        ------       ---       ----
Total/Weighted Average......    $774,278,186     4,134      100.00%    $187,295     7.023%       353.36       621       78.8%
                                ============     =====      ======

                  CREDIT GRADE CATEGORIES FOR THE STATISTICAL CALCULATION POOL MORTGAGE LOANS(1)

                                                                                                WEIGHTED               WEIGHTED
                                                          PERCENT OF                             AVERAGE               AVERAGE
                                  AGGREGATE                AGGREGATE                WEIGHTED    REMAINING   WEIGHTED   ORIGINAL
                                  PRINCIPAL                PRINCIPAL   AVERAGE      AVERAGE      TERM TO    AVERAGE    LOAN-TO-
                                   BALANCE     NUMBER       BALANCE    PRINCIPAL    MORTGAGE    MATURITY     CREDIT     VALUE
  CREDIT GRADE CATEGORY          OUTSTANDING   OF LOANS   OUTSTANDING   BALANCE       RATE      (MONTHS)     SCORE      RATIO
----------------------------     -----------   --------   -----------   -------     --------    --------     -----     --------
PR..........................    $ 84,297,158       487       10.89%     $173,095     7.221%      350.64       600       78.3%
PP..........................     563,402,149     2,975       72.76       189,379     6.860       353.56       635       80.2
A-..........................      33,460,224       171        4.32       195,674     7.507       353.70       573       76.4
B...........................      52,380,122       285        6.77       183,790     7.640       354.44       567       72.7
C...........................      37,705,489       198        4.87       190,432     7.651       354.51       575       70.4
C-..........................         669,705         4        0.09       167,426     8.066       354.99       566       75.7
D...........................       2,363,340        14        0.31       168,810     7.825       355.37       579       66.0
                                ------------     -----      ------      --------     -----       ------       ---       ----
Total/Weighted Average......    $774,278,186     4,134      100.00%     $187,295     7.023%      353.36       621       78.8%
                                ============     =====     =======

(1) Although the Statistical Calculation Pool Mortgage Loans were originated by various originators under differing underwriting guidelines, the Statistical Calculation Pool Mortgage Loans loosely correspond to the Countrywide Home Loans credit grades shown in this table. SEE "--UNDERWRITING STANDARDS" IN THIS PROSPECTUS SUPPLEMENT.



                               ORIGINAL TERM FOR THE STATISTICAL CALCULATION POOL MORTGAGE LOANS

                                                                                                WEIGHTED               WEIGHTED
                                                          PERCENT OF                             AVERAGE               AVERAGE
                                  AGGREGATE                AGGREGATE                WEIGHTED    REMAINING   WEIGHTED   ORIGINAL
                                  PRINCIPAL                PRINCIPAL   AVERAGE      AVERAGE      TERM TO    AVERAGE    LOAN-TO-
                                   BALANCE     NUMBER       BALANCE    PRINCIPAL    MORTGAGE    MATURITY     CREDIT     VALUE
      ORIGINAL TERM              OUTSTANDING   OF LOANS   OUTSTANDING   BALANCE       RATE      (MONTHS)     SCORE      RATIO
----------------------------     -----------   --------   -----------   -------     --------    --------     -----     --------
ARM 360.....................    $656,530,481     3,390      84.79%     $193,667     7.025%       355.51       616        79.5%
Fixed 120...................         148,445         1       0.02       148,445     6.940        116.00       647        41.8
Fixed 180...................       6,771,109       101       0.87        67,041     8.271        173.81       665        80.0
Fixed 240...................       3,046,334        26       0.39       117,167     7.031        235.10       615        69.6
Fixed 300...................         126,682         1       0.02       126,682     6.250        296.00       653        87.9
Fixed 360...................     107,655,135       615      13.90       175,049     6.933        355.31       645        74.8
                                ------------     -----     ------      --------     -----        ------       ---        ----
Total/Weighted Average......    $774,278,186     4,134     100.00%     $187,295     7.023%       353.36       621        78.8%
                                ============     =====     ======

                          LOAN DOCUMENTATION TYPE FOR THE STATISTICAL CALCULATION POOL MORTGAGE LOANS

                                                                                                WEIGHTED               WEIGHTED
                                                          PERCENT OF                             AVERAGE               AVERAGE
                                  AGGREGATE                AGGREGATE                WEIGHTED    REMAINING   WEIGHTED   ORIGINAL
                                  PRINCIPAL                PRINCIPAL   AVERAGE      AVERAGE      TERM TO    AVERAGE    LOAN-TO-
           LOAN                    BALANCE     NUMBER       BALANCE    PRINCIPAL    MORTGAGE    MATURITY     CREDIT     VALUE
    DOCUMENTATION TYPE           OUTSTANDING   OF LOANS   OUTSTANDING   BALANCE       RATE      (MONTHS)     SCORE      RATIO
----------------------------     -----------   --------   -----------   -------     --------    --------     -----     --------
Full Documentation..........    $441,194,780     2,581      56.98%     $170,939     6.870%      353.48        609      78.9%
Stated Income...............     333,083,406     1,553      43.02       214,477     7.225       353.21        636      78.7
                                ------------     -----     ------      --------     -----       ------        ---      ----
Total/Weighted Average......    $774,278,186     4,134     100.00%     $187,295     7.023%      353.36        621      78.8%
                                ============     =====     ======



                      ORIGINAL PREPAYMENT PENALTY TERM FOR THE STATISTICAL CALCULATION POOL MORTGAGE LOANS

                                                                                                WEIGHTED               WEIGHTED
                                                          PERCENT OF                             AVERAGE               AVERAGE
                                  AGGREGATE                AGGREGATE                WEIGHTED    REMAINING   WEIGHTED   ORIGINAL
                                  PRINCIPAL                PRINCIPAL   AVERAGE      AVERAGE      TERM TO    AVERAGE    LOAN-TO-
ORIGINAL PREPAYMENT PENALTY        BALANCE     NUMBER       BALANCE    PRINCIPAL    MORTGAGE    MATURITY     CREDIT     VALUE
       TERM (MONTHS)             OUTSTANDING   OF LOANS   OUTSTANDING   BALANCE       RATE      (MONTHS)     SCORE      RATIO
----------------------------     -----------   --------   -----------   -------     --------    --------     -----     --------
0...........................    $132,243,607       768        17.08%    $172,192     7.394%      352.68        626        82.1%
6...........................          89,437         1         0.01       89,437     9.600       168.00        603       100.0
12..........................      44,939,601       180         5.80      249,664     7.040       354.46        638        80.5
24..........................     403,328,144     2,058        52.09      195,981     7.090       354.90        612        79.0
36..........................     192,114,170     1,120        24.81      171,531     6.621       350.43        631        75.8
60..........................       1,563,227         7         0.20      223,318     6.914       354.46        602        68.5
                                ------------     -----       ------     --------     -----       ------        ---        ----
Total/Weighted Average......    $774,278,186     4,134       100.00%    $187,295     7.023%      353.36        621        78.8%
                                ============     =====       ======



          RANGE OF MONTHS TO NEXT ADJUSTMENT DATE FOR THE ADJUSTABLE RATE STATISTICAL CALCULATION POOL MORTGAGE LOANS

                           WEIGHTED                                                                  WEIGHTED               WEIGHTED
                            AVERAGE                            PERCENT OF                             AVERAGE               AVERAGE
                           MONTHS TO   AGGREGATE                AGGREGATE                WEIGHTED    REMAINING   WEIGHTED   ORIGINAL
     RANGE OF                NEXT      PRINCIPAL                PRINCIPAL   AVERAGE      AVERAGE      TERM TO    AVERAGE    LOAN-TO-
  MONTHS TO NEXT          ADJUSTMENT    BALANCE     NUMBER       BALANCE    PRINCIPAL    MORTGAGE    MATURITY     CREDIT     VALUE
  ADJUSTMENT DATE            DATE     OUTSTANDING   OF LOANS   OUTSTANDING   BALANCE       RATE      (MONTHS)     SCORE      RATIO
------------------------  ----------  -----------   --------   -----------   -------     --------    --------     -----     --------
0-6.....................      3      $   6,887,350       27        1.05%     $ 255,087      6.967%      354.85    628       81.3%
7-12....................      8         20,654,031       89        3.15        232,068      7.287       355.87    629       84.8
13-18...................     17         67,146,687      312       10.23        215,214      6.909       353.14    621       81.0
19-24...................     20        459,278,484    2,312       69.96        198,650      7.099       355.87    613       79.4
25-31...................     31         41,118,890      253        6.26        162,525      6.416       354.65    626       78.5
32-37...................     32         52,010,315      352        7.92        147,757      6.935       356.04    620       78.4
38 or Greater...........     55          9,434,723       45        1.44        209,661      6.831       355.44    638       76.4
                                     -------------    -----     -------      ---------    -------    ---------  -----     ------
Total/Weighted Average..             $ 656,530,481    3,390      100.00%     $ 193,667      7.025%      355.51    616       79.5%
                                     =============    =====     =======

                                                                         ANNEX B

                      GLOBAL CLEARANCE, SETTLEMENT AND TAX
                            DOCUMENTATION PROCEDURES

         Except in certain limited circumstances, the globally offered CWABS, Inc. Asset-Backed Certificates, Series 2005-BC2 (the "GLOBAL SECURITIES") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of The Depository Trust Company ("DTC"), Clearstream, Luxembourg or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

         Secondary market trading between investors holding Global Securities through Clearstream, Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice (I.E., seven calendar day settlement).

         Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior mortgage pass-through certificate issues.

         Secondary cross-market trading between Clearstream, Luxembourg or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream, Luxembourg and Euroclear (in such capacity) and as DTC Participants.

         Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

         All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream, Luxembourg and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

         Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior mortgage pass-through certificate issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors electing to hold their Global Securities through Clearstream, Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

         Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

         TRADING BETWEEN DTC PARTICIPANTS. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage pass-through certificate issues in same-day funds.

         TRADING BETWEEN CLEARSTREAM, LUXEMBOURG AND/OR EUROCLEAR PARTICIPANTS. Secondary market trading between Clearstream, Luxembourg Participants or Euroclear Participants will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

         TRADING BETWEEN DTC SELLER AND CLEARSTREAM, LUXEMBOURG OR EUROCLEAR PURCHASER. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream, Luxembourg Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. Clearstream, Luxembourg or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of a 360-day year and the actual days in the related accrual period. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream, Luxembourg Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (I.E., the trade fails), the Clearstream, Luxembourg or Euroclear cash debt will be valued instead as of the actual settlement date.

         Clearstream, Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream, Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream, Luxembourg or Euroclear until the Global Securities are credited to their accounts one day later.

         As an alternative, if Clearstream, Luxembourg or Euroclear has extended a line of credit to them, Clearstream, Luxembourg Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream, Luxembourg Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream, Luxembourg Participant's or Euroclear Participant's particular cost of funds.

         Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream, Luxembourg Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants across-market transaction will settle no differently than a trade between two DTC Participants.

         TRADING BETWEEN CLEARSTREAM, LUXEMBOURG OR EUROCLEAR SELLER AND DTC PURCHASER. Due to time zone differences in their favor, Clearstream, Luxembourg Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. In these cases Clearstream, Luxembourg or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream, Luxembourg Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the

Clearstream, Luxembourg Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream, Luxembourg Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (I.E., the trade fails), receipt of the cash proceeds in the Clearstream, Luxembourg Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

         Finally, day traders that use Clearstream, Luxembourg or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream, Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

                  (a) borrowing through Clearstream, Luxembourg or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream, Luxembourg or Euroclear accounts) in accordance with the clearing system's customary procedures;

                  (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream, Luxembourg or Euroclear account in order to settle the sale side of the trade; or

                  (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream, Luxembourg Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

         A beneficial owner of Global Securities holding securities through Clearstream, Luxembourg or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

         EXEMPTION FOR NON-U.S. PERSONS OR REDUCED RATE FOR NON-U.S. PERSONS RESIDENT IN TREATY COUNTRIES (FORM W-8BEN). Beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN Certificate of Foreign Status of Beneficial Owners for United States Tax Withholding. Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United States also can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change.

         EXEMPTION FOR NON-U.S. PERSONS WITH EFFECTIVELY CONNECTED INCOME (FORM W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI Certificate of Foreign Person's Claim for Exemption from Withholding On Income Effectively Connected with the Conduct of a Trade or Business in the United States.

         EXEMPTION FOR U.S. PERSONS (FORM W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

         U.S. FEDERAL INCOME TAX REPORTING PROCEDURE. The Certificate Owner of a Global Security, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8BEN and Form W-8ECI are effective until the third succeeding calendar year from the date the form is signed.

         The term "U.S. PERSON" means:

                  (1) a citizen or resident of the United States;

                  (2) a corporation or partnership (including an entity treated as a corporation or partnership for U.S. federal income tax purposes) organized in or under the laws of the United States, any State thereof or the District of Columbia;

                  (3) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source; or

                  (4) a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                      (This page intentionally left blank)

PROSPECTUS

                                   CWABS, INC.
                                    DEPOSITOR

                             ASSET BACKED SECURITIES
                              (ISSUABLE IN SERIES)

-----------------------------------------------------------------------------
PLEASE CAREFULLY CONSIDER OUR DISCUSSION OF SOME OF THE RISKS OF INVESTING IN THE SECURITIES UNDER "RISK FACTORS" BEGINNING ON PAGE 5.
-----------------------------------------------------------------------------

THE TRUSTS

Each trust will be established to hold assets in its trust fund transferred to it by CWABS, Inc. The assets in each trust fund will be specified in the prospectus supplement for the particular trust and will generally consist of:

o first lien mortgage loans secured by one- to four-family residential properties,

o mortgage loans secured by first and/or subordinate liens on small multifamily residential properties, such as rental apartment buildings or projects containing five to fifty residential units,

o closed-end and/or revolving home equity loans, secured in whole or in part by first and/or subordinate liens on one- to four-family residential properties, or

o home improvement loans, secured by first or subordinate liens on one-to four-family residential properties or by personal property security interests, and home improvement sales contracts, secured by personal property security interests.

THE SECURITIES

CWABS, Inc. will sell either certificates or notes pursuant to a prospectus supplement. The securities will be grouped into one or more series, each having its own distinct designation. Each series will be issued in one or more classes and each class will evidence beneficial ownership of a specified portion of future payments on the assets in the trust fund that the series relates to. A prospectus supplement for a series will specify all of the terms of the series and of each of the classes in the series.

OFFERS OF SECURITIES

The securities may be offered through several different methods, including offerings through underwriters.

                                   ----------

THE SEC AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

October 25, 2004

                                TABLE OF CONTENTS

Important Notice About Information in This Prospectus
     and Each Accompanying Prospectus Supplement .........................     4
Risk Factors .............................................................     5
The Trust Fund ...........................................................    16
     General .............................................................    16
     The Loans ...........................................................    17
     Substitution of Trust Fund Assets ...................................    21
     Available Information ...............................................    21
     Incorporation of Certain Documents by Reference .....................    21
     Reports to Securityholders ..........................................    22
Use of Proceeds ..........................................................    22
The Depositor ............................................................    22
Loan Program .............................................................    22
     Underwriting Standards ..............................................    22
     Qualifications of Sellers ...........................................    24
     Representations by Sellers; Repurchases .............................    24
Description of the Securities ............................................    25
     General .............................................................    26
     Distributions on Securities .........................................    27
     Advances ............................................................    29
     Reports to Securityholders ..........................................    30
     Categories of Classes of Securities .................................    31
     Indices Applicable to Floating Rate and Inverse
          Floating Rate Classes ..........................................    33
     Book-Entry Registration of Securities ...............................    37
Credit Enhancement .......................................................    41
     General .............................................................    41
     Subordination .......................................................    41
     Letter of Credit ....................................................    42
     Insurance Policies, Surety Bonds and Guaranties .....................    42
     Over-Collateralization ..............................................    43
     Reserve Accounts ....................................................    43
     Pool Insurance Policies .............................................    45
     Financial Instruments ...............................................    46
     Cross Support .......................................................    46
Yield and Prepayment Considerations ......................................    46
The Agreements ...........................................................    49
     Assignment of the Trust Fund Assets .................................    49
     Payments On Loans; Deposits to Security Account .....................    50
     Pre-Funding Account .................................................    52
     Sub-Servicing by Sellers ............................................    53
     Collection Procedures ...............................................    53
     Hazard Insurance ....................................................    54
     Realization Upon Defaulted Loans ....................................    56
     Servicing and Other Compensation and Payment of Expenses ............    57
     Evidence as to Compliance ...........................................    57
     Certain Matters Regarding the Master Servicer and the Depositor .....    58
     Events of Default; Rights Upon Event of Default .....................    58
     Amendment ...........................................................    61
     Termination; Optional Termination ...................................    62
     The Trustee .........................................................    62
Certain Legal Aspects of the Loans .......................................    63
     General .............................................................    63
     Foreclosure .........................................................    64
     Environmental Risks .................................................    66
     Rights of Redemption ................................................    67
     Anti-Deficiency Legislation and Other Limitations On Lenders ........    67
     Due-On-Sale Clauses .................................................    68
     Enforceability of Prepayment and Late Payment Fees ..................    69
     Applicability of Usury Laws .........................................    69
     Home Improvement Finance ............................................    69
     Servicemembers Civil Relief Act .....................................    71
     Junior Mortgages and Rights of Senior Mortgagees ....................    71
     Other Loan Provisions and Lender Requirements .......................    71
     Priority of Additional Advances .....................................    72
     The Title I Program .................................................    72
     Consumer Protection Laws ............................................    75
Material Federal Income Tax Consequences .................................    77
     General .............................................................    77
     Taxation of Debt Securities .........................................    77
     Taxation of the REMIC and Its Holders ...............................    82
     REMIC Expenses; Single Class REMICs .................................    82
     Taxation of the REMIC ...............................................    83
     Taxation of Holders of Residual Interest Securities .................    84
     Administrative Matters ..............................................    88

     Tax Status as a Grantor Trust .......................................    88
     Sale or Exchange ....................................................    91
     Miscellaneous Tax Aspects ...........................................    91
     Proposed Reporting Regulations ......................................    91
     Tax Treatment of Foreign Investors ..................................    92
     Tax Characterization of the Trust Fund as a Partnership .............    92
     Tax Consequences to Holders of the Notes ............................    93
     Tax Consequences to Holders of the Certificates .....................    95
Other Tax Considerations .................................................    98
ERISA Considerations .....................................................    99
Legal Investment .........................................................   102
Method of Distribution ...................................................   103
Legal Matters ............................................................   104
Financial Information ....................................................   104
Rating ...................................................................   104
Index to Defined Terms ...................................................   106

         IMPORTANT NOTICE ABOUT INFORMATION IN THIS PROSPECTUS AND EACH
                       ACCOMPANYING PROSPECTUS SUPPLEMENT

      Information about each series of securities is contained in two separate documents:

      o this prospectus, which provides general information, some of which may not apply to a particular series; and

      o the accompanying prospectus supplement for a particular series, which describes the specific terms of the securities of that series.

The prospectus supplement will contain information about a particular series that supplements the information contained in this prospectus, and you should rely on that supplementary information in the prospectus supplement.

      You should rely only on the information in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the accompanying prospectus supplement.

                                   ----------

      If you require additional information, the mailing address of our principal executive offices is CWABS, Inc., 4500 Park Granada, Calabasas, California 91302 and the telephone number is (818) 225-3000. For other means of acquiring additional information about us or a series of securities, see "The Trust Fund -- Incorporation of Certain Documents by Reference" beginning on page 21.

                                  RISK FACTORS

      You should carefully consider the following information since it identifies significant risks associated with an investment in the securities.

LIMITED SOURCE OF PAYMENTS -- NO    The applicable prospectus supplement may
RECOURSE TO SELLERS, DEPOSITOR      provide that securities will be payable from
OR SERVICER                         other trust funds in addition to their
                                    associated trust fund, but if it does not, they will be payable solely from their associated trust fund. If the trust fund does not have sufficient assets to distribute the full amount due to you as a securityholder, your yield will be impaired, and perhaps even the return of your principal may be impaired, without your having recourse to anyone else. Furthermore, at the times specified in the applicable prospectus supplement, certain assets of the trust fund may be released and paid out to other people, such as the depositor, a servicer, a credit enhancement provider, or any other person entitled to payments from the trust fund. Those assets will no longer be available to make payments to you. Those payments are generally made after other specified payments that may be set forth in the applicable prospectus supplement have been made.

                                    You will not have any recourse against the depositor or any servicer if you do not receive a required distribution on the securities. Nor will you have recourse against the assets of the trust fund of any other series of securities.

                                    The securities will not represent an
                                    interest in the depositor, any servicer, any seller to the depositor, or anyone else except the trust fund. The only obligation of the depositor to a trust fund comes from certain representations and warranties made by it about assets transferred to the trust fund. If these representations and warranties turn out to be untrue, the depositor may be required to repurchase some of the transferred assets. CWABS, Inc., which is the depositor, does not have significant assets and is unlikely to have significant assets in the future. So if the depositor were required to repurchase a loan because of a breach of a representation, its only sources of funds for the repurchase would be:

                                          o  funds obtained from enforcing a
                                             corresponding obligation of a
                                             seller or originator of the loan,
                                             or

                                          o  funds from a reserve fund or
                                             similar credit enhancement
                                             established to pay for loan
                                             repurchases.

                                    The only obligations of the master servicer to a trust fund (other than its master servicing obligations) comes from certain representations and warranties made by it in connection with its loan servicing activities. If these representations and warranties turn out to be untrue, the master servicer may be required to repurchase or substitute for some of the loans. However, the master servicer may not have the financial ability to make the required repurchase or substitution.

                                    The only obligations to a trust fund of a seller of loans to the depositor comes from certain representations and warranties made by it in connection with its sale of the loans and certain document delivery requirements. If these representations and warranties turn out to be untrue, or the seller fails to deliver required documents, it may be required to repurchase or substitute for some of the loans. However, the seller may not have the financial ability to make the required repurchase or substitution.

CREDIT ENHANCEMENT MAY NOT BE       Credit enhancement is intended to reduce the
SUFFICIENT TO PROTECT YOU FROM      effect of loan losses. But credit
LOSSES                              enhancements may benefit only some classes
                                    of a series of securities and the amount of any credit enhancement will be limited as described in the applicable prospectus supplement. Furthermore, the amount of a credit enhancement may decline over time pursuant to a schedule or formula or otherwise, and could be depleted from payments or for other reasons before the securities covered by the credit enhancement are paid in full. In addition, a credit enhancement may not cover all potential sources of loss. For example, a credit enhancement may or may not cover fraud or negligence by a loan originator or other parties. Also, the trustee may be permitted to reduce, substitute for, or even eliminate all or a portion of a credit enhancement so long as the rating agencies that have rated the securities at the request of the depositor indicate that that would not cause them to change adversely their rating of the securities. Consequently, securityholders may suffer losses even though a credit enhancement exists and its provider does not default.

NATURE OF MORTGAGES                 The mortgages and deeds of trust securing
   JUNIOR STATUS OF LIENS           the home equity loans will be primarily
   SECURING HOME EQUITY LOANS       junior liens subordinate to the rights of
   COULD ADVERSELY AFFECT YOU       the mortgagee under the related senior
                                    mortgage(s) or deed(s) of trust.
                                    Accordingly, the proceeds from any
                                    liquidation, insurance or condemnation
                                    proceeds will be available to satisfy the outstanding balance of the junior lien only to the extent that the claims of the related senior mortgagees have been satisfied in full, including any related foreclosure costs. In addition, if a junior mortgagee forecloses on the property securing a junior mortgage, it forecloses subject to any senior mortgage and must take one of the following steps to protect its interest in the property:

                                          o  pay the senior mortgage in full at
                                             or prior to the foreclosure sale,
                                             or

                                          o  assume the payments on the senior
                                             mortgage in the event the mortgagor
                                             is in default under the senior
                                             mortgage.

                                    The trust fund may effectively be prevented from foreclosing on the related property since it will have no funds to satisfy any senior mortgages or make payments due to any senior mortgagees.

                                    Some states have imposed legal limits on the remedies of a secured lender in the event that the proceeds of any sale under a deed of trust or other foreclosure proceedings are insufficient to pay amounts owed to that secured lender. In some states, including California, if a lender simultaneously originates a loan secured by a senior lien on a particular property and a loan secured by a junior lien on the same property, that lender as the holder of the junior lien may be precluded from obtaining a deficiency judgment with respect to the excess of:

                                          o  the aggregate amount owed under
                                             both the senior and junior loans
                                             over

                                          o  the proceeds of any sale under a
                                             deed of trust or other foreclosure
                                             proceedings.

                                    SEE "CERTAIN LEGAL ASPECTS OF THE LOANS --
                                    ANTI-DEFICIENCY LEGISLATION; BANKRUPTCY
                                    LAWS; TAX LIENS."

   DECLINES IN PROPERTY VALUES      The value of the properties underlying the
   MAY ADVERSELY AFFECT YOU         loans held in the trust fund may decline
                                    over time. Among the factors that could
                                    adversely affect the value of the properties are:

                                          o  an overall decline in the
                                             residential real estate market in
                                             the areas in which they are
                                             located,

                                          o  a decline in their general
                                             condition from the failure of
                                             borrowers to maintain their
                                             property adequately, and

                                          o  natural disasters that are not
                                             covered by insurance, such as
                                             earthquakes and floods.

                                    In the case of home equity loans, declining property values could diminish or extinguish the value of a junior mortgage before reducing the value of a senior mortgage on the same property.

                                    If property values decline, the actual rates of delinquencies, foreclosures, and losses on all underlying loans could be higher than those currently experienced in the mortgage lending industry in general. These losses, to the extent not otherwise covered by a credit enhancement, will be borne by the holder of one or more classes of securities.

   DELAYS IN LIQUIDATION MAY        Even if the properties underlying the loans
   ADVERSELY AFFECT YOU             held in the trust fund provide adequate
                                    security for the loans, substantial delays could occur before defaulted loans are liquidated and their proceeds are forwarded to investors. Property foreclosure actions are regulated by state statutes and rules and are subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are made, sometimes requiring several years to complete. Furthermore, in some states if the proceeds of the foreclosure are insufficient to repay the loan, the borrower is not liable for the deficit. Thus, if a borrower defaults, these restrictions may impede the trust's ability to dispose of the property and obtain sufficient proceeds to repay the loan in full. In addition, the servicer will be entitled to deduct from liquidation proceeds all expenses reasonably incurred in attempting to recover on the defaulted loan, including legal fees and costs, real estate taxes, and property maintenance and preservation expenses.

   DISPROPORTIONATE EFFECT OF       Liquidation expenses of defaulted loans
   LIQUIDATION EXPENSES MAY         generally do not vary directly with the
   ADVERSELY AFFECT YOU             outstanding principal balance of the loan at
                                    the time of default. Therefore, if a
                                    servicer takes the same steps for a
                                    defaulted loan having a small remaining
                                    principal balance as it does for a defaulted loan having a large remaining principal balance, the amount realized after expenses is smaller as a percentage of the outstanding principal balance of the small loan than it is for the defaulted loan having a large remaining principal balance.

   CONSUMER PROTECTION LAWS MAY     Federal, state and local laws extensively
   ADVERSELY AFFECT YOU             regulate various aspects of brokering,
                                    originating, servicing and collecting loans secured by consumers' dwellings. Among other things, these laws may regulate interest rates and other charges, require disclosures, impose financial privacy requirements, mandate specific business practices, and prohibit unfair and deceptive trade practices. In addi-tion, licensing requirements may be imposed on persons that broker, originate, service or collect such loans.

                                    Additional requirements may be imposed under federal, state or local laws on so-called "high cost mortgage loans," which typically are defined as loans secured by a consumer's dwelling that have interest rates or origination costs in excess of prescribed levels. These laws may limit certain loan terms, such as prepayment penalties, or the ability of a creditor to refinance a loan unless it is in the borrower's interest. In addition, certain of these laws may allow claims against loan brokers or originators, including claims based on fraud or misrepresentations, to be asserted against persons acquiring the loans, such as the trust fund.

                                    The federal laws that may apply to loans held in the trust fund include the following:

                                          o  the Truth in Lending Act and its
                                             regulations, which (among other
                                             things) require disclosures to
                                             borrowers regarding the terms of
                                             loans and provide consumers who
                                             pledged their principal dwelling as
                                             collateral in a non-purchase money
                                             transaction with a right of
                                             rescission that generally extends
                                             for three days after proper
                                             disclosures are given;

                                          o  the Home Ownership and Equity
                                             Protection Act and its regulations,
                                             which (among other things) imposes
                                             additional disclosure requirements
                                             and limitations on loan terms with
                                             respect to non-purchase money,
                                             installment loans secured by the
                                             consumer's principal dwelling that
                                             have interest rates or origination
                                             costs in excess of prescribed
                                             levels;

                                          o  the Home Equity Loan Consumer
                                             Protection Act and its regulations,
                                             which (among other things) limits
                                             changes that may be made to
                                             open-end loans secured by the
                                             consumer's dwelling, and restricts
                                             the ability to accelerate balances
                                             or suspend credit privileges on
                                             such loans;

                                          o  the Real Estate Settlement
                                             Procedures Act and its regulations,
                                             which (among other things) prohibit
                                             the payment of referral fees for
                                             real estate settlement services
                                             (including mortgage lending and
                                             brokerage services) and regulate
                                             escrow accounts for taxes and
                                             insurance and billing inquiries
                                             made by borrowers;

                                          o  the Equal Credit Opportunity Act
                                             and its regulations, which (among
                                             other things) generally prohibits
                                             discrimination in any aspect of
                                             credit transaction on certain
                                             enumerated basis, such as age,
                                             race, color, sex, religion, marital
                                             status, national origin or receipt
                                             of public assistance; and

                                          o  the Federal Trade Commission's Rule
                                             on Preservation of Consumer Claims
                                             and Defenses, which generally
                                             provides that the rights of an
                                             assignee of a conditional sales
                                             contract (or of certain lenders
                                             making purchase money loans) to
                                             enforce a consumer credit
                                             obligation are subject to the
                                             claims and defenses that the
                                             consumer could assert against the
                                             seller of goods or services
                                             financed in the credit transaction.

                                    The penalties for violating these federal, state, or local laws vary depending on the applicable law and the particular facts of the situation. However, private plaintiffs typically may assert claims for actual damages and, in some cases, also may recover civil money penalties or exercise a right to rescind the loan. Violations of certain laws may limit the ability to collect all or part of the principal or interest on a loan and, in some cases, borrowers even may be entitled to a refund of amounts previously paid. Federal, state and local administrative or law enforcement agencies also may be entitled to bring legal actions, including actions for civil money penalties or restitution, for violations of certain of these laws.

                                    Depending on the particular alleged
                                    misconduct, it is possible that claims may be asserted against various participants in secondary market transactions, including assignees that hold the loans, such as the trust fund. Losses on loans from the application of these federal, state and local laws that are not otherwise covered by a credit enhancement will be borne by the holders of one or more classes of securities.

   LOSSES ON BALLOON PAYMENT        Some of the mortgage loans held in the trust
   MORTGAGES ARE BORNE BY YOU       fund may not be fully amortizing over their
                                    terms to maturity and, thus, will require substantial principal payments (that is, balloon payments) at their stated maturity.
                                    Loans with balloon payments involve a
                                    greater degree of risk than fully amortizing loans because typically the borrower must be able to refinance the loan or sell the property to make the balloon payment at maturity. The ability of a borrower to do this will depend on such factors as mortgage rates at the time of sale or refinancing, the borrower's equity in the property, the relative strength of the local housing market, the financial condition of the borrower, and tax laws. Losses on these loans that are not otherwise covered by a credit enhancement will be borne by the holders of one or more classes of certificates.

YOUR RISK OF LOSS MAY BE HIGHER     Multifamily lending may expose the lender to
THAN YOU EXPECT IF YOUR             a greater risk of loss than single family
SECURITIES ARE BACKED BY            residential lending. Owners of multifamily
MULTIFAMILY LOANS                   residential properties rely on monthly lease
                                    payments from tenants to

                                          o  pay for maintenance and other
                                             operating expenses of those
                                             properties,

                                          o  fund capital improvements, and

                                          o  service any mortgage loan and any
                                             other debt that may be secured by
                                             those properties.

                                    Various factors, many of which are beyond the control of the owner or operator of a multifamily property, may affect the economic viability of that property.

                                    Changes in payment patterns by tenants may result from a variety of social, legal and economic factors. Economic factors include the rate of inflation, unemployment levels and relative rates offered for various types of housing. Shifts in economic factors may trigger changes in payment patterns including increased risks of defaults by tenants and higher vacancy rates. Adverse economic conditions, either local or national, may limit the amount of rent that can be charged and may result in a reduction in timely lease payments or a reduction in occupancy levels. Occupancy and rent levels may also be affected by construction of additional housing units, competition and local politics, including rent stabilization or rent control laws and policies. In addition, the level of mortgage interest rates may encourage tenants to purchase single family housing. We are unable to determine and have no basis to predict whether, or to what extent, economic, legal or social factors will affect future rental or payment patterns.

                                    The location and construction quality of a particular building may affect the occupancy level as well as the rents that may be charged for individual units. The characteristics of a neighborhood may change over time or in relation to newer developments. The effects of poor construction quality will increase over time in the form of increased maintenance and capital improvements. Even good construction will deteriorate over time if adequate maintenance is not performed in a timely fashion.

YOUR RISK OF LOSS MAY BE HIGHER     The trust fund may also include home equity
THAN YOU EXPECT IF YOUR             loans that were originated with
SECURITIES ARE BACKED BY            loan-to-value ratios or combined
PARTIALLY UNSECURED HOME EQUITY     loan-to-value ratios in excess of the value
LOANS                               of the related mortgaged property. Under
                                    these circumstances, the trust fund could be treated as a general unsecured creditor as to any unsecured portion of any related loan. In the event of a default under a loan that is unsecured in part, the trust fund will have recourse only against the borrower's assets generally for the unsecured portion of the loan, along with all other general unsecured creditors of the borrower.

YOU COULD BE ADVERSELY AFFECTED     Federal, state, and local laws and
BY VIOLATIONS OF ENVIRONMENTAL      regulations impose a wide range of
LAWS                                requirements on activities that may affect
                                    the environment, health, and safety. In
                                    certain circumstances, these laws and
                                    regulations impose obligations on owners or operators of residential properties such as those that secure the loans held in the trust fund. Failure to comply with these laws and regulations can result in fines and penalties that could be assessed against the trust as owner of the related property.

                                    In some states, a lien on the property due to contamination has priority over the lien of an existing mortgage. Also, a mortgage lender may be held liable as an "owner" or "operator" for costs associated with the release of petroleum from an underground storage tank under certain circumstances. If the trust is considered the owner or operator of a property, it will suffer losses as a result of any liability imposed for environmental hazards on the property.

RATINGS OF THE SECURITIES DO NOT    Any class of securities issued under this
ASSURE THEIR PAYMENT                prospectus and the accompanying prospectus
                                    supplement may be rated by one or more
                                    nationally recognized rating agencies. A rating is based on the adequacy of the value of the trust assets and any credit enhancement for that class, and reflects the rating agency's assessment of how likely it is that holders of the class of securities will receive the payments to which they are entitled. A rating does not constitute an assessment of how likely it is that principal prepayments on the underlying loans will be made, the degree to which the rate of prepayments might differ from that originally anticipated, or the likelihood that the securities will be redeemed early.
                                    A rating is not a recommendation to
                                    purchase, hold, or sell securities because it does not address the market price of the securities or the suitability of the securities for any particular investor.

                                    A rating may not remain in effect for any given period of time and the rating agency could lower or withdraw the rating entirely in the future. For example, the rating agency could lower or withdraw its rating due to:

                                          o  a decrease in the adequacy of the
                                             value of the trust assets or any
                                             related credit enhancement,

                                          o  an adverse change in the financial
                                             or other condition of a credit
                                             enhancement provider, or

                                          o  a change in the rating of the
                                             credit enhancement provider's
                                             long-term debt.

                                    The amount, type, and nature of credit
                                    enhancement established for a class of
                                    securities will be determined on the basis of criteria established by each rating agency rating classes of the securities. These criteria are sometimes based upon an actuarial analysis of the behavior of similar loans in a larger group. That analysis is often the basis upon which each rating agency determines the amount of credit enhancement required for a class. The historical data supporting any actuarial analysis may not accurately reflect future experience, and the data derived from a large pool of similar loans may not accurately predict the delinquency, foreclosure, or loss experience of any particular pool of mortgage loans. Mortgaged properties may not retain their values. If residential real estate markets experience an overall decline in property values such that the outstanding principal balances of the loans held in a particular trust fund and any secondary financing on the related mortgaged properties become equal to or greater than the value of the mortgaged properties, the rates of delinquencies, foreclosures, and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions may affect timely payment by mortgagors on their loans whether or not the conditions affect real property values and, accordingly, the rates of delinquencies, foreclosures, and losses in any trust fund. Losses from this that are not covered by a credit enhancement will be borne, at least in part, by the holders of one or more classes of securities.

BOOK-ENTRY REGISTRATION             Securities issued in book-entry form may
   LIMIT ON LIQUIDITY               have only limited liquidity in the resale
                                    market, since investors may be unwilling to purchase securities for which they cannot obtain physical instruments.

   LIMIT ON ABILITY TO TRANSFER     Transactions in book-entry securities can be
   OR PLEDGE                        effected only through The Depository Trust
                                    Company, its participating organizations, its indirect participants, and certain banks. Therefore, your ability to transfer or pledge securities issued in book-entry form may be limited.

   DELAYS IN DISTRIBUTIONS          You may experience some delay in the receipt
                                    of distributions on book-entry securities since the distributions will be forwarded by the trustee to The Depository Trust Company for it to credit the accounts of its participants. In turn, these participants will then credit the distributions to your account either directly or indirectly through indirect participants.

BANKRUPTCY OR INSOLVENCY MAY        The seller and the depositor will treat the
AFFECT THE TIMING AND AMOUNT OF     transfer of the loans held in the trust fund
DISTRIBUTIONS ON THE SECURITIES     by the seller to the depositor as a sale for
                                    accounting purposes. The depositor and the trust fund will treat the transfer of the loans from the depositor to the trust fund as a sale for accounting purposes. If these characterizations are correct, then if the seller were to become bankrupt, the loans would not be part of the seller's bankruptcy estate and would not be available to the seller's creditors. On the other hand, if the seller becomes bankrupt, its bankruptcy trustee or one of its creditors may attempt to recharacterize the sale of the loans as a borrowing by the seller, secured by a pledge of the loans. Presenting this position to a bankruptcy court could prevent timely payments on the securities and even reduce the payments on the securities. Similarly, if the characterizations of the transfers as sales are correct, then if the depositor were to become bankrupt, the loans would not be part of the depositor's bankruptcy estate and would not be available to the depositor's creditors. On the other hand, if the depositor becomes bankrupt, its bankruptcy trustee or one of its creditors may attempt to recharacterize the sale of the loans as a borrowing by the depositor, secured by a pledge of the loans. Presenting this position to a bankruptcy court could prevent timely payments on the securities and even reduce the payments on the securities.

                                    If the master servicer becomes bankrupt, the bankruptcy trustee may have the power to prevent the appointment of a successor master servicer. The period during which cash collections may be commingled with the master servicer's own funds before each distribution date for securities will be specified in the applicable prospectus supplement. If the master servicer becomes bankrupt and cash collections have been commingled with the master servicer's own funds for at least ten days, the trust fund will likely not have a perfected interest in those collections. In this case the trust might be an unsecured creditor of the master servicer as to the commingled funds and could recover only its share as a general creditor, which might be nothing. Collections commingled less than ten days but still in an account of the master servicer might also be included in the bankruptcy estate of the master servicer even though the trust may have a perfected security interest in them. Their inclusion in the bankruptcy estate of the master servicer may result in delays in payment and failure to pay amounts due on the securities.

                                    Federal and state statutory provisions
                                    affording protection or relief to distressed borrowers may affect the ability of the secured mortgage lender to realize upon its security in other situations as well. For example, in a proceeding under the federal Bankruptcy Code, a lender may not foreclose on a mortgaged property without the permission of the bankruptcy court. And in certain instances a bankruptcy court may allow a borrower to reduce the monthly payments, change the rate of interest, and alter the mortgage loan repayment schedule for under-collateralized mortgage loans. The effect of these types of proceedings can be to cause delays in receiving payments on the loans underlying securities and even to reduce the aggregate amount of payments on the loans underlying securities.

THE PRINCIPAL AMOUNT OF             The market value of the assets relating to a
SECURITIES MAY EXCEED THE MARKET    series of securities at any time may be less
VALUE OF THE TRUST FUND ASSETS      than the principal amount of the securities
                                    of that series then outstanding, plus
                                    accrued interest. After an event of default and a sale of the assets relating to a series of securities, the trustee, the master servicer, the credit enhancer, if any, and any other service provider specified in the related prospectus supplement generally will be entitled to receive the proceeds of that sale to the extent of unpaid fees and other amounts owing to them under the related transaction document prior to distributions to securityholders. Upon any such sale, the proceeds may be insufficient to pay in full the principal of and interest on the securities of the related series.

                                    Certain capitalized terms are used in this prospectus to assist you in understanding the terms of the securities. The capitalized terms used in this prospectus are defined on the pages indicated under the caption "Index to Defined Terms" beginning on page 106.

                                 THE TRUST FUND

GENERAL

      The securities of each series will represent interests in the assets of the related trust fund, and the notes of each series will be secured by the pledge of the assets of the related trust fund. The trust fund for each series will be held by the trustee for the benefit of the related securityholders. Each trust fund will consist of the trust fund assets (the "Trust Fund Assets") consisting of a pool comprised of loans as specified in the related prospectus supplement, together with payments relating to those loans as specified in the related prospectus supplement.* The pool will be created on the first day of the month of the issuance of the related series of securities or such other date specified in the related prospectus supplement. The securities will be entitled to payment from the assets of the related trust fund or funds or other assets pledged for the benefit of the securityholders, as specified in the related prospectus supplement and will not be entitled to payments in respect of the assets of any other trust fund established by the depositor.

      The Trust Fund Assets will be acquired by the depositor, either directly or through affiliates, from originators or sellers which may be affiliates of the depositor (the "Sellers"), and conveyed without recourse by the depositor to the related trust fund. Loans acquired by the depositor will have been originated in accordance with the underwriting criteria specified below under "Loan Program -- Underwriting Standards" or as otherwise described in the related prospectus supplement. See "Loan Program -- Underwriting Standards."

      The depositor will cause the Trust Fund Assets to be assigned to the trustee named in the related prospectus supplement for the benefit of the holders of the securities of the related series. The master servicer named in the related prospectus supplement will service the Trust Fund Assets, either directly or through other servicing institutions called sub-servicers, pursuant to a Pooling and Servicing Agreement among the depositor, the master servicer and the trustee with respect to a series consisting of certificates, or a sale and servicing agreement (each, a "Master Servicing Agreement") between the trustee and the master servicer with respect to a series consisting of certificates and notes, and will receive a fee for such services. See "Loan Program" and "The Agreements." With respect to loans serviced by the master servicer through a sub-servicer, the master servicer will remain liable for its servicing obligations under the related Agreement as if the master servicer alone were servicing such loans.

      As used herein, "Agreement" means, with respect to a series consisting of certificates, the Pooling and Servicing Agreement, and with respect to a series consisting of certificates and notes, the Trust Agreement, the Indenture and the Master Servicing Agreement, as the context requires.

      If so specified in the related prospectus supplement, a trust fund relating to a series of securities may be a business trust formed under the laws of the state specified in the related prospectus supplement pursuant to a trust agreement (each, a "Trust Agreement") between the depositor and the trustee of such trust fund.

      With respect to each trust fund, prior to the initial offering of the related series of securities, the trust fund will have no assets or liabilities. No trust fund is expected to engage in any activities other than acquiring, managing and holding of the related Trust Fund Assets and other assets contemplated herein specified and in the related prospectus supplement and the proceeds thereof, issuing securities and making

----------
* Whenever the terms pool, certificates, notes and securities are used in this prospectus, those terms will be considered to apply, unless the context indicates otherwise, to one specific pool and the securities of one series including the certificates representing undivided interests in, and/or notes secured by the assets of, a single trust fund consisting primarily of the loans in that pool. Similarly, the term "Pass- Through Rate" will refer to the pass-through rate borne by the certificates and the term interest rate will refer to the interest rate borne by the notes of one specific series, as applicable, and the term trust fund will refer to one specific trust fund.

payments and distributions thereon and certain related activities. No trust fund is expected to have any source of capital other than its assets and any related credit enhancement.

      The applicable prospectus supplement may provide for additional obligations of the depositor, but if it does not, the only obligations of the depositor with respect to a series of securities will be to obtain certain representations and warranties from the sellers and to assign to the trustee for such series of securities the depositor's rights with respect to such representations and warranties. See "The Agreements -- Assignment of the Trust Fund Assets." The obligations of the master servicer with respect to the loans will consist principally of its contractual servicing obligations under the related Agreement (including its obligation to enforce the obligations of the sub-servicers or sellers, or both, as more fully described herein under "Loan Program -- Representations by Sellers; Repurchases" and "The Agreements -- Sub-Servicing By Sellers" and "-- Assignment of the Trust Fund Assets") and its obligation, if any, to make certain cash advances in the event of delinquencies in payments on or with respect to the loans in the amounts described herein under "Description of the Securities -- Advances." The obligations of the master servicer to make advances may be subject to limitations, to the extent provided herein and in the related prospectus supplement.

      The following is a brief description of the assets expected to be included in the trust funds. If specific information respecting the Trust Fund Assets is not known at the time the related series of securities initially is offered, more general information of the nature described below will be provided in the related prospectus supplement, and specific information will be set forth in a report on Form 8-K to be filed with the Securities and Exchange Commission within fifteen days after the initial issuance of such securities (the "Detailed Description"). A copy of the Agreement with respect to each series of securities will be attached to the Form 8-K and will be available for inspection at the corporate trust office of the trustee specified in the related prospectus supplement. A schedule of the loans relating to such series will be attached to the Agreement delivered to the trustee upon delivery of the securities.

THE LOANS

      GENERAL. Loans will consist of single family loans, multifamily loans, home equity loans or home improvement loan contracts. For purposes hereof, "home equity loans" includes "closed-end loans" and "revolving credit line loans." If so specified, the loans may include cooperative apartment loans ("cooperative loans") secured by security interests in shares issued by private, non-profit, cooperative housing corporations ("cooperatives") and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in such cooperatives' buildings. As more fully described in the related prospectus supplement, the loans may be "conventional" loans or loans that are insured or guaranteed by a governmental agency such as the Federal Housing Administration (the "FHA") or the Department of Veterans' Affairs (the "VA").

      The applicable prospectus supplement may specify the day on which monthly payments on the loans in a pool will be due, but if it does not, all of the mortgage loans in a pool will have monthly payments due on the first day of each month. The payment terms of the loans to be included in a trust fund will be described in the related prospectus supplement and may include any of the following features or combination thereof or other features described in the related prospectus supplement:

      o Interest may be payable at a fixed rate, a rate adjustable from time to time in relation to an index (which will be specified in the related prospectus supplement), a rate that is fixed for a period of time or under certain circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate. Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of the limitations. Accrued interest may be deferred and added to the principal of a loan for the periods and under the circumstances as may be specified in the related prospectus supplement. Loans may provide for the payment of interest at a rate lower than the specified interest rate borne by such loan (the "Loan Rate") for a period of time or for the life of the loan, and the amount of any difference may be contributed from funds supplied by the seller of the Property or another source.

      o Principal may be payable on a level debt service basis to fully amortize the loan over its term, may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the Loan Rate or may not be amortized during all or a portion of the original term. Payment of all or a substantial portion of the principal may be due on maturity, called balloon payments. Principal may include interest that has been deferred and added to the principal balance of the loan.

      o Monthly payments of principal and interest may be fixed for the life of the loan, may increase over a specified period of time or may change from period to period. The terms of a loan may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

      o The loans generally may be prepaid at any time. Prepayments of principal may be subject to a prepayment fee, which may be fixed for the life of the loan or may decline over time, and may be prohibited for the life of the loan or for certain periods, which are called lockout periods. Certain loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any subsequent prepayment. Other loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The loans may include "due-on-sale" clauses that permit the mortgagee to demand payment of the entire loan in connection with the sale or certain transfers of the related mortgaged property. Other loans may be assumable by persons meeting the then applicable underwriting standards of the seller.

      A trust fund may contain buydown loans that include provisions whereby a third party partially subsidizes the monthly payments of the obligors on the loans during the early years of the loans, the difference to be made up from a buydown fund contributed by the third party at the time of origination of the loan. A buydown fund will be in an amount equal either to the discounted value or full aggregate amount of future payment subsidies. Thereafter, buydown funds are applied to the applicable loan upon receipt by the master servicer of the mortgagor's portion of the monthly payment on the loan. The master servicer administers the buydown fund to ensure that the monthly allocation from the buydown fund combined with the monthly payment received from the mortgagor equals the scheduled monthly payment on the applicable loan. The underlying assumption of buydown plans is that the income of the mortgagor will increase during the buydown period as a result of normal increases in compensation and inflation, so that the mortgagor will be able to meet the full mortgage payments at the end of the buydown period. To the extent that this assumption as to increased income is not fulfilled, the possibility of defaults on buydown loans is increased. The related prospectus supplement will contain information with respect to any Buydown Loan concerning limitations on the interest rate paid by the mortgagor initially, on annual increases in the interest rate and on the length of the buydown period.

      The real property which secures repayment of the loans is referred to as the mortgaged properties. The loans will be secured by mortgages or deeds of trust or other similar security instruments creating a lien on a mortgaged property. In the case of home equity loans, such liens generally will be subordinated to one or more senior liens on the related mortgaged properties as described in the related prospectus supplement. In addition to being secured by mortgages on real estate the home improvement loan contracts may also be secured by purchase money security interests in the home improvements financed thereby. If so specified in the related prospectus supplement, the home equity loans may include loans (primarily for home improvement or debt consolidation purposes) that are in amounts in excess of the value of the related mortgaged properties at the time of origination. The mortgaged properties and the home improvements are collectively referred to herein as the "Properties." The Properties may be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States.

      Loans with certain Loan-to-Value Ratios and/or certain principal balances may be covered wholly or partially by primary mortgage guaranty insurance policies (each, a "Primary Mortgage Insurance Policy"). The existence, extent and duration of any such coverage will be described in the applicable prospectus supplement.

      The aggregate principal balance of loans secured by Properties that are owner-occupied will be disclosed in the related prospectus supplement. The applicable prospectus supplement may provide for the basis for representations relating to Single Family Properties, but if it does not, the sole basis for a representation that a given percentage of the loans is secured by Single Family Properties that are owner-occupied will be either (i) the making of a representation by the borrower at origination of the loan either that the underlying Property will be used by the borrower for a period of at least six months every year or that the borrower intends to use the Property as a primary residence or (ii) a finding that the address of the underlying Property is the borrower's mailing address.

      SINGLE FAMILY LOANS. The mortgaged properties relating to single family loans will consist of detached or semi-detached one- to four-family dwelling units, townhouses, rowhouses, individual condominium units, individual units in planned unit developments, manufactured housing that is permanently affixed and treated as real property under local law, and certain other dwelling units ("Single Family Properties"). Single Family Properties may include vacation and second homes, investment properties and leasehold interests. In the case of leasehold interests, the applicable prospectus supplement may provide for the leasehold term, but if it does not, the term of the leasehold will exceed the scheduled maturity of the loan by at least five years.

      MULTIFAMILY LOANS. Mortgaged properties which secure multifamily loans may include small multifamily residential properties such as rental apartment buildings or projects containing five to fifty residential units, including mid-rise and garden apartments. Certain of the multifamily loans may be secured by apartment buildings owned by cooperatives. In such cases, the cooperative owns all the apartment units in the building and all common areas. The cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific apartments or units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing such tenant-stockholder's pro rata share of the cooperative's payments for its mortgage loan, real property taxes, maintenance expenses and other capital or ordinary expenses. Those payments are in addition to any payments of principal and interest the tenant-stockholder must make on any loans to the tenant-stockholder secured by its shares in the cooperative. The cooperative will be directly responsible for building management and, in most cases, payment of real estate taxes and hazard and liability insurance. A cooperative's ability to meet debt service obligations on a multifamily loan, as well as all other operating expenses, will be dependent in large part on the receipt of maintenance payments from the tenant-stockholders, as well as any rental income from units the cooperative might control. Unanticipated expenditures may in some cases have to be paid by special assessments on the tenant-stockholders. No more than 5% of the aggregate Trust Fund Assets for any series, as constituted at the time of the applicable cut-off date (measured by principal balance), will be comprised of multifamily loans.

      HOME EQUITY LOANS. The mortgaged properties relating to home equity loans will consist of Single Family Properties. As more fully described in the related prospectus supplement, interest on each revolving credit line loan, excluding introductory rates offered from time to time during promotional periods, is computed and payable monthly on the average daily outstanding principal balance of such loan. Principal amounts on a revolving credit line loan may be drawn down (up to a maximum amount as set forth in the related prospectus supplement) or repaid under each revolving credit line loan from time to time, but may be subject to a minimum periodic payment. Except to the extent provided in the related prospectus supplement, the trust fund will not include any amounts borrowed under a revolving credit line loan after the cut-off date. The full amount of a closed-end loan is advanced at the inception of the loan and generally is repayable in equal (or substantially equal) installments of an amount to fully amortize such loan at its stated maturity. Except to the extent provided in the related prospectus supplement, the original terms to stated maturity of closed-end loans will not exceed 360 months. Under certain circumstances, under either a revolving credit line loan or a closed-end loan, a borrower may choose an interest only payment option and is obligated to pay only the amount of interest which accrues on the loan during the billing cycle. An interest only payment option may be available for a specified period before the borrower must begin paying at least the minimum monthly payment of a specified percentage of the average outstanding balance of the loan.

      HOME IMPROVEMENT LOAN CONTRACTS. The Trust Fund Assets for a series of securities may consist, in whole or in part, of home improvement loan contracts originated by a home improvement contractor, a thrift or a commercial mortgage banker in the ordinary course of business. The home improvements securing the home improvement loan contracts may include, but are not limited to, replacement windows, house siding, new roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling goods and solar heating panels. The home improvement loan contracts will be secured by mortgages on Single Family Properties which are generally subordinate to other mortgages on the same Property. In general, the home improvement loan contracts will be fully amortizing and may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as described below and in the related prospectus supplement. The initial Loan-to-Value Ratio of a home improvement loan contract is computed in the manner described in the related prospectus supplement.

      ADDITIONAL INFORMATION. Each prospectus supplement will contain information, as of the date of the prospectus supplement and to the extent then specifically known to the depositor, with respect to the loans contained in the related pool, including

      o the aggregate outstanding principal balance and the average outstanding principal balance of the loans as of the first day of the month of issuance of the related series of certificates or another date specified in the related prospectus supplement called a cut-off date,

      o the type of property securing the loans (e.g., single-family residences, individual units in condominium apartment buildings or in buildings owned by cooperatives, small multifamily properties, other real property or home improvements),

      o     the original terms to maturity of the loans,

      o the largest principal balance and the smallest principal balance of any of the loans,

      o the earliest origination date and latest maturity date of any of the loans,

      o the Loan-to-Value Ratios or Combined Loan-to-Value Ratios, as applicable, of the loans,

      o the Loan Rates or annual percentage rates ("APR") or range of Loan Rates or APR's borne by the loans,

      o     the maximum and minimum per annum Loan Rates and

      o the geographical distribution of the loans. If specific information respecting the loans is not known to the depositor at the time the related securities are initially offered, more general information of the nature described above will be provided in the detailed description of Trust Fund Assets.

      The "Loan-to-Value Ratio" of a loan at any given time is the fraction, expressed as a percentage, the numerator of which is the original principal balance of the related loan and the denominator of which is the Collateral Value of the related Property. The "Combined Loan-to-Value Ratio" of a loan at any given time is the ratio, expressed as a percentage, of (i) the sum of (a) the original principal balance of the loan (or, in the case of a revolving credit line loan, the maximum amount thereof available) and (b) the outstanding principal balance at the date of origination of the loan of any senior mortgage loan(s) or, in the case of any open-ended senior mortgage loan, the maximum available line of credit with respect to such mortgage loan, regardless of any lesser amount actually outstanding at the date of origination of the loan, to
(ii) the Collateral Value of the related Property. The "Collateral Value" of the Property, other than with respect to certain loans the proceeds of which were used to refinance an existing mortgage loan (each, a "Refinance Loan"), is the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of such loan and (b) the sales price for such Property. In the case of

Refinance Loans, the "Collateral Value" of the related Property is generally the appraised value thereof determined in an appraisal obtained at the time of refinancing.

      No assurance can be given that values of the Properties have remained or will remain at their levels on the dates of origination of the related loans. If the residential real estate market should experience an overall decline in property values such that the outstanding principal balances of the loans, and any secondary financing on the Properties, in a particular pool become equal to or greater than the value of the Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions and other factors (which may or may not affect real property values) may affect the timely payment by borrowers of scheduled payments of principal and interest on the loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to any pool. To the extent that the losses are not covered by subordination provisions or alternative arrangements, the losses will be borne, at least in part, by the holders of the securities of the related series.

SUBSTITUTION OF TRUST FUND ASSETS

      Substitution of Trust Fund Assets will be permitted in the event of breaches of representations and warranties with respect to any original Trust Fund Asset or in the event the documentation with respect to any Trust Fund Asset is determined by the trustee to be incomplete. The period during which such substitution will be permitted generally will be indicated in the related prospectus supplement.

AVAILABLE INFORMATION

      The depositor has filed with the SEC a Registration Statement under the Securities Act of 1933, as amended, covering the securities. This prospectus, which forms a part of the Registration Statement, and the prospectus supplement relating to each series of certificates contain summaries of the material terms of the documents referred to in this prospectus and in the prospectus supplement, but do not contain all of the information in the Registration Statement pursuant to the rules and regulations of the SEC. For further information, reference is made to the Registration Statement and its exhibits. The Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at its Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows: Chicago Regional Office, 500 West Madison Street, Chicago, Illinois 60661; and New York Regional Office, 233 Broadway, New York, New York 10279. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet Web site that contains reports, information statements and other information regarding the registrants that file electronically with the SEC, including the depositor. The address of that Internet Web site is http://www.sec.gov.

      This prospectus and any applicable prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities offered by this prospectus and the prospectus supplement nor an offer of the securities to any person in any state or other jurisdiction in which the offer would be unlawful.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      All documents filed for the trust fund referred to in the accompanying prospectus supplement after the date of this prospectus and before the end of the related offering with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, are incorporated by reference in this prospectus and are a part of this prospectus from the date of their filing. Any statement contained in a document incorporated by reference in this prospectus is modified or superseded for all purposes of this prospectus to the extent that a statement contained in this prospectus (or in the accompanying prospectus supplement) or in any other subsequently filed document that also is incorporated by reference differs from that statement. Any statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus. Neither the depositor nor the master servicer intends to file with the Securities and Exchange Commission periodic reports with respect to the trust fund following completion of the reporting period required by Rule 15d-1 or Regulation 15D under the Securities Exchange Act of 1934.

      The trustee on behalf of any trust fund will provide without charge to each person to whom this prospectus is delivered, on the person's written or oral request, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this prospectus (not including exhibits to the information that is incorporated by reference unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates). Requests should be directed to the corporate trust office of the trustee specified in the accompanying prospectus supplement.

REPORTS TO SECURITYHOLDERS

      Periodic and annual reports concerning the trust fund will be forwarded to securityholders. However, such reports will neither be examined nor reported on by an independent public accountant. See "Description of the Securities -- Reports to Securityholders."

                                 USE OF PROCEEDS

      The net proceeds to be received from the sale of the securities will be applied by the depositor to the purchase of Trust Fund Assets or will be used by the depositor for general corporate purposes. The depositor expects to sell securities in series from time to time, but the timing and amount of offerings of securities will depend on a number of factors, including the volume of Trust Fund Assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

                                  THE DEPOSITOR

      CWABS, Inc., a Delaware corporation, the depositor, was incorporated in August 1996 for the limited purpose of acquiring, owning and transferring Trust Fund Assets and selling interests therein or bonds secured thereby. The depositor is a limited purpose finance subsidiary of Countrywide Financial Corporation, a Delaware corporation. On November 7, 2002, Countrywide Credit Industries, Inc., the parent of Countrywide Home Loans, Inc., changed its name to Countrywide Financial Corporation. The depositor maintains its principal office at 4500 Park Granada, Calabasas, California 91302. Its telephone number is (818) 225-3000.

      Neither the depositor nor any of the depositor's affiliates will insure or guarantee distributions on the securities of any series.

                                  LOAN PROGRAM

      The loans will have been purchased by the depositor, either directly or through affiliates, from sellers. The applicable prospectus supplement may provide for the underwriting criteria used in originating the loans, but if it does not, the loans so acquired by the depositor will have been originated in accordance with the underwriting criteria specified below under "Underwriting Standards."

UNDERWRITING STANDARDS

      The applicable prospectus supplement may provide for the seller's representations and warranties relating to the loans, but if it does not, each seller will represent and warrant that all loans originated and/or sold by it to the depositor or one of its affiliates will have been underwritten in accordance with standards consistent with those utilized by mortgage lenders generally during the period of origination for similar types of loans. As to any loan insured by the FHA or partially guaranteed by the VA, the seller will represent that it has complied with underwriting policies of the FHA or the VA, as the case may be.

      Underwriting standards are applied by or on behalf of a lender to evaluate the borrower's credit standing and repayment ability, and the value and adequacy of the related Property as collateral. In general, a prospective borrower applying for a loan is required to fill out a detailed application designed to provide to the underwriting officer pertinent credit information, including the principal balance and payment history with respect to any senior mortgage, if any. The applicable prospectus supplement may specify whether that credit information will be verified by the seller, but if it does not, the credit information supplied by the borrower will be verified by the related seller. As part of the description of the borrower's financial condition, the borrower generally is required to provide a current list of assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report which summarizes the borrower's credit history with local merchants and lenders and any record of bankruptcy. In most cases, an employment verification is obtained from an independent source (typically the borrower's employer) which verification reports, among other things, the length of employment with that organization and the borrower's current salary. If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts.

      In determining the adequacy of the property to be used as collateral, an appraisal will generally be made of each property considered for financing. The appraiser is generally required to inspect the property, issue a report on its condition and, if applicable, verify construction, if new, has been completed. The appraisal is generally based on the market value of comparable homes, the estimated rental income (if considered applicable by the appraiser) and the cost of replacing the home. The value of the property being financed, as indicated by the appraisal, must be such that it currently supports, and is anticipated to support in the future, the outstanding loan balance.

      The maximum loan amount will vary depending upon a borrower's credit grade and loan program but will not generally exceed $1,000,000. Variations in maximum loan amount limits will be permitted based on compensating factors. Compensating factors may generally include, to the extent specified in the related prospectus supplement, low loan-to-value ratio, low debt-to-income ratio, stable employment, favorable credit history and the nature of the underlying first mortgage loan, if applicable.

      Each seller's underwriting standards will generally permit loans with loan-to-value ratios at origination of up to 100% depending on the loan program, type and use of the property, creditworthiness of the borrower and debt-to-income ratio. If so specified in the related prospectus supplement, a seller's underwriting criteria may permit loans with loan-to-value ratios at origination in excess of 100%, such as for debt consolidation or home improvement purposes. Loan-to-value ratios may not be evaluated in the case of Title I loans.

      After obtaining all applicable employment, credit and property information, the related seller will use a debt-to-income ratio to assist in determining whether the prospective borrower has sufficient monthly income available to support the payments of principal and interest on the mortgage loan in addition to other monthly credit obligations. The "debt-to-income ratio" is the ratio of the borrower's total monthly payments to the borrower's gross monthly income. The maximum monthly debt-to-income ratio will vary depending upon a borrower's credit grade and loan program but will not generally exceed 55%. Variations in the monthly debt-to-income ratio limit will be permitted based on compensating factors to the extent specified in the related prospectus supplement.

      In the case of a loan secured by a leasehold interest in real property, the title to which is held by a third party lessor, the applicable prospectus supplement may provide for the related representations and warranties of the seller, but if it does not, the related seller will represent and warrant, among other things, that the remaining term of the lease and any sublease is at least five years longer than the remaining term on the loan.

      Certain of the types of loans that may be included in a trust fund are recently developed and may involve additional uncertainties not present in traditional types of loans. For example, certain of such loans may provide for escalating or variable payments by the borrower. These types of loans are underwritten on the basis of a judgment that the borrowers have the ability to make the monthly payments required initially. In some instances, a borrower's income may not be sufficient to permit continued loan payments as such payments increase. These types of loans may also be underwritten primarily upon the basis of Loan-to-Value Ratios or other favorable credit factors.

QUALIFICATIONS OF SELLERS

      Each seller will be required to satisfy the following qualifications. Each seller must be an institution experienced in originating and servicing loans of the type contained in the related pool in accordance with accepted practices and prudent guidelines, and must maintain satisfactory facilities to originate and service (either directly or through qualified subservicers) those loans. Each seller must be a seller/servicer approved by either Fannie Mae or Freddie Mac. Each seller must be a mortgagee approved by the FHA or an institution the deposit accounts of which are insured by the FDIC.

REPRESENTATIONS BY SELLERS; REPURCHASES

      Each seller will have made representations and warranties in respect of the loans sold by such seller and evidenced by all, or a part, of a series of securities. Such representations and warranties may include, among other things:

      o that title insurance (or in the case of Properties located in areas where such policies are generally not available, an attorney's certificate of title) and any required hazard insurance policy were effective at origination of each loan, other than cooperative loans and certain home equity loans, and that each policy (or certificate of title as applicable) remained in effect on the date of purchase of the loan from the seller by or on behalf of the depositor;

      o that the seller had good title to each such loan and such loan was subject to no offsets, defenses, counterclaims or rights of rescission except to the extent that any buydown agreement may forgive certain indebtedness of a borrower;

      o that each loan constituted a valid lien on, or a perfected security interest with respect to, the Property (subject only to permissible liens disclosed, if applicable, title insurance exceptions, if applicable, and certain other exceptions described in the Agreement) and that the Property was free from damage and was in acceptable condition;

      o that there were no delinquent tax or assessment liens against the Property;

      o that no required payment on a loan was delinquent more than the number of days specified in the related prospectus supplement; and

      o that each loan was made in compliance with, and is enforceable under, all applicable local, state and federal laws and regulations in all material respects.

If so specified in the related prospectus supplement, the representations and warranties of a seller in respect of a loan will be made not as of the cut-off date but as of the date on which such seller sold the loan to the depositor or one of its affiliates. Under such circumstances, a substantial period of time may have elapsed between the sale date and the date of initial issuance of the series of securities evidencing an interest in such loan. Since the representations and warranties of a seller do not address events that may occur following the sale of a loan by such seller, its repurchase obligation described below will not arise if the relevant event that would otherwise have given rise to such an obligation with respect to a loan occurs after the date of sale of such loan by such seller to the depositor or its affiliates. However, the depositor will not include any loan in the trust fund for any series of securities if anything has come to the depositor's attention that would cause it to believe that the representations and warranties of a seller will not be accurate and complete in all material respects in respect of such loan as of the date of initial issuance of the related series of securities. If the master servicer is also a seller of loans with respect to a particular series of securities, such representations will be in addition to the representations and warranties made by the master servicer in its capacity as a master servicer.

      The master servicer or the trustee, if the master servicer is the seller, will promptly notify the relevant seller of any breach of any representation or warranty made by it in respect of a loan which materially and adversely affects the interests of the securityholders in such loan. If such seller cannot cure such breach within 90 days following notice from the master servicer or the trustee, as the case may be, the applicable prospectus supplement may provide for the seller's obligations under those circumstances, but if it does not, then such seller will be obligated either

      o to repurchase such loan from the trust fund at a price (the "Purchase Price") equal to 100% of the unpaid principal balance thereof as of the date of the repurchase plus accrued interest thereon to the first day of the month following the month of repurchase at the Loan Rate (less any Advances or amount payable as related servicing compensation if the seller is the master servicer) or

      o substitute for such loan a replacement loan that satisfies the criteria specified in the related prospectus supplement.

If a REMIC election is to be made with respect to a trust fund, the applicable prospectus supplement may provide for the obligations of the master servicer or residual certificateholder, but if it does not, the master servicer or a holder of the related residual certificate generally will be obligated to pay any prohibited transaction tax which may arise in connection with any such repurchase or substitution and the trustee must have received a satisfactory opinion of counsel that such repurchase or substitution will not cause the trust fund to lose its status as a REMIC or otherwise subject the trust fund to a prohibited transaction tax. The master servicer may be entitled to reimbursement for any such payment from the assets of the related trust fund or from any holder of the related residual certificate. See "Description of the Securities -- General." Except in those cases in which the master servicer is the seller, the master servicer will be required under the applicable Agreement to enforce this obligation for the benefit of the trustee and the holders of the securities, following the practices it would employ in its good faith business judgment were it the owner of such loan. This repurchase or substitution obligation will constitute the sole remedy available to holders of securities or the trustee for a breach of representation by a seller.

      Neither the depositor nor the master servicer (unless the master servicer is the seller) will be obligated to purchase or substitute a loan if a seller defaults on its obligation to do so, and no assurance can be given that sellers will carry out their respective repurchase or substitution obligations with respect to loans. However, to the extent that a breach of a representation and warranty of a seller may also constitute a breach of a representation made by the master servicer, the master servicer may have a repurchase or substitution obligation as described below under "The Agreements -- Assignment of Trust Fund Assets."

                          DESCRIPTION OF THE SECURITIES

      Each series of certificates will be issued pursuant to separate agreements (each, a "Pooling and Servicing Agreement" or a "Trust Agreement") among the depositor, the master servicer and the trustee. A form of Pooling and Servicing Agreement and Trust Agreement has been filed as an exhibit to the Registration Statement of which this prospectus forms a part. Each series of notes will be issued pursuant to an indenture (the "Indenture") between the related trust fund and the entity named in the related prospectus supplement as trustee with respect to such series, and the related loans will be serviced by the master servicer pursuant to a Master Servicing Agreement. A form of Indenture and Master Servicing Agreement has been filed as an exhibit to the Registration Statement of which this prospectus forms a part. A series of securities may consist of both notes and certificates. Each Agreement, dated as of the related cut-off date, will be among the depositor, the master servicer and the trustee for the benefit of the holders of the securities of such series. The provisions of each Agreement will vary depending upon the nature of the securities to be issued thereunder and the nature of the related trust fund. The following are descriptions of the material provisions which may appear in each Agreement. The descriptions are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement for each series of securities and the applicable prospectus supplement. The depositor will provide a copy of the Agreement (without exhibits) relating to any series without charge upon written request of a holder of record of a security of such series addressed to CWABS, Inc., 4500 Park Granada, Calabasas, California 91302, Attention: Secretary.

GENERAL

      The securities of each series will be issued in book-entry or fully registered form, in the authorized denominations specified in the related prospectus supplement, will, in the case of certificates, evidence specified beneficial ownership interests in, and in the case of notes, be secured by, the assets of the related trust fund created pursuant to each Agreement and will not be entitled to payments in respect of the assets included in any other trust fund established by the depositor. The applicable prospectus supplement may provide for guarantees or insurance obtained from a governmental entity or other person, but if it does not, the Trust Fund Assets will not be guaranteed or insured by any governmental entity or other person. Each trust fund will consist of, to the extent provided in the related Agreement,

      o the Trust Fund Assets, as from time to time are subject to the related Agreement (exclusive of any amounts specified in the related prospectus supplement ("Retained Interest")), including all payments of interest and principal received with respect to the loans after the cut-off date (to the extent not applied in computing the principal balance of such loans as of the cut-off date (the "Cut-off Date Principal Balance"));

      o the assets required to be deposited in the related Security Account from time to time;

      o property which secured a loan and which is acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure and

      o any insurance policies or other forms of credit enhancement required to be maintained pursuant to the related Agreement.

If so specified in the related prospectus supplement, a trust fund may also include one or more of the following: reinvestment income on payments received on the Trust Fund Assets, a reserve fund, a mortgage pool insurance policy, a special hazard insurance policy, a bankruptcy bond, one or more letters of credit, a surety bond, guaranties or similar instruments.

      Each series of securities will be issued in one or more classes. Each class of certificates of a series will evidence beneficial ownership of a specified percentage (which may be 0%) or portion of future interest payments and a specified percentage (which may be 0%) or portion of future principal payments on, and each class of notes of a series will be secured by, the related Trust Fund Assets. A series of securities may include one or more classes that are senior in right to payment to one or more other classes of securities of such series. Certain series or classes of securities may be covered by insurance policies, surety bonds or other forms of credit enhancement, in each case as described under "Credit Enhancement" herein and in the related prospectus supplement. One or more classes of securities of a series may be entitled to receive distributions of principal, interest or any combination thereof. Distributions on one or more classes of a series of securities may be made prior to one or more other classes, after the occurrence of specified events, in accordance with a schedule or formula or on the basis of collections from designated portions of the related Trust Fund Assets, in each case as specified in the related prospectus supplement. The timing and amounts of such distributions may vary among classes or over time as specified in the related prospectus supplement.

      Distributions of principal and interest (or, where applicable, of principal only or interest only) on the related securities will be made by the trustee on each distribution date (i.e., monthly, quarterly, semi-annually or at such other intervals and on the dates as are specified in the related prospectus supplement) in proportion to the percentages specified in the related prospectus supplement. Distributions will be made to the persons in whose names the securities are registered at the close of business on the dates specified in the related prospectus supplement (each, a "Record Date"). Distributions will be made in the manner specified in the related prospectus supplement to the persons entitled thereto at the address appearing in the register maintained for holders of securities (the "Security Register"); provided, however, that the final distribution in retirement of the securities will be made only upon presentation and surrender of the securities at the office or agency of the trustee or other person specified in the notice to securityholders of such final distribution.

      The securities will be freely transferable and exchangeable at the Corporate Trust Office of the trustee as set forth in the related prospectus supplement. No service charge will be made for any registration of exchange or transfer of securities of any series, but the trustee may require payment of a sum sufficient to cover any related tax or other governmental charge.

      Under current law the purchase and holding by or on behalf of any employee benefit plan or other retirement arrangement subject to provisions of the Employee Retirement Income Security Act of 1974, as amended, or the Code of certain classes of certificates may result in "prohibited transactions" within the meaning of ERISA and the Code. See "ERISA Considerations." Retirement arrangements subject to these provisions include individual retirement accounts and annuities, Keogh plans and collective investment funds in which the plans, accounts or arrangements are invested. The applicable prospectus supplement may specify other conditions under which transfers of this type would be permitted, but if it does not, transfer of the certificates will not be registered unless the transferee represents that it is not, and is not purchasing on behalf of, a plan, account or other retirement arrangement or provides an opinion of counsel satisfactory to the trustee and the depositor that the purchase of the certificates by or on behalf of a plan, account or other retirement arrangement is permissible under applicable law and will not subject the trustee, the master servicer or the depositor to any obligation or liability in addition to those undertaken in the pooling and servicing agreement.

      As to each series, an election may be made to treat the related trust fund or designated portions thereof as a "real estate mortgage investment conduit" or REMIC as defined in the Code. The related prospectus supplement will specify whether a REMIC election is to be made. Alternatively, the Agreement for a series may provide that a REMIC election may be made at the discretion of the depositor or the master servicer and may only be made if certain conditions are satisfied. As to any such series, the terms and provisions applicable to the making of a REMIC election will be set forth in the related prospectus supplement. If such an election is made with respect to a series, one of the classes will be designated as evidencing the sole class of "residual interests" in the related REMIC, as defined in the Code. All other classes of securities in such a series will constitute "regular interests" in the related REMIC, as defined in the Code. As to each series with respect to which a REMIC election is to be made, the master servicer or a holder of the related residual certificate will be obligated to take all actions required in order to comply with applicable laws and regulations and will be obligated to pay any prohibited transaction taxes. The master servicer, unless otherwise provided in the related prospectus supplement, will be entitled to reimbursement for any such payment from the assets of the trust fund or from any holder of the related residual certificate.

DISTRIBUTIONS ON SECURITIES

      GENERAL. In general, the method of determining the amount of distributions on a particular series of securities will depend on the type of credit support, if any, that is used with respect to such series. See "Credit Enhancement." Set forth below are descriptions of various methods that may be used to determine the amount of distributions on the securities of a particular series. The prospectus supplement for each series of securities will describe the method to be used in determining the amount of distributions on the securities of such series.

      Distributions allocable to principal and interest on the securities will be made by the trustee out of, and only to the extent of, funds in the related Security Account, including any funds transferred from any reserve fund or the pre-funding account. As between securities of different classes and as between distributions of principal (and, if applicable, between distributions of Principal Prepayments, as defined below, and scheduled payments of principal) and interest, distributions made on any distribution date will be applied as specified in the related prospectus supplement. The prospectus supplement will also describe the method for allocating distributions among securities of a particular class.

      AVAILABLE FUNDS. All distributions on the securities of each series on each distribution date will be made from the Available Funds described below, in accordance with the terms described in the related prospectus supplement and specified in the Agreement. "Available Funds" for each distribution date will generally equal the amount on deposit in the related Security Account on such distribution date (net of related fees and expenses payable by the related trust fund) other than amounts to be held therein for distribution on future distribution dates.

      DISTRIBUTIONS OF INTEREST. Interest will accrue on the aggregate principal balance of the securities (or, in the case of securities entitled only to distributions allocable to interest, the aggregate notional amount) of each class of securities (the "Class Security Balance") entitled to interest from the date, at the Pass-Through Rate or interest rate, as applicable (which in either case may be a fixed rate or rate adjustable as specified in such prospectus supplement), and for the periods specified in such prospectus supplement. To the extent funds are available therefor, interest accrued during each such specified period on each class of securities entitled to interest (other than a class of securities that provides for interest that accrues, but is not currently payable) will be distributable on the distribution dates specified in the related prospectus supplement until the aggregate Class Security Balance of the securities of such class has been distributed in full or, in the case of securities entitled only to distributions allocable to interest, until the aggregate notional amount of such securities is reduced to zero or for the period of time designated in the related prospectus supplement. The original Class Security Balance of each security will equal the aggregate distributions allocable to principal to which such security is entitled. Distributions allocable to interest on each security that is not entitled to distributions allocable to principal will be calculated based on the notional amount of such security. The notional amount of a security will not evidence an interest in or entitlement to distributions allocable to principal but will be used solely for convenience in expressing the calculation of interest and for certain other purposes.

      Interest payable on the securities of a series on a distribution date will include all interest accrued during the period specified in the related prospectus supplement. In the event interest accrues over a period ending two or more days prior to a distribution date, the effective yield to securityholders will be reduced from the yield that would otherwise be obtainable if interest payable on the security were to accrue through the day immediately preceding such distribution date, and the effective yield (at par) to securityholders will be less than the indicated coupon rate.

      With respect to any class of accrual securities, if specified in the related prospectus supplement, any interest that has accrued but is not paid on a given distribution date will be added to the aggregate Class Security Balance of such class of securities on that distribution date. Distributions of interest on any class of accrual securities will commence only after the occurrence of the events specified in such prospectus supplement. Prior to such time, the beneficial ownership interest in the trust fund or the principal balance, as applicable, of such class of accrued securities, as reflected in the aggregate Class Security Balance of such class of accrual securities, will increase on each distribution date by the amount of interest that accrued on such class of accrual securities during the preceding interest accrual period but that was not required to be distributed to such class on such distribution date. Any such class of accrual securities will thereafter accrue interest on its outstanding Class Security Balance as so adjusted.

      DISTRIBUTIONS OF PRINCIPAL. The related prospectus supplement will specify the method by which the amount of principal to be distributed on the securities on each distribution date will be calculated and the manner in which such amount will be allocated among the classes of securities entitled to distributions of principal. The aggregate Class Security Balance of any class of securities entitled to distributions of principal generally will be the aggregate original Class Security Balance of such class of securities specified in such prospectus supplement, reduced by all distributions reported to the holders of such securities as allocable to principal and,

      o in the case of accrual securities, in general, increased by all interest accrued but not then distributable on such accrual securities; and

      o in the case of adjustable rate securities, subject to the effect of negative amortization, if applicable.

      If so provided in the related prospectus supplement, one or more classes of securities will be entitled to receive all or a disproportionate percentage of the payments of principal which are received from borrowers in advance of their scheduled due dates and are not accompanied by amounts representing scheduled interest due after the month of such payments ("Principal Prepayments") in the percentages and under the circumstances or for the periods specified in such prospectus supplement. Any such allocation of Principal Prepayments to such class or classes of securities will have the effect of accelerating the amortization of such securities while increasing the interests evidenced by one or more other classes of securities in the trust fund. Increasing the interests of the other classes of securities relative to that of certain securities is intended to preserve the availability of the subordination provided by such other securities. See "Credit Enhancement -- Subordination."

      UNSCHEDULED DISTRIBUTIONS. If specified in the related prospectus supplement, the securities will be subject to receipt of distributions before the next scheduled distribution date under the circumstances and in the manner described below and in the prospectus supplement. If applicable, the trustee will be required to make unscheduled distributions on the day and in the amount specified in the related prospectus supplement if, due to substantial payments of principal (including Principal Prepayments) on the Trust Fund Assets, the trustee or the master servicer determines that the funds available or anticipated to be available from the Security Account and, if applicable, any reserve fund, may be insufficient to make required distributions on the securities on that distribution date. The applicable prospectus supplement may provide for limits on the amount of an unscheduled distribution, but if it does not, the amount of any unscheduled distribution that is allocable to principal will not exceed the amount that would otherwise have been required to be distributed as principal on the securities on the next distribution date. The applicable prospectus supplement may specify whether the unscheduled distribution will include interest, but if it does not, the unscheduled distributions will include interest at the applicable Pass-Through Rate (if any) or interest rate (if any) on the amount of the unscheduled distribution allocable to principal for the period and to the date specified in the prospectus supplement.

ADVANCES

      To the extent provided in the related prospectus supplement, the master servicer will be required to advance on or before each distribution date (from its own funds, funds advanced by sub-servicers or funds held in the Security Account for future distributions to the holders of securities of the related series), an amount equal to the aggregate of payments of interest and/or principal that were delinquent on the related Determination Date (as such term is defined in the related prospectus supplement) and were not advanced by any sub-servicer, subject to the master servicer's determination that such advances may be recoverable out of late payments by borrowers, Liquidation Proceeds, Insurance Proceeds or otherwise. In the case of cooperative loans, the master servicer also may be required to advance any unpaid maintenance fees and other charges under the related proprietary leases as specified in the related prospectus supplement.

      In making advances, the master servicer will endeavor to maintain a regular flow of scheduled interest and principal payments to holders of the securities, rather than to guarantee or insure against losses. If advances are made by the master servicer from cash being held for future distribution to securityholders, the master servicer will replace such funds on or before any future distribution date to the extent that funds in the applicable Security Account on such distribution date would be less than the amount required to be available for distributions to securityholders on such date. Any master servicer funds advanced will be reimbursable to the master servicer out of recoveries on the specific loans with respect to which such advances were made (e.g., late payments made by the related borrower, any related Insurance Proceeds, Liquidation Proceeds or proceeds of any loan purchased by the depositor, a sub-servicer or a seller pursuant to the related Agreement). Advances by the master servicer (and any advances by a sub-servicer) also will be reimbursable to the master servicer (or sub-servicer) from cash otherwise distributable to securityholders (including the holders of Senior securities) to the extent that the master servicer determines that any such advances previously made are not ultimately recoverable as described above. To the extent provided in the related prospectus supplement, the master servicer also will be obligated to make advances, to the extent recoverable out of Insurance Proceeds, Liquidation Proceeds or otherwise, in respect of certain taxes and insurance premiums not paid by borrowers on a timely basis. Funds so advanced are reimbursable to the master servicer to the extent permitted by the related Agreement. The obligations of the master servicer to make advances may be supported by a cash advance reserve fund, a surety bond or other arrangement of the type described herein under "Credit Enhancement," in each case as described in the related prospectus supplement.

      In the event the master servicer or a sub-servicer fails to make a required advance, the applicable prospectus supplement may specify whether another party will have advancing obligations, but if it does not, the trustee will be obligated to make such advance in its capacity as successor servicer. If the trustee makes such an advance, it will be entitled to be reimbursed for such advance to the same extent and degree as the master servicer or a sub-servicer is entitled to be reimbursed for advances. See "Description of the Securities -- Distributions on Securities."

REPORTS TO SECURITYHOLDERS

      Prior to or concurrently with each distribution on a distribution date the master servicer or the trustee will furnish to each securityholder of record of the related series a statement setting forth, to the extent applicable to such series of securities, among other things:

      o the amount of such distribution allocable to principal, separately identifying the aggregate amount of any Principal Prepayments and if so specified in the related prospectus supplement, any applicable prepayment penalties included therein;

      o     the amount of such distribution allocable to interest;

      o     the amount of any advance;

      o the aggregate amount (a) otherwise allocable to the Subordinated Securityholders on such distribution date, and (b) withdrawn from the reserve fund or the pre-funding account, if any, that is included in the amounts distributed to the Senior Securityholders;

      o the outstanding principal balance or notional amount of each class of the related series after giving effect to the distribution of principal on such distribution date;

      o the percentage of principal payments on the loans (excluding prepayments), if any, which each such class will be entitled to receive on the following distribution date;

      o the percentage of Principal Prepayments on the loans, if any, which each such class will be entitled to receive on the following distribution date;

      o the related amount of the servicing compensation retained or withdrawn from the Security Account by the master servicer, and the amount of additional servicing compensation received by the master servicer attributable to penalties, fees, excess Liquidation Proceeds and other similar charges and items;

      o the number and aggregate principal balances of loans (A) delinquent (exclusive of loans in foreclosure) 1 to 30 days, 31 to 60 days, 61 to 90 days and 91 or more days and (B) in foreclosure and delinquent 1 to 30 days, 31 to 60 days, 61 to 90 days and 91 or more days, as of the close of business on the last day of the calendar month preceding such distribution date;

      o the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure;

      o the Pass-Through Rate or interest rate, as applicable, if adjusted from the date of the last statement, of any such class expected to be applicable to the next distribution to such class;

      o if applicable, the amount remaining in any reserve fund or the pre-funding account at the close of business on the distribution date;

      o the Pass-Through Rate or interest rate, as applicable, as of the day prior to the immediately preceding distribution date; and

      o any amounts remaining under letters of credit, pool policies or other forms of credit enhancement.

      Where applicable, any amount set forth above may be expressed as a dollar amount per single security of the relevant class having the percentage interest specified in the related prospectus supplement. The report to securityholders for any series of securities may include additional or other information of a similar nature to that specified above.

      In addition, within a reasonable period of time after the end of each calendar year, the master servicer or the trustee will mail to each securityholder of record at any time during such calendar year a report (a) as to the aggregate of amounts reported pursuant to (i) and (ii) above for such calendar year or, in the event such person was a securityholder of record during a portion of such calendar year, for the applicable portion of such year and (b) such other customary information as may be deemed necessary or desirable for securityholders to prepare their tax returns.

CATEGORIES OF CLASSES OF SECURITIES

      The securities of any series may be comprised of one or more classes. Such classes, in general, fall into different categories. The following chart identifies and generally defines certain of the more typical categories. The prospectus supplement for a series of securities may identify the classes which comprise such series by reference to the following categories.

CATEGORIES OF CLASSES                              DEFINITION

                                                 PRINCIPAL TYPES

Accretion Directed ..........   A class that receives principal payments from
                                the accreted interest from specified Accrual classes. An accretion directed class also may receive principal payments from principal paid on the underlying Trust Fund Assets for the related series.

Companion Class .............   A class that receives principal payments on any
                                distribution date only if scheduled payments have been made on specified planned principal classes, targeted principal classes or scheduled principal classes.

Component Securities ........   A class consisting of "components." The
                                components of a class of component securities may have different principal and/or interest payment characteristics but together constitute a single class. Each component of a class of component securities may be identified as falling into one or more of the categories in this chart.

Non-Accelerated
   Senior or NAS ............   A class that, for the period of time specified
                                in the related prospectus supplement, generally will not receive (in other words, is locked out of) (1) principal prepayments on the underlying
                                Trust Fund Assets that are allocated
                                disproportionately to the senior securities because of the shifting interest structure of the securities in the trust and/or (2) scheduled principal payments on the underlying Trust Fund
                                Assets, as specified in the related prospectus supplement. During the lock-out period, the portion of the principal distributions on the underlying Trust Fund Assets that the NAS class is locked out of will be distributed to the other classes of senior securities.

Notional Amount Securities ..   A class having no principal balance and bearing
                                interest on the related notional amount. The notional amount is used for purposes of the determination of interest distributions.



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


Planned Principal
   Class or PACs ............   A class that is designed to receive principal
                                payments using a predetermined principal balance schedule derived by assuming two constant prepayment rates for the underlying Trust Fund
                                Assets. These two rates are the endpoints for the "structuring range" for the planned principal class. The planned principal classes in any series of certificates may be subdivided into different categories (e.g., primary planned principal classes, secondary planned principal classes and so forth) having different effective structuring ranges and different principal payment priorities. The structuring range for the secondary planned principal class of a series of certificates will be narrower than that for the primary planned principal class of the series.

CATEGORIES OF CLASSES                              DEFINITION

                                                 PRINCIPAL TYPES

Scheduled Principal Class ...   A class that is designed to receive principal
                                payments using a predetermined principal balance schedule but is not designated as a Planned
                                Principal Class or Targeted Principal Class. In many cases, the schedule is derived by assuming two constant prepayment rates for the underlying
                                Trust Fund Assets. These two rates are the endpoints for the "structuring range" for the scheduled principal class.

Sequential Pay ..............   Classes that receive principal payments in a
                                prescribed sequence, that do not have
                                predetermined principal balance schedules and that under all circumstances receive payments of principal continuously from the first distribution date on which they receive principal until they are retired. A single class that receives principal payments before or after all other classes in the same series of securities may be identified as a sequential pay class.

Strip .......................   A class that receives a constant proportion, or
                                "strip," of the principal payments on the underlying Trust Fund Assets.

Super Senior ................   A class that will not bear its proportionate
                                share of realized losses (other than excess losses) as its share is directed to another class, referred to as the "support class" until the class principal balance of the support class is reduced to zero.

Support Class ...............   A class that absorbs the realized losses other
                                than excess losses that would otherwise be allocated to a Super Senior Class after the related Classes of subordinated securities are no longer outstanding.

Targeted Principal
   Class or TACs ............  A class that is designed to receive principal payments using a predetermined principal balance schedule derived by assuming a single constant prepayment rate for the underlying Trust Fund Assets.

                                                 INTEREST TYPES

Fixed Rate ..................   A class with an interest rate that is fixed
                                throughout the life of the class.

Floating Rate ...............   A class with an interest rate that resets
                                periodically based upon a designated index and that varies directly with changes in such index.



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


Inverse Floating Rate .......   A class with an interest rate that resets
                                periodically based upon a designated index and that varies inversely with changes in such index.

Variable Rate ...............   A class with an interest rate that resets
                                periodically and is calculated by reference to the rate or rates of interest applicable to specified assets or instruments (e.g., the Loan
                                Rates borne by the underlying loans).

Interest Only ...............   A class that receives some or all of the
                                interest payments made on the underlying Trust
                                Fund Assets and little or no principal.
                                Interest Only classes have either a nominal principal balance or a notional amount. A nominal principal balance represents actual principal that will be paid on the class. It is referred to as nominal since it is extremely small compared to other classes. A notional amount is the amount used as a reference to calculate the amount of interest due on an Interest Only class that is not entitled to any distributions in respect of principal.

Principal Only ..............   A class that does not bear interest and is
                                entitled to receive only distributions in respect of principal.

Partial Accrual .............   A class that accretes a portion of the amount of
                                accrued interest thereon, which amount will be added to the principal balance of such class on each applicable distribution date, with the remainder of such accrued interest to be distributed currently as interest on such class. Such accretion may continue until a specified event has occurred or until such Partial Accrual class is retired.

Accrual .....................   A class that accretes the amount of accrued
                                interest otherwise distributable on such class, which amount will be added as principal to the principal balance of such class on each applicable distribution date. Such accretion may continue until some specified event has occurred or until such Accrual class is retired.

INDICES APPLICABLE TO FLOATING RATE AND INVERSE FLOATING RATE CLASSES

LIBOR

      The applicable prospectus supplement may specify some other basis for determining LIBOR, but if it does not, on the LIBOR determination date (as defined in the related prospectus supplement) for each class of certificates of a series for which the applicable interest rate is determined by reference to an index denominated as LIBOR, the person designated in the related pooling and servicing agreement as the calculation agent will determine LIBOR in accordance with one of the two methods described below (which method will be specified in the related prospectus supplement):

LIBO METHOD

      If using this method to calculate LIBOR, the calculation agent will determine LIBOR by reference to the quotations, as set forth on Telerate page 3750 of the Moneyline Telerate Service, offered by the principal London office of each of the designated reference banks meeting the criteria set forth in this prospectus for making one-month United States dollar deposits in leading banks in the London Interbank market, as of 11:00 a.m. (London time) on the LIBOR determination date. In lieu of relying on the quotations for those reference banks that appear at the time on Telerate page 3750 of the Moneyline Telerate Service, the calculation agent will request each of the reference banks to provide the offered quotations at the time.

      Under this method LIBOR will be established by the calculation agent on each LIBOR determination date as follows:

            (a) If on any LIBOR determination date two or more reference banks provide offered quotations, LIBOR for the next interest accrual period shall be the arithmetic mean of the offered quotations (rounded upwards if necessary to the nearest whole multiple of 1/32%)

            (b) If on any LIBOR determination date only one or none of the reference banks provides offered quotations, LIBOR for the next interest accrual period shall be whichever is the higher of

            o LIBOR as determined on the previous LIBOR determination date or

            o     the reserve interest rate.

The reserve interest rate shall be the rate per annum which the calculation agent determines to be either

      o the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 1/32%) of the one-month United States dollar lending rates that New York City banks selected by the calculation agent are quoting, on the relevant LIBOR determination date, to the principal London offices of at least two of the reference banks to which the quotations are, in the opinion of the calculation agent being so made, or

      o if the calculation agent cannot determine the arithmetic mean, the lowest one-month United States dollar lending rate which New York City banks selected by the calculation agent are quoting on the LIBOR determination date to leading European banks.

            (c) If on any LIBOR determination date for a class specified in the related prospectus supplement, the calculation agent is required but is unable to determine the reserve interest rate in the manner provided in paragraph (b) above, LIBOR for the next interest accrual period shall be LIBOR as determined on the preceding LIBOR determination date, or, in the case of the first LIBOR determination date, LIBOR shall be considered to be the per annum rate specified as such in the related prospectus supplement.

      Each reference bank shall be a leading bank engaged in transactions in Eurodollar deposits in the international Eurocurrency market; shall not control, be controlled by, or be under common control with the calculation agent; and shall have an established place of business in London. If a reference bank should be unwilling or unable to act as such or if appointment of a reference bank is terminated, another leading bank meeting the criteria specified above will be appointed.

BBA METHOD

      If using this method of determining LIBOR, the calculation agent will determine LIBOR on the basis of the British Bankers' Association "Interest Settlement Rate" for one-month deposits in United States dollars as found on Telerate page 3750 as of 11:00 a.m. London time on each LIBOR determination date. Interest Settlement Rates currently are based on rates quoted by eight British Bankers' Association designated banks as being, in the view of the banks, the offered rate at which deposits are being quoted to prime banks in the London interbank market. The Interest Settlement Rates are calculated by eliminating the two highest rates and the two lowest rates, averaging the four remaining rates, carrying the result (expressed as a percentage) out to six decimal places, and rounding to five decimal places.

      If on any LIBOR determination date, the calculation agent is unable to calculate LIBOR in accordance with the method set forth in the immediately preceding paragraph, LIBOR for the next interest accrual period shall be calculated in accordance with the LIBOR method described under "LIBO Method."

      The establishment of LIBOR on each LIBOR determination date by the calculation agent and its calculation of the rate of interest for the applicable classes for the related interest accrual period shall (in the absence of manifest error) be final and binding.

COFI

      The Eleventh District Cost of Funds Index is designed to represent the monthly weighted average cost of funds for savings institutions in Arizona, California and Nevada that are member institutions of the Eleventh Federal Home Loan Bank District (the "Eleventh District"). The Eleventh District Cost of Funds Index for a particular month reflects the interest costs paid on all types of funds held by Eleventh District member institutions and is calculated by dividing the cost of funds by the average of the total amount of those funds outstanding at the end of that month and of the prior month and annualizing and adjusting the result to reflect the actual number of days in the particular month. If necessary, before these calculations are made, the component figures are adjusted by the Federal Home Loan Bank of San Francisco ("FHLBSF") to neutralize the effect of events such as member institutions leaving the Eleventh District or acquiring institutions outside the Eleventh District. The Eleventh District Cost of Funds Index is weighted to reflect the relative amount of each type of funds held at the end of the relevant month. The major components of funds of Eleventh District member institutions are: savings deposits, time deposits, FHLBSF advances, repurchase agreements and all other borrowings. Because the component funds represent a variety of maturities whose costs may react in different ways to changing conditions, the Eleventh District Cost of Funds Index does not necessarily reflect current market rates.

      A number of factors affect the performance of the Eleventh District Cost of Funds Index, which may cause it to move in a manner different from indices tied to specific interest rates, such as United States Treasury bills or LIBOR. Because the liabilities upon which the Eleventh District Cost of Funds Index is based were issued at various times under various market conditions and with various maturities, the Eleventh District Cost of Funds Index may not necessarily reflect the prevailing market interest rates on new liabilities of similar maturities. Moreover, as stated above, the Eleventh District Cost of Funds Index is designed to represent the average cost of funds for Eleventh District savings institutions for the month prior to the month in which it is due to be published. Additionally, the Eleventh District Cost of Funds Index may not necessarily move in the same direction as market interest rates at all times, since as longer term deposits or borrowings mature and are renewed at prevailing market interest rates, the Eleventh District Cost of Funds Index is influenced by the differential between the prior and the new rates on those deposits or borrowings. In addition, movements of the Eleventh District Cost of Funds Index, as compared to other indices tied to specific interest rates, may be affected by changes instituted by the FHLBSF in the method used to calculate the Eleventh District Cost of Funds Index.

      The FHLBSF publishes the Eleventh District Cost of Funds Index in its monthly Information Bulletin. Any individual may request regular receipt by mail of Information Bulletins by writing the Federal Home Loan Bank of San Francisco, P.O. Box 7948, 600 California Street, San Francisco, California 94120, or by calling (415) 616-1000. The Eleventh District Cost of Funds Index may also be obtained by calling the FHLBSF at (415) 616-2600.

      The FHLBSF has stated in its Information Bulletin that the Eleventh District Cost of Funds Index for a month "will be announced on or near the last working day" of the following month and also has stated that it "cannot guarantee the announcement" of such index on an exact date. So long as such index for a month is announced on or before the tenth day of the second following month, the interest rate for each class of securities of a series as to which the applicable interest rate is determined by reference to an index denominated as COFI (each, a class of "COFI securities") for the Interest Accrual Period commencing in such second following month will be based on the Eleventh District Cost of Funds Index for the second preceding month. If publication is delayed beyond such tenth day, such interest rate will be based on the Eleventh District Cost of Funds Index for the third preceding month.

      The applicable prospectus supplement may specify some other basis for determining COFI, but if it does not, then if on the tenth day of the month in which any interest accrual period commences for a class of COFI securities the most recently published Eleventh District Cost of Funds Index relates to a month before the third preceding month, the index for the current interest accrual period and for each succeeding interest accrual period will, except as described in the next to last sentence of this paragraph, be based on the National Monthly Median Cost of Funds Ratio to SAIF-Insured Institutions (the "National Cost of

Funds Index") published by the Office of Thrift Supervision (the "OTS") for the third preceding month (or the fourth preceding month if the National Cost of Funds Index for the third preceding month has not been published on the tenth day of an interest accrual period). Information on the National Cost of Funds Index may be obtained by writing the OTS at 1700 G Street, N.W., Washington, D.C. 20552 or calling (202) 906-6677, and the current National Cost of Funds Index may be obtained by calling (202) 906-6988. If on the tenth day of the month in which an interest accrual period commences the most recently published National Cost of Funds Index relates to a month before the fourth preceding month, the applicable index for the interest accrual period and each succeeding interest accrual period will be based on LIBOR, as determined by the calculation agent in accordance with the Agreement relating to the series of certificates. A change of index from the Eleventh District Cost of Funds Index to an alternative index will result in a change in the index level and could increase its volatility, particularly if LIBOR is the alternative index.

      The establishment of COFI by the calculation agent and its calculation of the rates of interest for the applicable classes for the related interest accrual period shall (in the absence of manifest error) be final and binding.

TREASURY INDEX

      The applicable prospectus supplement may specify some other basis for determining and defining the Treasury index, but if it does not, on the Treasury index determination date for each class of securities of a series for which the applicable interest rate is determined by reference to an index denominated as a Treasury index, the calculation agent will ascertain the Treasury index for Treasury securities of the maturity and for the period (or, if applicable, date) specified in the related prospectus supplement. The Treasury index for any period means the average of the yield for each business day during the specified period (and for any date means the yield for the date), expressed as a per annum percentage rate, on U.S. Treasury securities adjusted to the "constant maturity" specified in the prospectus supplement or if no "constant maturity" is so specified, U.S. Treasury securities trading on the secondary market having the maturity specified in the prospectus supplement, in each case as published by the Federal Reserve Board in its Statistical Release No. H.15 (519). Statistical Release No. H.15 (519) is published on Monday or Tuesday of each week and may be obtained by writing or calling the Publications Department at the Board of Governors of the Federal Reserve System, 21st and C Streets, Washington, D.C. 20551 (202) 452-3244. If the calculation agent has not yet received Statistical Release No. H.15 (519) for a week, then it will use the Statistical Release from the preceding week.

      Yields on U.S. Treasury securities at "constant maturity" are derived from the U.S. Treasury's daily yield curve. This curve, which relates the yield on a security to its time to maturity, is based on the closing market bid yields on actively traded Treasury securities in the over-the-counter market. These market yields are calculated from composites of quotations reported by five leading U.S. Government securities dealers to the Federal Reserve Bank of New York. This method provides a yield for a given maturity even if no security with that exact maturity is outstanding. In the event that the Treasury Index is no longer published, a new index based upon comparable data and methodology will be designated in accordance with the Agreement relating to the particular series of securities. The Calculation Agent's determination of the Treasury Index, and its calculation of the rates of interest for the applicable classes for the related Interest Accrual Period shall (in the absence of manifest error) be final and binding.

PRIME RATE

      The applicable prospectus supplement may specify the party responsible for determining the Prime Rate, but if it does not, on the Prime Rate Determination Date (as such term is defined in the related prospectus supplement) for each class of securities of a series as to which the applicable interest rate is determined by reference to an index denominated as the Prime Rate, the calculation agent will ascertain the Prime Rate for the related interest accrual period. The applicable prospectus supplement may provide for the means of determining the Prime Rate, but if it does not, the Prime Rate for an interest accrual period will be the "Prime Rate" as published in the "Money Rates" section of THE WALL STREET JOURNAL

(or if not so published, the "Prime Rate" as published in a newspaper of general circulation selected by the calculation agent in its sole discretion) on the related Prime Rate Determination Date. If a prime rate range is given, then the average of such range will be used. In the event that the Prime Rate is no longer published, a new index based upon comparable data and methodology will be designated in accordance with the Agreement relating to the particular series of securities. The calculation agent's determination of the Prime Rate and its calculation of the rates of interest for the related interest accrual period shall (in the absence of manifest error) be final and binding.

BOOK-ENTRY REGISTRATION OF SECURITIES

      As described in the related prospectus supplement, if not issued in fully registered certificated form, each class of securities will be registered as book-entry certificates (the "Book-Entry Securities"). Persons acquiring beneficial ownership interests in the Book-Entry Securities ("Security Owners") may elect to hold their Book-Entry Securities through the Depository Trust Company ("DTC") in the United States, or Clearstream, Luxembourg or the Euroclear System ("Euroclear"), in Europe, if they are participants of such systems, or indirectly through organizations which are participants in such systems. Each class of the Book-Entry Securities will be issued in one or more certificates which equal the aggregate principal balance of the applicable class of the Book-Entry Securities and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream, Luxembourg and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, NA will act as depositary for Clearstream, Luxembourg and JPMorgan Chase will act as depositary for Euroclear (in such capacities, individually the "Relevant Depositary" and collectively the "European Depositaries"). Unless otherwise described in the related prospectus supplement, beneficial interests in the Book-Entry Securities may be held in minimum denominations representing Certificate Principal Balances of $20,000 and integral multiples of $1,000 in excess thereof, except that one investor of each class of Book-Entry Securities may hold a beneficial interest therein that is not an integral multiple of $1,000. Except as described below, no person acquiring a beneficial ownership interest in a Book-Entry Security (each, a "beneficial owner") will be entitled to receive a physical certificate representing such person's beneficial ownership interest in such Book-Entry Security (a "Definitive Security"). Unless and until Definitive Securities are issued, it is anticipated that the only securityholders of the Book-Entry Securities will be Cede & Co., as nominee of DTC. Security Owners will not be Certificateholders as that term is used in each Pooling and Servicing Agreement or Master Servicing Agreement, as applicable. Security Owners are only permitted to exercise their rights indirectly through the participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations ("Participants") and DTC.

      The beneficial owner's ownership of a Book-Entry Security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Security will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC participant and on the records of Clearstream, Luxembourg or Euroclear, as appropriate).

      Security Owners will receive all distributions of principal of, and interest on, the Book-Entry Securities from the trustee through DTC and DTC participants. While the Book-Entry Securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Book-Entry Securities and is required to receive and transmit distributions of principal of, and interest on, such securities. Participants and organizations which have indirect access to the DTC system, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants"), with whom Security Owners have accounts with respect to the Book-Entry Securities are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Security Owners. Accordingly, although Security Owners will not possess certificates, the Rules provide a mechanism by which Security Owners will receive distributions and will be able to transfer their interest.

      Security Owners will not receive or be entitled to receive certificates representing their respective interests in the Book-Entry Securities, except under the limited circumstances described below. Unless and until Definitive Securities are issued, Security Owners who are not Participants may transfer ownership of the Book-Entry Securities only through Participants and Indirect Participants by instructing such Participants and Indirect Participants to transfer Book-Entry Securities, by book-entry transfer, through DTC for the account of the purchasers of such Book-Entry Securities, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Book-Entry Securities will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Security Owners.

      Because of time zone differences, credits of securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a Participant will be made during, subsequent securities settlement processing and dated the business day following, the DTC settlement date. Such credits or any transactions in such securities, settled during such processing will be reported to the relevant Euroclear or Clearstream, Luxembourg Participants on such business day. Cash received in Clearstream, Luxembourg or Euroclear, as a result of sales of securities by or through a Clearstream, Luxembourg Participant or Euroclear Participant to a DTC Participant, will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

      Transfers between Participants will occur in accordance with DTC rules. Transfers between Clearstream, Luxembourg Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

      Cross-market transfers between persons holding securities directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg Participants or Euroclear Participants, on the other, will be effected by DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream, Luxembourg Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

      DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the Book-Entry Securities, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Securities will be subject to the rules, regulations and procedures governing DTC and DTC participants as in effect from time to time.

      Clearstream Banking, societe anonyme, 67 Bd Grande-Duchesse Charlotte, L-2967 Luxembourg ("Clearstream, Luxembourg"), was incorporated in 1970 as "Clearstream, Luxembourg S.A." a company with limited liability under Luxembourg law (a societe anonyme). Clearstream, Luxembourg S.A. subsequently changed its name to Cedelbank. On January 10, 2000, Cedelbank's parent company,

Clearstream, Luxembourg International, societe anonyme ("CI") merged its clearing, settlement and custody business with that of Deutsche Borse Clearing AG ("DBC"). The merger involved the transfer by CI of substantially all of its assets and liabilities (including its shares in CB) to a new Luxembourg company, New Clearstream, Luxembourg International, societe anonyme ("New CI"), which is 50% owned by CI and 50% owned by DBC's parent company Deutsche Borse AG. The shareholders of these two entities are banks, securities dealers and financial institutions. Clearstream, Luxembourg International currently has 92 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than 5 percent of Clearstream, Luxembourg International's stock.

      Further to the merger, the Board of Directors of New CI decided to re-name the companies in the group in order to give them a cohesive brand name. The new brand name that was chosen is "Clearstream" effective as of January 14, 2000. New CI has been renamed "Clearstream International, societe anonyme." On January 18, 2000, Cedelbank was renamed "Clearstream Banking, societe anonyme" and Clearstream, Luxembourg Global Services was renamed "Clearstream Services, societe anonyme."

      On January 17, 2000, DBC was renamed "Clearstream Banking AG." This means that there are now two entities in the corporate group headed by Clearstream International which share the name "Clearstream Banking," the entity previously named "Cedelbank" and the entity previously named "Deutsche Borse Clearing AG."

      Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream, Luxembourg in any of 36 currencies, including United States Dollars. Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier, "CSSF," which supervises Luxembourg banks. Clearstream, Luxembourg's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg's U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg. Clearstream, Luxembourg has established an electronic bridge with Euroclear Bank S.A./N.V. as the Operator of the Euroclear System (the "Euroclear Operator") in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and the Euroclear Operator.

      Euroclear was created in 1968 to hold securities for participants of Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of the Euroclear Operator, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

      The Euroclear Operator has a banking license from the Belgian Banking and Finance Commission. This license authorizes the Euroclear Operator to carry out banking activities on a global basis.

      Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

      Distributions on the Book-Entry Securities will be made on each Distribution Date by the trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing such payments to the beneficial owners of the Book-Entry Securities that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the Book-Entry Securities that it represents.

      Under a book-entry format, beneficial owners of the Book-Entry Securities may experience some delay in their receipt of payments, since such payments will be forwarded by the trustee to Cede & Co. Distributions with respect to Book-Entry Securities held through Clearstream, Luxembourg or Euroclear will be credited to the cash accounts of Clearstream, Luxembourg Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Material Federal Income Tax Consequences--Tax Treatment of Foreign Investors" and "-- Tax Consequences to Holders of the Notes -- Backup Withholding" herein. Because DTC can only act on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge Book-Entry Securities to persons or entities that do not participate in the depository system, or otherwise take actions in respect of such Book-Entry Securities, may be limited due to the lack of physical certificates for such Book-Entry Securities. In addition, issuance of the Book-Entry Securities in book-entry form may reduce the liquidity of such securities in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical certificates.

      Monthly and annual reports on the Trust provided to Cede & Co., as nominee of DTC, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting DTC or the Depositary, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Securities of such beneficial owners are credited.

      DTC has advised the trustee that, unless and until Definitive securities are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Securities under the Pooling and Servicing Agreement or Master Servicing Agreement, as applicable, only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Securities are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Securities. Clearstream, Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a holder of a Book-Entry Security under the Pooling and Servicing Agreement or Master Servicing Agreement, as applicable on behalf of a Clearstream, Luxembourg Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Book-Entry Securities which conflict with actions taken with respect to other Book-Entry Securities.

      Definitive Securities will be issued to beneficial owners of the Book-Entry Securities, or their nominees, rather than to DTC, only if (a) DTC or the Depositor advises the trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depositary with respect to the Book-Entry Securities and the depositor or the trustee is unable to locate a qualified successor or (b) after the occurrence of an Event of Default, beneficial owners having not less than 51% of the voting rights evidenced by the Book-Entry Securities advise the trustee and DTC through the Financial Intermediaries and the DTC participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of beneficial owners of such class.

      Upon the occurrence of any of the events described in the immediately preceding paragraph, the trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of Definitive Securities. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Securities and instructions for re-registration, the trustee will issue Definitive Securities, and thereafter the trustee will recognize the holders of such Definitive Securities as securityholders under the Pooling and Servicing Agreement or Master Servicing Agreement, as applicable.

      Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

      None of the master servicer, the depositor or the trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Securities held by Cede & Co., as nominee of DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.


                               CREDIT ENHANCEMENT

GENERAL

      Credit enhancement may be provided with respect to one or more classes of a series of securities or with respect to the related Trust Fund Assets. Credit enhancement may be in the form of a limited financial guaranty policy issued by an entity named in the related prospectus supplement, the subordination of one or more classes of the securities of such series, the establishment of one or more reserve funds, the use of a cross-collateralization feature, use of a mortgage pool insurance policy, FHA Insurance, VA Guarantee, bankruptcy bond, special hazard insurance policy, surety bond, letter of credit, guaranteed investment contract, overcollateralization, or another method of credit enhancement contemplated herein and described in the related prospectus supplement, or any combination of the foregoing. The applicable prospectus supplement may provide for credit enhancement which covers all the classes of securities, but if it does not, credit enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the securities and interest thereon. If losses occur which exceed the amount covered by credit enhancement or which are not covered by the credit enhancement, securityholders will bear their allocable share of any deficiencies.

SUBORDINATION

      If so specified in the related prospectus supplement, protection afforded to holders of one or more classes of securities of a series by means of the subordination feature may be accomplished by the preferential right of holders of one or more other classes of such series (the "Senior Securities") to distributions in respect of scheduled principal, Principal Prepayments, interest or any combination thereof that otherwise would have been payable to holders of subordinated securities under the circumstances and to the extent specified in the related prospectus supplement. Protection may also be afforded to the holders of Senior Securities of a series by: (i) reducing the ownership interest (if applicable) of the related subordinated securities; (ii) a combination of the immediately preceding sentence and clause (i) above; or (iii) as otherwise described in the related prospectus supplement. If so specified in the related prospectus supplement, delays in receipt of scheduled payments on the loans and losses on defaulted loans may be borne first by the various classes of subordinated securities and thereafter by the various classes of Senior Securities, in each case under the circumstances and subject to the limitations specified in such prospectus supplement. The aggregate distributions in respect of delinquent payments on the loans over the lives of the securities or at any time, the aggregate losses in respect of defaulted loans which must be borne by the Subordinated Securities by virtue of subordination and the amount of the distributions otherwise distributable to the Subordinated Securityholders that will be distributable to Senior Securityholders on any distribution date may be limited as specified in the related prospectus supplement. If aggregate distributions in respect of delinquent payments on the loans or aggregate losses in respect of such loans were to exceed an amount specified in the related prospectus supplement, holders of Senior Securities would experience losses on the securities.

      In addition to or in lieu of the foregoing, if so specified in the related prospectus supplement, all or any portion of distributions otherwise payable to holders of Subordinated Securities on any distribution date may instead be deposited into one or more reserve funds established with the trustee or distributed to holders of Senior Securities. Such deposits may be made on each distribution date, for specified periods or until the balance in the reserve fund has reached a specified amount and, following payments from the reserve fund to holders of Senior Securities or otherwise, thereafter to the extent necessary to restore the balance in the reserve fund to required levels, in each case as specified in the related prospectus supplement. Amounts on deposit in the reserve fund may be released to the holders of certain classes of securities at the times and under the circumstances specified in such prospectus supplement.

      If specified in the related prospectus supplement, various classes of Senior Securities and Subordinated Securities may themselves be subordinate in their right to receive certain distributions to other classes of Senior and Subordinated Securities, respectively, through a cross-collateralization mechanism or otherwise.

      As between classes of Senior Securities and as between classes of Subordinated Securities, distributions may be allocated among such classes (i) in the order of their scheduled final distribution dates, (ii) in accordance with a schedule or formula, (iii) in relation to the occurrence of events, or
(iv) otherwise, in each case as specified in the related prospectus supplement. As between classes of Subordinated Securities, payments to holders of Senior Securities on account of delinquencies or losses and payments to any reserve fund will be allocated as specified in the related prospectus supplement.

LETTER OF CREDIT

      The letter of credit, if any, with respect to a series of securities will be issued by the bank or financial institution specified in the related prospectus supplement (the "L/C Bank"). Under the letter of credit, the L/C Bank will be obligated to honor drawings thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, equal to the percentage specified in the related prospectus supplement of the aggregate principal balance of the loans on the related cut-off date or of one or more Classes of securities (the "L/C Percentage"). If so specified in the related prospectus supplement, the letter of credit may permit drawings in the event of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of certain provisions of the federal Bankruptcy Code, or losses resulting from denial of insurance coverage due to misrepresentations in connection with the origination of a loan. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder. The obligations of the L/C Bank under the letter of credit for each series of securities will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund. See "The Agreements -- Termination: Optional Termination." A copy of the letter of credit for a series, if any, will be filed with the Securities and Exchange Commission (the "SEC") as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the securities of the related series.

INSURANCE POLICIES, SURETY BONDS AND GUARANTIES

      If so provided in the prospectus supplement for a series of securities, deficiencies in amounts otherwise payable on such securities or certain classes thereof will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of securities of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. In addition, if specified in the related prospectus supplement, a trust fund may also include bankruptcy bonds, special hazard insurance policies, other insurance or guaranties for the purpose of (i) maintaining timely payments or providing additional protection against losses on the assets included in such trust fund, (ii) paying administrative expenses or (iii) establishing a minimum reinvestment rate on the payments made in respect of such assets or principal payment rate on such assets. Such arrangements may include agreements under which securityholders are entitled to receive amounts deposited in various accounts held by the trustee upon the terms specified in such prospectus supplement. A copy of any such instrument for a series will be filed with the SEC as an exhibit to a Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the securities of the related series.

OVER-COLLATERALIZATION

      If so provided in the prospectus supplement for a series of securities, a portion of the interest payment on each loan may be applied as an additional distribution in respect of principal to reduce the principal balance of a certain class or classes of securities and, thus, accelerate the rate of payment of principal on such class or classes of securities. Reducing the principal balance of the securities without a corresponding reduction in the principal balance of the underlying Trust Fund Assets will result in over-collateralization.

RESERVE ACCOUNTS

      If specified in the related prospectus supplement, credit support with respect to a series of securities will be provided by the establishment and maintenance with the trustee for such series of securities, in trust, of one or more reserve funds for such series. The related prospectus supplement will specify whether or not any such reserve funds will be included in the trust fund for such series.

      The reserve fund for a series will be funded (i) by the deposit therein of cash, United States Treasury securities, instruments evidencing ownership of principal or interest payments thereon, letters of credit, demand notes, certificates of deposit or a combination thereof in the aggregate amount specified in the related prospectus supplement, (ii) by the deposit therein from time to time of certain amounts, as specified in the related prospectus supplement to which the Subordinate Securityholders, if any, would otherwise be entitled or (iii) in such other manner as may be specified in the related prospectus supplement.

      Any amounts on deposit in the reserve fund and the proceeds of any other instrument upon maturity will be held in cash or will be invested in "Permitted Investments" which may include

            (i) obligations of the United States or any agency thereof, provided such obligations are backed by the full faith and credit of the United States;

            (ii) general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each Rating Agency rating the related series of securities, or such lower rating as each Rating Agency has confirmed in writing is sufficient for the ratings originally assigned to such securities by each such Rating Agency;

            (iii) commercial paper issued by Countrywide Home Loans, Inc. or any of its affiliates; provided that such commercial paper is rated no lower than the rating specified in the related prospectus supplement;

            (iv) commercial or finance company paper which is then receiving the highest commercial or finance company paper rating of each such Rating Agency, or such lower rating as each Rating Agency has confirmed in writing is sufficient for the ratings originally assigned to such securities by each such Rating Agency;

            (v) certificates of deposit, demand or time deposits, or bankers' acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or long term unsecured debt obligations of such depository institution or trust company (or in the case of the principal depository institution in a holding company system, the commercial paper or long-term unsecured debt obligations of such holding company, but only if Moody's Investors Service, Inc. ("Moody's") is not a Rating Agency) are then rated one of the two highest long-term and the highest short-term ratings of each such Rating Agency for such securities, or such lower rating as each Rating Agency has confirmed in writing is sufficient for the ratings originally assigned to such securities by each such Rating Agency;

            (vi) demand or time deposits or certificates of deposit issued by any bank or trust company or savings institution to the extent that such deposits are fully insured by the FDIC;

            (vii) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation containing, at the time of the issuance of such agreements, such terms and conditions confirmed in writing are sufficient for the rating originally assigned to such securities by any such Rating Agency;

            (viii) repurchase obligations with respect to any security described in clauses (i) and (ii) above, in either case entered into with a depository institution or trust company (acting as principal) described in clause (v) above;

            (ix) securities (other than stripped bonds, stripped coupons or instruments sold at a purchase price in excess of 115% of the face amount thereof) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof which, at the time of such investment, have one of the two highest ratings of each Rating Agency (except if the Rating Agency is Moody's, such rating shall be the highest commercial paper rating of Moody's for any such securities), or such lower rating confirmed in writing is sufficient for the rating originally assigned to such securities by any such Rating Agency, as evidenced by a signed writing delivered by each such Rating Agency;

            (x) interests in any money market fund which at the date of acquisition of the interests in such fund and throughout the time such interests are held in such fund has the highest applicable rating by each such Rating Agency or such lower rating or such lower rating as each Rating Agency has confirmed in writing is sufficient for the ratings originally assigned to such securities by each such Rating Agency;

            (xi) short term investment funds sponsored by any trust company or national banking association incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by each such Rating Agency in their respective highest applicable rating category or such lower rating as each Rating Agency has confirmed in writing is sufficient for the ratings originally assigned to such securities by each such Rating Agency; and

            (xii) such other investments having a specified stated maturity and bearing interest or sold at a discount acceptable to each Rating Agency as will not result in the downgrading or withdrawal of the rating then assigned to such securities by any such Rating Agency, as evidenced by a signed writing delivered by each such Rating Agency, and reasonably acceptable to the NIM Insurer as evidence by a signed writing delivered by the NIM Insurer; provided that no such instrument shall be a Permitted Investment if such instrument evidences the right to receive interest only payments with respect to the obligations underlying such instrument; and provided, further, that no investment specified in clause (x) or clause
      (xi) above shall be a Permitted Investment for any pre-funding account or any related Capitalized Interest Account.

If a letter of credit is deposited with the trustee, that letter of credit will be irrevocable and will name the trustee, in its capacity as trustee for the holders of the securities, as beneficiary and will be issued by an entity acceptable to each Rating Agency that rates the securities of the related series. Additional information with respect to such instruments deposited in the reserve funds will be set forth in the related prospectus supplement.

      Any amounts so deposited and payments on instruments so deposited will be available for withdrawal from the reserve fund for distribution to the holders of securities of the related series for the purposes, in the manner and at the times specified in the related prospectus supplement.

POOL INSURANCE POLICIES

      If specified in the related prospectus supplement, a separate pool insurance policy ("Pool Insurance Policy") will be obtained for the pool and issued by the insurer (the "Pool Insurer") named in such prospectus supplement. Each Pool Insurance Policy will, subject to the limitations described below, cover loss by reason of default in payment on loans in the pool in an amount equal to a percentage specified in such prospectus supplement of the aggregate principal balance of such loans on the cut-off date which are not covered as to their entire outstanding principal balances by Primary Mortgage Insurance Policies. As more fully described below, the master servicer will present claims thereunder to the Pool Insurer on behalf of itself, the trustee and the holders of the securities of the related series. The Pool Insurance Policies, however, are not blanket policies against loss, since claims thereunder may only be made respecting particular defaulted loans and only upon satisfaction of certain conditions precedent described below. The applicable prospectus supplement may provide for the extent of coverage provided by the related Pool Insurance Policy, but if it does not, the Pool Insurance Policies will not cover losses due to a failure to pay or denial of a claim under a Primary Mortgage Insurance Policy.

      The applicable prospectus supplement may provide for the conditions for the presentation of claims under a Pool Insurance Policy, but if it does not, the Pool Insurance Policy will provide that no claims may be validly presented unless (i) any required Primary Mortgage Insurance Policy is in effect for the defaulted loan and a claim thereunder has been submitted and settled; (ii) hazard insurance on the related Property has been kept in force and real estate taxes and other protection and preservation expenses have been paid; (iii) if there has been physical loss or damage to the Property, it has been restored to its physical condition (reasonable wear and tear excepted) at the time of issuance of the policy; and (iv) the insured has acquired good and merchantable title to the Property free and clear of liens except certain permitted encumbrances. Upon satisfaction of these conditions, the Pool Insurer will have the option either (a) to purchase the property securing the defaulted loan at a price equal to the principal balance thereof plus accrued and unpaid interest at the Loan Rate to the date of such purchase and certain expenses incurred by the master servicer on behalf of the trustee and securityholders, or (b) to pay the amount by which the sum of the principal balance of the defaulted loan plus accrued and unpaid interest at the Loan Rate to the date of payment of the claim and the aforementioned expenses exceeds the proceeds received from an approved sale of the Property, in either case net of certain amounts paid or assumed to have been paid under the related Primary Mortgage Insurance Policy. If any Property securing a defaulted loan is damaged and proceeds, if any, from the related hazard insurance policy or the applicable special hazard insurance policy are insufficient to restore the damaged Property to a condition sufficient to permit recovery under the Pool Insurance Policy, the master servicer will not be required to expend its own funds to restore the damaged Property unless it determines that (i) such restoration will increase the proceeds to securityholders on liquidation of the loan after reimbursement of the master servicer for its expenses and (ii) such expenses will be recoverable by it through proceeds of the sale of the Property or proceeds of the related Pool Insurance Policy or any related Primary Mortgage Insurance Policy.

      The applicable prospectus supplement may provide for a Pool Insurance Policy covering losses resulting from defaults, but if it does not, the Pool Insurance Policy will not insure (and many Primary Mortgage Insurance Policies do not insure) against loss sustained by reason of a default arising from, among other things,

      o fraud or negligence in the origination or servicing of a loan, including misrepresentation by the borrower, the originator or persons involved in the origination thereof, or

      o failure to construct a Property in accordance with plans and specifications.

A failure of coverage attributable to one of the foregoing events might result in a breach of the related seller's representations described above, and, in such events might give rise to an obligation on the part of such seller to repurchase the defaulted loan if the breach cannot be cured by such seller. No Pool Insurance Policy will cover (and many Primary Mortgage Insurance Policies do not cover) a claim in respect of a defaulted loan occurring when the servicer of such loan, at the time of default or thereafter, was not approved by the applicable insurer.

      The applicable prospectus supplement may provide for a Pool Insurance Policy featuring a fixed amount of coverage over the life of the policy, but if it does not, the original amount of coverage under each Pool Insurance Policy will be reduced over the life of the related securities by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the Pool Insurer upon disposition of all foreclosed properties. The applicable prospectus supplement may provide for the exclusion of specified expenses from the coverage of the Pool Insurance Policy, but if it does not, the amount of claims paid will include certain expenses incurred by the master servicer as well as accrued interest on delinquent loans to the date of payment of the claim. Accordingly, if aggregate net claims paid under any Pool Insurance Policy reach the original policy limit, coverage under that Pool Insurance Policy will be exhausted and any further losses will be borne by the related securityholders.

FINANCIAL INSTRUMENTS

      If specified in the related prospectus supplement, the trust fund may include one or more swap arrangements or other financial instruments that are intended to meet the following goals:

      o to convert the payments on some or all of the mortgage loans from fixed to floating payments, or from floating to fixed, or from floating based on a particular index to floating based on another index;

      o to provide payments in the event that any index rises above or falls below specified levels; or

      o to provide protection against interest rate changes, certain types of losses, including reduced market value, or the payment shortfalls to one or more classes of the related series.

      If a trust fund includes financial instruments of this type, the instruments may be structured to be exempt from the registration requirements of the Securities Act of 1933, as amended.

CROSS SUPPORT

      If specified in the related prospectus supplement, the beneficial ownership of separate groups of assets included in a trust fund may be evidenced by separate classes of the related series of securities. In that case, credit support may be provided by a cross support feature that requires that distributions be made on securities evidencing a beneficial ownership interest in other asset groups within the same trust fund. The related prospectus supplement for a series that includes a cross support feature will describe the manner and conditions for applying the cross support feature.

      If specified in the related prospectus supplement, the coverage provided by one or more forms of credit support may apply concurrently to two or more related trust funds. If applicable, the related prospectus supplement will identify the trust funds to which the credit support relates and the manner of determining the amount of the coverage provided by it and of the application of the coverage to the identified trust funds.

                       YIELD AND PREPAYMENT CONSIDERATIONS

      The yields to maturity and weighted average lives of the securities will be affected primarily by the amount and timing of principal payments received on or in respect of the Trust Fund Assets included in the related trust fund. The original terms to maturity of the loans in a given pool will vary depending upon the type of loans included therein. Each prospectus supplement will contain information with respect to the type and maturities of the loans in the related pool. The related prospectus supplement will specify the circumstances, if any, under which the related loans will be subject to prepayment penalties. The prepayment experience on the loans in a pool will affect the weighted average life of the related series of securities.

      The rate of prepayment on the loans cannot be predicted. Home equity loans and home improvement loan contracts have been originated in significant volume only during the past few years and the depositor is not aware of any publicly available studies or statistics on the rate of prepayment of such loans. Generally, home equity loans and home improvement loan contracts are not viewed by borrowers as permanent financing. Accordingly, such loans may experience a higher rate of prepayment than traditional first mortgage loans. On the other hand, because home equity loans such as the revolving credit line loans generally are not fully amortizing, the absence of voluntary borrower prepayments could cause rates of principal payments lower than, or similar to, those of traditional fully-amortizing first mortgage loans. The prepayment experience of the related trust fund may be affected by a wide variety of factors, including general economic conditions, prevailing interest rate levels, the availability of alternative financing, homeowner mobility and the frequency and amount of any future draws on any revolving credit line loans. Other factors that might be expected to affect the prepayment rate of a pool of home equity mortgage loans or home improvement loan contracts include the amounts of, and interest rates on, the underlying senior mortgage loans, and the use of first mortgage loans as long-term financing for home purchase and subordinate mortgage loans as shorter-term financing for a variety of purposes, including home improvement, education expenses and purchases of consumer durables such as automobiles. Accordingly, such loans may experience a higher rate of prepayment than traditional fixed-rate mortgage loans. In addition, any future limitations on the right of borrowers to deduct interest payments on home equity loans for federal income tax purposes may further increase the rate of prepayments of the loans. The enforcement of a "due-on-sale" provision (as described below) will have the same effect as a prepayment of the related loan. See "Certain Legal Aspects of the Loans -- Due-on-Sale Clauses." The yield to an investor who purchases securities in the secondary market at a price other than par will vary from the anticipated yield if the rate of prepayment on the loans is actually different than the rate anticipated by such investor at the time such securities were purchased.

      Collections on revolving credit line loans may vary because, among other things, borrowers may (i) make payments during any month as low as the minimum monthly payment for such month or, during the interest-only period for certain revolving credit line loans and, in more limited circumstances, closed- end loans, with respect to which an interest-only payment option has been selected, the interest and the fees and charges for such month or (ii) make payments as high as the entire outstanding principal balance plus accrued interest and the fees and charges thereon. It is possible that borrowers may fail to make the required periodic payments. In addition, collections on the loans may vary due to seasonal purchasing and the payment habits of borrowers.

      Generally, all conventional loans will contain due-on-sale provisions permitting the mortgagee to accelerate the maturity of the loan upon sale or certain transfers by the borrower of the related Property. Loans insured by the FHA, and single family loans partially guaranteed by the VA, are assumable with the consent of the FHA and the VA, respectively. Thus, the rate of prepayments on such loans may be lower than that of conventional loans bearing comparable interest rates. The master servicer generally will enforce any due-on-sale or due-on-encumbrance clause, to the extent it has knowledge of the conveyance or further encumbrance or the proposed conveyance or proposed further encumbrance of the Property and reasonably believes that it is entitled to do so under applicable law; provided, however, that the master servicer will not take any enforcement action that would impair or threaten to impair any recovery under any related insurance policy. See "The Agreements -- Collection Procedures" and "Certain Legal Aspects of the Loans" for a description of certain provisions of each Agreement and certain legal developments that may affect the prepayment experience on the loans.

      The rate of prepayments with respect to conventional mortgage loans has fluctuated significantly in recent years. In general, if prevailing rates fall significantly below the Loan Rates borne by the loans, such loans are more likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above such Loan Rates. Conversely, if prevailing interest rates rise appreciably above the Loan Rates borne by the loans, such loans are more likely to experience a lower prepayment rate than if prevailing rates remain at or below such Loan Rates. However, there can be no assurance that such will be the case.

      When a full prepayment is made on a loan, the borrower is charged interest on the principal amount of the loan so prepaid only for the number of days in the month actually elapsed up to the date of the prepayment, rather than for a full month. The effect of prepayments in full will be to reduce the amount of interest passed through or paid in the following month to holders of securities because interest on the principal amount of any loan so prepaid will generally be paid only to the date of prepayment. Partial prepayments in a given month may be applied to the outstanding principal balances of the loans so prepaid on the first day of the month of receipt or the month following receipt. In the latter case, partial prepayments will not reduce the amount of interest passed through or paid in such month. The applicable prospectus supplement may specify when prepayments are passed through to securityholders, but if it does not, neither full nor partial prepayments will be passed through or paid until the month following receipt.

      Even assuming that the Properties provide adequate security for the loans, substantial delays could be encountered in connection with the liquidation of defaulted loans and corresponding delays in the receipt of related proceeds by securityholders could occur. An action to foreclose on a Property securing a loan is regulated by state statutes and rules and is subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete. Furthermore, in some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a property. In the event of a default by a borrower, these restrictions among other things, may impede the ability of the master servicer to foreclose on or sell the Property or to obtain liquidation proceeds sufficient to repay all amounts due on the related loan. In addition, the master servicer will be entitled to deduct from related liquidation proceeds all expenses reasonably incurred in attempting to recover amounts due on defaulted loans and not yet repaid, including payments to senior lienholders, legal fees and costs of legal action, real estate taxes and maintenance and preservation expenses.

      Liquidation expenses with respect to defaulted mortgage loans generally do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a servicer took the same steps in realizing upon a defaulted mortgage loan having a small remaining principal balance as it would in the case of a defaulted mortgage loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the remaining principal balance of the small mortgage loan than would be the case with the other defaulted mortgage loan having a large remaining principal balance.

      Applicable state laws generally regulate interest rates and other charges, require certain disclosures, and require licensing of certain originators and servicers of loans. In addition, most have other laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and practices which may apply to the origination, servicing and collection of the loans. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the master servicer to collect all or part of the principal of or interest on the loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the master servicer to damages and administrative sanctions.

      If the rate at which interest is passed through or paid to the holders of securities of a series is calculated on a loan-by-loan basis, disproportionate principal prepayments among loans with different Loan Rates will affect the yield on such securities. In most cases, the effective yield to securityholders will be lower than the yield otherwise produced by the applicable Pass-Through Rate or interest rate and purchase price, because while interest will generally accrue on each loan from the first day of the month, the distribution of such interest will not be made earlier than the month following the month of accrual.

      Under certain circumstances, the master servicer, the holders of the residual interests in a REMIC or any person specified in the related prospectus supplement may have the option to purchase the assets of a trust fund thereby effecting earlier retirement of the related series of securities. See "The Agreements -- Termination; Optional Termination".



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


      The relative contribution of the various factors affecting prepayment may vary from time to time. There can be no assurance as to the rate of payment of principal of the Trust Fund Assets at any time or over the lives of the securities.

      The prospectus supplement relating to a series of securities will discuss in greater detail the effect of the rate and timing of principal payments (including prepayments), delinquencies and losses on the yield, weighted average lives and maturities of such securities.

                                 THE AGREEMENTS

      Set forth below is a description of the material provisions of each Agreement which are not described elsewhere in this prospectus. The description is subject to, and qualified in its entirety by reference to, the provisions of each Agreement. Where particular provisions or terms used in the Agreements are referred to, such provisions or terms are as specified in the Agreements.

ASSIGNMENT OF THE TRUST FUND ASSETS

      Assignment of the Loans. At the time of issuance of the securities of a series, the depositor will cause the loans comprising the related trust fund to be assigned to the trustee, without recourse, together with all principal and interest received by or on behalf of the depositor on or with respect to such loans after the cut-off date, other than principal and interest due on or before the cut-off date and other than any Retained Interest specified in the related prospectus supplement. The trustee will, concurrently with such assignment, deliver such securities to the depositor in exchange for the loans. Each loan will be identified in a schedule appearing as an exhibit to the related Agreement. Such schedule will include information as to the outstanding principal balance of each loan after application of payments due on or before the cut-off date, as well as information regarding the Loan Rate or APR, the maturity of the loan, the Loan-to-Value Ratios or Combined Loan-to-Value Ratios, as applicable, at origination and certain other information.

      In addition, the depositor will also deliver or cause to be delivered to the trustee (or to the custodian) for each single family loan, multifamily loan or home equity loan,

      o the mortgage note or contract endorsed without recourse in blank or to the order of the trustee,

      o the mortgage, deed of trust or similar instrument (a "Mortgage") with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office, in which case the depositor will deliver or cause to be delivered a copy of such Mortgage together with a certificate that the original of such Mortgage was delivered to such recording office),

      o an assignment of the Mortgage to the trustee, which assignment will be in recordable form in the case of a Mortgage assignment, and

      o any other security documents, including those relating to any senior interests in the Property, as may be specified in the related prospectus supplement or the related Agreement.

The applicable prospectus supplement may provide other arrangements for assuring the priority of assignments, but if it does not, the depositor will promptly cause the assignments of the related loans to be recorded in the appropriate public office for real property records, except in states in which, in the opinion of counsel acceptable to the trustee, such recording is not required to protect the trustee's interest in such loans against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of such loans.

      With respect to any loans that are cooperative loans, the depositor will cause to be delivered to the trustee the related original cooperative note endorsed without recourse in blank or to the order of the trustee, the original security agreement, the proprietary lease or occupancy agreement, the recognition agreement, an executed financing agreement and the relevant stock certificate, related blank stock powers and any other document specified in the related prospectus supplement. The depositor will cause to be



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


filed in the appropriate office an assignment and a financing statement evidencing the trustee's security interest in each cooperative loan.

      The applicable prospectus supplement may provide for the depositor's delivery obligations in connection with home improvement loan contracts, but if it does not, the depositor will as to each home improvement loan contract, deliver or cause to be delivered to the trustee the original home improvement loan contract and copies of documents and instruments related to each home improvement contract and the security interest in the Property securing such home improvement loan contract. In general, it is expected that the home improvement loan contracts will not be stamped or otherwise marked to reflect their assignment to the trustee. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the home improvement loan contracts without notice of such assignment, the interest of securityholders in the home improvement loan contracts could be defeated. See "Certain Legal Aspects of the Loans -- The Home Improvement Loan Contracts."

      The trustee (or the custodian) will review such loan documents within the time period specified in the related prospectus supplement after receipt thereof, and the trustee will hold such documents in trust for the benefit of the related securityholders. Generally, if the document is found to be missing or defective in any material respect, the trustee (or the custodian) will notify the master servicer and the depositor, and the master servicer will notify the related seller. If the seller cannot cure the omission or defect within the time period specified in the related prospectus supplement after receipt of such notice, the seller will be obligated to either purchase the related loan from the trust fund at the Purchase Price or if so specified in the related prospectus supplement, remove such loan from the trust fund and substitute in its place one or more other loans that meet certain requirements set forth therein. There can be no assurance that a seller will fulfill this purchase or substitution obligation. Although the master servicer may be obligated to enforce such obligation to the extent described above under "Loan Program -- Representations by Sellers; Repurchases," neither the master servicer nor the depositor will be obligated to purchase or replace such loan if the seller defaults on its obligation, unless such breach also constitutes a breach of the representations or warranties of the master servicer or the depositor, as the case may be. The applicable prospectus supplement may provide other remedies, but if it does not, this obligation to cure, purchase or substitute constitutes the sole remedy available to the securityholders or the trustee for omission of, or a material defect in, a constituent document.

      The trustee will be authorized to appoint a custodian pursuant to a custodial agreement to maintain possession of and, if applicable, to review the documents relating to the loans as agent of the trustee.

      The master servicer will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the Agreement. Upon a breach of any such representation of the master servicer which materially and adversely affects the interests of the securityholders in a loan, the master servicer will be obligated either to cure the breach in all material respects or to purchase (at the Purchase Price) or if so specified in the related prospectus supplement, replace the loan. The applicable prospectus supplement may provide other remedies, but if it does not, this obligation to cure, purchase or substitute constitutes the sole remedy available to the securityholders or the trustee for such a breach of representation by the master servicer.

      Notwithstanding the foregoing provisions, with respect to a trust fund for which a REMIC election is to be made, no purchase or substitution of a loan will be made if such purchase or substitution would result in a prohibited transaction tax under the Code.

PAYMENTS ON LOANS; DEPOSITS TO SECURITY ACCOUNT

      The master servicer will establish and maintain or cause to be established and maintained with respect to the related trust fund a separate account or accounts for the collection of payments on the related Trust Fund Assets in the trust fund (the "Security Account"). The applicable prospectus supplement may provide for other requirements for the Security Account, but if it does not, the Security Account must be either (i) maintained with a depository institution the debt obligations of which (or in the case of a depository institution that is the principal subsidiary of a holding company, the obligations of which) are rated in one of the two highest rating categories by the Rating Agency or Rating Agencies that rated one or more classes of the related series of securities, (ii) an account or accounts the deposits in which are fully insured by either the Bank Insurance Fund (the "BIF") of the FDIC or the Savings Association Insurance Fund (as successor to the Federal Savings and Loan Insurance Corporation ("SAIF")), (iii) an account or accounts the deposits in which are insured by the BIF or SAIF (to the limits established by the FDIC), and the uninsured deposits in which are otherwise secured such that, as evidenced by an opinion of counsel, the securityholders have a claim with respect to the funds in the security account or a perfected first priority security interest against any collateral securing such funds that is superior to the claims of any other depositors or general creditors of the depository institution with which the Security Account is maintained, or (iv) an account or accounts otherwise acceptable to each Rating Agency. The collateral eligible to secure amounts in the Security Account is limited to Permitted Investments. A Security Account may be maintained as an interest bearing account or the funds held therein may be invested pending each succeeding distribution date in Permitted Investments. To the extent provided in the related prospectus supplement, the master servicer or its designee will be entitled to receive any such interest or other income earned on funds in the Security Account as additional compensation and will be obligated to deposit in the Security Account the amount of any loss immediately as realized. The Security Account may be maintained with the master servicer or with a depository institution that is an affiliate of the master servicer, provided it meets the standards set forth above.

      The master servicer will deposit or cause to be deposited in the Security Account for each trust fund, to the extent applicable and unless otherwise specified in the Agreement, the following payments and collections received or advances made by or on behalf of it subsequent to the cut-off date (other than payments due on or before the cut-off date and exclusive of any amounts representing Retained Interest):

      o all payments on account of principal, including Principal Prepayments and, if specified in the related prospectus supplement, any applicable prepayment penalties, on the loans;

      o all payments on account of interest on the loans, net of applicable servicing compensation;

      o all proceeds (net of unreimbursed payments of property taxes, insurance premiums and similar items ("Insured Expenses") incurred, and unreimbursed advances made, by the master servicer, if any) of the hazard insurance policies and any Primary Mortgage Insurance Policies, to the extent such proceeds are not applied to the restoration of the property or released to the Mortgagor in accordance with the master servicer's normal servicing procedures (collectively, "Insurance Proceeds") and all other cash amounts (net of unreimbursed expenses incurred in connection with liquidation or foreclosure ("Liquidation Expenses") and unreimbursed advances made, by the master servicer, if any) received and retained in connection with the liquidation of defaulted loans, by foreclosure or otherwise ("Liquidation Proceeds"), together with any net proceeds received on a monthly basis with respect to any properties acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure;

      o all proceeds of any loan or property in respect thereof purchased by the master servicer, the depositor or any seller as described under "Loan Program -- Representations by Sellers; Repurchases" or "-- Assignment of Trust Fund Assets" above and all proceeds of any loan repurchased as described under "-- Termination; Optional Termination" below;

      o all payments required to be deposited in the Security Account with respect to any deductible clause in any blanket insurance policy described under "-- Hazard Insurance" below;

      o any amount required to be deposited by the master servicer in connection with losses realized on investments for the benefit of the master servicer of funds held in the Security Account and, to the extent specified in the related prospectus supplement, any payments required to be made by the master servicer in connection with prepayment interest shortfalls; and

      o all other amounts required to be deposited in the Security Account pursuant to the Agreement.

      The master servicer (or the depositor, as applicable) may from time to time direct the institution that maintains the Security Account to withdraw funds from the Security Account for the following purposes:

      o to pay to the master servicer the servicing fees described in the related prospectus supplement, the master servicing fees (subject to reduction) and, as additional servicing compensation, earnings on or investment income with respect to funds in the amounts in the Security Account credited thereto;

      o to reimburse the master servicer for advances, such right of reimbursement with respect to any loan being limited to amounts received that represent late recoveries of payments of principal and/or interest on such loan (or Insurance Proceeds or Liquidation Proceeds with respect thereto) with respect to which such advance was made;

      o to reimburse the master servicer for any advances previously made which the master servicer has determined to be nonrecoverable;

      o to reimburse the master servicer from Insurance Proceeds for expenses incurred by the master servicer and covered by the related insurance policies;

      o to reimburse the master servicer for unpaid master servicing fees and unreimbursed out-of-pocket costs and expenses incurred by the master servicer in the performance of its servicing obligations, such right of reimbursement being limited to amounts received representing late recoveries of the payments for which such advances were made;

      o to pay to the master servicer, with respect to each loan or property acquired in respect thereof that has been purchased by the master servicer pursuant to the Agreement, all amounts received thereon and not taken into account in determining the principal balance of such repurchased loan;

      o to reimburse the master servicer or the depositor for expenses incurred and reimbursable pursuant to the Agreement;

      o to withdraw any amount deposited in the Security Account and not required to be deposited therein; and

      o to clear and terminate the Security Account upon termination of the Agreement.

      In addition, the Agreement will generally provide that, on or prior to the business day immediately preceding each distribution date, the master servicer shall withdraw from the Security Account the amount of Available Funds, to the extent on deposit, for deposit in an account maintained by the trustee for the related series of securities.

PRE-FUNDING ACCOUNT

      If so provided in the related prospectus supplement, the master servicer will establish and maintain an account (the "Pre-Funding Account"), in the name of the related trustee on behalf of the related securityholders, into which the depositor will deposit cash in an amount specified in the prospectus supplement (the "Pre-Funded Amount") on the related Closing Date. The Pre-Funding Account will be maintained with the trustee for the related series of securities and is designed solely to hold funds to be applied by such trustee during the period from the closing date to a date not more than a year after such closing date (the "Funding Period") to pay to the depositor the purchase price for loans purchased during such Funding Period (the "Subsequent Loans"). Monies on deposit in the Pre-Funding Account will not be available to cover losses on or in respect of the related loans. The Pre-Funded Amount will not exceed 50% of the initial aggregate principal amount of the certificates and notes of the related series. The Pre-Funded Amount will be used by the related trustee to purchase Subsequent Loans from the depositor from time to time during the Funding Period. The Funding Period, if any, for a trust fund will begin on the related Closing Date and will end on the date specified in the related prospectus supplement, which in no event will be later than the date that is one year after the related Closing Date. Monies on deposit in the Pre-Funding Account may be invested in Permitted Investments under the circumstances and in the manner described in the related Agreement. Earnings on investment of funds in the Pre-Funding Account will be deposited into the related Security Account or such other trust account as is specified in the related prospectus supplement and losses will be charged against the funds on deposit in the Pre-Funding Account. Any amounts remaining in the Pre-Funding Account at the end of the Funding Period will be distributed to the related securityholders in the manner and priority specified in the related prospectus supplement, as a prepayment of principal of the related securities.

      In addition, if so provided in the related prospectus supplement, on the related Closing Date the depositor will deposit in an account (the "Capitalized Interest Account") cash in such amount as is necessary to cover shortfalls in interest on the related series of securities that may arise as a result of utilization of the Pre-Funding Account as described above. The Capitalized Interest Account shall be maintained with the trustee for the related series of securities and is designed solely to cover the above- mentioned interest shortfalls. Monies on deposit in the Capitalized Interest Account will not be available to cover losses on or in respect of the related loans. To the extent that the entire amount on deposit in the Capitalized Interest Account has not been applied to cover shortfalls in interest on the related series of securities by the end of the Funding Period, any amounts remaining in the Capitalized Interest Account will be paid to the depositor.

SUB-SERVICING BY SELLERS

      Each seller of a loan or any other servicing entity may act as the sub-servicer for such loan pursuant to a sub-servicing agreement, which will not contain any terms inconsistent with the related Agreement. While each sub-servicing agreement will be a contract solely between the master servicer and the sub-servicer, the Agreement pursuant to which a series of securities is issued will provide that, if for any reason the master servicer for such series of securities is no longer the master servicer of the related loans, the trustee or any successor master servicer must recognize the sub-servicer's rights and obligations under such sub-servicing agreement. Notwithstanding any such subservicing arrangement, unless otherwise provided in the related prospectus supplement, the master servicer will remain liable for its servicing duties and obligations under the Master Servicing Agreement as if the master servicer alone were servicing the loans.

COLLECTION PROCEDURES

      The master servicer, directly or through one or more sub-servicers, will make reasonable efforts to collect all payments called for under the loans and will, consistent with each Agreement and any Pool Insurance Policy, Primary Mortgage Insurance Policy, FHA Insurance, VA Guaranty, bankruptcy bond or alternative arrangements, follow such collection procedures as are customary with respect to loans that are comparable to the loans. Consistent with the above, the master servicer may, in its discretion, waive any assumption fee, late payment or other charge in connection with a loan and to the extent not inconsistent with the coverage of such loan by a Pool Insurance Policy, Primary Mortgage Insurance Policy, FHA Insurance, VA Guaranty, bankruptcy bond or alternative arrangements, if applicable, arrange with a borrower a schedule for the liquidation of delinquencies running for no more than 125 days after the applicable due date for each payment. To the extent the master servicer is obligated to make or cause to be made advances, such obligation will remain during any period of such an arrangement.

      In any case in which property securing a loan has been, or is about to be, conveyed by the mortgagor or obligor, the master servicer will, to the extent it has knowledge of such conveyance or proposed conveyance, exercise or cause to be exercised its rights to accelerate the maturity of such loan under any due-on-sale clause applicable thereto, but only if the exercise of such rights is permitted by applicable law and will not impair or threaten to impair any recovery under any Primary Mortgage Insurance Policy. If these conditions are not met or if the master servicer reasonably believes it is unable under applicable law to enforce such due-on-sale clause or if such loan is a mortgage loan insured by the FHA or partially guaranteed by the VA, the master servicer will enter into or cause to be entered into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable for repayment of the loan and, to the extent permitted by applicable law, the mortgagor remains liable thereon. Any fee collected by or on behalf of the master servicer for entering into an assumption agreement will be retained by or on behalf of the master servicer as additional servicing compensation. See "Certain Legal Aspects of the Loans -- Due-on-Sale Clauses". In connection with any such assumption, the terms of the related loan may not be changed.

      With respect to cooperative loans, any prospective purchaser will generally have to obtain the approval of the board of directors of the relevant cooperative before purchasing the shares and acquiring rights under the related proprietary lease or occupancy agreement. See "Certain Legal Aspects of the Loans". This approval is usually based on the purchaser's income and net worth and numerous other factors. Although the cooperative's approval is unlikely to be unreasonably withheld or delayed, the necessity of acquiring such approval could limit the number of potential purchasers for those shares and otherwise limit the trust fund's ability to sell and realize the value of those shares.

      In general a "tenant-stockholder" (as defined in Code Section 216(b)(2) of a corporation that qualifies as a "cooperative housing corporation" within the meaning of Code Section 216(b)(1) is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of certain interest expenses and certain real estate taxes allowable as a deduction under Code Section 216(a) to the corporation under Code Sections 163 and 164. In order for a corporation to qualify under Code Section 216(b)(1) for its taxable year in which such items are allowable as a deduction to the corporation, such Section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders (as defined in Code Section 216(b)(2)). By virtue of this requirement, the status of a corporation for purposes of Code Section 216(b)(1) must be determined on a year-to-year basis. Consequently, there can be no assurance that cooperatives relating to the cooperative loans will qualify under such Section for any particular year. In the event that such a cooperative fails to qualify for one or more years, the value of the collateral securing any related cooperative loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Code Section 216(a) with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Code Section 216(b)(1), the likelihood that such a failure would be permitted to continue over a period of years appears remote.

HAZARD INSURANCE

      In general, the master servicer will require the mortgagor or obligor on each loan to maintain a hazard insurance policy providing for no less than the coverage of the standard form of fire insurance policy with extended coverage customary for the type of Property in the state in which such Property is located. Such coverage will be in an amount that is at least equal to the lesser of

      o the maximum insurable value of the improvements securing such loan or

      o     the greater of

            (1)   the outstanding principal balance of the loan and

            (2) an amount such that the proceeds of such policy shall be sufficient to prevent the mortgagor and/or the mortgagee from becoming a co-insurer.

All amounts collected by the master servicer under any hazard policy (except for amounts to be applied to the restoration or repair of the Property or released to the mortgagor or obligor in accordance with the master servicer's normal servicing procedures) will be deposited in the related Security Account. In the event that the master servicer maintains a blanket policy insuring against hazard losses on all the loans comprising part of a trust fund, it will conclusively be deemed to have satisfied its obligation relating to the maintenance of hazard insurance. Such blanket policy may contain a deductible clause, in which case the master servicer will be required to deposit from its own funds into the related Security Account the amounts which would have been deposited therein but for such clause.

      In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements securing a loan by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the loans may have been underwritten by different insurers under different state laws in accordance with different applicable forms and therefore may not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism and hurricanes. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all inclusive. If the Property securing a loan is located in a federally designated special flood area at the time of origination, the master servicer will require the mortgagor or obligor to obtain and maintain flood insurance.

      The hazard insurance policies covering properties securing the loans typically contain a clause which in effect requires the insured at all time to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the insured property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, then the insurer's liability in the event of partial loss will not exceed the larger of

      o the actual cash value (generally defined as replacement cost at the time and place of loss, less physical depreciation) of the improvements damaged or destroyed or

      o such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

Since the amount of hazard insurance the master servicer may cause to be maintained on the improvements securing the loans declines as the principal balances owing thereon decrease, and since improved real estate generally has appreciated in value over time in the past, the effect of this requirement in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damaged property. If specified in the related prospectus supplement, a special hazard insurance policy will be obtained to insure against certain of the uninsured risks described above. See "Credit Enhancement".

      The master servicer will not require that a standard hazard or flood insurance policy be maintained on the cooperative dwelling relating to any cooperative loan. Generally, the cooperative itself is responsible for maintenance of hazard insurance for the property owned by the cooperative and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies. To the extent, however, that a cooperative and the related borrower on a cooperative loan do not maintain such insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to such borrower's cooperative dwelling or such cooperative's building could significantly reduce the value of the collateral securing such cooperative loan to the extent not covered by other credit support.

      If the Property securing a defaulted loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged Property, the master servicer is not required to expend its own funds to restore the damaged Property unless it determines (i) that such restoration will increase the proceeds to securityholders on liquidation of the loan after reimbursement of the master servicer for its expenses and (ii) that such expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

      If recovery on a defaulted loan under any related Insurance Policy is not available for the reasons set forth in the preceding paragraph, or if the defaulted loan is not covered by an Insurance Policy, the master servicer will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted loan. If the proceeds of any liquidation of the Property securing the defaulted loan are less than the principal balance of such loan plus interest accrued thereon that is payable to securityholders, the trust fund will realize a loss in the amount of such difference plus the aggregate of expenses incurred by the master servicer in connection with such proceedings and which are reimbursable under the Agreement. In the unlikely event that any such proceedings result in a total recovery which is, after reimbursement to the master servicer of its expenses, in excess of the principal balance of such loan plus interest accrued thereon that is payable to securityholders, the master servicer will be entitled to withdraw or retain from the Security Account amounts representing its normal servicing compensation with respect to such loan and amounts representing the balance of such excess, exclusive of any amount required by law to be forwarded to the related borrower, as additional servicing compensation.

      If the master servicer or its designee recovers Insurance Proceeds which, when added to any related Liquidation Proceeds and after deduction of certain expenses reimbursable to the master servicer, exceed the principal balance of such loan plus interest accrued thereon that is payable to securityholders, the master servicer will be entitled to withdraw or retain from the Security Account amounts representing its normal servicing compensation with respect to such loan. In the event that the master servicer has expended its own funds to restore the damaged Property and such funds have not been reimbursed under the related hazard insurance policy, it will be entitled to withdraw from the Security Account out of related Liquidation Proceeds or Insurance Proceeds an amount equal to such expenses incurred by it, in which event the trust fund may realize a loss up to the amount so charged. Since Insurance Proceeds cannot exceed deficiency claims and certain expenses incurred by the master servicer, no such payment or recovery will result in a recovery to the trust fund which exceeds the principal balance of the defaulted loan together with accrued interest thereon. See "Credit Enhancement".

      The proceeds from any liquidation of a loan will be applied in the following order of priority: first, to reimburse the master servicer for any unreimbursed expenses incurred by it to restore the related Property and any unreimbursed servicing compensation payable to the master servicer with respect to such loan; second, to reimburse the master servicer for any unreimbursed advances with respect to such loan; third, to accrued and unpaid interest (to the extent no advance has been made for such amount) on such loan; and fourth, as a recovery of principal of such loan.

REALIZATION UPON DEFAULTED LOANS

      PRIMARY MORTGAGE INSURANCE POLICIES. If so specified in the related prospectus supplement, the master servicer will maintain or cause to be maintained, as the case may be, in full force and effect, a Primary Mortgage Insurance Policy with regard to each loan for which such coverage is required. Primary Mortgage Insurance Policies reimburse certain losses sustained by reason of defaults in payments by borrowers. The master servicer will not cancel or refuse to renew any such Primary Mortgage Insurance Policy in effect at the time of the initial issuance of a series of securities that is required to be kept in force under the applicable Agreement unless the replacement Primary Mortgage Insurance Policy for such cancelled or nonrenewed policy is maintained with an insurer whose claims-paying ability is sufficient to maintain the current rating of the classes of securities of such series that have been rated.

      FHA INSURANCE; VA GUARANTIES. Loans designated in the related prospectus supplement as insured by the FHA will be insured by the FHA as authorized under the United States Housing Act of 1937, as amended. In addition to the Title I Program of the FHA, see "Certain Legal Aspects of the Loans -- Title I Program", certain loans will be insured under various FHA programs including the standard FHA 203 (b) program to finance the acquisition of one- to four-family housing units and the FHA 245 graduated payment mortgage program. These programs generally limit the principal amount and interest rates of the mortgage loans insured. Loans insured by FHA generally require a minimum down payment of approximately 5% of the original principal amount of the loan. No FHA-insured loans relating to a series may have an interest rate or original principal amount exceeding the applicable FHA limits at the time of origination of such loan.

      Loans designated in the related prospectus supplement as guaranteed by the VA will be partially guaranteed by the VA under the Serviceman's Readjustment Act of 1944, as amended (a "VA Guaranty"). The Serviceman's Readjustment Act of 1944, as amended, permits a veteran (or in certain instances the spouse of a veteran) to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guaranty of mortgage loans of up to 30 years' duration. However, no loan guaranteed by the VA will have an original principal amount greater than five times the partial VA guaranty for such loan. The maximum guaranty that may be issued by the VA under a VA guaranteed mortgage loan depends upon the original principal amount of the mortgage loan, as further described in 38 United States Code Section 1803(a), as amended.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

      The principal servicing compensation to be paid to the master servicer in respect of its master servicing activities for each series of securities will be equal to the percentage per annum described in the related prospectus supplement (which may vary under certain circumstances) of the outstanding principal balance of each loan, and such compensation will be retained by it from collections of interest on such loan in the related trust fund (the "Master Servicing Fee"). As compensation for its servicing duties, a sub-servicer or, if there is no sub-servicer, the master servicer will be entitled to a monthly servicing fee as described in the related prospectus supplement. In addition, generally, the master servicer or sub-servicer will retain all prepayment charges, assumption fees and late payment charges, to the extent collected from borrowers, and any benefit that may accrue as a result of the investment of funds in the applicable Security Account.

      The master servicer will pay or cause to be paid certain ongoing expenses associated with each trust fund and incurred by it in connection with its responsibilities under the related Agreement, including, without limitation, payment of any fee or other amount payable in respect of any credit enhancement arrangements, payment of the fees and disbursements of the trustee, any custodian appointed by the trustee, the certificate registrar and any paying agent, and payment of expenses incurred in enforcing the obligations of sub-servicers and sellers. The master servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of sub-servicers and sellers under certain limited circumstances.

EVIDENCE AS TO COMPLIANCE

      Each Agreement will provide that on or before a specified date in each year, a firm of independent public accountants will furnish a statement to the trustee to the effect that, on the basis of the examination by such firm conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, the servicing by or on behalf of the master servicer of mortgage loans or private asset backed securities, or under pooling and servicing agreements substantially similar to each other (including the related Agreement) was conducted in compliance with such agreements except for any significant exceptions or errors in records that, in the opinion of the firm, the Audit Program for Mortgages serviced for FHLMC, or the Uniform Single Attestation Program for Mortgage Bankers, it is required to report. In rendering its statement such firm may rely, as to matters relating to the direct servicing of loans by sub-servicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC (rendered within one year of such statement) of firms of independent public accountants with respect to the related sub-servicer.

      Each Agreement will also provide for delivery to the trustee, on or before a specified date in each year, of an annual statement signed by two officers of the master servicer to the effect that the master servicer has fulfilled its obligations under the Agreement throughout the preceding year.

      Copies of the annual accountants' statement and the statement of officers of the master servicer may be obtained by securityholders of the related series without charge upon written request to the master servicer at the address set forth in the related prospectus supplement.



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


CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR

      The master servicer under each Pooling and Servicing Agreement or Master Servicing Agreement, as applicable, will be named in the related prospectus supplement. The entity serving as master servicer may have normal business relationships with the depositor or the depositor's affiliates.

      Each Agreement will provide that the master servicer may not resign from its obligations and duties under the Agreement except upon a determination that its duties thereunder are no longer permissible under applicable law. The master servicer may, however, be removed from its obligations and duties as set forth in the Agreement. No such resignation will become effective until the trustee or a successor servicer has assumed the master servicer's obligations and duties under the Agreement.

      Each Agreement will further provide that neither the master servicer, the depositor nor any director, officer, employee, or agent of the master servicer or the depositor will be under any liability to the related trust fund or securityholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Agreement, or for errors in judgment; provided, however, that neither the master servicer, the depositor nor any such person will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. Each Agreement will further provide that the master servicer, the depositor and any director, officer, employee or agent of the master servicer or the depositor will be entitled to indemnification by the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the securities, other than any loss, liability or expense related to any specific loan or loans (except any such loss, liability or expense otherwise reimbursable pursuant to the Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, each Agreement will provide that neither the master servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability. The master servicer or the depositor may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the securityholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the trust fund and the master servicer or the depositor, as the case may be, will be entitled to be reimbursed therefor out of funds otherwise distributable to securityholders.

      In general, any person into which the master servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer is a party, or any person succeeding to the business of the master servicer, will be the successor of the master servicer under each Agreement, provided that

      o that person is qualified to sell mortgage loans to, and service mortgage loans on behalf of, Fannie Mae or Freddie Mac and

      o the related merger, consolidation or succession does not adversely affect the then current rating or ratings of the class or classes of securities of the related series that have been rated.

EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT

      POOLING AND SERVICING AGREEMENT; MASTER SERVICING AGREEMENT. The applicable prospectus supplement may provide for other Events of Default under any Pooling and Servicing Agreement or Master Servicing Agreement, but if it does not, the Events of Default will consist of

      o any failure by the master servicer to distribute or cause to be distributed to securityholders of any class any required payment (other than an advance) which continues unremedied for five days after the giving of written notice of such failure to the master servicer by the trustee or the depositor, or to the master servicer, the depositor and the trustee by the holders of securities of such class



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


            evidencing not less than 25% of the total distributions allocated to such class ("percentage interests");

      o any failure by the master servicer to make an advance as required under the Agreement, unless cured as specified therein;

      o any failure by the master servicer duly to observe or perform in any material respect any of its other covenants or agreements in the Agreement which continues unremedied for thirty days after the giving of written notice of such failure to the master servicer by the trustee or the depositor, or to the master servicer, the depositor and the trustee by the holders of securities of any class evidencing not less than 25% of the aggregate percentage interests constituting such class; and

      o certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding and certain actions by or on behalf of the master servicer indicating its insolvency, reorganization or inability to pay its obligations.

      If specified in the related prospectus supplement, the Agreement will permit the trustee to sell the Trust Fund Assets and the other assets of the trust fund described under "Credit Enhancement" herein in the event that payments in respect thereto are insufficient to make payments required in the Agreement. The assets of the trust fund will be sold only under the circumstances and in the manner specified in the related prospectus supplement.

      The applicable prospectus supplement may provide for steps required to be taken if an Event of Default remains unremedied, but if it does not, so long as an Event of Default under an Agreement remains unremedied, the depositor or the trustee may, and at the direction of holders of securities of any class evidencing not less than 25% of the aggregate percentage interests constituting such class and under such other circumstances as may be specified in such Agreement, the trustee shall terminate all of the rights and obligations of the master servicer under the Agreement relating to such trust fund and in and to the related Trust Fund Assets, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the master servicer under the Agreement, including, if specified in the related prospectus supplement, the obligation to make advances, and will be entitled to similar compensation arrangements. In the event that the trustee is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution with a net worth of a least $10,000,000 to act as successor to the master servicer under the Agreement. Pending that appointment, the trustee is obligated to act in such capacity. The trustee and any such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the master servicer under the Agreement.

      Unless otherwise provided in the related prospectus supplement, no securityholder, solely by virtue of such holder's status as a securityholder, will have any right under any Agreement to institute any proceeding with respect to such Agreement, unless such holder previously has given to the trustee written notice of default and unless the holders of securities of any class of such series evidencing not less than 25% of the aggregate percentage interests constituting such class have made written request upon the trustee to institute such proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity, and the trustee for 60 days has neglected or refused to institute any such proceeding.

      INDENTURE. The applicable prospectus supplement may provide for other Events of Default, but if it does not, the Events of Default under each Indenture will consist of:

      o a default in the payment of any principal of or interest on any note of such series which continues unremedied for five days after the giving of written notice of such default is given as specified in the related prospectus supplement;

      o failure to perform in any material respect any other covenant of the depositor or the trust fund in the Indenture which continues for a period of thirty (30) days after notice thereof is given in accordance with the procedures described in the related prospectus supplement;



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


      o certain events of bankruptcy, insolvency, receivership or liquidation of the depositor or the trust fund; or

      o any other Event of Default provided with respect to notes of that series including but not limited to certain defaults on the part of the issuer, if any, of a credit enhancement instrument supporting such notes.

      If an Event of Default with respect to the notes of any series at the time outstanding occurs and is continuing, either the trustee or the holders of a majority of the then aggregate outstanding amount of the notes of such series may declare the principal amount (or, if the notes of that series have an interest rate of 0%, such portion of the principal amount as may be specified in the terms of that series, as provided in the related prospectus supplement) of all the notes of such series to be due and payable immediately. Such declaration may, under certain circumstances, be rescinded and annulled by the holders of more than 50% of the percentage interests of the notes of such series.

      If, following an Event of Default with respect to any series of notes, the notes of such series have been declared to be due and payable, the trustee may, in its discretion, notwithstanding such acceleration, elect to maintain possession of the collateral securing the notes of such series and to continue to apply distributions on such collateral as if there had been no declaration of acceleration if such collateral continues to provide sufficient funds for the payment of principal of and interest on the notes of such series as they would have become due if there had not been such a declaration. In addition, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an Event of Default, other than a default in the payment of any principal or interest on any note of such series for five days or more, unless

      o the holders of 100% of the percentage interests of the notes of such series consent to such sale,

      o the proceeds of such sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding notes of such series at the date of such sale or

      o the trustee determines that such collateral would not be sufficient on an ongoing basis to make all payments on such notes as such payments would have become due if such notes had not been declared due and payable, and the trustee obtains the consent of the holders of 66 2/3% of the percentage interests of the notes of such series.

      In the event that the trustee liquidates the collateral in connection with an Event of Default involving a default for five days or more in the payment of principal of or interest on the notes of a series, the Indenture provides that the trustee will have a prior lien on the proceeds of any such liquidation for unpaid fees and expenses. As a result, upon the occurrence of such an Event of Default, the amount available for distribution to the noteholders would be less than would otherwise be the case. However, the trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the Indenture for the benefit of the noteholders after the occurrence of such an Event of Default.

      In the event the principal of the notes of a series is declared due and payable, as described above, the holders of any such notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of such discount which is unamortized.

      Subject to the provisions of the Indenture relating to the duties of the trustee, in case an Event of Default shall occur and be continuing with respect to a series of notes, the trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of notes of such series, unless such holders offered to the trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with such request or direction. Subject to such provisions for indemnification and certain limitations contained in the Indenture, the holders of a majority of the then aggregate outstanding amount of the notes of such series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the notes of



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


such series, and the holders of a majority of the then aggregate outstanding amount of the notes of such series may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the holders of the outstanding notes of such series affected thereby.

AMENDMENT

      The applicable prospectus supplement may specify other amendment provisions, but if it does not, each Agreement may be amended by the depositor, the master servicer and the trustee, without the consent of any of the securityholders,

            (a) to cure any ambiguity;

            (b) to correct any defective provision in the Agreement or to supplement any provision in the Agreement that may be inconsistent with any other provision in it;

            (c) to modify, alter, amend, add or to rescind any of the terms or provisions contained in the Agreement to comply with any rules or regulations promulgated by the Securities and Exchange Commission from time to time; or

            (d) to make any other revisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions in it,

provided that such action will not adversely affect in any material respect the interests of any securityholder. Any amendment described in clauses (a), (b),
(c) and (d) above, made solely to conform the Agreement to the final prospectus supplement provided to investors in connection with the initial offering of the securities by the Depositor will be deemed not to materially and adversely affect the interests of securityholders. In addition, an amendment will be deemed not to adversely affect in any material respect the interests of the securityholders if the person requesting such amendment obtains a letter from each Rating Agency requested to rate the class or classes of securities of such series stating that such amendment will not result in the downgrading or withdrawal of the respective ratings then assigned to such securities.

      In addition, to the extent provided in the related Agreement, an Agreement may be amended without the consent of any of the securityholders, to change the manner in which the Security Account is maintained, provided that any such change does not adversely affect the then current rating on the class or classes of securities of such series that have been rated. Moreover, the related Agreement may be amended to modify, eliminate or add to any of its provisions to the extent necessary to maintain the qualification of the related trust fund as a REMIC or to avoid or minimize the risk of imposition of any tax on the REMIC, if a REMIC election is made with respect to the trust fund, or to comply with any other requirements of the Code, if the trustee has received an opinion of counsel to the effect that the action is necessary or helpful to maintain the qualification, avoid or minimize that risk or comply with those requirements, as applicable.

      The applicable prospectus supplement may specify other amendment provisions, but if it does not, each Agreement may also be amended by the depositor, the master servicer and the trustee with consent of holders of securities of such series evidencing not less than 66% of the aggregate percentage interests of each class affected thereby for the purpose of adding any provisions to or changing in an manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of the holders of the related securities; provided, however, that no such amendment may

      o reduce in any manner the amount of or delay the timing of, payments received on loans which are required to be distributed on any security without the consent of the holder of such security, or

      o reduce the aforesaid percentage of securities of any class the holders of which are required to consent to any such amendment without the consent of the holders of all securities of such class covered by such Agreement then outstanding.



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


If a REMIC election is made with respect to a trust fund, the trustee will not be entitled to consent to an amendment to the related Agreement without having first received an opinion of counsel to the effect that such amendment will not cause such trust fund to fail to qualify as a REMIC.

TERMINATION; OPTIONAL TERMINATION

      POOLING AND SERVICING AGREEMENT; TRUST AGREEMENT. The applicable prospectus supplement may provide for the timing by which the Agreement terminates, but if it does not, the obligations created by each Pooling and Servicing Agreement and Trust Agreement for each series of securities will terminate upon the payment to the related securityholders of all amounts held in the Security Account or by the master servicer and required to be paid to them pursuant to such Agreement following the later of

            (i) the final payment of or other liquidation of the last of the Trust Fund Assets subject thereto or the disposition of all property acquired upon foreclosure of any such Trust Fund Assets remaining in the trust fund and

            (ii) the purchase by the master servicer or, if REMIC treatment has been elected and if specified in the related prospectus supplement, by the holder of the residual interest in the REMIC (see "Federal Income Tax Consequences" below), from the related trust fund of all of the remaining Trust Fund Assets and all property acquired in respect of such Trust Fund Assets.

      Any purchase of Trust Fund Assets and property acquired in respect of Trust Fund Assets evidenced by a series of securities will be made at the option of the master servicer, or the party specified in the related prospectus supplement, including the holder of the REMIC residual interest, at a price specified in the related prospectus supplement. The exercise of such right will effect early retirement of the securities of that series, but the right of the master servicer, or the other party or, if applicable, the holder of the REMIC residual interest, to so purchase is subject to the principal balance of the related Trust Fund Assets being less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the Trust Fund Assets at the cut-off date for the series. The foregoing is subject to the provision that if a REMIC election is made with respect to a trust fund, any repurchase pursuant to clause (ii) above will be made only in connection with a "qualified liquidation" of the REMIC within the meaning of Section 860F(g)(4) of the Code.

      INDENTURE. The Indenture will be discharged with respect to a series of notes (except with respect to certain continuing rights specified in the Indenture) upon the delivery to the trustee for cancellation of all the notes of such series or, with certain limitations, upon deposit with the trustee of funds sufficient for the payment in full of all of the notes of such series.

      In addition to such discharge with certain limitations, the Indenture will provide that, if so specified with respect to the notes of any series, the related trust fund will be discharged from any and all obligations in respect of the notes of such series (except for certain obligations relating to temporary notes and exchange of notes, to register the transfer of or exchange notes of such series, to replace stolen, lost or mutilated notes of such series, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the notes of such series on the last scheduled distribution date for such notes and any installment of interest on such notes in accordance with the terms of the Indenture and the notes of such series. In the event of any such defeasance and discharge of notes of such series, holders of notes of such series would be able to look only to such money and/or direct obligations for payment of principal and interest, if any, on their notes until maturity.

THE TRUSTEE

      The trustee under each Agreement will be named in the applicable prospectus supplement. The commercial bank or trust company serving as trustee may have normal banking relationships with the depositor, the master servicer and any of their respective affiliates.



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                       CERTAIN LEGAL ASPECTS OF THE LOANS

      The following discussion contains summaries, which are general in nature, of certain legal matters relating to the loans. Because such legal aspects are governed primarily by applicable state law (which laws may differ substantially), the descriptions do not, except as expressly provided below, reflect the laws of any particular state, nor encompass the laws of all states in which the security for the loans is situated. The descriptions are qualified in their entirety by reference to the applicable federal laws and the appropriate laws of the states in which loans may be originated.

GENERAL

      The loans for a series may be secured by deeds of trust, mortgages, security deeds or deeds to secure debt, depending upon the prevailing practice in the state in which the property subject to the loan is located. Deeds of trust are used almost exclusively in California instead of mortgages. A mortgage creates a lien upon the real property encumbered by the mortgage, which lien is generally not prior to the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of recording with a state or county office. There are two parties to a mortgage, the mortgagor, who is the borrower and owner of the mortgaged property, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties, the borrower-property owner called the trustor (similar to a mortgagor), a lender (similar to a mortgagee) called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until such time as the underlying debt is repaid. The trustee's authority under a deed of trust, the mortgagee's authority under a mortgage and the grantee's authority under a security deed or deed to secure debt are governed by law and, with respect to some deeds of trust, the directions of the beneficiary.

      In this prospectus, we generally use the term "mortgage" to generically describe real-estate security instruments, however, if certain information relates to a particular security instrument, we will refer to that security instrument.

      COOPERATIVES. Certain of the loans may be cooperative loans. The cooperative owns all the real property that comprises the project, including the land, separate dwelling units and all common areas. The cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage on the cooperative and/or underlying land, as is generally the case, the cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with the construction or purchase of the cooperative's apartment building. The interest of the occupant under proprietary leases or occupancy agreements to which that cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building. If the cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity. The inability of the cooperative to refinance this mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of cooperative shares or, in the case of a trust fund including cooperative loans, the collateral securing the cooperative loans.



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      The cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing such tenant-stockholder's pro rata share of the cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and accompanying rights is financed through a cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement, and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares.

FORECLOSURE

      DEED OF TRUST. Foreclosure of a deed of trust is generally accomplished by a non-judicial sale under a specific provision in the deed of trust which authorizes the trustee to sell the property at public auction upon any material default by the borrower under the terms of the note or deed of trust. In certain states, such foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In addition to any notice requirements contained in a deed of trust, in some states (such as California), the trustee must record a notice of default and send a copy to the borrower-trustor, to any person who has recorded a request for a copy of any notice of default and notice of sale, to any successor in interest to the borrower-trustor, to the beneficiary of any junior deed of trust and to certain other persons. In some states (including California), the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a statutorily prescribed reinstatement period, cure a monetary default by paying the entire amount in arrears plus other designated costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. After the reinstatement period has expired without the default having been cured, the borrower or junior lienholder no longer has the right to reinstate the loan and must pay the loan in full to prevent the scheduled foreclosure sale. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states (including California), published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the real property. In California, the entire process from recording a notice of default to a non-judicial sale usually takes four to five months.

      MORTGAGES. Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. Judicial foreclosure proceedings are often not contested by any of the parties. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time consuming. After the completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage.

      Although foreclosure sales are typically public sales, frequently no third party purchaser bids in excess of the lender's lien because of the difficulty of determining the exact status of title to the property, the possible deterioration of the property during the foreclosure proceedings and a requirement that the purchaser pay for the property in cash or by cashier's check. Thus the foreclosing lender often purchases the property from the trustee or referee for an amount equal to the principal amount outstanding under the



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loan, accrued and unpaid interest and the expenses of foreclosure in which event the mortgagor's debt will be extinguished or the lender may purchase for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where such judgment is available. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burden of ownership, including obtaining hazard insurance and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.

      Courts have imposed general equitable principles upon foreclosure, which are generally designed to mitigate the legal consequences to the borrower of the borrower's defaults under the loan documents. Some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for fair notice require that borrowers under deeds of trust receive notice longer than that prescribed by statute. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust does not involve sufficient state action to afford constitutional protection to the borrower.

      When the beneficiary under a junior mortgage or deed of trust cures the default and reinstates or redeems by paying the full amount of the senior mortgage or deed of trust, the amount paid by the beneficiary so to cure or redeem becomes a part of the indebtedness secured by the junior mortgage or deed of trust. See "Junior Mortgages; Rights of Senior Mortgagees" below.

      COOPERATIVE LOANS. The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative's certificate of incorporation and bylaws, as well as the proprietary lease or occupancy agreement, and may be cancelled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permits the cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

      The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate such lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender's lien against proceeds form the sale of the cooperative apartment, subject, however, to the cooperative's right to sums due under such proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

      Recognition agreements also provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

      In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial Code (the "UCC") and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially



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reasonable" manner. Whether a foreclosure sale has been conducted in a
"commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

      Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "Anti-Deficiency Legislation and Other Limitations on Lenders" below.

      In the case of foreclosure on a building which was converted from a rental building to a building owned by a cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws which apply to certain tenants who elected to remain in the building but who did not purchase shares in the cooperative when the building was so converted.

ENVIRONMENTAL RISKS

      Real property pledged as security to a lender may be subject to unforeseen environmental risks. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the payment of the costs of clean-up. In several states such a lien has priority over the lien of an existing mortgage against such property. In addition, under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the EPA may impose a lien on property where EPA has incurred clean-up costs. However, a CERCLA lien is subordinate to pre-existing, perfected security interests.

      Under the laws of some states, and under CERCLA, it is conceivable that a secured lender may be held liable as an "owner" or "operator" for the costs of addressing releases or threatened releases of hazardous substances at a Property, even though the environmental damage or threat was caused by a prior or current owner or operator. CERCLA imposes liability for such costs on any and all "responsible parties," including owners or operators. However, CERCLA excludes from the definition of "owner or operator" a secured creditor who holds indicia of ownership primarily to protect its security interest (the "secured creditor exclusion") but without "participating in the management" of the Property. Thus, if a lender's activities begin to encroach on the actual management of a contaminated facility or property, the lender may incur liability as an "owner or operator" under CERCLA. Similarly, if a lender forecloses and takes title to a contaminated facility or property, the lender may incur CERCLA liability in various circumstances, including, but not limited to, when it holds the facility or property as an investment (including leasing the facility or property to third party), or fails to market the property in a timely fashion.

      Whether actions taken by a lender would constitute participation in the management of a mortgaged property, or the business of a borrower, so as to render the secured creditor exemption unavailable to a lender, was historically a matter of judicial interpretation of the statutory language. Court decisions were inconsistent and, in fact, in 1990, the Court of Appeals for the Eleventh Circuit suggested that the mere capacity of the lender to influence a borrower's decisions regarding disposal of hazardous substances was sufficient participation in the management of a borrower's business to deny the protection of the secured creditor exemption to the lender. In 1996, Congress enacted the Asset Conservation, Lender Liability and Deposit Insurance Protection Act ("Asset Conservation Act"), which provides that, in order to be deemed to have participated in the management of a mortgaged property, a lender must actually participate in the operational affairs of the property or the borrower. The Asset Conservation Act also provides that participation in the management of the property does not include "merely having the capacity to influence, or unexercised right to control" operations. Rather, a lender will lose the protection of the secured creditor



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exemption only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the mortgaged property.

      If a lender is or becomes liable, it can bring an action for contribution against any other "responsible parties," including a previous owner or operator, who created the environmental hazard, but those persons or entities may be bankrupt or otherwise judgment proof. The costs associated with environmental cleanup may be substantial. It is conceivable that such costs arising from the circumstances set forth above would result in a loss to certificateholders.

      CERCLA does not apply to petroleum products, and the secured creditor exclusion does not govern liability for cleanup costs under federal laws other than CERCLA, in particular SubTitle I of the federal Resource Conservation and Recovery Act ("RCRA"), which regulates underground petroleum storage tanks (except heating oil tanks). The EPA has adopted a lender liability rule for underground storage tanks under SubTitle I of RCRA. Under that rule, a holder of a security interest in an underground storage tank or real property containing an underground storage tank is not considered an operator of the underground storage tank as long as petroleum is not added to, stored in or dispensed from the tank. Moreover, under the Asset Conservation Act, the protections accorded to lenders under CERCLA are also accorded to holders of security interests in underground petroleum storage tanks. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors.

      In general, at the time the loans were originated no environmental assessment, or a very limited environmental assessment, of the Properties was conducted.

RIGHTS OF REDEMPTION

      In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In certain other states (including California), this right of redemption applies only to sales following judicial foreclosure, and not to sales pursuant to a non-judicial power of sale. In most states where the right of redemption is available, statutory redemption may occur upon payment of the foreclosure purchase price, accrued interest and taxes. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

      Certain states have imposed statutory and judicial restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, including California, statutes and case law limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against borrowers financing the purchase of their residence or following sale under a deed of trust or certain other foreclosure proceedings. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to the lender and the fair market value of the real property at the time of the foreclosure sale. In certain states, including California, if a lender simultaneously originates a loan secured by a senior lien on a particular property and a loan secured by a junior lien on the same property, such a lender as the holder of the junior lien may be precluded from obtaining a deficiency judgment with respect to the excess of the aggregate amount owed under both such loans over the proceeds of any sale under a deed of trust or other foreclosure proceedings. As a result of these prohibitions, it is anticipated that in most instances the master servicer will utilize the non-judicial foreclosure remedy and will not seek deficiency judgments against defaulting borrowers.



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      Some state statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower. In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender's security has been impaired by acts or omissions of the borrower, for example, in the event of waste of the property. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

      Generally, Article 9 of the UCC governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a cooperative loan, would be the shares of the cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

      In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws, and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its security. For example, in a proceeding under the federal Bankruptcy Code, a lender may not foreclose on a mortgaged property without the permission of the bankruptcy court. The rehabilitation plan proposed by the debtor may provide, if the mortgaged property is not the debtor's principal residence and the court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan, for the reduction of the secured indebtedness to the value of the mortgaged property as of the date of the commencement of the bankruptcy, rendering the lender a general unsecured creditor for the difference, and also may reduce the monthly payments due under such mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule. The effect of any such proceedings under the federal Bankruptcy Code, including but not limited to any automatic stay, could result in delays in receiving payments on the loans underlying a series of securities and possible reductions in the aggregate amount of such payments.

      The federal tax laws provide priority to certain tax liens over the lien of a mortgage or secured party.

DUE-ON-SALE CLAUSES

      Generally, each conventional loan will contain a due-on-sale clause which will generally provide that if the mortgagor or obligor sells, transfers or conveys the Property, the loan or contract may be accelerated by the mortgagee or secured party. Court decisions and legislative actions have placed substantial restriction on the right of lenders to enforce such clauses in many states. For instance, the California Supreme Court in August 1978 held that due-on-sale clauses were generally unenforceable. However, the Garn-St Germain Depository Institutions Act of 1982 (the "Garn-St Germain Act"), subject to certain exceptions, preempts state constitutional, statutory and case law prohibiting the enforcement of due-on-sale clauses. As a result, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of such clauses with respect to mortgage loans that were (i) originated or assumed during the "window period" under the Garn-St Germain Act which ended in all cases not later than October 15, 1982, and (ii) originated by lenders other than national banks, federal savings institutions and federal credit unions. FHLMC has taken the position in its published mortgage servicing standards that, out of a total of eleven "window period states," five states (Arizona, Michigan, Minnesota, New Mexico and Utah) have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to certain categories of window period loans. Also, the Garn-St Germain Act does "encourage" lenders to permit



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assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

      As to loans secured by an owner-occupied residence, the Garn-St Germain Act sets forth nine specific instances in which a mortgagee covered by the Act may not exercise its rights under a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. The inability to enforce a due-on-sale clause may result in transfer of the related Property to an uncreditworthy person, which could increase the likelihood of default or may result in a mortgage bearing an interest rate below the current market rate being assumed by a new home buyer, which may affect the average life of the loans and the number of loans which may extend to maturity.

      In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from such bankruptcy proceeding.

ENFORCEABILITY OF PREPAYMENT AND LATE PAYMENT FEES

      Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Under certain state laws, prepayment charges may not be imposed after a certain period of time following the origination of mortgage loans with respect to prepayments on loans secured by liens encumbering owner-occupied residential properties. Since many of the Properties will be owner-occupied, it is anticipated that prepayment charges may not be imposed with respect to many of the loans. The absence of such a restraint on prepayment, particularly with respect to fixed rate loans having higher Loan Rates, may increase the likelihood of refinancing or other early retirement of such loans or contracts. Late charges and prepayment fees are typically retained by servicers as additional servicing compensation.

APPLICABILITY OF USURY LAWS

      Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V") provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. The Office of Thrift Supervision, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized the states to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects an application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

HOME IMPROVEMENT FINANCE

      GENERAL. The trust fund may own home improvement loans ("HI Loans") or home improvement sales contracts ("HI Contracts"). HI Loans are loans that are made by lenders to finance the purchase of home improvements from third party sellers, and may be secured by real estate or personal property. HI Contracts involve sales agreements under which sellers of home improvements extend credit to the purchasers and retain personal property security interests in the home improvements as collateral for repayment of the credits.

      REAL ESTATE COLLATERAL. HI Loans secured by real estate generally are subject to many of the same laws that apply to other types of mortgage loans, especially laws applicable to home equity or junior lien mortgages. In addition, some laws may provide particular consumer protections in connection with



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mortgage loans that are used to finance home improvements, such as special disclosures or limits on creditor remedies.

      SALE OF CHATTEL PAPER. The credit agreements evidencing HI Loans secured by personal property and HI Contracts generally are "chattel paper" as defined in the UCC. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the related agreement, the depositor will transfer physical possession of the chattel paper to the trustee or a designated custodian or may retain possession of the chattel paper as custodian for the trustee. In addition, the depositor will make an appropriate filing of a UCC-1 financing statement in the appropriate states to, among other things, give notice of the trust's ownership of the chattel paper. In general, the chattel paper will not be stamped or otherwise marked to reflect assignment of the chattel paper from the depositor to the trustee. Therefore, if through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the chattel paper without notice of such assignment, the trust's interest in the chattel paper could be defeated.

      PERFECTION OF PERSONAL PROPERTY SECURITY INTERESTS. The HI Loans secured by personal property and the HI Contracts generally include a "purchase money security interest," as defined in the UCC, in the home improvements being financed. A financing statement generally is not required to be filed to perfect a purchase money security interest in consumer goods. Such purchase money security interests are assignable. In general, a purchase money security interest grants to the holder a security interest that has priority over a conflicting security interest in the same collateral and the proceeds of such collateral. However, to the extent that the collateral subject to a purchase money security interest becomes a fixture, in order for the related purchase money security interest to take priority over a conflicting interest in the fixture, the holder's interest in such home improvement must generally be perfected by a timely fixture filing. In general, a security interest does not exist under the UCC in ordinary building materials incorporated into an improvement on land. A security interest in lumber, bricks, other types of ordinary building materials or other goods that are deemed to lose such characterization upon incorporation of such materials into the related property, will not be secured by a purchase money security interest in the home improvement being financed.

      ENFORCEMENT OF SECURITY INTEREST IN HOME IMPROVEMENTS. So long as the home improvement remains personal property and has not become subject to the real estate law, a creditor with a security interest in the property can repossess the home improvement by voluntary surrender, by "self-help" repossession that is "peaceful" (i.e., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a security interest must give the debtor a number of days' notice, which generally varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale.

      Under the laws applicable in many states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the personal property securing the debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting borrower would have no assets with which to pay a judgment. Also, certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a creditor to repossess and resell personal property collateral or enforce a deficiency judgment.

      CONSUMER CLAIMS AND DEFENSES. The Federal Trade Commission's Consumer Claims and Defenses Rule ("FTC Rule") provides that a seller financing the sale of consumer goods or services must include in the consumer credit contract a notice that the purchaser of the contract will take the contract subject to the claims and defenses that the consumer could assert against the seller. The FTC Rule also provides that, if a seller of consumer goods or services refers a purchaser to a lender, or is affiliated with the lender by common control, contract or business arrangement, the seller may not accept the proceeds of a purchase money loan made by the lender unless the consumer credit contract contains a notice that the



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holder of the contract is subject to the claims and defenses that the consumer could assert against the seller. Thus, holders of HI Contracts and certain HI Loans may be subject to claims and defenses that could be asserted against the seller of home improvements. Liability under the FTC Rule generally is limited to amounts received by the holder of the consumer credit obligation; however, the consumer may be able to assert the FTC Rule as a defense to a claim brought by the trustee against the consumer.

SERVICEMEMBERS CIVIL RELIEF ACT

      Generally, under the terms of the Servicemembers Civil Relief Act (the "Relief Act"), a borrower who enters military service after the origination of such borrower's loan (including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the loan and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. It is possible that such interest rate limitation could have an effect, for an indeterminate period of time, on the ability of the master servicer to collect full amounts of interest on certain of the loans. Unless otherwise provided in the related prospectus supplement, any shortfall in interest collections resulting from the application of the Relief Act could result in losses to securityholders. The Relief Act also imposes limitations which would impair the ability of the master servicer to foreclose on an affected loan during the borrower's period of active duty status. Moreover, the Relief Act permits the extension of a loan's maturity and the re-adjustment of its payment schedule beyond the completion of military service. Thus, in the event that such a loan goes into default, there may be delays and losses occasioned by the inability to realize upon the Property in a timely fashion.

JUNIOR MORTGAGES AND RIGHTS OF SENIOR MORTGAGEES

      To the extent that the loans comprising the trust fund for a series are secured by mortgages which are junior to other mortgages held by other lenders or institutional investors, the rights of the trust fund (and therefore the securityholders), as mortgagee under any such junior mortgage, are subordinate to those of any mortgagee under any senior mortgage. The senior mortgagee has the right to receive hazard insurance and condemnation proceeds and to cause the property securing the loan to be sold upon default of the mortgagor, thereby extinguishing the junior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage. A junior mortgagee may satisfy a defaulted senior loan in full and, in some states, may cure a default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. In many states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee.

OTHER LOAN PROVISIONS AND LENDER REQUIREMENTS

      The standard form of the mortgage used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage, in such order as the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage. Lenders in California may not require a borrower to provide property insurance for more than the replacement cost of the improvements, even if the loan balance exceeds this amount. In the event of a casualty, lenders may be required to make the insurance proceeds available to the borrower for repair and restoration, rather than applying the proceeds to outstanding indebtedness.

      Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and,



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when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee is given the right under certain mortgages to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by the mortgagee become part of the indebtedness secured by the mortgage. In some cases lenders require borrowers to make monthly deposits for estimated real estate taxes and property insurance premiums. Certain states, including California, impose limitations on both the amount of tax and insurance impounds that may be collected from a borrower, and upon the application of the impounded funds.

      Generally lenders begin charging interest from the date the loan is disbursed. In California regulations may prohibit mortgage lenders financing residential purchases from charging interest on loan amounts outstanding for periods more than one day prior to the recording of the deed to the residence, even though the loan proceeds have been disbursed into escrow.

PRIORITY OF ADDITIONAL ADVANCES

      The form of credit line trust deed or mortgage generally used by most institutional lenders which make revolving credit line loans typically contains a "future advance" clause, which provides, in essence, that additional amounts advanced to or on behalf of the borrower by the beneficiary or lender are to be secured by the deed of trust or mortgage. The priority of the lien securing any advance made under the clause may depend in most states on whether the deed of trust or mortgage is called and recorded as a credit line deed of trust or mortgage. If the beneficiary or lender advances additional amounts, the advance is entitled to receive the same priority as amounts initially advanced under the trust deed or mortgage, notwithstanding the fact that there may be junior trust deeds or mortgages and other liens which intervene between the date of recording of the trust deed or mortgage and the date of the future advance, and notwithstanding that the beneficiary or lender had actual knowledge of such intervening junior trust deeds or mortgages and other liens at the time of the advance. In most states, the trust deed or mortgage lien securing mortgage loans of the type which includes home equity credit lines applies retroactively to the date of the original recording of the trust deed or mortgage, provided that the total amount of advances under the home equity credit line does not exceed the maximum specified principal amount of the recorded trust deed or mortgage, except as to advances made after receipt by the lender of a written notice of lien from a judgment lien creditor of the trustor. In California priority will be lost with respect to advances made under subsequently recorded deeds of trust or mortgages, if the prior credit line lender has knowledge of such advances unless the advances under the secured credit line are determined to be "obligatory" rather than "discretionary."

THE TITLE I PROGRAM

      GENERAL. Certain of the loans contained in a trust fund may be loans insured under the FHA Title I Credit Insurance program created pursuant to Sections 1 and 2(a) of the National Housing Act of 1934 (the "Title I Program"). Under the Title I Program, the FHA is authorized and empowered to insure qualified lending institutions against losses on eligible loans. The Title I Program operates as a coinsurance program in which the FHA insures up to 90% of certain losses incurred on an individual insured loan, including the unpaid principal balance of the loan, but only to the extent of the insurance coverage available in the lender's FHA insurance coverage reserve account. The owner of the loan bears the uninsured loss on each loan.

      The types of loans which are eligible for insurance by the FHA under the Title I Program include property improvement loans ("Property Improvement Loans" or "Title I Loans"). A Property Improvement Loan or Title I Loan means a loan made to finance actions or items that substantially protect or improve the basic livability or utility of a property and includes single family improvement loans.



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      There are two basic methods of lending or originating such loans which include a "direct loan" or a "dealer loan". With respect to a direct loan, the borrower makes application directly to a lender without any assistance from a dealer, which application may be filled out by the borrower or by a person acting at the direction of the borrower who does not have a financial interest in the loan transaction, and the lender may disburse the loan proceeds solely to the borrower or jointly to the borrower and other parties to the transaction. With respect to a dealer loan, the dealer, who has a direct or indirect financial interest in the loan transaction, assists the borrower in preparing the loan application or otherwise assists the borrower in obtaining the loan from lender and the lender may distribute proceeds solely to the dealer or the borrower or jointly to the borrower and the dealer or other parties. With respect to a dealer Title I Loan, a dealer may include a seller, a contractor or supplier of goods or services.

      Loans insured under the Title I Program are required to have fixed interest rates and, generally, provide for equal installment payments due weekly, biweekly, semi-monthly or monthly, except that a loan may be payable quarterly or semi-annually in order to correspond with the borrower's irregular flow of income. The first or last payments (or both) may vary in amount but may not exceed 150% of the regular installment payment, and the first scheduled payment may be due no later than two months from the date of the loan. The note must contain a provision permitting full or partial prepayment of the loan. The interest rate may be established by the lender and must be fixed for the term of the loan and recited in the note. Interest on an insured loan must accrue from the date of the loan and be calculated on a simple interest basis. The lender must assure that the note and all other documents evidencing the loan are in compliance with applicable federal, state and local laws.

      Each insured lender is required to use prudent lending standards in underwriting individual loans and to satisfy the applicable loan underwriting requirements under the Title I Program prior to its approval of the loan and disbursement of loan proceeds. Generally, the lender must exercise prudence and diligence to determine whether the borrower and any co-maker is solvent and an acceptable credit risk, with a reasonable ability to make payments on the loan obligation. The lender's credit application and review must determine whether the borrower's income will be adequate to meet the periodic payments required by the loan, as well as the borrower's other housing and recurring expenses, which determination must be made in accordance with the expense-to-income ratios published by the Secretary of HUD.

      Under the Title I Program, the FHA does not review or approve for qualification for insurance the individual loans insured thereunder at the time of approval by the lending institution (as is typically the case with other federal loan programs). If, after a loan has been made and reported for insurance under the Title I Program, the lender discovers any material misstatement of fact or that the loan proceeds have been misused by the borrower, dealer or any other party, it shall promptly report this to the FHA. In such case, provided that the validity of any lien on the property has not been impaired, the insurance of the loan under the Title I Program will not be affected unless such material misstatements of fact or misuse of loan proceeds was caused by (or was knowingly sanctioned by) the lender or its employees.

      REQUIREMENTS FOR TITLE I LOANS. The maximum principal amount for Title I Loans must not exceed the actual cost of the project plus any applicable fees and charges allowed under the Title I Program; provided that such maximum amount does not exceed $25,000 (or the current applicable amount) for a single family property improvement loan. Generally, the term of a Title I Loan may not be less than six months nor greater than 20 years and 32 days. A borrower may obtain multiple Title I Loans with respect to multiple properties, and a borrower may obtain more than one Title I Loan with respect to a single property, in each case as long as the total outstanding balance of all Title I Loans in the same property does not exceed the maximum loan amount for the type of Title I Loan thereon having the highest permissible loan amount.

      Borrower eligibility for a Title I Loan requires that the borrower have at least a one-half interest in either fee simple title to the real property, a lease thereof for a term expiring at least six months after the final maturity of the Title I Loan or a recorded land installment contract for the purchase of the real property, and that the borrower have equity in the property being improved at least equal to the amount of the Title I Loan if such loan amount exceeds $15,000. Any Title I Loan in excess of $7,500 must be



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secured by a recorded lien on the improved property which is evidenced by a mortgage or deed of trust executed by the borrower and all other owners in fee simple.

      The proceeds from a Title I Loan may be used only to finance property improvements which substantially protect or improve the basic livability or utility of the property as disclosed in the loan application. The Secretary of HUD has published a list of items and activities which cannot be financed with proceeds from any Title I Loan and from time to time the Secretary of HUD may amend such list of items and activities. With respect to any dealer Title I Loan, before the lender may disburse funds, the lender must have in its possession a completion certificate on a HUD approved form, signed by the borrower and the dealer. With respect to any direct Title I Loan, the borrower is required to submit to the lender, promptly upon completion of the improvements but not later than six months after disbursement of the loan proceeds with one six month extension if necessary, a completion certificate, signed by the borrower. The lender or its agent is required to conduct an on-site inspection on any Title I Loan where the principal obligation is $7,500 or more, and on any direct Title I Loan where the borrower fails to submit a completion certificate.

      FHA INSURANCE COVERAGE. Under the Title I Program the FHA establishes an insurance coverage reserve account for each lender which has been granted a Title I insurance contract. The amount of insurance coverage in this account is 10% of the amount disbursed, advanced or expended by the lender in originating or purchasing eligible loans registered with FHA for Title I insurance, with certain adjustments. The balance in the insurance coverage reserve account is the maximum amount of insurance claims the FHA is required to pay. Loans to be insured under the Title I Program will be registered for insurance by the FHA and the insurance coverage attributable to such loans will be included in the insurance coverage reserve account for the originating or purchasing lender following the receipt and acknowledgment by the FHA of a loan report on the prescribed form pursuant to the Title I regulations. The FHA charges a fee of 0.50% per annum of the net proceeds (the original balance) of any eligible loan so reported and acknowledged for insurance by the originating lender. The FHA bills the lender for the insurance premium on each insured loan annually, on approximately the anniversary date of the loan's origination. If an insured loan is prepaid during the year, FHA will not refund the insurance premium, but will abate any insurance charges falling due after such prepayment.

      Under the Title I Program the FHA will reduce the insurance coverage available in the lender's FHA insurance coverage reserve account with respect to loans insured under the lender's contract of insurance by (i) the amount of the FHA insurance claims approved for payment relating to such insured loans and
(ii) the amount of insurance coverage attributable to insured loans sold by the lender. The balance of the lender's FHA insurance coverage reserve account will be further adjusted as required under Title I or by the FHA, and the insurance coverage therein may be earmarked with respect to each or any eligible loans insured thereunder, if a determination is made by the Secretary of HUD that it is in its interest to do so. Originations and acquisitions of new eligible loans will continue to increase a lender's insurance coverage reserve account balance by 10% of the amount disbursed, advanced or expended in originating or acquiring such eligible loans registered with the FHA for insurance under the Title I Program. The Secretary of HUD may transfer insurance coverage between insurance coverage reserve accounts with earmarking with respect to a particular insured loan or group of insured loans when a determination is made that it is in the Secretary's interest to do so.

      The lender may transfer (except as collateral in a bona fide loan transaction) insured loans and loans reported for insurance only to another qualified lender under a valid Title I contract of insurance. Unless an insured loan is transferred with recourse or with a guaranty or repurchase agreement, the FHA, upon receipt of written notification of the transfer of such loan in accordance with the Title I regulations, will transfer from the transferor's insurance coverage reserve account to the transferee's insurance coverage reserve account an amount, if available, equal to 10% of the actual purchase price or the net unpaid principal balance of such loan (whichever is less). However, under the Title I Program not more than $5,000 in insurance coverage shall be transferred to or from a lender's insurance coverage reserve account during any October 1 to September 30 period without the prior approval of the Secretary of HUD.



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      CLAIMS PROCEDURES UNDER TITLE I. Under the Title I Program the lender may accelerate an insured loan following a default on such loan only after the lender or its agent has contacted the borrower in a face-to-face meeting or by telephone to discuss the reasons for the default and to seek its cure. If the borrower does not cure the default or agree to a modification agreement or repayment plan, the lender will notify the borrower in writing that, unless within 30 days the default is cured or the borrower enters into a modification agreement or repayment plan, the loan will be accelerated and that, if the default persists, the lender will report the default to an appropriate credit agency. The lender may rescind the acceleration of maturity after full payment is due and reinstate the loan only if the borrower brings the loan current, executes a modification agreement or agrees to an acceptable repayment plan.

      Following acceleration of maturity upon a secured Title I Loan, the lender may either (a) proceed against the property under any security instrument, or
(b) make a claim under the lender's contract of insurance. If the lender chooses to proceed against the property under a security instrument (or if it accepts a voluntary conveyance or surrender of the property), the lender may file an insurance claim only with the prior approval of the Secretary of HUD.

      When a lender files an insurance claim with the FHA under the Title I Program, the FHA reviews the claim, the complete loan file and documentation of the lender's efforts to obtain recourse against any dealer who has agreed thereto, certification of compliance with applicable state and local laws in carrying out any foreclosure or repossession, and evidence that the lender has properly filed proofs of claims, where the borrower is bankrupt or deceased. Generally, a claim for reimbursement for loss on any Title I Loan must be filed with the FHA no later than nine months after the date of default of such loan. Concurrently with filing the insurance claim, the lender shall assign to the United States of America the lender's entire interest in the loan note (or a judgment in lieu of the note), in any security held and in any claim filed in any legal proceedings. If, at the time the note is assigned to the United States, the Secretary has reason to believe that the note is not valid or enforceable against the borrower, the FHA may deny the claim and reassign the note to the lender. If either such defect is discovered after the FHA has paid a claim, the FHA may require the lender to repurchase the paid claim and to accept a reassignment of the loan note. If the lender subsequently obtains a valid and enforceable judgment against the borrower, the lender may resubmit a new insurance claim with an assignment of the judgment. The FHA may contest any insurance claim and make a demand for repurchase of the loan at any time up to two years from the date the claim was certified for payment and may do so thereafter in the event of fraud or misrepresentation on the part of the lender.

      Under the Title I Program the amount of an FHA insurance claim payment, when made, is equal to the Claimable Amount, up to the amount of insurance coverage in the lender's insurance coverage reserve account. For the purposes hereof, the "Claimable Amount" means an amount equal to 90% of the sum of: (a) the unpaid loan obligation (net unpaid principal and the uncollected interest earned to the date of default) with adjustments thereto if the lender has proceeded against property securing such loan; (b) the interest on the unpaid amount of the loan obligation from the date of default to the date of the claim's initial submission for payment plus 15 calendar days (but not to exceed 9 months from the date of default), calculated at the rate of 7% per annum; (c) the uncollected court costs; (d) the attorney's fees not to exceed $500; and (e) the expenses for recording the assignment of the security to the United States.

CONSUMER PROTECTION LAWS

      Federal, state and local laws extensively regulate various aspects of brokering, originating, servicing and collecting loans secured by consumers' dwellings. Among other things, these laws may regulate interest rates and other charges, require disclosures, impose financial privacy requirements, mandate specific business practices, and prohibit unfair and deceptive trade practices. In addition, licensing requirements may be imposed on persons that broker, originate, service or collect such loans.

      Additional requirements may be imposed under federal, state or local laws on so-called "high cost mortgage loans," which typically are defined as loans secured by a consumer's dwelling that have interest



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rates or origination costs in excess of prescribed levels. These laws may limit certain loan terms, such as prepayment penalties, or the ability of a creditor to refinance a loan unless it is in the borrower's interest. In addition, certain of these laws may allow claims against loan brokers or originators, including claims based on fraud or misrepresentations, to be asserted against persons acquiring the loans, such as the trust fund.

      The federal laws that may apply to loans held in the trust fund include the following:

      o the Truth in Lending Act and its regulations, which (among other things) require disclosures to borrowers regarding the terms of loans and provide consumers who pledged their principal dwelling as collateral in a non-purchase money transaction with a right of rescission that generally extends for three days after proper disclosures are given;

      o the Home Ownership and Equity Protection Act and its regulations, which (among other things) imposes additional disclosure requirements and limitations on loan terms with respect to non-purchase money, installment loans secured by the consumer's principal dwelling that have interest rates or origination costs in excess of prescribed levels;

      o the Home Equity Loan Consumer Protection Act and its regulations, which (among other things) limits changes that may be made to open-end loans secured by the consumer's dwelling, and restricts the ability to accelerate balances or suspend credit privileges on such loans;

      o the Real Estate Settlement Procedures Act and its regulations, which (among other things) prohibit the payment of referral fees for real estate settlement services (including mortgage lending and brokerage services) and regulate escrow accounts for taxes and insurance and billing inquiries made by borrowers;

      o the Equal Credit Opportunity Act and its regulations, which (among other things) generally prohibits discrimination in any aspect of a credit transaction on certain enumerated basis, such as age, race, color, sex, religion, marital status, national origin or receipt of public assistance;

      o the Fair Credit Reporting Act, which (among other things) regulates the use of consumer reports obtained from consumer reporting agencies and the reporting of payment histories to consumer reporting agencies; and

      o the Federal Trade Commission's Rule on Preservation of Consumer Claims and Defenses, which generally provides that the rights of an assignee of a conditional sales contract (or of certain lenders making purchase money loans) to enforce a consumer credit obligation are subject to the claims and defenses that the consumer could assert against the seller of goods or services financed in the credit transaction.

      The penalties for violating these federal, state, or local laws vary depending on the applicable law and the particular facts of the situation. However, private plaintiffs typically may assert claims for actual damages and, in some cases, also may recover civil money penalties or exercise a right to rescind the loan. Violations of certain laws may limit the ability to collect all or part of the principal or interest on a loan and, in some cases, borrowers even may be entitled to a refund of amounts previously paid. Federal, state and local administrative or law enforcement agencies also may be entitled to bring legal actions, including actions for civil money penalties or restitution, for violations of certain of these laws.

      Depending on the particular alleged misconduct, it is possible that claims may be asserted against various participants in secondary market transactions, including assignees that hold the loans, such as the trust fund. Losses on loans from the application of these federal, state and local laws that are not otherwise covered by a credit enhancement will be borne by the holders of one or more classes of securities.



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                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

GENERAL

      The following is a summary of the anticipated material federal income tax consequences of the purchase, ownership, and disposition of the securities and is based on advice of special counsel to the depositor ("Tax Counsel"), named in the prospectus supplement. The summary is based upon the provisions and interpretations of the Code, the regulations promulgated thereunder, including, where applicable, proposed regulations, and the judicial and administrative rulings and decisions now in effect, all of which are subject to change, which change could apply retroactively.

      The summary does not purport to deal with all aspects of federal income taxation that may affect particular investors in light of their individual circumstances, nor with certain types of investors subject to special treatment under the federal income tax laws. This summary focuses primarily upon investors who will hold securities as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the Code, but much of the discussion is applicable to other investors as well. Prospective Investors are advised to consult their own tax advisers concerning the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the securities.

      The federal income tax consequences to Holders will vary depending on whether

      o     the securities of a series are classified as indebtedness;

      o an election is made to treat the trust fund relating to a particular series of securities as a real estate mortgage investment conduit ("REMIC") under the Internal Revenue Code of 1986, as amended (the "Code");

      o the securities represent an ownership interest in some or all of the assets included in the trust fund for a series; or

      o an election is made to treat the trust fund relating to a particular series of certificates as a partnership.

      The prospectus supplement for each series of securities will specify how the securities will be treated for federal income tax purposes and will discuss whether a REMIC election, if any, will be made with respect to such series. Prior to issuance of each series of securities, the depositor shall file with the SEC a Form 8-K on behalf of the related trust fund containing an opinion of Tax Counsel with respect to the validity of the information set forth under "Material Federal Income Tax Consequences" herein and in the related prospectus supplement.

TAXATION OF DEBT SECURITIES

      INTEREST AND ACQUISITION DISCOUNT. The income on securities representing regular interests in a REMIC ("Regular Interest Securities") are generally taxable to holders in the same manner as the income on evidences of indebtedness. Stated interest on the Regular Interest Securities will be taxable as ordinary income and taken into account using the accrual method of accounting, regardless of the Holder's normal accounting method. Interest (other than original issue discount) on securities (other than Regular Interest Securities) that are characterized as indebtedness for federal income tax purposes will be includible in income by holders thereof in accordance with their usual methods of accounting. Securities characterized as debt for federal income tax purposes and Regular Interest Securities will be referred to hereinafter collectively as "Debt securities."

      Debt securities that are Compound Interest securities will, and certain of the other Debt securities may, be issued with "original issue discount" ("OID"). The following discussion is based in part on the rules governing OID which are set forth in Sections 1271 through 1275 of the Code and the Treasury regulations issued thereunder (the "OID Regulations"). A Holder should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Debt securities.



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      In general, OID, if any, will equal the difference between the stated
redemption price at maturity of a Debt security and its issue price. A holder of a Debt security must include OID in gross income as ordinary interest income as it accrues under a method taking into account an economic accrual of the discount. In general, OID must be included in income in advance of the receipt of the cash representing that income. The amount of OID on a Debt security will be considered to be zero, however if the interest is less than a de minimis amount as determined under the Code.

      The issue price of a Debt security is the first price at which a substantial amount of Debt securities of that class are sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of Debt securities is sold for cash on or prior to the related Closing Date, the issue price for such class will be treated as the fair market value of such class on such Closing Date. The issue price of a Debt security also includes the amount paid by an initial Debt security holder for accrued interest that relates to a period prior to the issue date of the Debt security. The stated redemption price at maturity of a Debt security includes the original principal amount of the Debt security, but generally will not include distributions of interest if such distributions constitute "qualified stated interest."

      Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate (as described below) provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the Debt security. The OID Regulations state that interest payments are unconditionally payable only if a late payment or nonpayment is expected to be penalized or reasonable remedies exist to compel payment. Certain Debt securities may provide for default remedies in the event of late payment or nonpayment of interest. The interest on such Debt securities will be unconditionally payable and constitute qualified stated interest, not OID. However, absent clarification of the OID Regulations, where Debt securities do not provide for default remedies, the interest payments will be included in the Debt security's stated redemption price at maturity and taxed as OID. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on Debt securities with respect to which deferred interest will accrue, will not constitute qualified stated interest payments, in which case the stated redemption price at maturity of such Debt securities includes all distributions of interest as well as principal thereon. If the interval between the issue date and the first distribution date on a Debt security is longer than the interval between subsequent distribution dates, but the amount of the distribution is not adjusted to reflect the longer interval, then for purposes of determining whether the Debt security has de minimis OID, the stated redemption price of the Debt security is treated as the issue price (determined as described above) plus the greater of (i) the amount of the distribution foregone or (ii) the excess (if any) of the Debt security's stated principal over its issue price. If the interval between the issue date and the first distribution date on a Debt security is shorter than the interval between subsequent distribution dates, but the amount of the distribution is not adjusted to reflect the shorter interval, then for the purposes of determining the OID, if any, on the Debt security, the excess amount of the distribution would be added to the Debt security's stated redemption price.

      Under the de minimis rule, OID on a Debt security will be considered to be zero if such OID is less than 0.25% of the stated redemption price at maturity of the Debt security multiplied by the weighted average maturity of the Debt security. The weighted average maturity of a Debt security is the sum of the weighted maturity of each payment of the Debt security's stated redemption price. The weighted maturity of each stated redemption price payment is (i) the number of complete years from the issue date until the payment is made, multiplied by (ii) a fraction, the numerator of which is the amount of the payment and the denominator of which is the Debt security's total stated redemption price.

      Although currently unclear, it appears that the projected payments of stated redemption price should be based on a schedule that is determined in accordance with the Prepayment Assumption. The Prepayment Assumption with respect to a series of Regular Certificates will be set forth in the related prospectus supplement. Holders generally must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the Debt security is held as a capital asset. However,



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holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

      Debt securities may provide for interest based on a qualified variable rate. Under the OID Regulations, interest is treated as payable at a qualified variable rate and not as contingent interest if, generally,

      o     such interest is unconditionally payable at least annually,

      o the issue price of the debt instrument does not exceed the total noncontingent principal payments and

      o interest is based on a "qualified floating rate," an "objective rate," or a combination of "qualified floating rates" that do not operate in a manner that significantly accelerates or defers interest payments on such Debt security.

      In the case of Compound Interest securities, certain Interest Weighted Securities (as defined herein), and certain of the other Debt securities, none of the payments under the instrument will be considered qualified stated interest, and thus the aggregate amount of all payments will be included in the stated redemption price.

      The Internal Revenue Service (the "IRS") issued final regulations in June 1996 (the "Contingent Regulations") governing the calculation of OID on instruments having contingent interest payments. The Contingent Regulations specifically do not apply for purposes of calculating OID on debt instruments subject to Code Section 1272(a)(6), such as the Debt securities. Additionally, the OID Regulations do not contain provisions specifically interpreting Code
Section 1272(a)(6). Until the Treasury issues guidance to the contrary, the trustee intends to base its computation on Code Section 1272(a)(6) and the OID Regulations as described in this prospectus. However, because no regulatory guidance currently exists under Code Section 1272(a)(6), there can be no assurance that such methodology represents the correct manner of calculating OID.

      The holder of a Debt security issued with OID must include in gross income, for all days during its taxable year on which it holds such Debt security, the sum of the "daily portions" of such original issue discount. The amount of OID includible in income by a holder will be computed by allocating to each day during a taxable year a pro rata portion of the original issue discount that accrued during the relevant accrual period. In the case of a Debt security that is not a Regular Interest Security and the principal payments on which are not subject to acceleration resulting from prepayments on the loans, the amount of OID includible in income of a Holder for an accrual period (generally the period over which interest accrues on the debt instrument) will equal the product of the yield to maturity of the Debt security and the adjusted issue price of the Debt security, reduced by any payments of qualified stated interest. The adjusted issue price of a Debt security is the sum of its issue price plus prior accruals of OID, reduced by the total payments other than qualified stated interest payments made with respect to such Debt security in all prior periods.

      The amount of OID to be included in income by a holder of a debt instrument, such as certain Classes of the Debt securities, that is subject to acceleration due to prepayments on other debt obligations securing such instruments (a "Pay-Through Security"), is computed by taking into account the anticipated rate of prepayments assumed in pricing the debt instrument (the "Prepayment Assumption"). The amount of OID that will accrue during an accrual period on a Pay-Through Security is the excess (if any) of (i) the sum of (a) the present value of all payments remaining to be made on the Pay-Through Security as of the close of the accrual period and (b) the payments during the accrual period of amounts included in the stated redemption price of the Pay-Through Security, over (ii) the adjusted issue price of the Pay-Through Security at the beginning of the accrual period. The present value of the remaining payments is to be determined on the basis of three factors: (i) the original yield to maturity of the Pay-Through Security (determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period), (ii) events which have occurred before the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original



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Prepayment Assumption. The effect of this method is to increase the portions of
OID required to be included in income by a Holder to take into account prepayments with respect to the loans at a rate that exceeds the Prepayment Assumption, and to decrease (but not below zero for any period) the portions of original issue discount required to be included in income by a Holder of a Pay-Through Security to take into account prepayments with respect to the loans at a rate that is slower than the Prepayment Assumption. Although original issue discount will be reported to Holders of Pay-Through Securities based on the Prepayment Assumption, no representation is made to Holders that loans will be prepaid at that rate or at any other rate.

      The depositor may adjust the accrual of OID on a Class of Regular Interest Securities (or other regular interests in a REMIC) in a manner that it believes to be appropriate, to take account of realized losses on the loans, although the OID Regulations do not provide for such adjustments. If the IRS were to require that OID be accrued without such adjustments, the rate of accrual of OID for a Class of Regular Interest Securities could increase.

      Certain classes of Regular Interest Securities may represent more than one class of REMIC regular interests. Unless otherwise provided in the related prospectus supplement, the trustee intends, based on the OID Regulations, to calculate OID on such securities as if, solely for the purposes of computing OID, the separate regular interests were a single debt instrument.

      A subsequent holder of a Debt security will also be required to include OID in gross income, but such a holder who purchases such Debt security for an amount that exceeds its adjusted issue price will be entitled (as will an initial holder who pays more than a Debt security's issue price) to offset such OID by comparable economic accruals of portions of such excess.

      EFFECTS OF DEFAULTS AND DELINQUENCIES. Holders will be required to report income with respect to the related securities under an accrual method without giving effect to delays and reductions in distributions attributable to a default or delinquency on the loans, except possibly to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income (including OID) reported by a holder of such a security in any period could significantly exceed the amount of cash distributed to such holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the securities is reduced as a result of a loan default. However, the timing and character of such losses or reductions in income are uncertain and, accordingly, holders of securities should consult their tax advisors on this point.

      INTEREST WEIGHTED SECURITIES. It is not clear how income should be accrued with respect to Regular Interest Securities or Stripped Securities (as defined under "-- Tax Status as a Grantor Trust; General" herein) the payments on which consist solely or primarily of a specified portion of the interest payments on qualified mortgages held by the REMIC or on loans underlying Pass-Through Securities ("Interest Weighted Securities"). The Issuer intends to take the position that all of the income derived from an Interest Weighted Security should be treated as OID and that the amount and rate of accrual of such OID should be calculated by treating the Interest Weighted Security as a Compound Interest security. However, in the case of Interest Weighted Securities that are entitled to some payments of principal and that are Regular Interest Securities the IRS could assert that income derived from an Interest Weighted Security should be calculated as if the security were a security purchased at a premium equal to the excess of the price paid by such holder for such security over its stated principal amount, if any. Under this approach, a holder would be entitled to amortize such premium only if it has in effect an election under Section 171 of the Code with respect to all taxable debt instruments held by such holder, as described below. Alternatively, the IRS could assert that an Interest Weighted Security should be taxable under the rules governing bonds issued with contingent payments. Such treatment may be more likely in the case of Interest Weighted Securities that are Stripped Securities as described below. See "-- Tax Status as a Grantor Trust -- Discount or Premium on Pass-Through Securities."

      VARIABLE RATE DEBT SECURITIES. In the case of Debt securities bearing interest at a rate that varies directly, or according to a fixed formula, with an objective index, it appears that (i) the yield to maturity



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of such Debt securities and (ii) in the case of Pay-Through Securities, the present value of all payments remaining to be made on such Debt securities, should be calculated as if the interest index remained at its value as of the issue date of such securities. Because the proper method of adjusting accruals of OID on a variable rate Debt security is uncertain, holders of variable rate Debt securities should consult their tax advisers regarding the appropriate treatment of such securities for federal income tax purposes.

      MARKET DISCOUNT. A purchaser of a security may be subject to the market discount rules of Sections 1276 through 1278 of the Code. A Holder that acquires a Debt security with more than a prescribed de minimis amount of "market discount" (generally, the excess of the principal amount of the Debt security over the purchaser's purchase price) will be required to include accrued market discount in income as ordinary income in each month, but limited to an amount not exceeding the principal payments on the Debt security received in that month and, if the securities are sold, the gain realized. Such market discount would accrue in a manner to be provided in Treasury regulations but, until such regulations are issued, such market discount would in general accrue either (i) on the basis of a constant yield (in the case of a Pay-Through Security, taking into account a prepayment assumption) or (ii) (a) in the case of securities (or in the case of a Pass-Through Security (as defined herein), as set forth below, the loans underlying such security) not originally issued with original issue discount, on the basis of the rates of the stated interest payable in the relevant period to total stated interest remaining to be paid at the beginning of the period or (b) in the case of securities (or, in the case of a Pass-Through Security, as described below, the loans underlying such security) originally issued at a discount, on the basis of the rates of the OID in the relevant period to total OID remaining to be paid.

      Section 1277 of the Code provides that, regardless of the origination date of the Debt security (or, in the case of a Pass-Through Security, the underlying loans), the excess of interest paid or accrued to purchase or carry a security (or, in the case of a Pass-Through Security, as described below, the underlying loans) with market discount over interest received on such security is allowed as a current deduction only to the extent such excess is greater than the market discount that accrued during the taxable year in which such interest expense was incurred. In general, the deferred portion of any interest expense will be deductible when such market discount is included in income, including upon the sale, disposition, or repayment of the security (or in the case of a Pass-Through Security, an underlying loan). A holder may elect to include market discount in income currently as it accrues, on all market discount obligations acquired by such holder during the taxable year such election is made and thereafter, in which case the interest deferral rule will not apply.

      PREMIUM. A holder who purchases a Debt security (other than an Interest Weighted Security to the extent described above) at a cost greater than its stated redemption price at maturity, generally will be considered to have purchased the security at a premium, which it may elect to amortize as an offset to interest income on such security (and not as a separate deduction item) on a constant yield method. Although no regulations addressing the computation of premium accrual on securities similar to the securities have been issued, the legislative history of the 1986 Act indicates that premium is to be accrued in the same manner as market discount. Accordingly, it appears that the accrual of premium on a Class of Pay-Through Securities will be calculated using the prepayment assumption used in pricing such Class. If a holder makes an election to amortize premium on a Debt security, such election will apply to all taxable debt instruments (including all REMIC regular interests and all pass-through certificates representing ownership interests in a trust holding debt obligations) held by the holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by such holder, and will be irrevocable without the consent of the IRS. Purchasers who pay a premium for the securities should consult their tax advisers regarding the election to amortize premium and the method to be employed.

      The Treasury has issued regulations (the "Final Bond Premium Regulations") dealing with amortizable bond premium. These regulations specifically do not apply to prepayable debt instruments subject to Code Section 1272(a)(6) such as the securities. Absent further guidance from the IRS, the trustee intends to account for amortizable bond premium in the manner described above. Prospective



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purchasers of the securities should consult their tax advisors regarding the possible application of the Final Bond Premium Regulations.

      ELECTION TO TREAT ALL INTEREST AS ORIGINAL ISSUE DISCOUNT. The OID Regulations permit a holder of a Debt security to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method for Debt securities acquired on or after April 4, 1994. If such an election were to be made with respect to a Debt security with market discount, the holder of the Debt security would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such holder of the Debt security acquires during the year of the election or thereafter. Similarly, a holder of a Debt security that makes this election for a Debt security that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such holder owns or acquires. The election to accrue interest, discount and premium on a constant yield method with respect to a Debt security is irrevocable.

TAXATION OF THE REMIC AND ITS HOLDERS

      GENERAL. In the opinion of Tax Counsel, if one or more REMIC elections are made with respect to a series of securities, then the arrangement by which the securities of that series are issued will be treated as one or more REMICs as long as all of the provisions of the applicable Agreement are complied with and the statutory and regulatory requirements are satisfied. Securities will be designated as "Regular Interests" or "Residual Interests" in a REMIC, as specified in the related prospectus supplement.

      Except to the extent specified otherwise in a prospectus supplement, if one or more REMIC elections are made with respect to a series of securities, (i) securities held by a domestic building and loan association will constitute "a regular or a residual interest in a REMIC" within the meaning of Code Section 7701(a)(19)(C)(xi) (assuming that at least 95% of the REMIC's assets consist of cash, government securities, "loans secured by an interest in real property," and other types of assets described in Code Section 7701(a)(19)(C)); and (ii) securities held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(5)(B), and income with respect to the securities will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B) (assuming, for both purposes, that at least 95% of the REMIC's assets are qualifying assets). If less than 95% of the REMIC's assets consist of assets described in (i) or (ii) above, then a security will qualify for the tax treatment described in (i), (ii) or (iii) in the proportion that such REMIC assets (and income in the case of (ii)) are qualifying assets (and income).

REMIC EXPENSES; SINGLE CLASS REMICS

      As a general rule, all of the expenses of a REMIC will be taken into account by holders of the Residual Interest Securities. In the case of a "single class REMIC," however, the expenses will be allocated, under Treasury regulations, among the holders of the Regular Interest Securities and the holders of the Residual Interest Securities (as defined herein) on a daily basis in proportion to the relative amounts of income accruing to each Holder on that day. In the case of a holder of a Regular Interest Security who is an individual or a "pass-through interest holder" (including certain pass-through entities but not including real estate investment trusts), such expenses will be deductible only to the extent that such expenses, plus other "miscellaneous itemized deductions" of the Holder, exceed 2% of such Holder's adjusted gross income. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (which amount will be adjusted for inflation) will be reduced by the lesser of

      o 3% of the excess of adjusted gross income over the applicable amount, or

      o 80% of the amount of itemized deductions otherwise allowable for such taxable year.

      These percentages are scheduled to be reduced starting in 2006 and return to current levels in 2010.



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The reduction or disallowance of this deduction may have a significant impact on the yield of the Regular Interest Security to such a Holder. In general terms, a single class REMIC is one that either

      o would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or

      o is similar to such a trust and which is structured with the principal purpose of avoiding the single class REMIC rules.

The applicable prospectus supplement may provide for the allocation of REMIC expenses, but if it does not, the expenses of the REMIC will be allocated to holders of the related Residual Interest Securities.

TAXATION OF THE REMIC

      GENERAL. Although a REMIC is a separate entity for federal income tax purposes, a REMIC is not generally subject to entity-level tax. Rather, the taxable income or net loss of a REMIC is taken into account by the holders of residual interests. As described above, the regular interests are generally taxable as debt of the REMIC.

      CALCULATION OF REMIC INCOME. The taxable income or net loss of a REMIC is determined under an accrual method of accounting and in the same manner as in the case of an individual, with certain adjustments. In general, the taxable income or net loss will be the difference between

      o the gross income produced by the REMIC's assets, including stated interest and any original issue discount or market discount on loans and other assets, and

      o deductions, including stated interest and original issue discount accrued on Regular Interest Securities, amortization of any premium with respect to loans, and servicing fees and other expenses of the REMIC.

A holder of a Residual Interest Security that is an individual or a "pass-through interest holder" (including certain pass-through entities, but not including real estate investment trusts) will be unable to deduct servicing fees payable on the loans or other administrative expenses of the REMIC for a given taxable year, to the extent that such expenses, when aggregated with such holder's other miscellaneous itemized deductions for that year, do not exceed two percent of such holder's adjusted gross income.

      For purposes of computing its taxable income or net loss, the REMIC should have an initial aggregate tax basis in its assets equal to the aggregate fair market value of the regular interests and the residual interests on the Startup Day (generally, the day that the interests are issued). That aggregate basis will be allocated among the assets of the REMIC in proportion to their respective fair market values.

      Subject to possible application of the de minimis rules, the method of accrual by the REMIC of OID income on mortgage loans will be equivalent to the method under which holders of Pay-Through Securities accrue original issue discount (that is, under the constant yield method taking into account the Prepayment Assumption). The REMIC will deduct OID on the Regular Interest Securities in the same manner that the holders of the Regular Interest Securities include such discount in income, but without regard to the de minimis rules. See "Taxation of Debt Securities" above. However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant yield basis.

      To the extent that the REMIC's basis allocable to loans that it holds exceeds their principal amounts, the resulting premium will be amortized over the life of the loans (taking into account the Prepayment Assumption) on a constant yield method. Although the law is somewhat unclear regarding recovery of premium attributable to loans originated on or before such date, it is possible that such premium may be recovered in proportion to payments of loan principal.

      PROHIBITED TRANSACTIONS AND CONTRIBUTIONS TAX. The REMIC will be subject to a 100% tax on any net income derived from a "prohibited transaction." For this purpose, net income will be calculated



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without taking into account any losses from prohibited transactions or any deductions attributable to any prohibited transaction that resulted in a loss. In general, prohibited transactions include:

      o subject to limited exceptions, the sale or other disposition of any qualified mortgage transferred to the REMIC;

      o subject to a limited exception, the sale or other disposition of a cash flow investment;

      o the receipt of any income from assets not permitted to be held by the REMIC pursuant to the Code; or

      o the receipt of any fees or other compensation for services rendered by the REMIC.

It is anticipated that a REMIC will not engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, subject to a number of exceptions, a tax is imposed at the rate of 100% on amounts contributed to a REMIC after the close of the three-month period beginning on the Startup Day. The holders of Residual Interest securities will generally be responsible for the payment of any such taxes imposed on the REMIC. To the extent not paid by such holders or otherwise, however, such taxes will be paid out of the trust fund and will be allocated pro rata to all outstanding classes of securities of such REMIC.

TAXATION OF HOLDERS OF RESIDUAL INTEREST SECURITIES

      The holder of a security representing a residual interest (a "Residual Interest Security") will take into account the "daily portion" of the taxable income or net loss of the REMIC for each day during the taxable year on which such holder held the Residual Interest Security. The daily portion is determined by allocating to each day in any calendar quarter its ratable portion of the taxable income or net loss of the REMIC for such quarter, and by allocating that amount among the holders (on such day) of the Residual Interest Securities in proportion to their respective holdings on such day.

      The holder of a Residual Interest Security must report its proportionate share of the taxable income of the REMIC whether or not it receives cash distributions from the REMIC attributable to such income or loss. The reporting of taxable income without corresponding distributions could occur, for example, in certain REMIC issues in which the loans held by the REMIC were issued or acquired at a discount, since mortgage prepayments cause recognition of discount income, while the corresponding portion of the prepayment could be used in whole or in part to make principal payments on REMIC Regular Interests issued without any discount or at an insubstantial discount (if this occurs, it is likely that cash distributions will exceed taxable income in later years). Taxable income may also be greater in earlier years of certain REMIC issues as a result of the fact that interest expense deductions, as a percentage of outstanding principal on REMIC Regular Interest Securities, will typically increase over time as lower yielding securities are paid, whereas interest income with respect to loans will generally remain constant over time as a percentage of loan principal.

      In any event, because the holder of a residual interest is taxed on the net income of the REMIC, the taxable income derived from a Residual Interest Security in a given taxable year will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pretax yield. Therefore, the after-tax yield on the Residual Interest Security may be less than that of such a bond or instrument.

      LIMITATION ON LOSSES. The amount of the REMIC's net loss that a holder may take into account currently is limited to the holder's adjusted basis in the Residual Interest Security at the end of the calendar quarter in which such loss arises. A holder's basis in a Residual Interest Security will initially equal such holder's purchase price, and will subsequently be increased by the amount of the REMIC's taxable income allocated to the holder, and decreased (but not below zero) by the amount of distributions made and the amount of the REMIC's net loss allocated to the holder. Any disallowed loss may be carried forward indefinitely, but may be used only to offset income of the REMIC generated by the same



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REMIC. The ability of holders of Residual Interest Securities to deduct net losses may be subject to additional limitations under the Code, as to which such holders should consult their tax advisers.

      DISTRIBUTIONS. Distributions on a Residual Interest Security (whether at their scheduled times or as a result of prepayments) will generally not result in any additional taxable income or loss to a holder of a Residual Interest Security. If the amount of such payment exceeds a holder's adjusted basis in the Residual Interest Security, however, the holder will recognize gain (treated as gain from the sale of the Residual Interest Security) to the extent of such excess.

      SALE OR EXCHANGE. A holder of a Residual Interest Security will recognize gain or loss on the sale or exchange of a Residual Interest Security equal to the difference, if any, between the amount realized and such holder's adjusted basis in the Residual Interest Security at the time of such sale or exchange. Any loss from the sale of a Residual Interest Security will be subject to the "wash sale" rules of Code Section 1091 if, during the period beginning six months before and ending six months after the sale of the Residual Interest Security, the seller reacquires the Residual Interest Security, or acquires (i) a Residual Interest Security in any other REMIC, (ii) a similar interest in a "taxable mortgage pool" (as defined in Code Section 7701(i)) or (iii) an ownership interest in a FASIT (as defined in Code Section 860L). In general, under the wash sale rules, loss from the Residual Interest Security will be disallowed and the Residual Interest Security Holder's basis in the replacement interest will be the basis in the Residual Interest Security that was sold, decreased or increased, as the case may be, by the difference between the selling price of the Residual Interest Security and the purchase price of the replacement interest.

      EXCESS INCLUSIONS. The portion of the REMIC taxable income of a holder of a Residual Interest Security consisting of "excess inclusion" income may not be offset by other deductions or losses, including net operating losses, on such holder's federal income tax return. Further, if the holder of a Residual Interest Security is an organization subject to the tax on unrelated business income imposed by Code Section 511, such holder's excess inclusion income will be treated as unrelated business taxable income of such holder. In addition, under Treasury regulations yet to be issued, if a real estate investment trust, a regulated investment company, a common trust fund, or certain cooperatives were to own a Residual Interest Security, a portion of dividends (or other distributions) paid by the real estate investment trust (or other entity) would be treated as excess inclusion income. If a Residual Interest Security is owned by a foreign person, excess inclusion income is subject to tax at a rate of 30%, which may not be reduced by treaty, is not eligible for treatment as "portfolio interest" and is subject to certain additional limitations. See "Tax Treatment of Foreign Investors."

      Three special rules apply for determining the effect of excess inclusions on the alternative minimum taxable income of a residual holder. First, alternative minimum taxable income for such residual holder is determined without regard to the rule that taxable income cannot be less than excess inclusions. Second, a residual holder's alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions.

      In the case of a Residual Interest Security that has no significant value, the excess inclusion portion of a REMIC's income is generally equal to all of the REMIC taxable income allocable to the residual holder. In other cases, the excess inclusion portion of a REMIC's income is generally equal to the excess, if any, of REMIC taxable income for the quarterly period allocable to a Residual Interest Security, over the daily accruals for such quarterly period of (i) 120% of the long term applicable federal rate on the Startup Day multiplied by (ii) the adjusted issue price of such Residual Interest Security at the beginning of such quarterly period. The adjusted issue price of a Residual Interest at the beginning of each calendar quarter will equal its issue price (calculated in a manner analogous to the determination of the issue price of a Regular Interest), increased by the aggregate of the daily accruals for prior calendar quarters, and decreased (but not below zero) by the amount of loss allocated to a holder and the amount of distributions made on the Residual Interest Security before the beginning of the quarter. The long-term federal rate, which is announced monthly by the Treasury Department, is an interest rate that is based on



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the average market yield of outstanding marketable obligations of the United
States government having remaining maturities in excess of nine years.

      Under the REMIC Regulations, in certain circumstances, transfers of Residual Interest Securities may be disregarded. See "-- Restrictions on Ownership and Transfer of Residual Interest Securities" and "-- Tax Treatment of Foreign Investors" below.

      RESTRICTIONS ON OWNERSHIP AND TRANSFER OF RESIDUAL INTEREST SECURITIES. As a condition to qualification as a REMIC, reasonable arrangements must be made to prevent the ownership of a REMIC residual interest by any "Disqualified Organization." Disqualified Organizations include the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in Section 1381(a)(2)(C) of the Code, or any entity exempt from the tax imposed by Sections 1 through 1399 of the Code, if such entity is not subject to tax on its unrelated business income. Accordingly, the applicable Pooling and Servicing Agreement will prohibit Disqualified Organizations from owning a Residual Interest Security. In addition, no transfer of a Residual Interest Security will be permitted unless the proposed transferee shall have furnished to the trustee an affidavit representing and warranting that it is neither a Disqualified Organization nor an agent or nominee acting on behalf of a Disqualified Organization.

      If a Residual Interest Security is transferred to a Disqualified Organization in violation of the restrictions set forth above, a substantial tax can be imposed on the transferor of such Residual Interest Security at the time of the transfer. In addition, if a Disqualified Organization holds an interest in a pass-through entity (including, among others, a partnership, trust, real estate investment trust, regulated investment company, or any person holding as nominee), that owns a Residual Interest Security, the pass-through entity will be required to pay an annual tax on the Disqualified Organization's pass-through share of the excess inclusion income of the REMIC. If an "electing large partnership" holds a Residual Interest Security, all interests in the electing large partnership are treated as held by disqualified organizations for purposes of the tax imposed upon a pass-through entity under section 860E(e) of the Code. An exception to this tax, otherwise available to a pass-through entity that is furnished certain affidavits by record holders of interests in the entity and that does not know such affidavits are false, is not available to an electing large partnership.

      NONECONOMIC RESIDUAL INTEREST SECURITIES. The REMIC Regulations disregard, for federal income tax purposes, any transfer of a Noneconomic Residual Interest Security to a "U.S. Transferee" unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax. For this purpose, a U.S. Transferee means a U.S. Person as defined under "Certain Federal Income Tax Consequences -- Non-REMIC Certificates -- Non-U.S. Persons." A U.S. Transferee also includes foreign entities and individuals (Non-U.S. Persons) but only if their income from the residual interest is subject to tax under Code
Section 871(b) or Code Section 882 (income effectively connected with a U.S. trade or business). If the transfer of a Noneconomic Residual Interest Security is disregarded, the transferor continues to be treated as the owner of the Residual Interest Security and continues to be subject to tax on its allocable portion of the net income of the REMIC.

      A Residual Interest Security (including a Residual Interest Security with a positive value at issuance) is a "Noneconomic Residual Interest Security" at the time of transfer unless, (i) taking into account the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents, the present value of the expected future distributions on the Residual Interest Security at least equals the product of (A) the present value of the anticipated excess inclusions and (B) the highest corporate income tax rate in effect for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. A transfer of a Noneconomic Residual Interest Security has a "significant purpose to impede the assessment or collection of tax" if, at the time of transfer, the transferor



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either knew or should have known (had "Improper Knowledge") that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC.

      The REMIC Regulations also provide a safe harbor under which the transferor of a Noneconomic Residual Interest Security is presumed not to have Improper Knowledge at the time of transfer if the following conditions are met:
(i) the transferor conducts a reasonable investigation of the financial condition of the transferee, finds that the transferee has historically paid its debts as they came due, and finds no significant evidence to indicate that the transferee will not continue to pay its debts as they come due; (ii) the transferee represents that it understands that as a result of holding the Noneconomic Residual Interest Security, it may incur tax liabilities in excess of any cash flows generated by the Noneconomic Residual Interest Security and intends to pay taxes associated with holding the Noneconomic Residual Interest Security as they become due; (iii) the transferee represents that it will not cause income from the Noneconomic Residual Interest Security to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) ("Offshore Location") of the transferee or another U.S. taxpayer; (iv) the transferee is not located in an Offshore Location; and
(v) the transferee meets either the Formula Test or the Asset Test.

      A transfer of a Noneconomic Residual Interest Security meets the Formula Test if the present value of the anticipated tax liabilities associated with holding the residual interest does not exceed the sum of, (i) the present value of any consideration given to the transferee to acquire the interest; (ii) the present value of the expected future distributions on the interest; and (iii) the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses. For purposes of the Formula Test the transferee is assumed to pay tax at a rate equal to the highest corporate rate of tax specified in Code Section 11(b)(1). If, however, the transferee has been subject to the alternative minimum tax ("AMT") under Code Section 55 in the preceding two years and will compute its taxable income in the current taxable year using the AMT rate, then the transferee can assume that it pays tax at the AMT rate specified in Code Section 55(b)(1)(B). Present values are computed using a discount rate equal to the Federal short-term rate prescribed by Code
Section 1274(d) for the month of the transfer and the compounding period used by the transferee.

      The Asset Test only applies in cases where the transferee is an Eligible Corporation. To be an Eligible Corporation, the transferee must be a taxable domestic C corporation other than a regulated investment company, a real estate investment trust, a REMIC or a cooperative. In addition, regardless of who the transferee may be, the transfer of a residual interest to an Offshore Location does not qualify as a transfer to an Eligible Corporation even if the Offshore Location is only a branch of an Eligible Corporation and not a separate legal entity. A transfer of a Noneconomic Residual Interest Security meets the Asset Test if at the time of the transfer, and at the close of each of the transferee's two fiscal years preceding the year of transfer, the transferee's gross assets for financial reporting purposes exceed $100 million and its net assets for financial reporting purposes exceed $10 million. The gross assets and net assets of a transferee do not include any obligation of any person related to the transferee (such as a shareholder, partner, affiliate or sister corporation) or any asset acquired for a principal purpose of satisfying the Asset Test. In addition, the transferee must make a written agreement that any subsequent transfer of the interest will be to another Eligible Corporation in a transaction that satisfies the Asset Test. A transfer fails to meet this requirement if the transferor knows, or has reason to know, that the transferee will not honor the restrictions on subsequent transfers. Finally, the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with the residual interest will not be paid. The consideration given to the transferee to acquire the non-economic residual interest in the REMIC is only one factor to be considered. However, if the amount of consideration is so low that under any set of reasonable assumptions a reasonable person would conclude that the taxes associated with holding the residual interest will not be paid, then the transferor is deemed to know that the transferee cannot or will not pay. In determining whether the amount is too low, the specific terms of the Formula Test need not be used.

      TREATMENT OF INDUCEMENT FEES. The Treasury Department has issued final regulations, effective May 11, 2004, which address the federal income tax treatment of "inducement fees" received by



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transferees of noneconomic REMIC Residual Interest Securities. The final regulations require inducement fees to be included in income over a period reasonably related to the period in which the related REMIC Residual Interest Security is expected to generate taxable income or net loss allocable to the holder. The final regulations provide two safe harbor methods, which permit transferees to include inducement fees in income either (i) in the same amounts and over the same periods that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the Regular and Residual Interest Securities issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the prepayment assumption. If the holder of a REMIC Residual Interest Security sells or otherwise disposes of the Residual Interest Security, any unrecognized portion of the inducement fee must be taken into account at the time of the sale or disposition. The final regulations also provide that an inducement fee shall be treated as income from sources within the United States. In addition, the IRS has issued administrative guidance addressing the procedures by which transferees of Noneconomic REMIC Residual Interests may obtain automatic consent from the IRS to change the method of accounting for REMIC inducement fee income to one of the safe harbor methods provided in these final regulations (including a change from one safe harbor method to the other safe harbor method). Prospective purchasers of the REMIC Residual Interest Securities should consult with their tax advisors regarding the effect of these final regulations and the related guidance regarding the procedures for obtaining automatic consent to change the method of accounting.

      MARK TO MARKET RULES. Prospective purchasers of a REMIC Residual Interest Security should be aware that a REMIC Residual Interest Security acquired after January 3, 1995 cannot be marked-to-market.

ADMINISTRATIVE MATTERS

      A REMIC's books must be maintained on a calendar year basis and a REMIC must file an annual federal income tax return. Ordinarily, a REMIC will also be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit, by the IRS in a unified administrative proceeding.

TAX STATUS AS A GRANTOR TRUST

      GENERAL. As specified in the related prospectus supplement if REMIC or partnership elections are not made, in the opinion of Tax Counsel, the trust fund relating to a series of securities will be classified for federal income tax purposes as a grantor trust under Subpart E, Part I of Subchapter J of the Code and not as a corporation (the securities of such series, "Pass-Through Securities"). In some series there will be no separation of the principal and interest payments on the loans. In such circumstances, a Holder will be considered to have purchased a pro rata undivided interest in each of the loans. In other cases ("Stripped Securities"), sale of the securities will produce a separation in the ownership of all or a portion of the principal payments from all or a portion of the interest payments on the loans.

      Each Holder must report on its federal income tax return its share of the gross income derived from the loans (not reduced by the amount payable as fees to the trustee and the servicer and similar fees (collectively, the "Servicing Fee")), at the same time and in the same manner as such items would have been reported under the Holder's tax accounting method had it held its interest in the loans directly, received directly its share of the amounts received with respect to the loans, and paid directly its share of the Servicing Fees. In the case of Pass-Through Securities other than Stripped Securities, such income will consist of a pro rata share of all of the income derived from all of the loans and, in the case of Stripped Securities, such income will consist of a pro rata share of the income derived from each stripped bond or stripped coupon in which the Holder owns an interest. The holder of a security will generally be entitled to deduct such Servicing Fees under Section 162 or Section 212 of the Code to the extent that such Servicing Fees represent "reasonable" compensation for the services rendered by the trustee and the



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servicer (or third parties that are compensated for the performance of services). In the case of a noncorporate holder, however, Servicing Fees (to the extent not otherwise disallowed, e.g., because they exceed reasonable compensation) will be deductible in computing such holder's regular tax liability only to the extent that such fees, when added to other miscellaneous itemized deductions, exceed 2% of adjusted gross income and may not be deductible to any extent in computing such holder's alternative minimum tax liability. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (which amount will be adjusted for inflation) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. (These percentages are scheduled to be reduced in 2006 and return to current levels in 2010).

      DISCOUNT OR PREMIUM ON PASS-THROUGH SECURITIES. The holder's purchase price of a Pass-Through Security is to be allocated among the underlying loans in proportion to their fair market values, determined as of the time of purchase of the securities. In the typical case, the trustee (to the extent necessary to fulfill its reporting obligations) will treat each loan as having a fair market value proportional to the share of the aggregate principal balances of all of the loans that it represents, since the securities, generally, will have a relatively uniform interest rate and other common characteristics. To the extent that the portion of the purchase price of a Pass-Through Security allocated to a loan (other than to a right to receive any accrued interest thereon and any undistributed principal payments) is less than or greater than the portion of the principal balance of the loan allocable to the security, the interest in the loan allocable to the Pass-Through Security will be deemed to have been acquired at a discount or premium, respectively.

      The treatment of any discount will depend on whether the discount represents OID or market discount. In the case of a loan with OID in excess of a prescribed de minimis amount or a Stripped Security, a holder of a security will be required to report as interest income in each taxable year its share of the amount of OID that accrues during that year in the manner described above. OID with respect to a loan could arise, for example, by virtue of the financing of points by the originator of the loan, or by virtue of the charging of points by the originator of the loan in an amount greater than a statutory de minimis exception. Any market discount or premium on a loan will be includible in income, generally in the manner described above, except that in the case of Pass-Through Securities, market discount is calculated with respect to the loans underlying the certificate, rather than with respect to the security. A Holder that acquires an interest in a loan with more than a de minimis amount of market discount (generally, the excess of the principal amount of the loan over the purchaser's allocable purchase price) will be required to include accrued market discount in income in the manner set forth above. See "-- Taxation of Debt Securities; Market Discount" and "-- Premium" above.

      The holder generally will be required to allocate the portion of market discount that is allocable to a loan among the principal payments on the loan and to include the discount allocable to each principal payment in ordinary income at the time such principal payment is made. Such treatment would generally result in discount being included in income at a slower rate than discount would be required to be included in income using the method described in the preceding paragraph.

      STRIPPED SECURITIES. A Stripped Security may represent a right to receive only a portion of the interest payments on the loans, a right to receive only principal payments on the loans, or a right to receive certain payments of both interest and principal. Certain Stripped Securities ("Ratio Strip Securities") may represent a right to receive differing percentages of both the interest and principal on each loan. Pursuant to Section 1286 of the Code, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. Section 1286 of the Code applies the OID rules to stripped bonds and stripped coupons. For purposes of computing original issue discount, a stripped bond or a stripped coupon is treated as a debt instrument issued on the date that such stripped interest is purchased with an issue price equal to its purchase price or, if more than one stripped interest is purchased, the ratable share of the purchase price allocable to such stripped interest.



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      Servicing fees in excess of reasonable servicing fees ("excess servicing")
will be treated under the stripped bond rules. If the excess servicing fee is less than 100 basis points (that is, 1% interest on the loan principal balance) or the securities are initially sold with a de minimis discount (assuming no prepayment assumption is required), any non-de minimis discount arising from a subsequent transfer of the securities should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on a loan by loan basis, which could result in some loans being treated as having more than 100 basis points of interest stripped off.

      THE CODE. OID Regulations and judicial decisions provide no direct guidance on how the interest and original issue discount rules apply to Stripped Securities and other Pass-Through Securities. Under the method described above for Pay-Through Securities (the "Cash Flow Bond Method"), a prepayment assumption is used and periodic recalculations are made which take into account with respect to each accrual period the effect of prepayments during such period. However, the 1986 Act does not, absent Treasury regulations, appear specifically to cover instruments such as the Stripped Securities, which technically represent ownership interests in the underlying loans, rather than being debt instruments "secured by" those loans. The Taxpayer Relief Act of 1997 may allow use of the Cash Flow Bond Method with respect to Stripped Securities and other Pass-Through Securities because it provides that such method applies to any pool of debt instruments the yield on which may be affected by prepayments. Nevertheless, it is believed that the Cash Flow Bond Method is a reasonable method of reporting income for such securities, and it is expected that OID will be reported on that basis; provided that the applicable prospectus supplement may provide for the reporting of OID on an alternative basis. In applying the calculation to Pass-Through Securities, the trustee will treat all payments to be received by a holder with respect to the underlying loans as payments on a single installment obligation. The IRS could, however, assert that original issue discount must be calculated separately for each loan underlying a security.

      Under certain circumstances, if the loans prepay at a rate faster than the Prepayment Assumption, the use of the Cash Flow Bond Method may accelerate a Holder's recognition of income. If, however, the loans prepay at a rate slower than the Prepayment Assumption, in some circumstances the use of this method may delay a Holder's recognition of income.

      In the case of a Stripped Security that is an Interest Weighted Security, the trustee intends, absent contrary authority, to report income to security holders as OID, in the manner described above for Interest Weighted Securities.

      POSSIBLE ALTERNATIVE CHARACTERIZATIONS. The characterizations of the Stripped Securities described above are not the only possible interpretations of the applicable Code provisions. Among other possibilities, the IRS could contend that

      o in certain series, each non-Interest Weighted Security is composed of an unstripped undivided ownership interest in loans and an installment obligation consisting of stripped principal payments;

      o the non-Interest Weighted Securities are subject to the contingent payment provisions of the Contingent Regulations; or

      o each Interest Weighted Stripped Security is composed of an unstripped undivided ownership interest in loans and an installment obligation consisting of stripped interest payments.

      Given the variety of alternatives for treatment of the Stripped Securities and the different federal income tax consequences that result from each alternative, potential purchasers are urged to consult their tax advisers regarding the proper treatment of the securities for federal income tax purposes.

      CHARACTER AS QUALIFYING LOANS. In the case of Stripped Securities, there is no specific legal authority existing regarding whether the character of the securities, for federal income tax purposes, will be the same as the loans. The IRS could take the position that the loans' character is not carried over to the securities in such circumstances. Pass-Through Securities will be, and, although the matter is not free from doubt, Stripped Securities should be considered to represent "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code and "loans secured by an interest in real property" within the meaning



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of Section 7701(a)(19)(C)(v) of the Code; and interest income attributable to the securities should be considered to represent "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code. Reserves or funds underlying the securities may cause a proportionate reduction in the above-described qualifying status categories of securities.

SALE OR EXCHANGE

      Subject to the discussion below with respect to trust funds for which a partnership election is made, a Holder's tax basis in its security is the price such holder pays for the security, plus amounts of original issue or market discount included in income and reduced by any payments received (other than qualified stated interest payments) and any amortized premium. Gain or loss recognized on a sale, exchange, or redemption of a security, measured by the difference between the amount realized and the security's basis as so adjusted, will generally be capital gain or loss, assuming that the security is held as a capital asset. In the case of a security held by a bank, thrift, or similar institution described in Section 582 of the Code, however, gain or loss realized on the sale or exchange of a Regular Interest Security will be taxable as ordinary income or loss. In addition, gain from the disposition of a Regular Interest Security that might otherwise be capital gain will be treated as ordinary income to the extent of the excess, if any, of (i) the amount that would have been includible in the holder's income if the yield on such Regular Interest Security had equaled 110% of the applicable federal rate as of the beginning of such holder's holding period, over (ii) the amount of ordinary income actually recognized by the holder with respect to such Regular Interest Security.

MISCELLANEOUS TAX ASPECTS

      BACKUP WITHHOLDING. Subject to the discussion below with respect to trust funds for which a partnership election is made, a Holder, other than a holder of a REMIC Residual Interest Security, may, under certain circumstances, be subject to "backup withholding" with respect to distributions or the proceeds of a sale of securities to or through brokers that represent interest or original issue discount on the securities. This withholding generally applies if the holder of a security

      o fails to furnish the trustee with its taxpayer identification number ("TIN");

      o     furnishes the trustee an incorrect TIN;

      o fails to report properly interest, dividends or other "reportable payments" as defined in the Code; or

      o under certain circumstances, fails to provide the trustee or such holder's securities broker with a certified statement, signed under penalty of perjury, that the TIN provided is its correct number and that the holder is not subject to backup withholding.

      Backup withholding will not apply, however, with respect to certain payments made to Holders, including payments to certain exempt recipients (such as exempt organizations) and to certain Nonresidents (as defined below). Holders should consult their tax advisers as to their qualification for exemption from backup withholding and the procedure for obtaining the exemption.

      The trustee will report to the Holders and to the servicer for each calendar year the amount of any "reportable payments" during such year and the amount of tax withheld, if any, with respect to payments on the securities.

PROPOSED REPORTING REGULATIONS

      In June 2002 the IRS and Treasury Department proposed new rules concerning the reporting of tax information with respect to "Widely Held Mortgage Trusts." If these rules are finalized, the Trustee may be compelled, or have an opportunity, to adopt new ways of calculating and reporting tax items (such as OID, market discount, sale proceeds and premium) to the Holders of Pass-Through Securities, which changes may affect the timing of when a Holder reports such items.



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TAX TREATMENT OF FOREIGN INVESTORS

      Subject to the discussion below with respect to trust funds for which a partnership election is made, under the Code, unless interest (including OID) paid on a security (other than a Residual Interest Security) is considered to be "effectively connected" with a trade or business conducted in the United States by a nonresident alien individual, foreign partnership or foreign corporation ("Nonresidents"), such interest will normally qualify as portfolio interest (except where the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the issuer, or the recipient is a controlled foreign corporation to which the issuer is a related person) and will be exempt from federal income tax. Upon receipt of appropriate ownership statements, the issuer normally will be relieved of obligations to withhold tax from such interest payments. These provisions supersede the generally applicable provisions of United States law that would otherwise require the issuer to withhold at a 30% rate (unless such rate were reduced or eliminated by an applicable income tax treaty) on, among other things, interest and other fixed or determinable, annual or periodic income paid to Nonresidents.

      Interest and OID of Holders who are foreign persons are not subject to withholding if they are effectively connected with a United States business conducted by the Holder. They will, however, generally be subject to the regular United States income tax.

      Payments to holders of Residual Interest Securities who are foreign persons will generally be treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Holders should assume that such income does not qualify for exemption from United States withholding tax as "portfolio interest." It is clear that, to the extent that a payment represents a portion of REMIC taxable income that constitutes excess inclusion income, a holder of a Residual Interest Security will not be entitled to an exemption from or reduction of the 30% (or lower treaty rate) withholding tax rule. If the payments are subject to United States withholding tax, they generally will be taken into account for withholding tax purposes only when paid or distributed (or when the Residual Interest Security is disposed of). The Treasury has statutory authority, however, to promulgate regulations which would require such amounts to be taken into account at an earlier time in order to prevent the avoidance of tax. Such regulations could, for example, require withholding prior to the distribution of cash in the case of Residual Interest Securities that do not have significant value. Under the REMIC Regulations, if a Residual Interest Security has tax avoidance potential, a transfer of a Residual Interest Security to a Nonresident will be disregarded for all federal tax purposes. A Residual Interest Security has tax avoidance potential unless, at the time of the transfer the transferor reasonably expects that the REMIC will distribute to the transferee of the Residual Interest Security amounts that will equal at least 30% of each excess inclusion, and that such amounts will be distributed at or after the time at which the excess inclusions accrue and not later than the calendar year following the calendar year of accrual. If a Nonresident transfers a Residual Interest Security to a United States person, and if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, then the transfer is disregarded and the transferor continues to be treated as the owner of the Residual Interest Security for purposes of the withholding tax provisions of the Code. See "-- Excess Inclusions."

TAX CHARACTERIZATION OF THE TRUST FUND AS A PARTNERSHIP

      Tax Counsel will deliver its opinion that a trust fund for which a partnership election is made will not be a corporation or publicly traded partnership taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the Trust Agreement and related documents will be complied with, and on counsel's conclusions that the nature of the income of the trust fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations or the issuance of the securities has been structured as a private placement under an IRS safe harbor, so that the trust fund will not be characterized as a publicly traded partnership taxable as a corporation.

      If the trust fund were taxable as a corporation for federal income tax purposes, the trust fund would be subject to corporate income tax on its taxable income. The trust fund's taxable income would include all its income, possibly reduced by its interest expense on the notes. Any such corporate income tax could



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materially reduce cash available to make payments on the notes and distributions on the certificates, and certificateholders could be liable for any such tax that is unpaid by the trust fund.

TAX CONSEQUENCES TO HOLDERS OF THE NOTES

      TREATMENT OF THE NOTES AS INDEBTEDNESS. The trust fund will agree, and the noteholders will agree by their purchase of notes, to treat the notes as debt for federal income tax purposes. Unless otherwise specified in the related prospectus supplement, in the opinion of Tax Counsel, the notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the notes is correct.

      OID, INDEXED SECURITIES, ETC. The discussion below assumes that all payments on the notes are denominated in U.S. dollars, and that the notes are not Indexed securities or Strip notes. Moreover, the discussion assumes that the interest formula for the notes meets the requirements for "qualified stated interest" under the OID regulations, and that any OID on the notes (that is, any excess of the principal amount of the notes over their issue price) does not exceed a de minimis amount (that is, 0.25% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the OID regulations. If these conditions are not satisfied with respect to any given series of notes, additional tax considerations with respect to such notes will be disclosed in the applicable prospectus supplement.

      INTEREST INCOME ON THE NOTES. Based on the above assumptions, except as discussed in the following paragraph, the notes will not be considered issued with OID. The stated interest thereon will be taxable to a noteholder as ordinary interest income when received or accrued in accordance with such noteholder's method of tax accounting. Under the OID regulations, a holder of a note issued with a de minimis amount of OID must include such OID in income, on a pro rata basis, as principal payments are made on the note. It is believed that any prepayment premium paid as a result of a mandatory redemption will be taxable as contingent interest when it becomes fixed and unconditionally payable. A purchaser who buys a note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

      A holder of a note that has a fixed maturity date of not more than one year from the issue date of such note (a "Short-Term Note") may be subject to special rules. An accrual basis holder of a Short-Term Note (and certain cash method holders, including regulated investment companies, as set forth in
Section 1281 of the Code) generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a Short-Term Note would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the Short-Term Note). However, a cash basis holder of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the Short-Term Note. A cash basis taxpayer may elect under Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the Short-Term Note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a Short-Term Note is purchased for more or less than its principal amount.

      SALE OR OTHER DISPOSITION. If a noteholder sells a note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the note. The adjusted tax basis of a note to a particular noteholder will equal the holder's cost for the note, increased by any market discount, acquisition discount, OID and gain previously included by such noteholder in income with respect to the note and decreased by the amount of bond premium (if any) previously amortized and by the amount of principal payments previously received by such noteholder with respect to such note. Any such gain or loss will be capital gain or loss if the note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.



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


      FOREIGN HOLDERS. Interest payments made (or accrued) to a noteholder who is a nonresident alien, foreign corporation or other non-United States person (a "foreign person") generally will be considered "portfolio interest," and generally will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person

      o is not actually or constructively a "10 percent shareholder" of the trust fund or the seller (including a holder of 10% of the outstanding securities) or a "controlled foreign corporation" with respect to which the trust fund or the seller is a "related person" within the meaning of the Code and

      o provides the owner trustee or other person who is otherwise required to withhold U.S. tax with respect to the notes (the "Withholding Agent") with an appropriate statement, signed under penalties of perjury, certifying that the beneficial owner who is an individual or corporation for federal income tax purposes of the note is a foreign person and providing the foreign person's name and address.

Generally, this statement is made on an IRS Form W-8BEN ("W-8BEN"), which is effective for the remainder of the year of signature plus three full calendar years unless a change in circumstances makes any information on the form incorrect. Notwithstanding the preceding sentence, a W-8BEN with a U.S. taxpayer identification number will remain effective until a change in circumstances makes any information on the form incorrect, provided that the Withholding Agent reports at least one payment annually to the beneficial owner on IRS Form 1042-S. The beneficial owner must inform the Withholding Agent within 30 days of any change and furnish a new W-8BEN. A noteholder who is not an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the Notes on its own behalf may have substantially increased reporting requirements. In particular, in the case of notes held by a foreign partnership (or foreign trust), the partners (or beneficiaries) rather than the partnership (or trust) will be required to provide the certification discussed above, and the partnership (or trust) will be required to provide certain additional information.

      If a note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8BEN or substitute form provided by the foreign person that owns the note. If such interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.

      Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a foreign person will be exempt from United States federal income and withholding tax, provided that such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

      BACKUP WITHHOLDING. Each holder of a note (other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt noteholder fail to provide the required certification, the trust fund will be required to withhold on the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

      POSSIBLE ALTERNATIVE TREATMENTS OF THE NOTES. If, contrary to the opinion of Tax Counsel, the IRS successfully asserted that one or more of the notes did not represent debt for federal income tax purposes, the notes might be treated as equity interests in the trust fund. If so treated, the trust fund might be taxable as a corporation with the adverse consequences described above (and the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity). Alternatively, and most likely in the view of special counsel to the depositor, the trust fund might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt entities (including pension funds) would be "unrelated business taxable income," income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of the trust fund's expenses.

TAX CONSEQUENCES TO HOLDERS OF THE CERTIFICATES

      TREATMENT OF THE TRUST FUND AS A PARTNERSHIP. The trust fund and the master servicer will agree, and the certificateholders will agree by their purchase of certificates, to treat the trust fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the trust fund, the partners of the partnership being the certificateholders, and the notes being debt of the partnership. However, the proper characterization of the arrangement involving the trust fund, the certificates, the notes, the trust fund and the servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

      A variety of alternative characterizations are possible. For example, because the certificates have certain features characteristic of debt, the certificates might be considered debt of the trust fund. Any such characterization would not result in materially adverse tax consequences to certificateholders as compared to the consequences from treatment of the certificates as equity in a partnership, described below. The following discussion assumes that the certificates represent equity interests in a partnership.

      INDEXED SECURITIES, ETC. The following discussion assumes that all payments on the certificates are denominated in U.S. dollars, none of the certificates are Indexed securities or Strip certificates, and that a series of securities includes a single class of certificates. If these conditions are not satisfied with respect to any given series of certificates, additional tax considerations with respect to such certificates will be disclosed in the applicable prospectus supplement.

      PARTNERSHIP TAXATION. As a partnership, the trust fund will not be subject to federal income tax. Rather, each certificateholder will be required to separately take into account such holder's distributive share of income, gains, losses, deductions and credits of the trust fund. The trust fund's income will consist primarily of interest and finance charges earned on the loans (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of loans. The trust fund's deductions will consist primarily of interest accruing with respect to the notes, servicing and other fees, and losses or deductions upon collection or disposition of loans.

      The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Trust Agreement and related documents). The Trust Agreement will provide, in general, that the certificateholders will be allocated taxable income of the trust fund for each month equal to the sum of (i) the interest that accrues on the certificates in accordance with their terms for such month, including interest accruing at the Pass-Through Rate for such month and interest on amounts previously due on the certificates but not yet distributed; (ii) any trust fund income attributable to discount on the Loans that corresponds to any excess of the principal amount of the certificates over their initial issue price; (iii) prepayment premium payable to the certificateholders for such month; and (iv) any other amounts of income payable to the certificateholders for such month. Such allocation will be reduced by any amortization by the trust fund of premium on loans that corresponds to any excess of the issue price of certificates over their principal amount. All remaining taxable income of the trust fund will be allocated to the depositor. Based on the economic arrangement of the parties, this approach for allocating trust fund income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to certificateholders. Moreover, even under the foregoing method of allocation, certificateholders may be allocated income equal to the entire Pass-Through Rate plus the other items described above even though the trust fund might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders will in effect be required to report income from the certificates on the accrual basis and certificateholders may become liable for taxes on trust fund income even if they have not received cash from the trust fund to pay such taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all certificateholders but certificateholders may be purchasing certificates at different times and at different prices, certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the trust fund.

      All of the taxable income allocated to a certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute "unrelated business taxable income" generally taxable to such a holder under the Code.

      An individual taxpayer's share of expenses of the trust fund (including fees to the servicer but not interest expense) would be miscellaneous itemized deductions. Such deductions might be disallowed to the individual in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the trust fund.

      The trust fund intends to make all tax calculations relating to income and allocations to certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each loan, the trust fund might be required to incur additional expense but it is believed that there would not be a material adverse effect on certificateholders.

      DISCOUNT AND PREMIUM. It is believed that the loans were not issued with OID, and, therefore, the trust fund should not have OID income. However, the purchase price paid by the trust fund for the loans may be greater or less than the remaining principal balance of the loans at the time of purchase. If so, the loan will have been acquired at a premium or discount, as the case may be. (As indicated above, the trust fund will make this calculation on an aggregate basis, but might be required to recompute it on a loan by loan basis.)

      If the trust fund acquires the loans at a market discount or premium, the trust fund will elect to include any such discount in income currently as it accrues over the life of the loans or to offset any such premium against interest income on the loans. As indicated above, a portion of such market discount income or premium deduction may be allocated to certificateholders.

      SECTION 708 TERMINATION. Pursuant to Code Section 708, a sale or exchange of 50% or more of the capital and profits in a partnership would cause a deemed contribution of assets of the partnership (the "old partnership") to a new partnership (the "new partnership") in exchange for interests in the new partnership. Such interests would be deemed distributed to the partners of the old partnership in liquidation thereof, which would not constitute a sale or exchange. Accordingly, if the trust fund were characterized as a partnership, then even if a sale of certificates terminated the partnership under Code
Section 708, the holder's basis in its certificates would remain the same.

      DISPOSITION OF CERTIFICATES. Generally, capital gain or loss will be recognized on a sale of certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the certificates sold. A certificateholder's tax basis in a certificate will generally equal the holder's cost increased by the holder's share of trust fund income (includible in income) and decreased by any distributions received with respect to such certificate. In addition, both the tax basis in the certificates and the amount realized on a sale of a certificate would include the holder's share of the notes and other liabilities of the trust fund. A holder acquiring certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such certificates, and, upon sale or other disposition of some of the certificates, allocate a portion of such aggregate tax basis to the certificates sold (rather than maintaining a separate tax basis in each certificate for purposes of computing gain or loss on a sale of that certificate).

      Any gain on the sale of a certificate attributable to the holder's share of unrecognized accrued market discount on the loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The trust fund does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the trust fund will elect to include market discount in income as it accrues.

      If a certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the certificates.

      ALLOCATIONS AMONG TRANSFERORS AND TRANSFEREES. In general, the trust fund's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the certificateholders in proportion to the principal amount of certificates owned by them as of the close of the last day of such month. As a result, a holder purchasing certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

      The use of such a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the trust fund might be reallocated among the certificateholders. The trust fund's method of allocation between transferors and transferees may be revised to conform to a method permitted by future regulations.

      SECTION 754 ELECTION. In the event that a certificateholder sells its certificates at a profit (loss), the purchasing certificateholder will have a higher (lower) basis in the certificates than the selling certificateholder had. The tax basis of the trust fund's assets will not be adjusted to reflect that higher (or lower) basis unless the trust fund were to file an election under
Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the trust fund will not make such election. As a result, certificateholders might be allocated a greater or lesser amount of trust fund income than would be appropriate based on their own purchase price for certificates.

      ADMINISTRATIVE MATTERS. The owner trustee is required to keep or have kept complete and accurate books of the trust fund. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the trust fund will be the calendar year. The trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the trust fund and will report each certificateholder's allocable share of items of trust fund income and expense to holders and the IRS on Schedule K-1. The trust fund will provide the Schedule K-1 information to nominees that fail to provide the trust fund with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the certificates. Generally, holders must file tax returns that are consistent with the information return filed by the trust fund or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

      Under Section 6031 of the Code, any person that holds certificates as a nominee at any time during a calendar year is required to furnish the trust fund with a statement containing certain information on the nominee, the beneficial owners and the certificates so held. Such information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and identification number of such person,
(y) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (z) certain information on certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold certificates through a nominee are required to furnish directly to the trust fund information as to themselves and their ownership of certificates. A clearing agency registered under Section 17A of the Securities Exchange Act of 1934, as amended is not required to furnish any such information statement to the trust fund. The information referred to above for any calendar year must be furnished to the trust fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the trust fund with the information described above may be subject to penalties.

      The depositor will be designated as the tax matters partner in the related Trust Agreement and, as such, will be responsible for representing the certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the trust fund by the appropriate taxing authorities could result in an adjustment of the returns of the certificateholders, and, under certain circumstances, a certificateholder may be precluded from separately litigating a proposed adjustment to the items of the trust fund. An adjustment could also result in an audit of a certificateholder's returns and adjustments of items not related to the income and losses of the trust fund.

      TAX CONSEQUENCES TO FOREIGN CERTIFICATEHOLDERS. It is not clear whether the trust fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. Persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the trust fund would be engaged in a trade or business in the United States for such purposes, the trust fund will withhold as if it were so engaged in order to protect the trust fund from possible adverse consequences of a failure to withhold. The trust fund expects to withhold on the portion of its taxable income, as calculated for this purpose which may exceed the distributions to certificateholders, that is allocable to foreign certificateholders pursuant to
Section 1446 of the Code, as if such income were effectively connected to a U.S. trade or business. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the trust fund to change its withholding procedures. In determining a holder's withholding status, the trust fund may rely on IRS Form W-8BEN, IRS Form W-9 or the holder's certification of nonforeign status signed under penalties of perjury. A holder who is not an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the Notes on its own behalf may have substantially increased reporting requirements. In particular, if the holder is a foreign partnership (or foreign trust), the partners (or beneficiaries) rather than the partnership (or trust) will be required to provide the certification discussed above, and the partnership (or trust) will be required to provide certain additional information.

      Each foreign holder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the trust fund's income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the trust fund taking the position that no taxes were due because the trust fund was not engaged in a U.S. trade or business. However, interest payments made (or accrued) to a certificateholder who is a foreign person generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the trust fund. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered "portfolio interest." As a result, certificateholders will be subject to United States federal income tax and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty. In such case, a foreign holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

      BACKUP WITHHOLDING. Distributions made on the certificates and proceeds from the sale of the certificates will be subject to a "backup" withholding tax if, in general, the certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

                            OTHER TAX CONSIDERATIONS

      In addition to the federal income tax consequences described in "Federal Income Tax Consequences," potential investors should consider the state, local and foreign tax consequences of the acquisition,



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ownership, and disposition of the securities. State and local tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various state, local and foreign tax consequences of an investment in the securities.

                              ERISA CONSIDERATIONS

      The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Code impose requirements on employee benefit plans (and on certain other retirement plans and arrangements, including individual retirement accounts and annuities and Keogh plans as well as collective investment funds and separate accounts in which such plans, accounts or arrangements are invested) (collectively, "Plans") subject to ERISA or to
Section 4975 of the Code and on persons who bear specified relationships to Plans ("Parties in Interest") or are fiduciaries with respect to such Plans. Generally, ERISA applies to investments made by Plans. Among other things, ERISA requires that the assets of Plans be held in trust and that the trustee, or other duly authorized fiduciary, have exclusive authority and discretion to manage and control the assets of Plans. ERISA also imposes certain duties on persons who are fiduciaries of Plans. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of the Plan (subject to certain exceptions not here relevant). Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)) and, if no election has been made under
Section 410(d) of the Code, church plans (as defined in ERISA Section 3(33)), are not subject to requirements imposed by ERISA and Section 4975 of the Code. Accordingly, assets of such plans may be invested in securities without regard to the considerations described above and below, subject to the provisions of other applicable law. Any such plan which is qualified and exempt from taxation under Code Sections 401(a) and 501(a) is subject to the prohibited transaction rules set forth in Code Section 503.

      On November 13, 1986, the United States Department of Labor (the "DOL") issued final regulations concerning the definition of what constitutes the assets of a Plan. (Labor Reg. Section 2510.3-101 (the "Plan Assets Regulation")). Under this regulation, the underlying assets and properties of corporations, partnerships and certain other entities in which a Plan makes an "equity" investment could be deemed for purposes of ERISA to be assets of the investing Plan in certain circumstances. Under the Plan Assets Regulation, the term "equity interest" is defined as any interest in an entity other than an instrument that is treated as indebtedness under applicable local law and has no "substantial equity features." If certificates are not treated as equity interests in the issuer for purposes of the Plan Assets Regulation, a Plan's investment in the certificates would not cause the assets of the issuer to be deemed plan assets. If the certificates are deemed to be equity interests in the issuer, the issuer could be considered to hold plan assets because of a Plan's investment in those securities. In that event, the master servicer and other persons exercising management or discretionary control over the assets of the issuer or providing services with respect to those assets could be deemed to be fiduciaries or other parties in interest with respect to investing Plans and thus subject to the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code and, in the case of fiduciaries, to the fiduciary responsibility provisions of Title I of ERISA, with respect to transactions involving the issuer's assets. Trust certificates are "equity interests" for purposes of the Plan Asset Regulation.

      In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA and Section 4975 of the Code prohibit a broad range of transactions involving assets of a Plan and persons ("Parties in Interest") having certain specified relationships to a Plan and impose additional prohibitions where Parties in Interest are fiduciaries with respect to such Plan. Because the loans may be deemed assets of each Plan that purchases equity securities, an investment in equity securities by a Plan might be a prohibited transaction under ERISA Sections 406 and 407 and subject to an excise tax under Code Section 4975 unless a statutory, regulatory or administrative exemption applies.

      Without regard to whether securities are considered to be equity interest in the issuer, certain affiliates of the issuer might be considered or might become Parties in Interest with respect to a Plan. In



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


this case, the acquisition or holding of the securities by or on behalf of the Plan could constitute or give rise to a prohibited transaction, within the meaning of ERISA and the Code, unless they were subject to one or more exemptions. Depending on the relevant facts and circumstances, certain prohibited transaction exemptions may apply to the purchase or holding of the securities -- for example, Prohibited Transaction Class Exemption ("PTCE") 96-23, which exempts certain transactions effected on behalf of a Plan by an "in-house asset manager"; PTCE 95-60, which exempts certain transactions by insurance company general accounts; PTCE 91-38, which exempts certain transactions by bank collective investment funds; PTCE 90-1, which exempts certain transactions by insurance company pooled separate accounts; or PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager". There can be no assurance that any of these exemptions will apply with respect to any Plan's investment in securities, or that such an exemption, if it did apply, would apply to all prohibited transactions that may occur in connection with such investment. Furthermore, these exemptions would not apply to transactions involved in operation of the trust if, as described above, the assets of the trust were considered to include plan assets.

      The DOL has granted to certain underwriters individual administrative exemptions (the "Underwriter Exemptions") from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of securities, including certificates, underwritten or privately placed by that underwriter or its affiliate or by a syndicate managed by that underwriter or its affiliate and issued by entities that hold investment pools consisting of certain secured receivables, loans and other obligations and the servicing, operation and management of such investment pools, provided the conditions and requirements of the Underwriter Exemptions are met. The Exemption also permits the entity to hold an interest-rate swap or yield supplement agreement if it meets requirements set forth in the Exemption.

      While each Underwriter Exemption is an individual exemption separately granted to a specific underwriter, the terms and conditions which generally apply to the Underwriter Exemptions are substantially identical, and include the following:

            (1) the acquisition of the securities by a Plan is on terms (including the price for the securities) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

            (2) the securities acquired by the Plan have received a rating at the time of such acquisition that is one of the four highest generic rating categories from Standard & Poor's Ratings Services ("S&P"), a division of The McGraw-Hill Companies, Inc., Moody's, or Fitch Ratings, Inc. ("Fitch") (each, a "Rating Agency");

            (3) the trustee is not an affiliate of any other member of the Restricted Group, as defined below (other than an underwriter);

            (4) the sum of all payments made to and retained by the underwriters in connection with the distribution of the securities represents not more than reasonable compensation for underwriting the securities; the sum of all payments made to and retained by the seller pursuant to the assignment of the loans to the issuer represents not more than the fair market value of such loans; the sum of all payments made to and retained by the servicer and any sub-servicer represents not more than reasonable compensation for such person's services under the agreement pursuant to which the loans are pooled and reimbursements of such person's reasonable expenses in connection therewith; and

            (5) the Plan investing in the certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933 as amended.

      The issuer must also meet the following requirements:

            (i) the corpus of the issuer must consist solely of assets of the type that have been included in other investment pools;

            (ii) securities in such other investment pools must have been rated in one of the four highest rating categories of S&P, Moody's, or Fitch for at least one year prior to the Plan's acquisition of securities; and

            (iii) securities evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of securities.

      Moreover, the Underwriter Exemptions generally provide relief from certain self-dealing/conflict of interest prohibited transactions that may occur when a Plan fiduciary causes a Plan to acquire securities of an issuer holding receivables as to which the fiduciary (or its affiliate) is an obligor, provided that, among other requirements:

      o in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent (50%) of each class of certificates in which Plans have invested, and at least fifty percent (50%) of aggregate interests in the issuer are acquired by persons independent of the Restricted Group;

      o such fiduciary (or its affiliate) is an obligor with respect to not more than five percent (5%) of the fair market value of the obligations contained in the investment pool;

      o the Plan's investment in securities of any class does not exceed twenty-five percent (25%) of all of the securities of that class outstanding at the time of the acquisition;

      o immediately after the acquisition, no more than twenty-five percent (25%) of the assets of any Plan with respect to which such person is a fiduciary is invested in securities representing an interest in one or more issuers containing assets sold or serviced by the same entity; and

      o the Plan is not sponsored by a member of the Restricted Group, as defined below.

      The Underwriter Exemptions provide only limited relief to Plans sponsored by the seller, an underwriter, the trustee, the master servicer, any provider of credit support to the trust, any counterparty to a swap contained in the trust, any obligor with respect to loans included in the investment pool constituting more than five percent (5%) of the aggregate unamortized principal balance of the assets in the trust fund, or any affiliate of such parties (the "Restricted Group").

      The Underwriter Exemptions provide exemptive relief to certain mortgage-backed and asset-backed securities transactions using pre-funding accounts. Mortgage loans or other secured receivables (the "obligations") supporting payments to securityholders, and having a value equal to no more than twenty-five percent (25%) of the total principal amount of the securities being offered by the issuer, may be transferred to the issuer within a 90-day or three-month period following the closing date, instead of being required to be either identified or transferred on or before the closing date. The relief is available when the prefunding account satisfies certain conditions.

      The rating of a security may change. If a class of securities no longer has a required rating from at least one Rating Agency, the security will no longer be eligible for relief under the Underwriter Exemption (although a Plan that had purchased the security when it had a permitted rating would not be required by the Underwriter Exemption to dispose of it.) A certificate that satisfies the requirements of the Underwriter Exemptions other than the rating requirement may be eligible for purchase by an insurance company investing assets of its general account that include plan assets when the requirements of Sections I and III of Prohibited Transaction Class Exemption 95-60 are met.

      The prospectus supplement for each series of securities will indicate the classes of securities, if any, offered thereby as to which it is expected that an Underwriter Exemption will apply.

      Any Plan fiduciary which proposes to cause a Plan to purchase securities should consult with its counsel concerning the impact of ERISA and the Code, the applicability of the Underwriter Exemptions, the effect of the Plan Assets Regulation, and the potential consequences in their specific circumstances, prior to making such investment. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification an investment in the securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

      The sale of certificates to a Plan is in no respect a representation by the issuer or any underwriter of the Certificates that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

                                LEGAL INVESTMENT

      The prospectus supplement for each series of securities will specify which, if any, of the classes of securities offered thereby constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). Classes of securities that qualify as "mortgage related securities" will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts, and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulations to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any such entities. Under SMMEA, if a state enacts legislation prior to October 4, 1991 specifically limiting the legal investment authority of any such entities with respect to "mortgage related securities", securities will constitute legal investments for entities subject to such legislation only to the extent provided therein. Approximately twenty-one states adopted such legislation prior to the October 4, 1991 deadline. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in securities, or require the sale or other disposition of securities, so long as such contractual commitment was made or such securities were acquired prior to the enactment of such legislation.

      SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in securities without limitations as to the percentage of their assets represented thereby, federal credit unions may invest in mortgage related securities, and national banks may purchase securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal authority may prescribe. In this connection, federal credit unions should review the National Credit Union Administration ("NCUA") Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities and the NCUA's regulation "Investment and Deposit Activities" (12 C.F.R. Part 703), which sets forth certain restrictions on investment by federal credit unions in mortgage related securities (in each case whether or not the class of securities under consideration for purchase constituted a "mortgage related security"). The NCUA issued final regulations effective December 2, 1991 that restrict and in some instances prohibit the investment by Federal Credit Unions in certain types of mortgage related securities.

      All depository institutions considering an investment in the securities (whether or not the class of securities under consideration for purchase constitutes a "mortgage related security") should review the Federal Financial Institutions Examination Council's Supervisory Policy Statement on the Securities Activities (to the extent adopted by their respective regulators) (the "Policy Statement") setting forth, in relevant part, certain securities trading and sales practices deemed unsuitable for an institution's investment portfolio, and guidelines for (and restrictions on) investing in mortgage derivative products, including "mortgage related securities", which are "high-risk mortgage securities" as defined in the Policy Statement. According to the Policy Statement, such "high-risk mortgage securities" include securities such as securities not entitled to distributions allocated to principal or interest, or Subordinated Securities. Under the Policy Statement, it is the responsibility of each depository institution to determine, prior to purchase (and at stated intervals thereafter), whether a particular mortgage derivative product is a "high-risk mortgage security", and whether the purchase (or retention) of such a product would be consistent with the Policy Statement.

      The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders guidelines or agreements generally governing investments made by a particular investor, including, but not limited to "prudent investor" provisions, percentage-of-assets limits and provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying," or in securities which are issued in book-entry form.

      There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase securities or to purchase securities representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the securities constitute legal investments for such investors.

                             METHOD OF DISTRIBUTION

      Securities are being offered hereby in series from time to time (each series evidencing or relating to a separate trust fund) through any of the following methods:

      o by negotiated firm commitment or best efforts underwriting and public reoffering by underwriters;

      o by agency placements through one or more placement agents primarily with institutional investors and dealers; and

      o     by placement directly by the depositor with institutional investors.

      A prospectus supplement will be prepared for each series which will describe the method of offering being used for that series and will set forth the identity of any underwriters thereof and either the price at which such series is being offered, the nature and amount of any underwriting discounts or additional compensation to such underwriters and the proceeds of the offering to the depositor, or the method by which the price at which the underwriters will sell the securities will be determined. Each prospectus supplement for an underwritten offering will also contain information regarding the nature of the underwriters' obligations, any material relationship between the depositor and any underwriter and, where appropriate, information regarding any discounts or concessions to be allowed or reallowed to dealers or others and any arrangements to stabilize the market for the securities so offered. In firm commitment underwritten offerings, the underwriters will be obligated to purchase all of the securities of such series if any such securities are purchased. Securities may be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

      This prospectus, together with the related prospectus supplement, may be used by Countrywide Securities Corporation, an affiliate of CWABS, Inc. and Countrywide Home Loans, Inc., in connection with offers and sales related to market making transactions in the securities in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales in such transactions will be made at prices related to prevailing prices at the time of sale.

      Underwriters and agents may be entitled under agreements entered into with the depositor to indemnification by the depositor against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribution with respect to payments which such underwriters or agents may be required to make in respect thereof.

      If a series is offered other than through underwriters, the prospectus supplement relating thereto will contain information regarding the nature of such offering and any agreements to be entered into between the depositor and purchasers of securities of such series.

                                  LEGAL MATTERS

      The validity of the securities of each series, including certain federal income tax consequences with respect thereto, will be passed upon for the depositor by Sidley Austin Brown & Wood LLP, 787 Seventh Avenue, New York, New York 10019, or by Thacher Proffitt & Wood LLP, Two World Financial Center, New York, New York 10281, as specified in the prospectus supplement.

                              FINANCIAL INFORMATION

      A new trust fund will be formed with respect to each series of securities and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of securities. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

                                     RATING

      It is a condition to the issuance of the securities of each series offered hereby and by the prospectus supplement that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies (each, a "Rating Agency") specified in the related prospectus supplement.

      Any such rating would be based on, among other things, the adequacy of the value of the Trust Fund Assets and any credit enhancement with respect to such class and will reflect such Rating Agency's assessment solely of the likelihood that holders of a class of securities of such class will receive payments to which such securityholders are entitled under the related Agreement. Such rating will not constitute an assessment of the likelihood that principal prepayments on the related loans will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the series of securities. Such rating should not be deemed a recommendation to purchase, hold or sell securities, inasmuch as it does not address market price or suitability for a particular investor. Each security rating should be evaluated independently of any other security rating. Such rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a security at a significant premium might fail to recoup its initial investment under certain prepayment scenarios.

      There is also no assurance that any such rating will remain in effect for any given period of time or that it may not be lowered or withdrawn entirely by the Rating Agency in the future if in its judgment circumstances in the future so warrant. In addition to being lowered or withdrawn due to any erosion in the adequacy of the value of the Trust Fund Assets or any credit enhancement with respect to a series, such rating might also be lowered or withdrawn among other reasons, because of an adverse change in the financial or other condition of a credit enhancement provider or a change in the rating of such credit enhancement provider's long term debt.

      The amount, type and nature of credit enhancement, if any, established with respect to a series of securities will be determined on the basis of criteria established by each Rating Agency rating classes of such series. Such criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. Such analysis is often the basis upon which each Rating Agency determines the amount of credit enhancement required with respect to each such class. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of mortgage loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of loans. No assurance can be given that values of any Properties have remained or will remain at their levels on the respective dates of origination of the related loans. If the residential real estate markets should experience an overall decline in property values such that the outstanding principal balances of the loans in a particular trust fund and any secondary financing on the related Properties become equal to or greater than the value of the Properties, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the loans and, accordingly, the rates of delinquencies, foreclosures and losses with respect to any trust fund. To the extent that such losses are not covered by credit enhancement, such losses will be borne, at least in part, by the holders of one or more classes of the securities of the related series.

                             INDEX TO DEFINED TERMS

TERM                                                                       PAGE
----                                                                      ------
Accretion Directed ............................................               31
Accrual .......................................................               33
Agreement .....................................................               16
AMT ...........................................................               87
APR ...........................................................               20
Asset Conservation Act ........................................               66
Available Funds ...............................................               28
beneficial owner ..............................................               37
BIF ...........................................................               51
Book-Entry Securities .........................................               37
Capitalized Interest Account ..................................               53
Cash Flow Bond Method .........................................               90
CERCLA ........................................................               66
CI ............................................................               39
Claimable Amount ..............................................               75
Class Security Balance ........................................               28
Clearstream, Luxembourg .......................................               38
Code ..........................................................               77
COFI securities ...............................................               35
Collateral Value ..............................................               21
Combined Loan-to-Value Ratio ..................................               20
Companion Class ...............................................               31
Component Securities ..........................................               31
Contingent Regulations ........................................               79
Cooperative ...................................................               39
cooperative loans .............................................               17
cooperatives ..................................................               17
Cut-off Date Principal Balance ................................               26
DBC ...........................................................               39
Debt securities ...............................................               77
debt-to-income ratio ..........................................               23
Definitive Security ...........................................               37
Detailed Description ..........................................               17
Disqualified Organization .....................................               86
DOL ...........................................................               99
DTC ...........................................................               37
Eleventh District .............................................               35
Euroclear .....................................................               37
Euroclear Operator ............................................               39
Euroclear Participants ........................................               39
European Depositaries .........................................               37
excess servicing ..............................................               90
FHA ...........................................................               17
FHLBSF ........................................................               35
Final Bond Premium Regulations ................................               81
Financial Intermediary ........................................               37
Fitch .........................................................              100
Fixed Rate ....................................................               32
Floating Rate .................................................               32
foreign person ................................................               94
FTC Rule ......................................................               70
Funding Period ................................................               52
Garn-St Germain Act ...........................................               68
HI Contracts ..................................................               69
HI Loans ......................................................               69
Improper Knowledge ............................................               87
Indenture .....................................................               25
Indirect Participants .........................................               38
Insurance Proceeds ............................................               51
Insured Expenses ..............................................               51
Interest Only .................................................               33
Interest Weighted Securities ..................................               80
Inverse Floating Rate .........................................               33
IRS ...........................................................               79
L/C Bank ......................................................               42
L/C Percentage ................................................               42
Liquidation Expenses ..........................................               51
Liquidation Proceeds ..........................................               51
Loan Rate .....................................................               17
Loan-to-Value Ratio ...........................................               20
market discount ...............................................               81
Master Servicing Agreement ....................................               16
Master Servicing Fee ..........................................               57
Moody's .......................................................              100
Mortgage ......................................................               49
NAS ...........................................................               31
National Cost of Funds Index ..................................               35
NCUA ..........................................................              102
New CI ........................................................               39
Non-Accelerated Senior ........................................               31
Noneconomic Residual Interest Security ........................               86
Nonresidents ..................................................               92
Notional Amount Securities ....................................               31
obligations ...................................................              101
Offshore Location .............................................               87
OID ...........................................................               77
OID Regulations ...............................................               77
OTS ...........................................................               36
PACs ..........................................................               32
Partial Accrual ...............................................               33
Participants ..................................................               37
Parties in Interest ...........................................               99

TERM                                                                       PAGE
----                                                                      ------
Pass-Through Securities .......................................               88
Pay-Through Security ..........................................               79
percentage interests ..........................................               59
Permitted Investments .........................................               43
Plan Assets Regulation ........................................               99
Planned Principal Class .......................................               32
Plans .........................................................               99
Policy Statement ..............................................              102
Pool Insurance Policy .........................................               45
Pool Insurer ..................................................               45
Pooling and Servicing Agreement ...............................               25
Pre-Funded Amount .............................................               52
Pre-Funding Account ...........................................               52
Prepayment Assumption .........................................               79
Primary Mortgage Insurance Policy .............................               19
Prime Rate ....................................................               36
Principal Only ................................................               33
Principal Prepayments .........................................               29
Properties ....................................................               18
Property Improvement Loans ....................................               72
PTCE ..........................................................              100
Purchase Price ................................................               25
Rating Agency .................................................              104
Ratio Strip Securities ........................................               89
RCRA ..........................................................               67
Record Date ...................................................               26
Refinance Loan ................................................               20
Regular Interest Securities ...................................               77
Relevant Depositary ...........................................               37
Relief Act ....................................................               71
REMIC .........................................................               77
reserve interest rate .........................................               34
Residual Interest Security ....................................               84
Restricted Group ..............................................              101
Retained Interest .............................................               26
Rules .........................................................               37
S&P ...........................................................              100
SAIF ..........................................................               51
Scheduled Principal Class .....................................               32
SEC ...........................................................               42
Security Account ..............................................               50
Security Owners ...............................................               37
Security Register .............................................               26
Sellers .......................................................               16
Senior Securities .............................................               41
Sequential Pay ................................................               32
Servicing Fee .................................................               88
Short-Term Note ...............................................               93
Single Family Properties ......................................               19
SMMEA .........................................................              102
Strip .........................................................               32
Stripped Securities ...........................................               88
Subsequent Loans ..............................................               52
Super Senior ..................................................               32
Support Class .................................................               32
TACs ..........................................................               32
Targeted Principal Class ......................................               32
Tax Counsel ...................................................               77
Terms and Conditions ..........................................               40
TIN ...........................................................               91
Title I Loans .................................................               72
Title I Program ...............................................               72
Title V .......................................................               69
Trust Agreement ...............................................           16, 25
Trust Fund Assets .............................................               16
U.S. Transferee ...............................................               86
UCC ...........................................................               65
Underwriter Exemptions ........................................              100
VA ............................................................               17
VA Guaranty ...................................................               56
Variable Rate .................................................               33
W-8BEN ........................................................               94
Widely Held Mortgage Trusts ...................................               91
Withholding Agent .............................................               94

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

                                  $723,375,100
                                  (APPROXIMATE)

                 CWABS ASSET-BACKED CERTIFICATES TRUST 2005-BC2
                                     ISSUER

                   ASSET-BACKED CERTIFICATES, SERIES 2005-BC2

                                   CWABS, INC.
                                    DEPOSITOR




                                [INSERT GRAPHIC]
                                     SELLER




                       COUNTRYWIDE HOME LOANS SERVICING LP
                                 MASTER SERVICER




                              PROSPECTUS SUPPLEMENT




                       COUNTRYWIDE SECURITIES CORPORATION


         You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

         We are not offering the Series 2005-BC2 Asset-Backed Certificates in any state where the offer is not permitted.

         Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the Series 2005-BC2 Asset-Backed Certificates and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the Series 2005-BC2 Asset-Backed Certificates will be required to deliver a prospectus supplement and prospectus for 90 days after the date of the prospectus supplement.

                                 April 22, 2005